      AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON MAY 13, 1996


                                                      REGISTRATION NO. 333-02475

- --------------------------------------------------------------------------------
- --------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                             ---------------------

                                AMENDMENT NO. 1
                                       TO
                                    FORM S-3

                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933
                             ---------------------

                  JACOR COMMUNICATIONS, INC.                                              JCAC, INC.
    (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)          (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)


       --------------------------
                                                  --------------------------
          OHIO              31-0978313             FLORIDA             31-1461588
    (STATE OR OTHER           (I.R.S.          (STATE OR OTHER           (I.R.S.
    JURISDICTION OF          EMPLOYER          JURISDICTION OF          EMPLOYER
    INCORPORATION OR      IDENTIFICATION       INCORPORATION OR      IDENTIFICATION
     ORGANIZATION)             NO.)             ORGANIZATION)             NO.)


                                1300 PNC CENTER
                             201 EAST FIFTH STREET
                             CINCINNATI, OHIO 45202
                                 (513) 621-1300
  (ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE, OF
                   REGISTRANT'S PRINCIPAL EXECUTIVE OFFICES)
                         ------------------------------

                              R. CHRISTOPHER WEBER
                           JACOR COMMUNICATIONS, INC.
                                1300 PNC CENTER
                             201 EAST FIFTH STREET
                             CINCINNATI, OHIO 45202
                                 (513) 621-1300
 (NAME, ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE,
                             OF AGENT FOR SERVICE)
                         ------------------------------

                          COPIES OF COMMUNICATIONS TO:

  RICHARD G. SCHMALZL, ESQ.       GREGG A. NOEL,
   GRAYDON, HEAD & RITCHEY             ESQ.
   1900 FIFTH THIRD CENTER        SKADDEN, ARPS,
    CINCINNATI, OHIO 45202       SLATE, MEAGHER &
        (513) 621-6464                 FLOM
                                 300 SOUTH GRAND
                                  AVENUE, SUITE
                                       3400
                                   LOS ANGELES,
                                 CALIFORNIA 90071
                                  (213) 687-5000

                           --------------------------

    APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: As soon as practicable after this Registration Statement becomes effective.

    If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. / /

    If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. / /

    If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /

    If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /

    If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. / /
                           --------------------------

                        CALCULATION OF REGISTRATION FEE


                                                                                  PROPOSED MAXIMUM
                                                                PROPOSED MAXIMUM     AGGREGATE         AMOUNT OF
     TITLE OF EACH CLASS OF SECURITIES          AMOUNT TO BE     OFFERING PRICE       OFFERING        REGISTRATION
              TO BE REGISTERED                   REGISTERED     PER SECURITY(1)       PRICE(1)         FEE(1)(2)
     % Senior Subordinated Notes due 2006...    $100,000,000         100.0%         $100,000,000     $34,482.74(3)
Guarantee of Jacor Communications, Inc.
 (4)........................................         *                 *                 *                 *



(1) Estimated solely for purposes of calculating the registration fee pursuant to Rule 457 under the Securities Act.

(2) Amount calculated pursuant to Section 6(b) under the Securities Act.

(3) Of which $17,241.37 was previously paid and $17,241.37 is paid herewith.


(4) Registered herewith is Jacor Communications, Inc.'s Guarantee of the % Senior Subordinated Notes for which no additional consideration will be received. Accordingly, pursuant to Rule 457 (o), under the Securities Act, which permits the registration fee to be calculated on the basis of the maximum offering price of all securities registered, no additional fee is included for the registration of such Guarantee.

                           --------------------------

    THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933, AS AMENDED, OR UNTIL THIS REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE SECURITIES AND EXCHANGE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

- --------------------------------------------------------------------------------
- --------------------------------------------------------------------------------

                           JACOR COMMUNICATIONS, INC.
                             CROSS-REFERENCE SHEET
                   PURSUANT TO ITEM 501(B) OF REGULATION S-K

FORM S-3--ITEM NUMBER AND CAPTION                                CAPTION IN PROSPECTUS
Item  1.    Forepart of the Registration Statement and Outside
            Front Cover Page of Prospectus.....................  Facing Page of the Registration Statement;
                                                                 Cross-Reference Sheet; Outside Front Cover Page of
                                                                 Prospectus
Item  2.    Inside Front and Outside Back Cover Pages of
            Prospectus.........................................  Inside Front Cover Page; Incorporation of Certain
                                                                 Documents by Reference; Available Information;
                                                                 Outside Back Cover Page
Item  3.    Summary Information, Risk Factors, and Ratio of
            Earnings to Fixed Charges..........................  Prospectus Summary; Risk Factors; Ratio of Earnings
                                                                 to Fixed Charges; Business
Item  4.    Use of Proceeds....................................  Use of Proceeds
Item  5.    Determination of Offering Price....................  Not Applicable
Item  6.    Dilution...........................................  Risk Factors
Item  7.    Selling Security Holders...........................  Not Applicable
Item  8.    Plan of Distribution...............................  Outside Front Cover Page; Underwriting
Item  9.    Description of Securities to be Registered.........  Description of Notes
Item 10.    Interests of Named Experts and Counsel.............  Legal Matters; Experts
Item 11.    Material Changes...................................  Prospectus Summary; The Acquisitions
Item 12.    Incorporation of Certain Information by
            Reference..........................................  Incorporation of Certain Documents by Reference
Item 13.    Disclosure of Commission Position on
            Indemnification for Securities Act
            Liabilities........................................  Not Applicable

INFORMATION CONTAINED HEREIN IS SUBJECT TO COMPLETION OR AMENDMENT. A REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. THESE SECURITIES MAY NOT BE SOLD NOR MAY OFFERS TO BUY BE ACCEPTED PRIOR TO THE TIME THE REGISTRATION STATEMENT BECOMES EFFECTIVE. THIS PROSPECTUS SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY NOR SHALL THERE BE ANY SALE OF THESE SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL PRIOR TO REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS OF ANY SUCH STATE.

                   SUBJECT TO COMPLETION, DATED MAY 13, 1996

PROSPECTUS
            , 1996

                                  $100,000,000



                                   JCAC, INC.


                                 GUARANTEED BY


                                     [LOGO]
                        % SENIOR SUBORDINATED NOTES DUE 2006


    The  Senior  Subordinated  Notes  (the  "Notes")  are  being  offered   (the
"Offering") by JCAC, Inc. ("JCAC"), a wholly owned subsidiary of Jacor Communications, Inc. ("Jacor"). The Notes are being offered in connection with the acquisitions of Citicasters Inc. and Noble Broadcast Group, Inc. and to repay a portion of the outstanding indebtedness under the Existing Credit Facility (as defined herein).


    Concurrently with this offering of Notes by JCAC, Jacor is offering $225.0 million aggregate principal amount of its LYONs-TM- (as defined herein)
(together with up to an additional $33.7 million aggregate principal amount subject to an over-allotment option) (the "LYONs Offering") and 11,250,000 shares of its common stock (together with up to an additional 1,687,500 shares subject to an over-allotment option) (the "1996 Stock Offering" and, together with the Offering and the LYONs Offering, the "Offerings"). Consummation of the Offering is subject to consummation of the LYONs Offering and the 1996 Stock Offering and JCAC entering into the New Credit Facility (as defined herein). Consummation of the Offering is not contingent upon consummation of the Acquisitions (as defined herein).


    The  Notes will mature on                   , 2006. Interest on the Notes is
payable semi-annually on                    and                   of each  year,
commencing                      ,  1996. JCAC will  not be required  to make any
mandatory redemption or sinking fund payment with respect to the Notes prior to maturity. The Notes will be redeemable at the option of JCAC, in whole or in
part, at any time on or after                , 2001 at the redemption prices set
forth herein plus accrued and unpaid interest, if any, to the date of redemption. Notwithstanding the foregoing, in the event the Merger (as defined herein) has not become effective prior to March 15, 1997, JCAC may redeem the Notes at a redemption price equal to 102% of the principal amount thereof, plus accrued and unpaid interest, if any, to the date of redemption. In the event the Merger has not become effective prior to January 1, 1997, JCAC will be required to make an offer to repurchase the Notes (the "Citicasters Offer") at a price equal to 101% of the aggregate principal amount thereof, plus accrued and unpaid interest, if any, to the date of repurchase. In the event of a Change of Control (as defined herein), JCAC will be required to make an offer to repurchase the Notes, at a price equal to 101% of the aggregate principal amount thereof, plus accrued and unpaid interest, if any, to the date of repurchase. See "Description of Notes--Certain Covenants--Repurchase of the Notes at the Option of the Holder Upon Failure to Consummate the Merger" and "--Repurchase of Notes at the Option of the Holder Upon a Change of Control."


    The Notes will be general unsecured obligations of JCAC, subordinated in right of payment to all Senior Debt (as defined herein) of JCAC, including the New Credit Facility. On a pro forma basis as of March 31, 1996 after giving effect to the Offerings and the application of the net proceeds therefrom, the consummation of the Acquisitions and the Financing (as defined herein), the aggregate principal amount of Senior Debt of JCAC would have been approximately $400.0 million. Upon consummation of the Merger, the Citicasters Notes (as defined herein) would become obligations of JCAC and would be PARI PASSU with the Notes. JCAC does not have any arrangements to issue any subordinated indebtedness.


    The Notes will be fully and unconditionally guaranteed on a senior subordinated basis by Jacor and the Future Subsidiary Guarantors (as defined herein) of JCAC (the Future Subsidiary Guarantors, together with Jacor, the "Guarantors") (limited only to the extent necessary to avoid each such guarantee being considered a fraudulent conveyance under applicable law) on a joint and several basis (the "Guarantees"). The Guarantees will be general unsecured obligations of the Guarantors.


    SEE "RISK FACTORS" BEGINNING ON PAGE 11 FOR A DISCUSSION OF THE RISKS THAT SHOULD BE CONSIDERED BY PROSPECTIVE INVESTORS.

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES  AND
   EXCHANGE  COMMISSION  OR ANY  STATE SECURITIES  COMMISSION NOR  HAS THE
      SECURITIES  AND  EXCHANGE  COMMISSION  OR  ANY  STATE   SECURITIES
        COMMISSION  PASSED  UPON THE  ACCURACY  OR ADEQUACY  OF THIS
            PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS  A
                                         CRIMINAL OFFENSE.


- -------------------------------------------------------------------------------------------------
                                                                  UNDERWRITING
                                                 PRICE TO THE     DISCOUNTS AND      PROCEEDS
                                                   PUBLIC(1)     COMMISSIONS(2)     TO JCAC(3)
- -------------------------------------------------------------------------------------------------
Per Note......................................         $                $                $
Total.........................................         $                $                $
- -------------------------------------------------------------------------------------------------


(1) PLUS ACCRUED INTEREST, IF ANY, FROM THE DATE OF ISSUANCE.

(2) JACOR AND JCAC HAVE AGREED TO INDEMNIFY THE UNDERWRITER AGAINST, AND TO PROVIDE CONTRIBUTION WITH RESPECT TO, CERTAIN LIABILITIES, INCLUDING LIABILITIES UNDER THE SECURITIES ACT OF 1933, AS AMENDED. SEE "UNDERWRITING."



(3) BEFORE DEDUCTING EXPENSES PAYABLE BY JCAC ESTIMATED AT $   MILLION.


    The Notes are offered by the Underwriter when, as and if delivered to and accepted by the Underwriter and subject to various prior conditions. The Underwriter has reserved the right to withdraw, cancel or modify any such offer and to reject orders in whole or in part. It is expected that delivery of the
Notes will be made in New York, New  York on or about           , 1996,  against
payment therefor in immediately available funds.

DONALDSON, LUFKIN & JENRETTE
        SECURITIES CORPORATION

                 MERRILL LYNCH & CO.


                                  BA SECURITIES, INC.


                                                           CHASE SECURITIES INC.

    The inside front cover consists of a map of the United States indicating the cities in which the Company on a pro forma basis after consummation of the Acquisitions will own and/or operate radio and television stations.



    Beneath the map is a listing by city of the call letters and frequencies of the stations that the Company will own and/or operate in the respective city.



    The inside front cover is a gatefold which opens to a multicolor layout listing each of the Company's markets in a columnar presentation. Under each market heading are the logos of the Company's stations in that market. The markets are ranked according to the combined market revenue of all of the Company's stations in each market. Also included in each market heading is the percentage of market revenue share obtained by the Company's stations in that particular market.



    "Jacor's objective is to be the leading radio broadcaster in each of its markets. Business strategy centers upon:



    - Individual market leadership



    - Acquisition and market development



    - Diverse format expertise



    - Distinct radio personalities



    - Strong AM stations



    - Powerful broadcast signals",



    "Upon completion of its acquisitions of Citicasters Inc. and Noble Broadcast Group, Inc., Jacor will own and/or operate 50 radio stations and two TV stations in 13 markets across the United States.",



    and



    "In San Diego, Jacor will also provide programming to and sell air time for 91X and 690XTRA."

    IN CONNECTION WITH THIS OFFERING, THE UNDERWRITERS MAY OVER-ALLOT OR EFFECT TRANSACTIONS WHICH STABILIZE OR MAINTAIN THE MARKET PRICE OF THE NOTES AT A LEVEL ABOVE THAT WHICH MIGHT OTHERWISE PREVAIL IN THE OPEN MARKET. SUCH STABILIZING, IF COMMENCED, MAY BE DISCONTINUED AT ANY TIME.

                               PROSPECTUS SUMMARY

    THE FOLLOWING SUMMARY IS QUALIFIED IN ITS ENTIRETY BY THE MORE DETAILED INFORMATION AND FINANCIAL STATEMENTS APPEARING ELSEWHERE IN THIS PROSPECTUS. UNLESS OTHERWISE INDICATED, THE INFORMATION IN THIS PROSPECTUS DOES NOT GIVE EFFECT TO THE OVER-ALLOTMENT OPTION DESCRIBED IN "UNDERWRITING." UNLESS THE CONTEXT OTHERWISE REQUIRES, THE TERM (I) "JACOR" REFERS TO JACOR COMMUNICATIONS, INC. AND ITS SUBSIDIARIES, INCLUDING JCAC, AND THEIR COMBINED OPERATIONS ON A HISTORICAL BASIS; (II) "CITICASTERS" REFERS TO CITICASTERS INC. AND ITS SUBSIDIARIES AND THEIR COMBINED OPERATIONS ON A HISTORICAL BASIS; (III) "NOBLE" REFERS TO NOBLE BROADCAST GROUP, INC. AND ITS SUBSIDIARIES AND THEIR COMBINED OPERATIONS ON A HISTORICAL BASIS; AND (IV) "COMPANY" REFERS TO JACOR, CITICASTERS, AND NOBLE ON A COMBINED PRO FORMA BASIS ASSUMING THE ACQUISITIONS ARE CONSUMMATED AS CURRENTLY SET FORTH IN THE RESPECTIVE ACQUISITION AGREEMENTS. THE TERM "ACQUISITIONS" REFERS TO THE PENDING MERGER OF JCAC AND CITICASTERS AND THE PENDING ACQUISITION OF NOBLE BY JACOR. THE ACQUISITIONS WILL NOT BE CONSUMMATED PRIOR TO THE CLOSING OF THE OFFERING.

                                  THE COMPANY


    Jacor, upon consummation of the Acquisitions, will be the third largest radio group in the nation owning and/or operating 50 radio stations and two television stations in 13 markets across the United States. Jacor's strategic objective is to be the leading radio broadcaster in each of its markets. Consistent with this objective, Jacor entered into agreements to acquire 29 radio stations and two television stations for approximately $950.0 million within two weeks of the enactment of the Telecommunications Act of 1996 (the "Telecom Act"). The Company will have multiple radio station platforms in Atlanta, San Diego, St. Louis, Phoenix, Tampa, Denver, Portland, Kansas City, Cincinnati, Sacramento, Columbus, Jacksonville and Toledo. These markets are among the most attractive radio markets in the country, demonstrating, as a group, radio revenue growth in excess of the radio industry average over the last five years. In 1995, the Company would have been the top billing radio group in 9 of its 13 markets and would have had net revenue and broadcast cash flow of $303.5 million and $107.7 million, respectively.


    The following sets forth certain information regarding the Company and its markets:


                                       COMPANY DATA
                      ----------------------------------------------
                                 1995                                            MARKET DATA
                       1995      RADIO     RADIO                      ----------------------------------
                       RADIO    REVENUE   AUDIENCE                                    1995     1990-1995
                      REVENUE   MARKET    MARKET    NO. OF STATIONS       1995        RADIO     REVENUE
                      MARKET     SHARE     SHARE    ----------------    ARBITRON     REVENUE     CAGR
       MARKET          RANK        %         %       AM    FM    TV   MARKET RANK     RANK         %
- --------------------  -------   -------   -------   ----  ----  ----  ------------   -------   ---------
Atlanta.............       1      23.2      15.8      1     3   --             12        10        9.2
San Diego(1)........       1      13.9       6.7      1     2   --             15        16        5.5
Tampa...............       1      24.3      26.4      2     4     1            21        21        6.2
Denver(2)...........       1      45.9      30.6      4     4   --             23        14        8.6
Portland............       1      25.3      17.4      1     2   --             24        23        8.4
Cincinnati(3).......       1      56.8      38.8      2     4     1            25        20        7.4
Columbus............       1      37.9      20.9      2     3   --             32        28        6.7
Jacksonville........       1      26.2      22.6      2     3   --             53        46        7.9
Toledo..............       1      27.9      27.5      1     2   --             75        74        5.6
Kansas City.........       2      15.3      12.9      1     1   --             26        32        4.3
Sacramento..........       3      14.3       7.0    --      2   --             29        25        4.6
St. Louis...........       6       8.6      10.0      1     2   --             17        18        4.5
Phoenix.............       7       6.6       3.8      1     1   --             20        17        6.1


- ------------------------
(1) Includes XTRA-FM and XTRA-AM, stations Jacor provides programming to and sells air time for under an exclusive sales agency agreement.
(2) Excludes one station for which Jacor sells advertising time pursuant to a joint sales agreement.
(3) Excludes three stations for which Jacor sells advertising time pursuant to joint sales agreements.

                               BUSINESS STRATEGY

    Jacor's strategic objective is to be the leading radio broadcaster in each of its markets. Jacor intends to acquire individual radio stations or radio groups that strengthen its market position and that maximize the operating performance of its broadcast properties. Specifically, Jacor's business strategy centers upon:

    INDIVIDUAL MARKET LEADERSHIP. Jacor strives to maximize the audience ratings in each of its markets in order to capture the largest share of the radio advertising revenue in the market. Jacor focuses on those markets where it believes it has the potential to be the leading radio group in the market. By operating multiple radio stations in its markets, Jacor is able to operate its stations at lower costs, reduce the risk of direct format competition and provide advertisers with the greatest access to targeted demographic groups. For 1995, the Company would have had the number one radio revenue market share in Atlanta (23%), San Diego (14%), Tampa (24%), Denver (46%), Portland (25%), Cincinnati (57%), Columbus (38%), Jacksonville (26%) and Toledo (28%). The
Company's aggregate radio revenue market share for 1995 would have been approximately 25%.


    ACQUISITION AND MARKET DEVELOPMENT. Jacor's acquisition strategy focuses on acquiring both developed, cash flow producing stations and underdeveloped "stick" properties (i.e., stations with insignificant ratings and little or no positive broadcast cash flow) that complement its existing portfolio and strengthen its overall market position. Jacor has been able to improve the ratings of "stick" properties with increased marketing and focused programming that complements its existing radio station formats. Additionally, Jacor utilizes its strong market presence to boost the revenues and cash flow of "stick" properties by encouraging advertisers to buy advertising in a package with its more established stations. The Company may enter new markets through acquisitions of radio groups that have multiple station ownership in such groups' markets. Additionally, the Company will seek to acquire individual stations in new markets that it believes are fragmented and where a market-leading position can be created through additional in-market acquisitions. The Company may exit markets it views as having limited strategic appeal by selling or swapping existing stations for stations in other markets where the Company operates, or for stations in new markets.


    DIVERSE FORMAT EXPERTISE. Jacor management has developed programming expertise over a broad range of radio formats. This management expertise enables Jacor to specifically tailor the programming of each station in a market in order to maximize Jacor's overall market position. Jacor utilizes sophisticated research techniques to identify opportunities within each market and programs its stations to provide complete coverage of a demographic or format type. This strategy allows Jacor to deliver highly effective access to a target demographic and capture a higher percentage of the radio advertising market.

    DISTINCT STATION PERSONALITIES. Jacor engages in a number of creative programming and promotional efforts designed to create listener loyalty and station brand awareness. Through these efforts, management seeks to cultivate a distinct personality for each station based upon the unique characteristics of each market. Jacor hires dynamic on-air personalities for key morning and afternoon "drive times" and provides comprehensive news, traffic and weather reports to create active listening by the audience. This commitment to "foreground" or "high impact" programming has successfully generated significant audience share.


    One of the methods Jacor utilizes to develop the personality of its AM radio stations is by broadcasting professional sporting events and related programming. Currently, Jacor has the broadcast rights for the Cincinnati Reds, Cincinnati Bengals, Colorado Rockies, Denver Broncos, Los Angeles Kings and San Diego Chargers and Citicasters has the broadcast rights for the Portland Trail Blazers. In addition, WGST-AM in Atlanta has the broadcast rights to serve as the official information station for the 1996 Olympic Games. Sports broadcasting serves as a key "magnet" for attracting audiences to a station and then introducing them to other programming features, such as local and national news, entertaining talk, and weather and traffic reports.


    STRONG AM STATIONS. Jacor is an industry leader in successfully operating AM stations. While many radio groups primarily utilize network or simulcast programming on their AM stations, Jacor also develops unique programming for its AM stations to build strong listener loyalty and awareness. Utilizing this operating focus and expertise, Jacor has developed its AM stations in Denver and Cincinnati into the revenue and ratings leaders among both AM and FM stations in their respective markets. Jacor's targeted AM programming adds to Jacor's ability to lead its markets and results in more complete coverage of the listener base.

    Although the cost structure of a large-scale AM station generally results in lower operating margins than typical music-based FM stations, the majority of Jacor's AM stations generate substantial levels of broadcast cash flow. Historically, Citicasters and Noble have not focused on their AM operations to the same extent as Jacor. Accordingly, most of the AM stations to be acquired meaningfully underperform Jacor's AM stations, and management believes such stations have the potential to generate significant incremental cash flow.

    POWERFUL BROADCAST SIGNALS. A station's ability to maintain market leadership depends in part upon the strength of its broadcasting delivery system. A powerful broadcast signal enhances delivery range and clarity, thereby influencing listener preference and loyalty. Many of Jacor's stations' broadcasting signals are among the strongest in their respective markets reinforcing its market leadership. Jacor opportunistically upgrades the power and quality of the signals at stations it acquires. Following the consummation of the Acquisitions, Jacor expects that relatively inexpensive technical upgrades in certain markets will provide for significantly greater signal presence.

                                THE ACQUISITIONS

    In February 1996, Jacor entered into a merger agreement (the "Merger") to acquire Citicasters. Citicasters owns and/or operates 19 radio stations and two television stations. The Citicasters' station portfolio will significantly strengthen Jacor's position in several markets. Citicasters' strong radio stations in Atlanta, Tampa and Cincinnati, as well as network affiliate television stations in Tampa and Cincinnati, complement Jacor's existing radio stations in those markets. In addition, Citicasters has the number one share of the radio advertising revenues in the Portland (25%) and Columbus (38%) markets. Further, Citicasters has attractive radio stations in desirable radio markets, including Phoenix, Kansas City and Sacramento.


    Also in February 1996, Jacor entered into an agreement to acquire Noble (the "Noble Acquisition"), which owns 10 radio stations. The Noble Acquisition significantly strengthens Jacor's existing position in the San Diego and Denver markets. In addition, Noble's number one radio market position in Toledo and Noble's stations in St. Louis provide Jacor with strong platforms and attractive markets to pursue Jacor's market leadership strategy.


    Both Noble and Citicasters have underdeveloped stations which Jacor believes can benefit from management's proven operating and programming expertise. These underdeveloped stations provide considerable opportunity for both ratings and cash flow improvement.

    Due to the need to obtain various regulatory approvals, the Acquisitions will not be consummated prior to the closing of the Offering. See "Risk Factors--Pending Acquisitions."


    The cash to be paid in connection with the Merger, the refinancing of Citicasters' bank debt, a portion of the cash to be paid in connection with the Noble Acquisition and the repayment of certain existing indebtedness incurred in connection with such acquisition, together with the fees and expenses incurred in connection therewith, will be financed through (i) the net proceeds of this Offering; (ii) the net proceeds of the 1996 Stock Offering; (iii) the net proceeds of the LYONs Offering; and (iv) borrowings under a new credit facility with an available principal amount of $600.0 million (the "New Credit Facility" and, together with the Offering, the LYONs Offering and the 1996 Stock Offering, the "Financing"). The consummation of each of the Offering, the LYONs Offering and the 1996 Stock Offering is subject to consummation of each of the other Offerings and JCAC entering into the New Credit Facility. The Acquisitions will not be consummated prior to the closing of the Offerings. See "Use of Proceeds" and "Description of Indebtedness."

                                  THE OFFERING


Securities Offered...........  $100.0  million in aggregate principal amount of    % Senior
                               Subordinated Notes.
Maturity Date................  , 2006.
Interest Payment Dates.......  and          , commencing          , 1996.
Mandatory Redemption.........  None.
Optional Redemption..........  The Notes will be  redeemable, in whole or  in part, at  the
                               option  of JCAC on  or after                 ,  2001, at the
                               redemption prices set forth herein, plus accrued and  unpaid interest, if any, to the date of redemption. Notwithstanding the  foregoing,  in  the  event the  Merger  has  not become effective prior to March 15, 1997, JCAC may redeem the Notes at a redemption price equal to 102% of the principal  amount thereof,  plus accrued and  unpaid interest, if  any, to the date  of  redemption.  See  "Description  of  the  Notes  --
                               Optional Redemption."
Ranking......................  The  Notes will be general unsecured obligations of JCAC and will be subordinated in right of payment to all existing and
                               future  Senior  Debt  of  JCAC  including  the  New   Credit
                               Facility.  Upon consummation of  the Merger, the Citicasters
                               Notes will  become obligations  of JCAC  and would  be  PARI
                               PASSU with the Notes. JCAC does not have any arrangements to issue any subordinated indebtedness. On a pro forma basis as of  March 31, 1996, after  giving effect to the Acquisitions and the Financing  and the application  of the net  proceeds therefrom,  the aggregate principal amount of Senior Debt of
                               JCAC would have  been approximately $400  million. See  "The
                               Acquisitions," "Description of Other Indebtedness -- The New
                               Credit    Facility"   and    "Description   of    Notes   --
                               Subordination."
Guarantees...................  The Notes will be fully and unconditionally guaranteed on  a senior subordinated basis by Jacor and the Future Subsidiary
                               Guarantors on a joint and several basis (limited only to the extent necessary for each such Guarantee to not constitute a fraudulent  conveyance under applicable law). The Guarantees will be general unsecured obligations of the Guarantors. See
                               "Description of Notes -- Guarantees."
Citicasters Offer and Change
 of Control Offer............  In the event the  Merger has not  become effective prior  to
                               January  1, 1997, JCAC will be  required to make an offer to repurchase the  Notes  at  a  price equal  to  101%  of  the aggregate  principal amount thereof, plus accrued and unpaid interest, if any, to the date of repurchase. If a Change  of
                               Control occurs, JCAC will be required to offer to repurchase all  outstanding Notes  at a  price equal  to 101%  of their principal amount, plus accrued and unpaid interest, if  any, to  the date of  repurchase. There can  be no assurance that
                               JCAC will have sufficient funds to purchase all of the Notes in the event of a Citicasters  Offer or a Change of  Control or  that JCAC  would be  able to  obtain financing  for such purposes on favorable terms, if  at all. In addition, it  is expected  that the New Credit  Facility will restrict JCAC's ability to  repurchase the  Notes pursuant  to a  Change  of
                               Control  Offer. Furthermore,  a Change of  Control under the
                               Indenture will  result in  a default  under the  New  Credit
                               Facility.   See  "Description   of  the   Notes  --  Certain

                               Covenants -- Repurchase of  the Notes at  the Option of  the
                               Holder  Upon  Failure  to  Consummate  the  Merger"  and "--
                               Repurchase of the Notes at the  Option of the Holder Upon  a
                               Change of Control."
Certain Covenants............  The Indenture will impose certain limitations on the ability of  JCAC  and its  subsidiaries to,  among other  things (i)
                               incur additional indebtedness; (ii)  incur liens; (iii)  pay dividends  or make  certain other  restricted payments; (iv)
                               consummate certain  asset  sales;  (v)  enter  into  certain transactions  with affiliates; (vi)  incur indebtedness that is subordinate in right  of payment to  any Senior Debt  and senior  in  right  of  payment to  the  Notes;  (vii) impose restrictions on the ability of a subsidiary to pay dividends or make certain  payments to JCAC;  (viii) conduct  business
                               other   than  the  ownership  and  operation  of  radio  and
                               television broadcast stations  and related businesses;  (ix)
                               merge  or  consolidate with  any other  person or  (x) sell, assign, transfer, lease, convey or otherwise dispose of  all or substantially all of the assets of JCAC. See "Description of Notes -- Certain Covenants."
Use of Proceeds..............  The  net  proceeds  from  the Offering  (estimated  to  be $
                               million) will be used as part of the Financing in connection with the Acquisitions; to repay all outstanding indebtedness under the Existing  Credit Facility;  for general  corporate
                               purposes,   including   acquisitions   of   other  broadcast
                               properties; and if  necessary, to redeem  the 1993  Warrants
                               (as defined herein). See "Use of Proceeds."



                            THE 1996 STOCK OFFERING



    Concurrently with and as a condition to consummation of this Offering and the LYONs Offering, Jacor will consummate the 1996 Stock Offering. The Common Stock will be offered by Jacor exclusively pursuant to a separate Prospectus.



                               THE LYONS OFFERING



    Concurrently with and as a condition to consummation of this Offering and the 1996 Stock Offering, Jacor will consummate the LYONs Offering. The LYONs will be offered by Jacor exclusively pursuant to a separate Prospectus.


                      MARKET DATA AND CERTAIN DEFINITIONS


    All market revenue rankings and rankings of radio stations by revenue or billings that are contained in this Prospectus are based on 1995 information contained in Duncan's Radio Market Guide (1996 ed.), Duncan's Radio Group Directory (1996-1997 ed.), the December 1995 Miller, Kaplan, Arase & Co. Market Revenue Report (the "Miller Kaplan Report") or the December 1995 Hungerford, Aldren, Nicholas & Carter Radio Revenue Report. All information concerning ratings and audience listening information is derived from the Fall 1995 Arbitron Metro Area Ratings Survey (the "Fall 1995 Arbitron"). All Designated Market Area ("DMA") information is derived from the Nielsen Station Index, November 1995 ("Nielsen"). The term "LMAS" means local marketing agreements which would be considered time brokerage agreements for Federal Communications Commission (the "FCC") purposes. The term "JSAS" means joint sales agreements pursuant to which a company sells advertising time for stations owned by third parties.

                    SUMMARY PRO FORMA FINANCIAL INFORMATION
                             (DOLLARS IN THOUSANDS)


    The following sets forth summary unaudited pro forma combined financial information derived from the Unaudited Pro Forma Financial Information included elsewhere in this Prospectus. The unaudited pro forma condensed consolidated statements of operations for the year ended December 31, 1995 and for the latest twelve months ended March 31, 1996 give effect to (i) Jacor's 1995 completed radio station acquisitions and the February 1996 radio station dispositions,
(ii) Noble's completed 1995 radio station acquisitions and dispositions, (iii) Citicasters' completed 1995 and January 1996 radio station acquisitions, and
(iv) the Acquisitions and the Financing. The pro forma condensed consolidated balance sheet as of March 31, 1996 has been prepared as if the Acquisitions and the Financing had occurred on March 31, 1996.


    The Summary Unaudited Pro Forma Financial Information does not purport to present the actual financial position or results of operations of the Company had the transactions and events assumed therein in fact occurred on the dates specified, nor are they necessarily indicative of the results of operations that may be achieved in the future. The Summary Unaudited Pro Forma Financial Information is based on certain assumptions and adjustments described in the notes to the Unaudited Pro Forma Financial Information and should be read in conjunction therewith. See "Management's Discussion and Analysis of Financial Condition and Results of Operations," and the Consolidated Financial Statements and the Notes thereto for each of Jacor, Citicasters and Noble, included elsewhere in this Prospectus.


                                                                                                   LATEST TWELVE
                                                                                                       MONTHS
                                                                                      YEAR ENDED       ENDED
                                                                                     DECEMBER 31,    MARCH 31,
                                                                                         1995           1996
                                                                                     ------------  --------------
OPERATING STATEMENT DATA:
    Net revenue....................................................................   $  303,469   $    305,883
    Broadcast operating expenses...................................................      195,744        197,854
    Depreciation and amortization..................................................       46,100         46,378
    Corporate general and administrative expenses..................................        6,655          6,733
    Operating income...............................................................       54,970         54,918
    Interest expense...............................................................       59,937         59,937
    Loss before extraordinary items................................................       (7,854)        (9,090)

OTHER FINANCIAL DATA:
    Broadcast cash flow(1).........................................................   $  107,725   $    108,029
    Broadcast cash flow margin(2)..................................................         35.5%          35.3%
    EBITDA(1)......................................................................   $  101,070   $    101,296
    Cash interest expense(3).......................................................       54,437         54,437
    Capital Expenditures...........................................................       19,677         21,456
    Ratio of EBITDA to cash interest expense.......................................          1.9x           1.9x



                                                                                                        AS OF
                                                                                                      MARCH 31,
                                                                                                         1996
                                                                                                    --------------
BALANCE SHEET DATA:
    Working capital...............................................................................  $     44,492
    Intangible assets.............................................................................     1,293,529
    Total assets..................................................................................     1,510,556
    Long-term debt................................................................................       625,000
    LYONs.........................................................................................       100,000
    Total shareholders' equity....................................................................       428,600

                       SUMMARY HISTORICAL FINANCIAL DATA
                             (DOLLARS IN THOUSANDS)


    The following sets forth summary historical financial data for Jacor, Citicasters and Noble for the three years ended December 1995 and the three month periods ended March 1995 and 1996. The comparability of the historical consolidated financial data reflected in this financial data has been significantly impacted by acquisitions, dispositions and restructurings. The information presented below is qualified in its entirety by, and should be read in conjunction with, "Management's Discussion and Analysis of Financial Condition and Results of Operations," "Selected Historical Financial Data," and the Consolidated Financial Statements and the Notes thereto for each of Jacor, Citicasters and Noble.



                                                                                  THREE MONTHS
                                                                                      ENDED
                                                YEAR ENDED DECEMBER 31,             MARCH 31,
                                          -----------------------------------   -----------------
JACOR                                         1993          1994       1995      1995     1996(1)
                                          -------------   --------   --------   -------   -------
STATEMENT OF OPERATIONS DATA:
  Net revenue...........................  $     89,932    $107,010   $118,891   $24,016   $30,074
  Broadcast operating expenses..........        69,520     80,468     87,290    19,960    23,871
  Depreciation and amortization.........        10,223      9,698      9,483     2,112     2,619
  Corporate general and administrative
    expenses............................         3,564      3,361      3,501       884     1,139
  Operating income......................         6,625     13,483     18,617     1,061     2,445
  Net income............................         1,438      7,852     10,965       751       891
OTHER FINANCIAL DATA:
  Broadcast cash flow(2)................  $     20,412    $26,542    $31,601    $4,057    $6,203
  Broadcast cash flow margin(3).........          22.7%      24.8%      26.6%     16.9%     20.6%
  EBITDA(2).............................  $     16,848    $23,181    $28,100    $3,173    $5,064
  Capital expenditures..................         1,495      2,221      4,969       707     3,437



                                                                                  THREE MONTHS
CITICASTERS                               PREDECESSOR(4)      CITICASTERS             ENDED
                                          -------------   -------------------
                                                YEAR ENDED DECEMBER 31,             MARCH 31,
                                          -----------------------------------   -----------------
                                              1993        1994(5)      1995      1995      1996
                                          -------------   --------   --------   -------   -------
STATEMENT OF OPERATIONS DATA:
  Net revenue...........................  $    205,168    $197,043   $136,414   $29,045   $31,177
  Broadcast operating expenses..........       133,070    117,718     80,929    19,879    21,728
  Depreciation and amortization.........        28,119     22,946     14,635     3,319     4,065
  Corporate general and administrative
    expenses............................         3,996      4,796      4,303     1,123     1,053
  Operating income......................        39,983     51,583     36,547     4,724     4,331
  Net income (loss).....................       341,344     63,106     14,317     1,278     (570)
OTHER FINANCIAL DATA:
  Broadcast cash flow(2)................  $     72,098    $79,325    $55,485    $9,166    $9,449
  Broadcast cash flow margin(3).........          35.1%      40.3%      40.7%     31.6%     30.3%
  EBITDA(2).............................  $     68,102    $74,529    $51,182    $8,043    $8,396
  Capital expenditures..................         5,967      7,569     11,857     2,591     1,820



                                                                                  THREE MONTHS
                                                                                      ENDED
                                                YEAR ENDED DECEMBER(6)              MARCH(6)
                                          -----------------------------------   -----------------
NOBLE                                         1993        1994(7)      1995      1995     1996(1)
                                          -------------   --------   --------   -------   -------
STATEMENT OF OPERATIONS DATA:(8)
  Net revenue...........................  $     47,509    $49,602    $41,902    $9,006    $6,058
  Broadcast operating expenses..........        36,944     37,892     31,445     7,638     5,626
  Depreciation and amortization.........         6,916      6,311      4,107     1,027     1,079
  Corporate general and administrative
    expenses............................         2,702      2,621      2,285       602       577
  Operating income (loss)...............           947    (5,026)      4,065     (261)    (1,224)
  Net income (loss).....................        13,452    (16,038)    56,853     (207)    10,142
OTHER FINANCIAL DATA:(8)
  Broadcast cash flow(2)................  $     10,565    $11,710    $10,457    $1,368    $  432
  Broadcast cash flow margin(3).........          22.2%      23.6%      25.0%     15.2%      7.1%
  EBITDA(2).............................  $      7,863    $ 9,089    $ 8,172    $  766    $(145)
  Capital expenditures..................         3,009      1,124      2,851       532       352

- ------------------------------


(1) The February 1996 sale of Noble's San Diego operating assets to Jacor significantly affects comparison of net revenue, operating expenses and broadcast cash flow for the three months ended March 1996 as compared to the three months ended March 1995.



(2) "Broadcast cash flow" means operating income before reduction in carrying value of assets, depreciation and amortization, and corporate general and administrative expenses. "EBITDA" means operating income before reduction in carrying value of assets, depreciation and amortization. Broadcast cash flow and EBITDA should not be considered in isolation from, or as a substitute for, operating income, net income or cash flow and other consolidated income or cash flow statement data computed in accordance with generally accepted accounting principles or as a measure of a company's profitability or liquidity. Although these measures of performance are not calculated in accordance with generally accepted accounting principles, they are widely used in the broadcasting industry as a measure of a company's operating performance because they assist in comparing station performance on a consistent basis across companies without regard to depreciation and amortization, which can vary significantly depending on accounting methods (particularly where acquisitions are involved) or non-operating factors such as historical cost bases. Broadcast cash flow also excludes the effect of corporate general and administrative expenses, which generally do not relate directly to station performance. Pro forma EBITDA includes approximately $5.1 million of annual estimated pretax broadcast operating expense savings and approximately $4.9 million of annual estimated pretax corporate overhead savings resulting from the Acquisitions.



(3) Broadcast cash flow margin equals broadcast cash flow as a percentage of net revenue.



(4)  Prior  to  its  emergence  from Chapter  11  bankruptcy  in  December 1993,
    Citicasters was known as Great American Communications Company (the "Predecessor"). As a result of the application of "fresh-start reporting," the selected financial data for periods prior to December 31, 1993 are not comparable to periods subsequent to such date.



(5) In 1994, the sale of four television stations significantly affects comparison of net revenues, operating expenses and broadcast cash flow for 1994 as compared to 1993 and 1995.



(6) Noble's fiscal year ends on the last Sunday of December, and each of Noble's fiscal quarters ends on the last Sunday of the respective fiscal quarter, to coincide with the standard broadcast year.



(7) In 1994, Noble reduced intangible assets by $7.8 million to reflect the carrying value of the broadcasting assets at their estimated fair market values.



(8) The comparability of the information in the Summary Historical Financial Data is affected by various acquisitions and dispositions of radio stations, as well as the August 1995 restructuring.

                                  RISK FACTORS

    IN   ADDITION  TO  THE  OTHER  INFORMATION  CONTAINED  IN  THIS  PROSPECTUS,
PROSPECTIVE INVESTORS SHOULD CONSIDER CAREFULLY THE FOLLOWING FACTORS BEFORE PURCHASING THE NOTES OFFERED HEREBY.


    PENDING ACQUISITIONS. The consummation of the Acquisitions requires FCC approval with respect to the transfer of the broadcast licenses of Citicasters and Noble to Jacor. Jacor has filed applications seeking FCC approval for the Acquisitions. The FCC has granted its consent to Jacor's acquisition of Noble, which consent was subject to reconsideration upon the request of third parties through May 1, 1996. No party requested reconsideration of this consent prior to May 1, 1996, however the FCC on its own action may review the consent until May 13, 1996. To date, the FCC has not acted on the transfer application for the Merger.



    In addition, FCC rules generally prohibit the ownership of a television station and of one or more radio stations serving the same market (termed the "one-to-a-market rule"). In connection with its application seeking FCC approval for the Merger, Jacor has requested a waiver of the one-to-a-market rule with respect to the Cincinnati and Tampa markets. The FCC is currently in the process of evaluating changes in its one-to-a-market waiver policy, which is anticipated to be implemented in the fourth quarter of 1996. Jacor believes its waiver request justifies grant of a permanent waiver under the FCC's current one-to-a-market waiver policy. In some recent transactions where ownership policies were under review by the FCC, it has granted temporary waivers to allow multi-station transactions to be consummated without immediate station divestitures. Jacor has indicated to the FCC that it would accept initially a grant of a temporary waiver that would allow the consummation of the Merger, without the immediate divestiture of any station. In such event, Jacor would request that the FCC evaluate Jacor's permanent waiver request under the FCC's new one-to-a-market policy, once adopted. The FCC has tentatively concluded that the one-to-a-market rule should be modified in one of two ways: (1) elimination of the one-to-a-market rule altogether, relying instead on compliance with the separate radio and television local ownership limits; or (2) permit radio-television combinations when at least 30 independent broadcast voices remain in the local market, regardless of market ranking. The Merger would meet either proposed standard. If the FCC does not grant either a permanent or temporary waiver, but otherwise consents to the Merger, Jacor could consummate the Merger if it divests the Citicasters television stations or the Citicasters and Jacor radio stations in the Cincinnati and Tampa markets. In such event, however, Jacor's intention would be to seek reconsideration and/or appellate court review of the FCC's decision.



    The consummation of the Acquisitions also is subject to the expiration or termination of the applicable waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR Act"). Jacor has received a second request for information from the Antitrust Division of the Department of Justice relating to each of the Merger and the Noble Acquisition which focus particularly on the Citicasters and Noble radio stations in Cincinnati and Denver, respectively. The applicable waiting period under the HSR Act for each of the Merger and the Noble Acquisition will expire 20 days after both parties in the applicable transaction substantially comply with the second request relevant to that transaction, unless the parties agree to extend the waiting period or the Antitrust Division seeks to, and is successful in its efforts to, enjoin the applicable transaction. The parties have not yet completed compliance with either second request. The Antitrust Division has expressed concern regarding the possible effect of the Merger in the Cincinnati market. To date the Antitrust Division has not expressed a substantive view of the Noble Acquisition. It is the current intention of the parties to the Merger to meet with the Antitrust Division in an effort to identify the specific concerns that the Antitrust Division may have before commencing the 20 day period which would result from completion of compliance with the second request.



    There can be no assurance that (i) the FCC will approve (a) the transfer of the broadcast licenses from Citicasters to Jacor, or (b) the one-to-a-market rule waivers; (ii) the FCC or a court would affirm the FCC consent to the Noble Acquisition if such review is undertaken; (iii) the HSR waiting period will expire without objections being raised by the Antitrust Division that would require substantial changes to the terms of the Acquisitions, or (iv) Jacor will be successful in consummating the Acquisitions in a timely manner or on the terms described herein. See "Business--Federal Regulation of Broadcasting."

    RISKS OF ACQUISITION STRATEGY. Jacor intends to pursue growth through the opportunistic acquisition of broadcasting companies, radio station groups and individual radio stations. In this regard, Jacor routinely reviews such acquisition opportunities. Jacor believes that currently there are available a number of acquisition opportunities that would be complementary to its business. Other than with respect to the Acquisitions and as described in "Business -- Recent Developments," Jacor currently has no binding commitments to acquire any specific business or other material assets. Jacor cannot predict whether it will be successful in pursuing such acquisition opportunities or what the consequences of any such acquisition would be.

    The Acquisitions will increase Jacor's broadcast station portfolio by 29 radio and two television stations. Jacor's acquisition strategy involves numerous risks, including difficulties in the integration of operations and systems, the diversion of management's attention from other business concerns and the potential loss of key employees of acquired stations. There can be no assurance that Jacor's management will be able to manage effectively the resulting business or that such acquisitions will benefit Jacor.

    In addition to the expenditure of capital relating to the Acquisitions (see "Uses of Proceeds"), future acquisitions also may involve the expenditure of significant funds. Depending upon the nature, size and timing of future acquisitions, Jacor may be required to raise additional financing. There is no assurance that such additional financing will be available to Jacor on acceptable terms.

    GOVERNMENTAL REGULATION OF BROADCASTING INDUSTRY. The broadcasting industry is subject to extensive federal regulation which, among other things, requires approval by the FCC for the issuance, renewal, transfer and assignment of broadcasting station operating licenses and limits the number of broadcasting properties Jacor may acquire. Additionally, in certain circumstances, the Communications Act of 1934, as amended (the "Communications Act") and FCC rules will operate to impose limitations on alien ownership and voting of the capital stock of Jacor. The Telecom Act, which became law on February 8, 1996, creates significant new opportunities for broadcasting companies but also creates uncertainties as to how the FCC and the courts will enforce and interpret the Telecom Act.


    The Company's business will be dependent upon maintaining its broadcasting licenses issued by the FCC, which are issued for a maximum term of eight years. The majority of the Company's radio operating licenses expire at various times in 1996 and 1997. Although it is rare for the FCC to deny a renewal application, there can be no assurance that the future renewal applications will be approved, or that such renewals will not include conditions or qualifications that could adversely affect the Company's operations. Moreover, governmental regulations and policies may change over time and there can be no assurance that such changes would not have a material adverse impact upon the Company's business, financial condition and results of operations. See "Business--Federal Regulation of Broadcasting."


    COMPETITION; BUSINESS RISKS. Broadcasting is a highly competitive business. Jacor's, Noble's and Citicasters' radio stations and Citicasters' television stations compete for audiences and advertising revenues with other radio and television stations, as well as with other media, such as newspapers, magazines, cable television, outdoor advertising and direct mail, within their respective markets. Audience ratings and market shares are subject to change and any adverse change in a particular market could have a material and adverse effect on the revenue of stations located in that market. Future operations are further subject to many variables which could have an adverse effect upon Jacor's financial performance. These variables include economic conditions, both generally and relative to the broadcasting industry; shifts in population and other demographics; the level of competition for advertising dollars with other radio stations, television stations and other entertainment and communications media; fluctuations in operating costs; technological changes and innovations; changes in labor conditions; and changes in governmental regulations and policies and actions of federal regulatory bodies, including the FCC. Although Jacor believes that each of its stations, and each station operated by Noble and Citicasters, is able to compete effectively in its respective market, there can be no assurance that any such station will be able to maintain or increase its current audience ratings and advertising revenues.


    SUBSTANTIAL LEVERAGE. The Acquisitions and the Financing will result in a higher level of indebtedness for the Company. At March 31, 1996, on a combined pro forma basis, the Company would have had total indebtedness of $725.0 million representing approximately 63.0% of total capitalization. See "Unaudited Pro Forma Financial Information." At December 31, 1995 and March 31, 1996, the Company's earnings on a combined pro forma basis would have been insufficient to cover its fixed charges by $4.7 million and $10.5 million, respectively. The Company's level of indebtedness following the Acquisitions may have the following important consequences: (i) significant interest expense and principal repayment obligations resulting in substantial annual fixed charges; (ii) significant limitations on the Company's ability to obtain additional debt financing; and
(iii) increased vulnerability to adverse general economic and industry conditions. In addition, Jacor's existing and anticipated credit facilities have or will have a number of financial covenants, including interest coverage, debt service coverage and a maximum debt to EBITDA ratio. See "Description of Other Indebtedness."



    SHARE OWNERSHIP BY ZELL/CHILMARK. Upon the consummation of the 1996 Stock Offering, Zell/ Chilmark Fund L.P. ("Zell/Chilmark") will hold approximately
44.3% of the outstanding Common Stock. The large share ownership of Zell/Chilmark may have the effect of discouraging certain types of transactions involving an actual or potential change of control of Jacor, including transactions in which the holders of Common Stock might otherwise receive a premium for their shares over then-current market prices.


    Subject to certain restrictions under the Securities Act of 1933 and under an agreement with the Underwriters for the 1996 Stock Offering restricting the sale of shares of Common Stock by Zell/Chilmark for a period of 180 days after the commencement date of the 1996 Stock Offering, Zell/Chilmark will be free to sell shares of Common Stock after the completion of the 1996 Stock Offering. Zell/Chilmark may thereafter sell shares of Common Stock from time to time for any reason. By virtue of its current control of Jacor, Zell/Chilmark could sell large amounts of Common Stock by causing Jacor to file a registration statement with respect to such stock. In addition, Zell/Chilmark could sell its shares of Common Stock without registration pursuant to Rule 144 under the Securities Act of 1933. Jacor can make no prediction as to the effect, if any, such sales of shares of Common Stock would have on the prevailing market price. Sales of substantial amounts of Common Stock, or the availability of such shares for sale, could adversely affect prevailing market prices. Sales or transfers of Common Stock by Zell/Chilmark could result in another person or entity becoming the controlling shareholder of Jacor.


    KEY PERSONNEL. Jacor's business is dependent upon the performance of certain key employees, including its President and Co-Chief Operating Officers. Jacor employs several on-air personalities with significant loyal audiences in their respective markets. Jacor generally enters into long-term employment agreements with its key on-air talent to protect its interests in those relationships, but there can be no assurances that all such on-air personalities will remain with Jacor. See "Management."



    FORWARD LOOKING STATEMENTS. This Prospectus contains forward-looking statements within the meaning of Section 27A of the Securities Act. Discussions containing such forward-looking statements may be found in the material set forth under "Summary," "Management's Discussion and Analysis of Financial
Condition and Results of Operations--Liquidity and Capital Resources" and "Business," as well as within the Prospectus generally. In addition, when used in this Prospectus, the words "believes," "anticipates," "expects" and similar expressions are intended to identify forward-looking statements. Such statements are subject to a number of risks and uncertainties. Actual results in the future could differ materially from those described in the forward-looking statements as a result of the risk factors set forth below and the matters set forth in the Prospectus generally. Neither JCAC nor Jacor undertakes any obligation to publicly release the result of any revisions to these forward-looking statements that may be made to reflect any future events or circumstances. JCAC and Jacor caution the reader, however, that this list of risk factors may not be exhaustive.

                                THE ACQUISITIONS

THE CITICASTERS MERGER

    On February 12, 1996, Jacor, JCAC and Citicasters entered into an Agreement and Plan of Merger (the "Merger Agreement"), pursuant to which JCAC will merge with and into Citicasters, with Citicasters as the surviving corporation. As a result of the Merger, Citicasters will become a wholly owned subsidiary of Jacor. The consummation of the Merger is subject to various conditions, including the approval of the FCC, and the expiration or termination of the applicable waiting period under the HSR Act. See "Risk Factors-- Pending Acquisitions."


    Citicasters owns 19 radio stations serving eight of the nation's top 32 radio revenue markets. Citicasters' radio stations serve Atlanta, Phoenix, Tampa, Portland, Kansas City, Cincinnati, Sacramento and Columbus. Citicasters also owns two television stations, a CBS affiliate in Tampa and an ABC affiliate in Cincinnati, which affiliation will change to CBS in June 1996.


    At the effective time of the Merger (the "Effective Time"), each share of Class A Common Stock, par value $0.01 per share, of Citicasters (the "Citicasters Common Stock") issued and outstanding immediately prior to the Effective Time (other than Citicasters Common Stock owned by Citicasters, Jacor, Acquisition Corp. or any direct or indirect subsidiary of Citicasters, Jacor or Acquisition Corp., or any Citicasters Common Stock held in the treasury of Citicasters) will, by virtue of the Merger and without any action on the part of holders thereof, be converted into and represent the right to receive: (i) $29.50 in cash, plus, if the closing of the transactions contemplated by the Merger (the "Closing") does not occur prior to October 1, 1996, for each full calendar month ending prior to the Closing, commencing with October 1996, an additional amount of $.22125 in cash (the "Cash Consideration"); plus (ii) a warrant to acquire a fractional share of Common Stock on the terms described in the Citicasters Warrant Agreement to be executed at the Closing (the "Warrant Consideration," and together with the Cash Consideration, the "Merger Consideration").


    In accordance with the terms of the Merger Agreement, all necessary corporate actions by Citicasters and the shareholders of Citicasters to approve the Merger Agreement have occurred. Zell/Chilmark has granted Citicasters an irrevocable proxy to vote in favor of the issuance of the warrants necessary to pay the Warrant Consideration (the "Merger Warrants") approximately 69% of the outstanding Common Stock entitled to vote at Jacor's June , 1996 Annual Meeting of Shareholders. Accordingly, Jacor believes the issuance of the Merger Warrants will be approved at the Jacor Annual Meeting and no additional corporate action by either Jacor or the Jacor shareholders will be necessary to effect the Merger.


    The Merger Agreement may be terminated prior to the consummation of the Merger by either Jacor or Citicasters under various circumstances, including the failure to consummate the Merger on or before May 31, 1997. If the Merger Agreement is terminated upon the occurrence of certain triggering events, including the failure to consummate the Merger by May 31, 1997, Citicasters may draw upon an irrevocable direct pay letter of credit (the "Letter of Credit") in the amount of $75.0 million obtained by Jacor and issued to an escrow agent on behalf of Citicasters. Except in certain circumstances, the right to terminate the Merger Agreement and receive a maximum of $75.0 million pursuant to a draw on the Letter of Credit is Citicasters' exclusive remedy upon the occurrence of a triggering event.


    Citicasters' outstanding 9 3/4% Senior Subordinated Notes (the "Citicasters Notes") will become obligations of the surviving corporation in the Merger. As a result of a change in control covenant in the Citicasters Notes, the holders of the Citicasters Notes will have the option to cause the Company to purchase the Citicasters Notes at 101% of the principal amount thereof (the "Change of Control Offer"). See "Capitalization" and "Description of Other Indebtedness."


    The aggregate value of the Merger, when consummated, is estimated to be approximately $799.4 million.

THE NOBLE ACQUISITION


    On February 21, 1996, Jacor entered into an agreement with the stockholders of Noble to acquire all of the outstanding Class B common stock of Noble for approximately $12.5 million. At the same time, Jacor also purchased a warrant for approximately $52.8 million, entitling Jacor to acquire the Class A common stock of Noble comprising a 79.1% equity interest in Noble. Upon consummation of the purchase of the outstanding Noble capital stock from the Noble stockholders and the exercise of Jacor's warrant, Jacor will own 100% of the equity interests in Noble. The consummation of Jacor's acquisition of Noble is subject to various conditions including the termination of the applicable waiting period under the HSR Act. See "Risk Factors--Pending Acquisitions."


    Noble owns 10 radio stations serving Denver, St. Louis and Toledo. Pending the closing of the Noble acquisition, Jacor and Noble have entered into time brokerage agreements with respect to Noble's radio stations in St. Louis and Toledo.


    On February 21, 1996, Jacor purchased from certain Noble subsidiaries for approximately $47.0 million certain assets relating to Noble's San Diego operations. Noble's San Diego operations assets included an exclusive sales agency agreement under which Noble provided programming to and sold the air time for two radio stations serving San Diego (XTRA-AM and XTRA-FM). These two radio stations are licensed by, and subject to the regulatory control of, the Mexican government. As part of its purchase of Noble's San Diego operations, Jacor was assigned all of Noble's rights under the exclusive sales agency agreement, and Jacor is now providing the programming to and selling air time for such stations. In addition, another wholly owned subsidiary of Jacor provided a credit facility to Noble in the amount of $41.0 million. Noble applied the proceeds of this credit facility to repay in full its outstanding indebtedness as of February 21, 1996.



    The aggregate value of the Noble Acquisition, when fully consummated, is estimated to be approximately $152.0 million, of which approximately $139.5 million has already been paid. In order to fund this acquisition, refinance Jacor's outstanding debt of $45.5 million (as of February 21, 1996), and pay related costs and expenses of approximately $5.0 million, Jacor entered into a $300.0 million credit facility (the "Existing Credit Facility").

                                USE OF PROCEEDS

    The net proceeds  to JCAC  from the  sale of  the Notes  offered hereby  are
estimated  to be  $          .  Jacor intends to  use the net  proceeds from the
Offering, together with (i) the net proceeds of the LYONs Offering; (ii) the net proceeds of the 1996 Stock Offering; and (iii) borrowings under the New Credit
Facility: (a) to finance the Merger and the remaining purchase price of the Noble Acquisition; (b) to repay all outstanding indebtedness under the Existing Credit Facility ($183.5 million at May 10, 1996) including certain borrowings incurred in connection with the Noble Acquisition; (c) for general corporate purposes, including acquisition of other broadcast properties; and (d) if necessary, to redeem the 1993 Warrants. Consummation of the Offering is subject to consummation of the LYONs Offering, the 1996 Stock Offering and JCAC entering into the New Credit Facility, but is not subject to consummation of the Acquisitions. The Acquisitions will not be consummated prior to the closing of the Offerings. See "The Acquisitions."



    The outstanding balance under the Existing Credit Facility bears interest at a floating rate currently of 7.3% per annum and matures on December 31, 2003, which monies were borrowed to (a) fund a portion of the Noble acquisition, and
(b) refinance indebtedness that was initially borrowed to fund a portion of (i) the acquisition of three radio stations in Jacksonville, (ii) the acquisition of two radio stations in Tampa, (iii) the purchase of the licensee of a radio station in San Diego, and (iv) open market repurchases of Common Stock.



    The following sets forth the anticipated sources and uses of funds for the Financing and the Acquisitions on a pro forma basis as if they had occurred on March 31, 1996 (in 000s).



SOURCES OF FUNDS:
Gross proceeds from the Offering (1)....................................  $ 100,000
Gross proceeds from the LYONs Offering..................................    100,000
Gross proceeds from the 1996 Stock Offering.............................    278,400
New Credit Facility (2).................................................    400,000
                                                                          ---------
    Total sources.......................................................  $ 878,400
                                                                          ---------
                                                                          ---------
USES OF FUNDS (3):
Repayment of the Existing Credit Facility (4)...........................  $ 183,500
Cash consideration for the Merger (5)...................................    624,200
Remainder of purchase price for acquisition of Noble (6)................     15,100
Refinance existing Citicasters bank debt................................     26,000
Estimated fees and expenses (7).........................................     29,600
                                                                          ---------
    Total uses..........................................................  $ 878,400
                                                                          ---------
                                                                          ---------


- ------------------------------


(1) If the Merger is not consummated prior to January 1, 1997, JCAC will be required to make an offer to repurchase the Notes. Any Notes not repurchased may be redeemed by JCAC beginning on March 15, 1997. See "Description of Notes -- Repurchase Offer Upon Failure to Consummate the Merger."



(2) If the Merger is not consummated prior to January 1, 1997, the commitments of the banks and financial institutions to fund the New Credit Facility would terminate. See "Description of Other Indebtedness -- New Credit Facility."



(3) In connection with the 1996 Stock Offering, Jacor has determined that it will convert all of the common stock purchase warrants outstanding on the date hereof (the "1993 Warrants") into the right to receive the Fair Market Value (as defined in the 1993 Warrant). Zell/Chilmark has informed Jacor that it intends to exercise its 1993 Warrants to acquire 629,117 shares of Common Stock in lieu of accepting the Fair Market Value of its 1993 Warrants for proceeds to Jacor totaling approximately $5.2 million. In the event that the holders of the remaining 1993 Warrants totaling 1,356,095 elect to receive the Fair Market Value, Jacor will be required to fund approximately $22.3 million assuming that Fair Market Value is $16.45 per 1993 Warrant (based upon the difference between an assumed average market price of $24.75 per share of Common Stock and the $8.30 exercise price per 1993 Warrant). If necessary, Jacor intends to fund the conversion of 1993 Warrants presented for redemption prior to the Consummation of the Merger with a portion of the proceeds of the Offerings. Jacor further intends to fund the conversion of 1993 Warrants presented for redemption subsequent to the consummation of the Merger with any remaining portion of the proceeds of the Offerings and/or with a portion of the available borrowings under the New Credit Facility.



(4) Includes borrowings of $144.5 million to fund a portion of the Noble Acquisition and related fees and expenses. See "The Acquisitions."



(5) Pursuant to the Merger Agreement, Jacor delivered a $75.0 million Letter of Credit to an escrow agent pending the Effective Time of the Merger. If the Merger is not consummated by May 31, 1997, or in certain other specified circumstances, the Letter of Credit will be drawn upon by Citicasters. See "The Acquisitions."



(6) Purchase price due upon final closing of the Noble Acquisition, including fees and expenses. See "The Acquisitions."



(7) Estimated fees and expenses include the fees and expenses of Jacor in connection with the Financing and financial advisory fees in connection with the Merger. Equity Group Investments, Inc., an affiliate of Zell/Chilmark, has provided Jacor with certain investment banking, financial advisory and other similar services in connection with the Existing Credit Facility, the Financing and the Acquisitions. In consideration for such services, Jacor will pay Equity Group Investments, Inc. a fee of approximately $3.4 million upon the consummation of the Offerings. The services that have been and will continue to be provided by Equity Group Investments, Inc. could not otherwise be obtained by Jacor without the engagement of outside professional advisors. Jacor believes that such fee is less than what it would have had to pay outside professional advisors for similar services.

                                 CAPITALIZATION


    The following sets forth the capitalization of Jacor on an actual basis as of March 31, 1996 and pro forma as adjusted to give effect to (i) the Offering,
(ii) the LYONs Offering, (iii) the 1996 Stock Offering (at an assumed public offering price of $24.75 per share), (iv) the funding of a portion of the New Credit Facility as set forth in "Use of Proceeds," (v) the consummation of the Acquisitions and (vi) certain radio station acquisitions and dispositions as described in the Notes to Unaudited Pro Forma Financial Information.



                                                                                            AS OF MARCH 31, 1996
                                                                                          ------------------------
                                                                                                      PRO FORMA AS
                                                                                            ACTUAL      ADJUSTED
                                                                                          ----------  ------------
                                                                                           (DOLLARS IN THOUSANDS)
Long-term debt, including current portion:(1)
    New Credit Facility(2)..............................................................  $  183,500  $    400,000
      % Senior Subordinated Notes, due 2006(3)..........................................      --           100,000
    9 3/4% Citicasters Notes, due 2004(4)...............................................      --           125,000
    LYONs, due 2011.....................................................................      --           100,000
                                                                                          ----------  ------------
        Total long-term debt............................................................     183,500       725,000
                                                                                          ----------  ------------
Shareholders' equity:
    Common Stock, no par value, $0.10 per share stated value(5).........................       1,824         2,949
    Additional paid-in capital..........................................................     117,102       383,302
    Common stock warrants(6)............................................................         388        24,588
    Retained earnings...................................................................      21,061        17,761
                                                                                          ----------  ------------
        Total shareholders' equity......................................................     140,375       428,600
                                                                                          ----------  ------------
Total capitalization....................................................................  $  323,875  $  1,153,600
                                                                                          ----------  ------------
                                                                                          ----------  ------------


- ------------------------------
(1) See Notes 7 and 14 of Notes to Jacor's Consolidated Financial Statements for additional information regarding the components and terms of Jacor's long-term debt.


(2) If the Merger is not consummated prior to January 1, 1997, the commitments of the banks and financial institutions to fund the New Credit Facility would terminate. See "Description of Other Indebtedness--New Credit Facility."



(3) If the Merger is not consummated prior to January 1, 1997, JCAC will be required to make an offer to repurchase the Notes. Any Notes not repurchased may be redeemed by JCAC beginning on March 15, 1997. See "Description of Notes -- Repurchase Offer Upon Failure to Consummate the Merger."



(4) As a result of a change of control covenant in the Citicasters Notes, the holders thereof will, upon consummation of the Merger, have the option to require the Company to purchase the Citicasters Notes at 101% of the principal amount thereof. If necessary, Jacor intends to fund such purchase with excess cash and a portion of available borrowings under the New Credit Facility.



(5)  Excludes  (i)  options   outstanding  on  the   date  hereof  to   purchase
     approximately 1,915,500 shares of Common Stock at a weighted average exercise price of $10.59, which options have been granted to (a) employees under Jacor's 1993 Stock Option Plan and 1995 Employee Stock Purchase Plan, and (b) Jacor's non-employee directors, (ii) the 1993 Warrants and (iii) the Merger Warrants. See "Description of Capital Stock."



(6) In connection with the Offering, Jacor has determined that it will convert each 1993 Warrant into the right to receive the Fair Market Value. Zell/Chilmark has informed Jacor that it intends to exercise its 1993 Warrants to acquire 629,117 shares of Common Stock in lieu of accepting the Fair Market Value of its 1993 Warrants for proceeds to Jacor totaling approximately $5.2 million. In the event that the holders of the remaining 1993 Warrants totaling 1,356,095 elect to receive the Fair Market Value, Jacor will be required to fund approximately $22.3 million assuming that Fair Market Value is $16.45 per 1993 Warrant (based upon the difference between an assumed average market price of $24.75 per share of Common Stock and the $8.30 exercise price per 1993 Warrant). If necessary, Jacor intends to fund the conversion of 1993 Warrants presented for redemption prior to consummation of the Merger with a portion of the proceeds of the Offerings. Jacor further intends to fund the conversion of 1993 Warrants presented for redemption subsequent to the consummation of the Merger with any remaining portion of the proceeds of the Offerings and/or with a portion of the available borrowings under the New Credit Facility.

                   UNAUDITED PRO FORMA FINANCIAL INFORMATION

    The following unaudited pro forma financial information (the "Pro Forma Financial Information") is based on the historical financial statements of Jacor, Noble and Citicasters and has been prepared to illustrate the effects of the acquisitions described below and the related financing transactions.


    The unaudited pro forma condensed consolidated statements of operations for the year ended December 31, 1995 and for the latest twelve months ended March 31, 1996 give effect to each of the following transactions as if such transactions had been completed as of January 1, 1995: (i) Jacor's 1995 completed radio station acquisitions and the February 1996 radio station dispositions, (ii) Noble's completed 1995 radio station acquisitions and dispositions, (iii) Citicasters' completed 1995 and January 1996 radio station acquisitions, (iv) the Acquisitions, and (v) the related financing transactions. The unaudited pro forma condensed consolidated statements of operations for the three months ended March 31, 1996 and for the latest twelve months ended March 31, 1996 give effect to each of the following transactions as if such transactions had been completed as of January 1, 1996: (i) Jacor's February 1996 radio station dispositions, (ii) the Acquisitions, and (iii) the related financing transactions. The pro forma condensed consolidated balance sheet as of March 31, 1996 has been prepared as if such acquisitions and the related financing transactions had occurred on that date.


    The Acquisitions will be accounted for using the purchase method of accounting. The total purchase costs of the Acquisitions will be allocated to the tangible and intangible assets and liabilities acquired based upon their respective fair values. The allocation of the aggregate purchase price reflected in the Unaudited Pro Forma Financial Information is preliminary. The final allocation of the purchase price will be contingent upon the receipt of final appraisals of the acquired assets and liabilities.

    The Unaudited Pro Forma Financial Information does not purport to present the actual financial position or results of operations of the Company had the transactions and events assumed therein in fact occurred on the dates specified, nor are they necessarily indicative of the results of operations that may be achieved in the future. The Unaudited Pro Forma Financial Information is based on certain assumptions and adjustments described in the notes hereto and should be read in conjunction therewith. See "Management's Discussion and Analysis of Financial Condition and Results of Operations," and the Consolidated Financial Statements and the Notes thereto for each of Jacor, Citicasters and Noble, included elsewhere in this Prospectus.

                           JACOR COMMUNICATIONS, INC.
       UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
                    (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)



                                                                              YEAR ENDED DECEMBER 31, 1995
                                                      -----------------------------------------------------------------------------
                                                                      JACOR                                NOBLE PRO    JACOR/NOBLE
                                                      HISTORICAL    PRO FORMA    JACOR PRO   HISTORICAL      FORMA       COMBINED
                                                        JACOR      ADJUSTMENTS     FORMA       NOBLE      ADJUSTMENTS    PRO FORMA
                                                      ----------   -----------   ---------   ----------   -----------   -----------
Net revenue.........................................   $ 118,891   $ (678)(a)    $118,213     $41,902     $    87(b)     $160,202
Broadcast operating expenses........................      87,290   (1,425)(a)      85,865      31,445        (429)(b)     116,881
Depreciation and amortization.......................       9,483      400(a)        9,883       4,107       2,710(c)       16,700
Corporate general and administrative expenses.......       3,501                    3,501       2,285      (1,388)(d)       4,398
                                                      ----------   -----------   ---------   ----------   -----------   -----------
    Operating income................................      18,617      347          18,964       4,065        (806)         22,223
Interest expense....................................      (1,444)                  (1,444)     (9,913)     (3,143)(e)     (14,500)
Interest and investment
  income............................................       1,260     (854)(a)         406                                     406
Other income (expense), net.........................        (168)       6(a)         (162)      2,619      (2,619)(f)        (162)
                                                      ----------   -----------   ---------   ----------   -----------   -----------
    Income (loss) before income taxes and
      extraordinary items...........................      18,265     (501)         17,764      (3,229)     (6,568)          7,967
Income tax expense..................................      (7,300)     200(g)       (7,100)        (63)      2,100(g)       (5,063)
                                                      ----------   -----------   ---------   ----------   -----------   -----------
    Income (loss) before extraordinary items........   $  10,965   $ (301)       $ 10,664     $(3,292)    $(4,468)       $  2,904
                                                      ----------   -----------   ---------   ----------   -----------   -----------
                                                      ----------   -----------   ---------   ----------   -----------   -----------
    Income per common
      share.........................................   $    0.52                 $   0.51                                $   0.14
                                                      ----------                 ---------                              -----------
                                                      ----------                 ---------                              -----------
Number of common shares used in per share
  computations......................................      20,913                   20,913                                  20,913
                                                      ----------                 ---------                              -----------
                                                      ----------                 ---------                              -----------



             See Notes to Unaudited Pro Forma Financial Information

                           JACOR COMMUNICATIONS, INC.
       UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
                    (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)



                                                                                                                     LATEST TWELVE
                                                                                                                      MONTHS ENDED
                                                                      YEAR ENDED DECEMBER 31, 1995                   MARCH 31, 1996
                                                      ------------------------------------------------------------   --------------
                                                                                                      JACOR/             JACOR/
                                                                                                      NOBLE/             NOBLE/
                                                      JACOR/NOBLE                 CITICASTERS       CITICASTERS       CITICASTERS
                                                       COMBINED     HISTORICAL     PRO FORMA       COMBINED PRO       COMBINED PRO
                                                       PRO FORMA    CITICASTERS   ADJUSTMENTS          FORMA             FORMA
                                                      -----------   -----------   ------------   -----------------   --------------
Net revenue.........................................   $160,202      $  136,414   $  6,853(h)      $303,469             $305,883
Broadcast operating expenses........................    116,881          80,929      4,366(h)       195,744              197,854
                                                                                    (1,322)(i)
                                                                                    (5,110)(j)
Depreciation and amortization.......................     16,700          14,635     14,765(k)        46,100               46,378
Corporate general and administrative expenses.......      4,398           4,303      1,322(i)         6,655                6,733
                                                                                    (3,368)(l)
                                                      -----------   -----------   ------------     --------          --------------
    Operating income................................     22,223          36,547     (3,800)          54,970               54,918
Interest expense....................................    (14,500)        (13,854)   (31,583)(m)      (59,937)             (59,937)
Interest and investment income......................        406           1,231       (767)(h)          870                  595
Other income (expense), net.........................       (162)           (607)       175(h)          (594)                (896)
                                                      -----------   -----------   ------------     --------          --------------
    Income (loss) before income taxes and
      extraordinary items...........................      7,967          23,317    (35,975)          (4,691)              (5,320)
Income tax expense..................................     (5,063)         (9,000)    10,900(n)        (3,163)              (3,770)
                                                      -----------   -----------   ------------     --------          --------------
    Income (loss) before extraordinary items........   $  2,904      $   14,317   $(25,075)        $ (7,854)            $ (9,090)
                                                      -----------   -----------   ------------     --------          --------------
                                                      -----------   -----------   ------------     --------          --------------
    Income (loss) per common share..................   $   0.14                                    $  (0.26)            $  (0.31)
                                                      -----------                                  --------          --------------
                                                      -----------                                  --------          --------------
Number of common shares used in per share
  computations......................................     20,913                                      30,158(o)            29,433
                                                      -----------                                  --------          --------------
                                                      -----------                                  --------          --------------



             See Notes to Unaudited Pro Forma Financial Information

                           JACOR COMMUNICATIONS, INC.
       UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
                    (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)



                                                                           THREE MONTHS ENDED MARCH 31, 1996
                                                     ------------------------------------------------------------------------------
                                                                     JACOR                                NOBLE PRO     JACOR/NOBLE
                                                     HISTORICAL    PRO FORMA    JACOR PRO   HISTORICAL      FORMA        COMBINED
                                                       JACOR      ADJUSTMENTS     FORMA       NOBLE      ADJUSTMENTS     PRO FORMA
                                                     ----------   -----------   ---------   ----------   ------------   -----------
Net revenue........................................   $  30,074   $ 1,850(p)    $ 31,924     $   6,058   $ (2,154)(r)    $ 35,828
Broadcast operating
  expenses.........................................      23,871     1,693(p)      25,564         5,626     (2,075)(r)      29,115
Depreciation and amortization......................       2,619        30(p)       2,649         1,079        625(c)        4,353
Corporate general and administrative expenses......       1,139                    1,139           577       (378)(s)       1,338
                                                     ----------   -----------   ---------   ----------   ------------   -----------
    Operating income...............................       2,445       127          2,572        (1,224)      (326)          1,022
Interest expense...................................      (2,111)                  (2,111)       (1,875)       361(e)       (3,625)
Interest and investment
  income...........................................
Other income (expense), net........................       2,767    (2,539)(q)        228        37,669    (37,669)(r)         228
                                                     ----------   -----------   ---------   ----------   ------------   -----------
    Income (loss) before income taxes and
      extraordinary items..........................       3,101    (2,412)           689        34,570    (37,634)         (2,375)
Income tax expense.................................      (1,259)      965(g)        (294)      (14,683)    14,925(g)          (52)
                                                     ----------   -----------   ---------   ----------   ------------   -----------
    Income (loss) before extraordinary items.......   $   1,842   $(1,447)      $    395     $  19,887   $(22,709)       $ (2,427)
                                                     ----------   -----------   ---------   ----------   ------------   -----------
                                                     ----------   -----------   ---------   ----------   ------------   -----------
    Income per common
      share........................................   $    0.09                 $   0.02                                 $  (0.13)
                                                     ----------                 ---------                               -----------
                                                     ----------                 ---------                               -----------
Number of common shares used in per share
  computations.....................................      20,503                   20,503                                   18,183
                                                     ----------                 ---------                               -----------
                                                     ----------                 ---------                               -----------



             See Notes to Unaudited Pro Forma Financial Information

                           JACOR COMMUNICATIONS, INC.
                        JACOR/NOBLE/CITICASTERS COMBINED
       UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
                    (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)



                                                                                                                      THREE MONTHS
                                                                                                                         ENDED
                                                                     THREE MONTHS ENDED MARCH 31, 1996               MARCH 31, 1995
                                                         ---------------------------------------------------------   --------------
                                                                                                        JACOR/           JACOR/
                                                                                                        NOBLE/           NOBLE/
                                                         JACOR/NOBLE                 CITICASTERS     CITICASTERS      CITICASTERS
                                                          COMBINED     HISTORICAL     PRO FORMA      COMBINED PRO     COMBINED PRO
                                                          PRO FORMA    CITICASTERS   ADJUSTMENTS        FORMA            FORMA
                                                         -----------   -----------   ------------   --------------   --------------
Net revenue............................................   $ 35,828      $   31,177   $               $ 67,005         $ 64,591
Broadcast operating expenses...........................     29,115          21,728       (330)(i)      49,235           47,125
                                                                                       (1,278)(j)
Depreciation and amortization..........................      4,353           4,065      3,285(k)       11,703           11,425
Corporate general and administrative expenses..........      1,338           1,053        330(i)        1,879            1,801
                                                                                         (842)(l)
                                                         -----------   -----------   ------------   --------------   --------------
    Operating income...................................      1,022           4,331     (1,165)          4,188            4,240
Interest expense.......................................     (3,625)         (3,734)    (7,625)(m)     (14,984)         (14,984)
Interest and investment income.........................                         55                         55              330
Other income (expense), net............................        228          (1,522)     1,489(t)          195              497
                                                         -----------   -----------   ------------   --------------   --------------
    Income (loss) before income taxes and extraordinary
      items............................................     (2,375)           (870)    (7,301)        (10,546)          (9,917)
Income tax expense.....................................        (52)            300      2,040(n)        2,288            2,895
                                                         -----------   -----------   ------------   --------------   --------------
    Income (loss) before extraordinary items...........   $ (2,427)     $     (570)  $ (5,261)       $ (8,258)        $ (7,022)
                                                         -----------   -----------   ------------   --------------   --------------
                                                         -----------   -----------   ------------   --------------   --------------
    Income (loss) per common share.....................   $  (0.13)                                  $  (0.28)        $  (0.23)
                                                         -----------                                --------------   --------------
                                                         -----------                                --------------   --------------
Number of common shares used in per share
  computations.........................................     18,183                                     29,433(o)        30,848
                                                         -----------                                --------------   --------------
                                                         -----------                                --------------   --------------



             See Notes to Unaudited Pro Forma Financial Information

                           JACOR COMMUNICATIONS, INC.
            UNAUDITED PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET
                                 (IN THOUSANDS)



                                                                     AS OF MARCH 31, 1996
                                                 ------------------------------------------------------------
                                                                                                JACOR/NOBLE
                                                 HISTORICAL   HISTORICAL    NOBLE PRO FORMA     COMBINED PRO
                                                   JACOR        NOBLE         ADJUSTMENTS          FORMA
                                                 ----------   ----------   -----------------   --------------
ASSETS
Current assets:
    Cash.......................................   $   5,889    $     592                        $  6,481
    Accounts receivable........................      25,301        3,239                          28,540
    Broadcast program rights...................
    Prepaid expenses and other current
      assets...................................       8,460        3,377                          11,837
                                                 ----------   ----------                       --------------
        Total current assets...................      39,650        7,208                          46,858
    Property and equipment.....................      39,214        4,670    $  4,980(u)           48,864
    Intangible assets..........................     165,282       49,965      99,009(u)          314,256
    Deferred charges and other assets..........     109,102        1,289     (54,275)(u)          16,116
                                                                             (40,000)(v)
                                                 ----------   ----------    --------           --------------
        Total assets...........................   $ 353,248    $  63,132    $  9,714            $426,094
                                                 ----------   ----------    --------           --------------
                                                 ----------   ----------    --------           --------------

LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
    Accounts payable, accrued liabilities and
      other current liabilities................   $  14,601    $  11,493                        $ 26,094
    Current portion of Long-term debt..........                   40,000     (40,000)(v)
                                                 ----------   ----------    --------           --------------
        Total current liabilities..............      14,601       51,493     (40,000)             26,094
Long-term debt, net of current maturities......     183,500                   15,125(v)          198,625
Other liabilities..............................      14,772       18,228      28,000 (u)(w        61,000
Shareholders' equity:
    Common stock...............................       1,824                                        1,824
    Additional paid-in capital.................     117,102       49,791     (49,791)(x)         117,102
    Common stock warrants......................         388                                          388
    Retained earnings..........................      21,061      (56,380)     56,380(x)           21,061
                                                 ----------   ----------    --------           --------------
        Total shareholders' equity.............     140,375       (6,589)      6,589             140,375
                                                 ----------   ----------    --------           --------------
        Total liabilities and shareholders'
          equity...............................   $ 353,248    $  63,132    $  9,714            $426,094
                                                 ----------   ----------    --------           --------------
                                                 ----------   ----------    --------           --------------



             See Notes to Unaudited Pro Forma Financial Information

                           JACOR COMMUNICATIONS, INC.
            UNAUDITED PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET
                                 (IN THOUSANDS)



                                                                       AS OF MARCH 31, 1996
                                          ------------------------------------------------------------------------------
                                             JACOR/NOBLE       HISTORICAL     CITICASTERS PRO    JACOR/NOBLE/CITICASTERS
                                          COMBINED PRO FORMA   CITICASTERS   FORMA ADJUSTMENTS     COMBINED PRO FORMA
                                          ------------------   -----------   -----------------   -----------------------
ASSETS
Current Assets:
    Cash................................       $  6,481         $    6,238                             $   12,719
    Accounts receivable.................         28,540             27,835                                 56,375
    Broadcast program rights............                             4,596                                  4,596
    Prepaid expenses and other current
      assets............................         11,837              2,687                                 14,524
                                               --------        -----------                            -----------
        Total current assets............         46,858             41,356                                 88,214
Broadcast program rights, less current
  portion...............................                             2,406                                  2,406
Property and equipment..................         48,864             37,159       $  9,719(z)               95,742
Intangible assets.......................        314,256            331,258        651,315(z)            1,293,529
                                                                                   (3,300)(aa)
Deferred charges and other assets.......         16,116             14,549                                 30,665
                                               --------        -----------       --------             -----------
        Total assets....................       $426,094         $  426,728       $657,734              $1,510,556
                                               --------        -----------       --------             -----------
                                               --------        -----------       --------             -----------

LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
    Accounts payable, accrued
      liabilities and other current
      liabilities.......................       $ 26,094         $   12,983                             $   39,077
    Broadcast program right fees
      payable...........................                             4,645                                  4,645
                                               --------        -----------                            -----------
        Total current liabilities.......         26,094             17,628                                 43,722
Broadcast program right fees payable,
  less current portion..................                             2,212                                  2,212
Long-term debt, net of current
  maturities............................        198,625            148,532       $277,843(y)              625,000
LYONs...................................                                          100,000(y)              100,000
Other liabilities.......................         61,000             99,022        151,000(z)              311,022
Shareholders' equity:
    Common stock........................          1,824                200           (200)(x)               2,949
                                                                                    1,125(bb)
    Additional paid-in capital..........        117,102             82,948        (82,948)(x)             383,302
                                                                                  266,200(bb)
    Common stock warrants...............            388                            24,200(cc)              24,588
    Retained earnings...................         21,061             76,186        (76,186)(x)              17,761
                                                                                   (3,300)(aa)
                                               --------        -----------       --------             -----------
        Total shareholders' equity......        140,375            159,334        125,566                 428,600
                                               --------        -----------       --------             -----------
        Total liabilities and
          shareholders' equity..........       $426,094         $  426,728       $657,734              $1,510,556
                                               --------        -----------       --------             -----------
                                               --------        -----------       --------             -----------



             See Notes to Unaudited Pro Forma Financial Information

               NOTES TO UNAUDITED PRO FORMA FINANCIAL INFORMATION
                             (DOLLARS IN THOUSANDS)

(a) These adjustments reflect additional revenues and expenses for Jacor's acquisitions of radio stations WDUV-FM and WBRD-AM in Tampa Bay and WJBT-FM, WSOL-FM, and WZAZ-AM in Jacksonville, which were completed at various dates in 1995, net of the elimination of 1995 revenues and expenses for radio stations WMYU-FM and WWST-FM in Knoxville, which were sold in February 1996.

(b) These adjustments reflect additional revenues and expenses for Noble's acquisition of radio stations WRVF-FM (formerly WLQR-FM) and WSPD-AM in Toledo, and the elimination of revenues and expenses for the sale of radio stations KBEQ-FM and KBEQ-AM in Kansas City, and other miscellaneous non-recurring expenses related to dispositions of properties in 1995. The acquisitions were completed in August 1995 and the dispositions were completed in March 1995.


(c) The adjustment reflects the additional depreciation and amortization expense resulting from the allocation of Jacor's purchase price to the assets acquired including an increase in property and equipment and identifiable intangible assets, to their estimated fair market values and the recording of goodwill associated with the acquisition of Noble. See Note (u). Goodwill is amortized over 40 years.


(d) The adjustment represents $1,513 of corporate overhead savings for the elimination of redundant management costs and other expenses resulting from the combination of the Jacor and Noble entities, net of $125 additional corporate expenses associated with the purchase of the Toledo stations.


(e) The adjustment represents additional interest expense associated with Jacor's borrowings under the Existing Credit Facility to finance the Noble acquisition and refinance existing outstanding borrowings. The assumed interest rate is 7.3%, which represents the current rate as of May 1996 on outstanding borrowings.


(f) The adjustment reflects the elimination of the gain on the sale of radio stations KBEQ-FM and AM in Kansas City, and WSSH-AM in Boston, which were sold in March 1995 and January 1995, respectively.


(g) To provide for the tax effect of pro forma adjustments using an estimated statutory rate of 40%. The Noble pro forma adjustments include non-deductible amortization of goodwill estimated to be approximately $1,300 for the year ended December 31, 1995 and $325 for the three months ended March 31, 1996.


(h) The adjustments represent additional revenue and expenses associated with Citicasters June 1995 acquisition of KKCW-FM in Portland and the January 1996 acquisition of WHOK-FM, WLLD-FM, and WLOH-AM in Columbus, including adjustments to investment income related to cash expended in the acquisitions and miscellaneous non-recurring costs.


(i) Adjustments to reclassify miscellaneous broadcast operating expenses to conform with Jacor's presentation.



(j) The adjustments reflect $5,110 and $1,278 of cost savings for the year ended December 31, 1995 and the three months ended March 31, 1996, respectively, resulting from the elimination of redundant broadcast operating expenses arising from the operation of multiple stations in certain markets. Such pro forma cost savings are expected to be as follows:



                                                                                THREE MONTHS
                                                               YEAR ENDED           ENDED
                                                            DECEMBER 31, 1995  MARCH 31, 1996
                                                            -----------------  ---------------
Programming and promotion.................................      $   2,220         $     555
News......................................................            970               243
Technical and engineering.................................            360                90
General and administrative................................          1,560               390
                                                                   ------            ------
                                                                $   5,110         $   1,278
                                                                   ------            ------
                                                                   ------            ------

               NOTES TO UNAUDITED PRO FORMA FINANCIAL INFORMATION
                      (DOLLARS IN THOUSANDS)--(CONTINUED)


(k) The adjustment reflects the additional depreciation and amortization expense resulting from the allocation of Jacor's purchase price to the assets acquired including an increase in property and equipment and identifiable intangible assets to their estimated fair market values and the recording of goodwill associated with the acquisition of Citicasters. See Note (z). Goodwill is amortized over 40 years.



(l) The adjustments represent $3,368 and $842 of corporate overhead savings for the year ended December 31, 1995 and the three months ended March 31, 1996, respectively, for the elimination of redundant management costs and other expenses resulting from the combination with Citicasters.



(m) Represents the adjustment to interest expense associated with the Notes, the Citicasters Notes, the LYONs and borrowings under the New Credit Facility with an assumed blended rate of 8.267%. The adjustment reflects additional interest expense on borrowings necessary to complete the Merger, and to refinance outstanding borrowings under the Existing Credit Facility incurred in connection with the Noble Acquisition. A change of .125% in interest rates would result in a change in interest expense and income (loss) before extraordinary items of approximately $900 and $540, respectively. See Note
    (y) for composition of borrowings.



(n) To provide for the tax effect of pro forma adjustments using an estimated statutory rate of 40%. The Citicasters pro forma adjustments include non-deductible amortization of goodwill estimated to be approximately $8,800 for the year ended December 31, 1995 and $2,200 for three months ended March 31, 1996.



(o) The pro forma weighted average shares outstanding includes all shares of Common Stock outstanding prior to the 1996 Stock Offering and shares to be issued in the 1996 Stock Offering. The pro forma weighted average shares of Jacor do not reflect any options and warrants outstanding prior to the 1996 Stock Offering or warrants to be issued to the Citicasters shareholders to consummate the Merger, as they are antidilutive. The LYONs are not common stock equivalents and are therefore, excluded from the computation.



(p) These adjustments reflect additional revenues and expenses for Jacor's February 1996 acquisition of Noble's operating assets in San Diego, net of the elimination of revenues and expenses for radio stations WMYU-FM and WWST-FM in Knoxville, which were sold in February 1996.



(q) The adjustment reflects the elimination of the gain on the sale of radio stations WMYU-FM and WWST-FM in Knoxville, which were sold in February 1996 for $6,500.



(r) These adjustments represent the elimination of revenues, operating expenses and the related gain from the sale of the San Diego operating assets in February 1996. See note (u).



(s) The adjustment represents corporate overhead savings from the elimination of redundant management costs and other expenses resulting from the combination of the Jacor and Noble entities.



(t) The adjustment represents the elimination of non-recurring expenses directly associated with the sale of Citicasters to Jacor.

               NOTES TO UNAUDITED PRO FORMA FINANCIAL INFORMATION
                      (DOLLARS IN THOUSANDS)--(CONTINUED)


(u) The adjustment represents the allocation of the remaining purchase price of Noble and the portion of the Noble Acquisition already funded, including the Noble warrant in the amount of $54,275, to the estimated fair value of the assets acquired and liabilities assumed, and the recording of goodwill associated with the acquisition. In February 1996, Jacor completed the acquisition of Noble's operating assets in San Diego and certain assets related to the Mexican properties for $50,800 and recorded the transaction as a purchase.



                                                                                ESTIMATED FAIR
                                                                                 MARKET VALUE
                                                                                --------------
Property and equipment........................................................   $      9,650
Intangible assets.............................................................        148,974
Cash..........................................................................            592
Accounts receivable...........................................................          3,239
Prepaid expenses and other current assets.....................................          3,377
Deferred charges and other assets.............................................          1,289
Accounts payable, accrued liabilities and other current liabilities...........        (11,493)
Other liabilities.............................................................        (46,228)
                                                                                --------------
                                                                                 $    109,400
                                                                                --------------
                                                                                --------------



(v) The adjustment represents the net additional borrowings to complete the Noble Acquisition as follows:



Historical Jacor debt..........................................   $ 183,500
Historical Noble debt..........................................      40,000
Loan receivable from Noble.....................................     (40,000)
Pro forma adjustment...........................................      15,125
                                                                 -----------
Assumed borrowings after Noble Acquisition.....................   $ 198,625
                                                                 -----------
                                                                 -----------



(w) The adjustment represents the additional deferred tax liability associated with the difference between the book and tax basis of assets and liabilities, excluding goodwill, after the allocation of the purchase price.



(x) The adjustment reflects the elimination of historical stockholders' equity, as the Noble Acquisition will be accounted for as a purchase.



(y) The pro forma adjustment represents the net additional borrowings required to complete the Merger as follows:



Historical Citicasters debt.......................................  $ 148,532
Jacor/Noble pro forma debt........................................    198,625
Pro forma adjustments, including a $2,468 fair market value
  adjustment for Citicasters debt.................................    377,843
                                                                    ---------
Assumed borrowings after Acquisitions.............................  $ 725,000
                                                                    ---------
                                                                    ---------



    The assumed borrowings after the Acquisitions are as follows:



Borrowings under the New Credit Facility..........................  $ 400,000
Issuance of the LYONs.............................................    100,000
Issuance of the Notes.............................................    100,000
Citicasters Notes.................................................    125,000
                                                                    ---------
                                                                    $ 725,000
                                                                    ---------
                                                                    ---------

               NOTES TO UNAUDITED PRO FORMA FINANCIAL INFORMATION
                      (DOLLARS IN THOUSANDS)--(CONTINUED)


(z) The adjustments represent the allocation of the purchase price of Citicasters to the estimated fair value of the assets acquired and liabilities assumed, and the recording of goodwill associated with the Merger as follows:



                                                                                ESTIMATED FAIR
                                                                                 MARKET VALUE
                                                                                --------------
Property and equipment........................................................   $     46,878
Intangible assets.............................................................        982,573
Cash..........................................................................          6,238
Accounts receivable...........................................................         27,835
Broadcast program rights......................................................          7,002
Prepaid expenses and other current assets.....................................          2,687
Deferred charges and other assets.............................................         14,549
Accounts payable, accrued liabilities and other current liabilities...........        (12,983)
Broadcast program rights fees payable.........................................         (6,857)
Other liabilities.............................................................       (250,022)
Long-term debt................................................................       (151,000)
                                                                                --------------
                                                                                 $    666,900
                                                                                --------------
                                                                                --------------


    The purchase price is summarized as follows:


Pro forma borrowings...........................................   $ 375,375
Merger Warrants issued.........................................      24,200
Common Stock issued............................................     267,325
                                                                 -----------
                                                                  $ 666,900
                                                                 -----------
                                                                 -----------



(aa) Adjustment to write-off deferred financing costs for the Existing Credit Facility anticipated to be refinanced in connection with the Merger.



(bb) Adjustment represents assumed proceeds of $278,400 from the 1996 Stock Offering, net of offering costs estimated to be $11,075.



(cc) Adjustment represents the value assigned to the Merger Warrants to be issued to Citicasters shareholders in connection with the consummation of the Merger, which Merger Warrants will be exercisable for 4,400,000 shares of Common Stock in the aggregate. The value was determined assuming that the exercise price for each full share of Common Stock issued upon exercise of Merger Warrants is $28 per share.

                       SELECTED HISTORICAL FINANCIAL DATA
                (DOLLARS IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)
JACOR


    The selected consolidated financial data for Jacor presented below for, and as of the end of each of the years in the five-year period ended December 31, 1995, is derived from Jacor's Consolidated Financial Statements which have been audited by Coopers & Lybrand L.L.P., independent accountants. The consolidated financial statements at December 31, 1994 and 1995 and for each of the three years in the period ended December 31, 1995 and the auditors' report thereon are included elsewhere in this Prospectus. The selected financial data as of March 31, 1996 and for the three months ended March 31, 1995 and 1996 are unaudited. In the opinion of Jacor's management, the unaudited financial statements from which such data have been derived include all adjustments (consisting of only normal, recurring adjustments) which are necessary for a fair presentation of results of operations for such periods. This selected consolidated financial data should be read in conjunction with the "Unaudited Pro Forma Financial Information." Comparability of Jacor's historical consolidated financial data has been significantly impacted by acquisitions, dispositions and the recapitalization and refinancing completed in the first quarter of 1993.



                                                                                                    THREE MONTHS ENDED
                                                          YEAR ENDED DECEMBER 31,                       MARCH 31,
                                           -----------------------------------------------------  ----------------------
                                             1991       1992       1993       1994       1995       1995        1996
                                           ---------  ---------  ---------  ---------  ---------  ---------  -----------
OPERATING STATEMENT DATA:(1)
    Net revenue..........................  $  64,238  $  70,506  $  89,932  $ 107,010  $ 118,891  $  24,016   $  30,074
    Broadcast operating expenses.........     48,206     55,782     69,520     80,468     87,290     19,960      23,871
                                           ---------  ---------  ---------  ---------  ---------  ---------  -----------
    Station operating income excluding
      depreciation and amortization......     16,032     14,724     20,412     26,542     31,601      4,056       6,203
    Depreciation and amortization........      7,288      6,399     10,223      9,698      9,483      2,112       2,619
    Reduction in carrying value of assets
      to net realizable value............                 8,600
    Corporate general and administrative
      expenses...........................      2,682      2,926      3,564      3,361      3,501        884       1,139
                                           ---------  ---------  ---------  ---------  ---------  ---------  -----------
    Operating income (loss)..............      6,062     (3,201)     6,625     13,483     18,617      1,060       2,445
    Net interest income (expense)........    (16,226)   (13,443)    (2,476)       684       (184)       205      (1,884)
    Gain on sale of radio stations.......     13,014                                                              2,539
    Other non-operating expenses, net....       (302)    (7,057)       (11)        (2)      (168)
                                           ---------  ---------  ---------  ---------  ---------  ---------  -----------
    Income (loss) from continuing
      operations before income tax and
      extraordinary item.................  $   2,548  $ (23,701) $   4,138  $  14,165  $  18,265  $   1,265   $   3,101
                                           ---------  ---------  ---------  ---------  ---------  ---------  -----------
                                           ---------  ---------  ---------  ---------  ---------  ---------  -----------
    Net income (loss)....................  $   1,468  $ (23,701) $   1,438  $   7,852  $  10,965  $     751   $     891
                                           ---------  ---------  ---------  ---------  ---------  ---------  -----------
                                           ---------  ---------  ---------  ---------  ---------  ---------  -----------
    Net income (loss) per common
        share:(2)
        primary and fully diluted........  $    2.32  $  (61.50) $    0.10  $    0.37  $    0.52  $    0.04   $    0.04
                                           ---------  ---------  ---------  ---------  ---------  ---------  -----------
                                           ---------  ---------  ---------  ---------  ---------  ---------  -----------
    Weighted average shares
        outstanding:(2)
        Primary and fully diluted........        406        381     14,505     21,409     20,913     21,347      20,503
                                           ---------  ---------  ---------  ---------  ---------  ---------  -----------
                                           ---------  ---------  ---------  ---------  ---------  ---------  -----------
OTHER FINANCIAL DATA:(1)
    Broadcast cash flow(3)...............  $  16,032  $  14,724  $  20,412  $  26,542  $  31,601  $   4,056   $   6,203
                                           ---------  ---------  ---------  ---------  ---------  ---------  -----------
                                           ---------  ---------  ---------  ---------  ---------  ---------  -----------
    Broadcast cash flow margin(4)........       25.0%      20.9%      22.7%      24.8%      26.6%      16.9%       20.6%
    EBITDA(3)............................  $  13,350  $  11,798  $  16,848  $  23,181  $  28,100  $   3,172   $   5,064
    Capital expenditures.................      1,181        915      1,495      2,221      4,969        707       3,437
    Ratio of earnings to fixed
      charges(5).........................       1.1x         --       1.9x       6.0x       5.7x                   2.2x



                                                            AS OF DECEMBER 31,
                                           -----------------------------------------------------             AS OF MARCH
                                             1991      1992(6)     1993       1994       1995                 31, 1996
                                           ---------  ---------  ---------  ---------  ---------             -----------
BALANCE SHEET DATA:(1)
    Working capital (deficit)............  $(128,455) $(140,547) $  38,659  $  44,637  $  24,436              $  25,049
    Intangible assets (net of accumulated
      amortization)......................     81,738     70,038     84,991     89,543    127,158                165,282
    Total assets.........................    125,487    122,000    159,909    173,579    208,839                353,248
    Total long-term debt (including
      current portion)...................    137,667    140,542                           45,500                183,500
    Common stock purchase warrants.......      1,257        487        390        390        388                    388
    Shareholders' equity (deficit).......    (27,383)   (50,840)   140,413    149,044    139,073                140,374

- ------------------------------

(1) The comparability of the information reflected in this selected financial data is affected by Jacor's purchase of radio station KBPI-FM (formerly KAZY-FM), in Denver (July 1993); the purchase and interim operation of radio station WOFX-FM (formerly WPPT-FM) under a local marketing agreement in Cincinnati (April 1994); the purchase of radio stations WJBT-FM, WZAZ-AM, and WSOL-FM (formerly WHJX-FM) in Jacksonville (August 1995); the purchase of radio stations WDUV-FM and WBRD-AM in Tampa (August 1995); the purchase of Noble's San Diego operating assets (February 1996); the sale of radio stations WMJI-FM, in Cleveland and WYHY(FM), in Nashville (January
     1991), the sale of Telesat Cable TV (May 1994), the January 11, 1993 recapitalization plan, that substantially modified Jacor's debt and capital structure (such recapitalization was accounted for as if it had been completed January 1, 1993) and the March 1993 refinancing. For information related to acquisitions in 1993, 1994 and 1995 see Notes 2 and 3 of Notes to Consolidated Financial Statements. For information related to the disposition during 1994, see Note 4 of Notes to Consolidated Financial Statements.


(2) Income (loss) per common share for the two years ended December 31, 1992 is based on the weighted average number of shares of Common Stock outstanding and gives consideration to the dividend requirements of the convertible preferred stock and accretion of the change in redemption value of certain common stock warrants. Jacor's stock options and convertible preferred
     stock   were  antidilutive  and,  therefore,   were  not  included  in  the
     computations. The redeemable common stock warrants were antidilutive for 1992 and were not included in the computations. Such warrants were dilutive in 1991 using the "equity method" under Emerging Issues Task Force Issue No. 88-9 and, therefore, the common shares issuable upon conversion were included in the 1991 computation. Income per share for the three years ended December 31, 1995 is based on the weighted average number of common shares outstanding and gives effect to both dilutive stock options and dilutive stock purchase warrants during the periods. Income (loss) per common share and weighted average shares outstanding for the two years ended December 31, 1992 are adjusted to reflect the 0.0423618 reverse stock split in Common Stock effected by the January 1993 recapitalization.

(3) "Broadcast cash flow" means operating income before reduction in carrying value of assets, depreciation and amortization and corporate general and administrative expenses. "EBITDA" means operating income before reduction in carrying value of assets, depreciation and amortization. Broadcast cash flow and EBITDA should not be considered in isolation from, or as a substitute for, operating income, net income or cash flow and other consolidated income or cash flow statement data computed in accordance with generally accepted accounting principles or as a measure of a company's profitability or liquidity. Although this measure of performance is not calculated in accordance with generally accepted accounting principles, it is widely used in the broadcasting industry as a measure of a company's operating performance because it assists in comparing station performance on a consistent basis across companies without regard to depreciation and amortization, which can vary significantly depending on accounting methods (particularly where acquisitions are involved) or non-operating factors such as historical cost bases. Broadcast cash flow also excludes the effect of corporate general and administrative expenses, which generally do not relate directly to station performance.

(4) Broadcast cash flow margin equals broadcast cash flow as a percentage of net revenue.


(5) For the purpose of computing the ratio of earnings to fixed charges as prescribed by the rules and regulations of the Securities and Exchange Commission, earnings represent pretax income from continuing operations plus fixed charges, less interest capitalized. Fixed charges represent interest (including amounts capitalized), the portion of rent expenses deemed to be interest and amortization of deferred financing costs. In 1992, fixed charges exceeded earnings by approximately $23.7 million. On a pro forma basis for the year ended December 31, 1995 and the three months ended March 31, 1996, the ratio of earnings to fixed charges resulted in a coverage deficiency of $4.7 million and $10.5 million, respectively.


(6) Pro forma amounts as of December 31, 1992, to give effect to the January 11, 1993 recapitalization plan that substantially modified Jacor's debt and capital structure (in 000s):

Working capital.............................................................    $15,933
Intangible assets (net of accumulated amortization).........................     82,857
Total assets................................................................    142,085
Long-term debt..............................................................     64,178
Common stock purchase warrants..............................................        403
Shareholders' equity........................................................     50,890

CITICASTERS

    The selected consolidated financial data for Citicasters presented below for, and as of the end of each of the years in the five-year period ended December 31, 1995, is derived from Citicasters' Consolidated Financial Statements which have been audited by Ernst & Young LLP, independent accountants. The consolidated financial statements at December 31, 1994 and 1995 and for each of the three years in the period ended December 31, 1995 and the auditors' report thereon are included elsewhere in this Prospectus. The selected financial data as of March 31, 1996 and for the three months ended March 31, 1995 and 1996 are unaudited, but Citicasters believes that all adjustments (consisting only of normal, recurring adjustments) necessary for a fair presentation have been made. This selected consolidated financial data should be read in conjunction with the "Unaudited Pro Forma Financial Information." Comparability of historical consolidated financial data has been significantly impacted by the dispositions of four television stations in 1994, the adoption of "fresh-start reporting" by Citicasters in December 1993, the writedown of intangible assets to estimated fair values in 1992 and the sale of its entertainment business in 1991.


                                            PREDECESSOR(1)                 CITICASTERS
                                  -----------------------------------  --------------------    THREE MONTHS ENDED
                                                   YEAR ENDED DECEMBER 31,                         MARCH 31,
                                  ---------------------------------------------------------  ----------------------
                                    1991        1992         1993        1994       1995       1995        1996
                                  ---------  -----------  -----------  ---------  ---------  ---------  -----------
OPERATING STATEMENT DATA:(2)
    Net revenue.................  $ 201,556  $ 210,821    $ 205,168    $ 197,043  $ 136,414  $  29,045   $  31,177
    Broadcast operating
      expense...................    136,629    142,861      133,070      117,718     80,929     19,879      21,728
                                  ---------  -----------  -----------  ---------  ---------  ---------  -----------
    Station operating income
      excluding depreciation and
      amortization..............     64,927     67,960       72,098       79,325     55,485      9,166       9,449
    Depreciation and
      amortization..............     48,219     47,617       28,119       22,946     14,635      3,319       4,065
    Reduction in carrying value
      of assets to net
      realizable value..........               658,314(3)
    Corporate general and
      administrative expenses...      4,367      4,091        3,996        4,796      4,303      1,123       1,053
                                  ---------  -----------  -----------  ---------  ---------  ---------  -----------
    Operating income (loss).....     12,341   (642,062)      39,983       51,583     36,547      4,724       4,331
    Net interest income
      (expense).................    (89,845)   (69,826)     (64,942)     (31,979)   (13,854)    (3,513)     (3,734)
    Minority interest...........    (28,822)   (30,478)     (26,776)
    Gain on sale of television
      stations..................                                          95,339
    Investment income...........      1,296        553          305        1,216      1,231        680          55
    Miscellaneous income
      (expense), net............     33,133      4,036         (494)         447       (607)       187      (1,522)
    Reorganization items........                            (14,872)
                                  ---------  -----------  -----------  ---------  ---------  ---------  -----------
    Income (loss) from
      continuing operations
      before income tax and
      extraordinary item........  $ (71,897) $(737,777)   $ (66,796)   $ 116,606  $  23,317  $   2,078   $    (870)
                                  ---------  -----------  -----------  ---------  ---------  ---------  -----------
                                  ---------  -----------  -----------  ---------  ---------  ---------  -----------
    Net income (loss)...........  $  84,485  $(596,864)   $ 341,344(4) $  63,106  $  14,317  $   1,278   $    (570)
                                  ---------  -----------  -----------  ---------  ---------  ---------  -----------
                                  ---------  -----------  -----------  ---------  ---------  ---------  -----------
    Net earnings per share(5)...                                       $    2.55  $    0.68  $    0.06   $   (0.03)
                                                                       ---------  ---------  ---------  -----------
                                                                       ---------  ---------  ---------  -----------
    Average common shares(5)....                                          24,777     21,017     20,819      21,119
                                                                       ---------  ---------  ---------  -----------
                                                                       ---------  ---------  ---------  -----------
OTHER FINANCIAL DATA:(2)
    Broadcast cash flow(6)......  $  64,927  $  67,960    $  72,098    $  79,325  $  55,485  $   9,166   $   9,449
                                  ---------  -----------  -----------  ---------  ---------  ---------  -----------
                                  ---------  -----------  -----------  ---------  ---------  ---------  -----------
    Broadcast cash flow
      margin(7).................       32.2%      32.2%        35.1%        40.3%      40.7%      31.6%       30.3%
    EBITDA(6)...................  $  60,560  $  63,869    $  68,102    $  74,529  $  51,182  $   8,043   $   8,396
    Capital expenditures........      7,014      6,747        5,967        7,569     11,857      2,591       1,820

                                       PREDECESSOR                   CITICASTERS                           AS OF
                                  ----------------------  ---------------------------------
                                                     AS OF DECEMBER 31,
                                  ---------------------------------------------------------              MARCH 31,
                                    1991        1992        1993(8)      1994       1995                   1996
                                  ---------  -----------  -----------  ---------  ---------             -----------
BALANCE SHEET DATA:
    Working capital (deficit)...  $ (52,520) $(611,634)   $   1,485    $  47,518  $  21,929              $  23,728
    Intangible assets (net of
      accumulated
      amortization).............  1,290,294    539,634      574,878      274,695    312,791                331,258
    Total assets................  1,475,929    713,830      719,569      403,492    416,346                426,728
    Long-term debt (including
      current portion)..........    692,636    634,777      432,568      122,291    132,481                148,532
    Shareholders' equity
      (deficit).................    257,835   (339,029)     138,588      150,937    159,692                159,334

- ------------------------------
(1) Prior to its emergence from Chapter 11 bankruptcy in December 1993, Citicasters was known as Great American Communications Company (the "Predecessor"). As a result of the application of "fresh-start reporting," the selected financial data for periods prior to December 31, 1993 are not comparable to periods subsequent to such date.

(2) The 1995 acquisition of four FM stations (KKCW, WTBT, WHOK and WLLD) and WLOH-AM increased broadcast cash flow by approximately 2%. The 1994 sale of four television stations (KTSP, KSAZ, WGHP and WDAF) significantly affects comparison of net revenues, operating expenses and broadcast cash flow for 1994 as compared to 1993 and 1995. The purchase and sale of radio stations in 1994 did not effect the comparison of broadcast cash flow, because the cash flow of the stations sold was approximately equal to the cash flow of the stations purchased.

(3) The recorded amount of intangible assets as of December 31, 1992 was reduced by $658.3 million to reflect the carrying value of the broadcasting assets at estimated fair market value at that time.


(4) Net income for the year ended December 31, 1993 includes, as extraordinary items, a gain of $414.5 million relating to debt discharged in the reorganization and a loss of $6.3 million from the retirement of debt prior to the reorganization. Net loss for 1992 includes a $10.7 million gain from discontinued operations and a $5.7 million extraordinary gain from early extinguishment of debt. Net income from 1991 includes $39.9 million from discontinued operations and $77.4 million extraordinary gain from early extinguishment of debt.


(5) Per share data are not presented for the Predecessor due to the general lack of comparability as a result of the reorganization.

(6) "Broadcast cash flow" means operating income before reduction in carrying value of assets, depreciation and amortization and corporate general and administrative expenses. "EBITDA" means operating income before reduction in carrying value of assets, depreciation and amortization. Broadcast cash flow and EBITDA should not be considered in isolation from, or as a substitute for, operating income, net income or cash flow and other consolidated income or cash flow statement data computed in accordance with generally accepted accounting principles or as a measure of a company's profitability or liquidity. Although this measure of performance is not calculated in accordance with generally accepted accounting principles, it is widely used in the broadcasting industry as a measure of a company's operating performance because it assists in comparing station performance on a consistent basis across companies without regard to depreciation and amortization, which can vary significantly depending on accounting methods (particularly where acquisitions are involved) or non-operating factors such as historical cost bases. Broadcast cash flow also excludes the effect of corporate general and administrative expenses, which generally do not relate directly to station performance.

(7) Broadcast cash flow margin equals broadcast cash flow as a percentage of net revenue.

(8)  Balance  sheet  data  at  December  31,  1993  reflects  the  adoption   of
     "fresh-start   reporting"  as  discussed  in  more  detail  in  Note  B  to
     Citicasters' Consolidated Financial Statements.

NOBLE


    The following data presented below for, and as of the end of each of the years in the five-year period ended December 31, 1995 has been derived from Noble's Consolidated Financial Statements audited by Price Waterhouse LLP, independent accountants. Consolidated balance sheets at December 25, 1994 and December 31, 1995 and the related consolidated statements of operations and of cash flows for each of the three years in the period ended December 31, 1995 and notes thereto appear elsewhere in this Prospectus. The report of Price
Waterhouse LLP which also appears herein contains an explanatory paragraph describing Jacor's agreement to purchase Noble as described in Note 2 to Noble's Consolidated Financial Statements. The following data as of March 31, 1996 and for the three month periods ended March 26, 1995 and March 31, 1996 are unaudited. In the opinion of Noble's management, the unaudited statements from which such data have been derived include all adjustments (consisting only of normal, recurring adjustments) which are necessary for a fair presentation of results of operations for such periods. The comparability of the consolidated financial data has been significantly impacted by acquisitions, dispositions, Noble's August 1995 restructuring and its December 1991 restructuring.



                                                                YEAR ENDED                                  THREE MONTHS ENDED
                                   ---------------------------------------------------------------------          MARCH
                                   DECEMBER 28,  DECEMBER 27,  DECEMBER 26,  DECEMBER 25,  DECEMBER 31,   ----------------------
                                       1991          1992          1993          1994          1995         1995        1996
                                   ------------  ------------  ------------  ------------  -------------  ---------  -----------
OPERATING STATEMENT DATA:(1)
    Net revenue..................   $   58,283    $   55,368    $   47,509    $   49,602     $  41,902    $   9,006   $   6,058
    Broadcast operating
      expense....................       44,191        43,565        36,944        37,892        31,445        7,638       5,626
                                   ------------  ------------  ------------  ------------  -------------  ---------  -----------
    Station operating income
      excluding depreciation and
      amortization...............       14,092        11,803        10,565        11,710        10,457        1,368         432
    Depreciation and
      amortization...............       10,005         8,305         6,916         6,311         4,107        1,027       1,079
    Reduction in carrying value
      of assets to net realizable
      value......................                     10,367(2)                    7,804(2)
    Corporate general and
      administrative expenses....        3,013         2,483         2,702         2,621         2,285          602         577
                                   ------------  ------------  ------------  ------------  -------------  ---------  -----------
    Operating income (loss)......        1,074        (9,352)          947        (5,026)        4,065         (261)     (1,224)
    Net interest income
      (expense)..................      (25,063)      (10,126)       (7,602)      (10,976)       (9,913)      (2,549)     (1,875)
    Net gain (loss) on sale of
      radio stations.............                     (8,403)        7,909                       2,619        2,619      37,669
    Other income (expense).......       (7,588)       (1,905)
                                   ------------  ------------  ------------  ------------  -------------  ---------  -----------
    Income (loss) before income
      tax, extraordinary item and
      cumulative effect of change
      in accounting principle....   $  (31,577)   $  (29,786)   $    1,254    $  (16,002)    $  (3,229)   $    (191)  $  34,570
                                   ------------  ------------  ------------  ------------  -------------  ---------  -----------
                                   ------------  ------------  ------------  ------------  -------------  ---------  -----------
    Net income (loss)............   $  (31,665)   $   (5,949)(3)  $   13,452(4)  $  (16,038)   $  56,853(5) $    (207)  $  10,142(8)
                                   ------------  ------------  ------------  ------------  -------------  ---------  -----------
                                   ------------  ------------  ------------  ------------  -------------  ---------  -----------
OTHER FINANCIAL DATA:(1)
    Broadcast cash flow(6).......   $   14,092    $   11,803    $   10,565    $   11,710     $  10,457    $   1,368   $     432
                                   ------------  ------------  ------------  ------------  -------------  ---------  -----------
                                   ------------  ------------  ------------  ------------  -------------  ---------  -----------
    Broadcast cash flow
      margin(7)..................        24.18%        21.32%        22.24%        23.61%        24.96%        15.2%        7.1%
    EBITDA(6)....................  $    11,079   $     9,320   $     7,863   $     9,089   $     8,172    $     766  $     (145 )
    Capital expenditures.........          601           532         3,009         1,124         2,851          532         352



                                                                   AS OF
                                   ---------------------------------------------------------------------
                                   DECEMBER 28,  DECEMBER 27,  DECEMBER 26,  DECEMBER 25,  DECEMBER 31,              AS OF MARCH
                                       1991          1992          1993          1994          1995                   31, 1996
                                   ------------  ------------  ------------  ------------  -------------             -----------
BALANCE SHEET DATA:(1)
    Working capital (deficit)....   $    8,565    $    2,265    $    1,002    $ (186,133)    $    (479)               $ (44,285)
    Intangible assets (net of
      accumulated
      amortization)(2)...........      165,052       125,770       101,555        89,849        50,730                   49,965
    Total assets.................      207,272       156,740       128,055       116,023        77,227                   63,132
    Long-term debt (including
      current portion)...........      272,572       231,980       186,975       186,886        81,611                       --
    Stockholders' equity
      (deficit)..................     (114,306)     (120,124)     (106,672)     (122,710)      (22,291)                  (6,589)

- ------------------------------


(1) The comparability of the information reflected in this selected financial data is affected by Noble's sale of the operating assets in San Diego (February 1996); the purchase of radio stations WSPD-AM and WRVF-FM in Toledo (August 1995); the sale of radio stations KBEQ-FM/AM in Kansas City (March 1995); the sale of radio stations KMJQ-FM and KYOK-AM in Houston (December 1994); the sale of radio stations WBAB-FM and WGBB-AM in New York (March 1993); the sale of WSSH-FM in Boston (April 1993); the purchase of radio stations KATZ-AM and KNJZ-FM in St. Louis (May 1993); the August 1995 restructuring; and the December 1991 restructuring.


(2) The recorded amount of intangible assets was reduced by $10.4 million as of December 27, 1992 and $7.8 million as of December 25, 1994 to reflect the carrying value of the broadcasting assets at their estimated fair market values.

(3) Net loss for the year ended December 27, 1992 includes, as an extraordinary item, a gain of $23.9 million relating to debt discharged in the December 1991 restructuring.


(4) Net income for the year ended December 26, 1993 includes, as an extraordinary item, a $12.2 million gain on forgiveness of debt, and a $354.0 thousand cumulative effect of a change in accounting principle.


(5) Net income for the year ended December 31, 1995 includes, as an extraordinary item, a $60.1 million gain resulting from the extinguishment of debt in association with the August 1995 restructuring.

(6) "Broadcast cash flow" means operating income before reduction in carrying value of assets, depreciation and amortization and corporate general and administrative expenses. "EBITDA" means operating income before reduction in carrying value of assets, depreciation and amortization. Broadcast cash flow and EBITDA should not be considered in isolation from, or as a substitute for, operating income, net income or cash flow and other consolidated income or cash flow statement data computed in accordance with generally accepted accounting principles or as a measure of a company's profitability or liquidity. Although this measure of performance is not calculated in accordance with generally accepted accounting principles, it is widely used in the broadcasting industry as a measure of a company's operating performance because it assists in comparing station performance on a consistent basis across companies without regard to depreciation and amortization, which can vary significantly depending on accounting methods (particularly where acquisitions are involved) or non-operating factors such as historical cost bases. Broadcast cash flow also excludes the effect of corporate general and administrative expenses, which generally do not relate directly to station performance.

(7) Broadcast cash flow margin equals broadcast cash flow as a percentage of net revenue.


(8) Net income for the three months ended March 31, 1996 includes, as an extraordinary item, a $9.7 million loss on the extinguishment of debt in association with the pending sale of Noble to Jacor and a $37.7 million gain from the February 1996 sale of Noble's operating assets in San Diego to Jacor.

                      MANAGEMENT'S DISCUSSION AND ANALYSIS
                OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

GENERAL

    The performance of a radio station group, such as Jacor, is customarily measured by its ability to generate broadcast cash flow. The primary source of Jacor's revenue is the sale of broadcasting time on its radio stations for advertising. Jacor's significant operating expenses are employee salaries, sports broadcasting rights fees, programming expenses, advertising and promotion expenses, rental of premises for studios and transmitting equipment and music license royalty fees. Jacor works closely with local station management to implement cost control measures.

    Jacor's revenue is affected primarily by the advertising rates Jacor's radio stations are able to charge. These rates are, in large part, based on a station's ability to attract audiences in the demographic groups targeted by its advertisers, as principally measured by Arbitron Metro Area Ratings Surveys.

    Most advertising contracts are short-term and run only for a few weeks. Most of Jacor's revenue is generated from local advertising, which is sold by the station's sales staff. In 1995, approximately 85% of Jacor's gross revenue was from local advertising and approximately 15% was from national advertising. A station's local sales staff solicits advertising, either directly from the local advertiser or through an advertising agency for the local advertiser. National advertising sales for most of Jacor's stations are made by Jacor's national sales managers in conjunction with the efforts of an independent advertising representative who specializes in national sales and is compensated on a commission-only basis.

    Sports  broadcasting and full-service programming  features play an integral part in Jacor's operating strategy. As a result, because of the rights fees and related costs of broadcasting professional baseball, football and hockey, as well as the costs related to the full-service programming features of its AM radio stations, Jacor's broadcast cash flow margins are typically lower than its competitors'.

    Jacor's first calendar quarter historically produces the lowest revenue for the year, and the second and third quarters historically produce the highest revenue for the year, due in part to revenue received during the summer months related to the broadcast of Major League Baseball games. During 1995, however, Jacor recorded higher broadcast revenue and broadcast operating expenses during the third and fourth quarters than those recorded during the second quarter due to the Major League Baseball strike. As a result of the strike, second quarter revenue and operating expenses were lower. For the entire twelve months of 1995, the strike did not have a material impact on Jacor's station operating income (broadcast revenue less broadcast operating expenses).

    Jacor's operating results in any period may be affected by the incurrence of advertising and promotion expenses that do not produce commensurate revenue in the period in which the expenses are incurred. As a result of Arbitron's quarterly reporting of ratings, Jacor's ability to realize revenue as a result of increased advertising and promotional expenses may be delayed for several months.

    The comparability of financial information for the years ended December 31, 1993, 1994 and 1995 is affected by the July 1993 purchase of radio station KBPI-FM (formerly KAZY-FM) in Denver; the May 1994 sale of Telesat Cable TV; the June 1995 purchase of radio station WOFX-FM (formerly WPPT-FM) in Cincinnati, and interim operation of such station from April 1994 to June 1995 under a LMA; the August 1995 purchases of radio stations WJBT-FM, WZAZ-AM, and WSOL-FM (formerly WHJX-FM), each located in Jacksonville, and WDUV-FM and WBRD-AM, each located in Tampa. With these acquisitions, Jacor expects to realize certain cost savings and increased ratings through format modifications and thereby improve operating results in these markets.

    The acquisitions discussed above and the Acquisitions will increase Jacor's net revenue, broadcast operating expenses, depreciation and amortization, corporate general and administrative expenses, and interest expense.
Accordingly, past financial performance should not be considered a reliable indicator of future performance, and investors should not use historical trends to anticipate results or trends in future periods.

    General economic conditions have an impact on Jacor's business and financial results. From time to time the markets in which Jacor operates experience weak economic conditions that may negatively affect revenue of Jacor. However, management believes that this impact will be somewhat softened by Jacor's diverse geographical presence.

    In the following analysis, management discusses the broadcast cash flow of Jacor. "Broadcast cash flow" means operating income before reduction in carrying value of assets, depreciation and amortization and corporate general and administrative expenses. Broadcast cash flow should not be considered in isolation from, or as a substitute for, operating income, net income or cash flow and other consolidated income or cash flow statement data computed in accordance with generally accepted accounting principles or as a measure of a company's profitability or liquidity. Although this measure of performance is not calculated in accordance with generally accepted accounting principles, it is widely used in the broadcasting industry as a measure of a company's operating performance because it assists in comparing station performance on a consistent basis across companies without regard to depreciation and amortization, which can vary significantly depending on accounting methods (particularly where acquisitions are involved) or non-operating factors such as historical cost bases. Broadcast cash flow also excludes the effect of corporate general and administrative expenses, which generally do not relate directly to station performance.


THE THREE MONTHS ENDED MARCH 31, 1996 COMPARED TO THE THREE MONTHS ENDED MARCH 31, 1995



    BROADCAST REVENUE for the first quarter of 1996 was $33.6 million, an increase of $6.8 million or 25.1% from $26.8 million during the first quarter of 1995. This increase resulted from the revenue generated at those properties owned or operated during the first quarter of 1996 but not during the comparable 1995 period and, to a lesser extent, an increase in advertising rates.



    AGENCY COMMISSIONS for the first quarter of 1996 were $3.5 million, an increase of $0.7 million or 23.9% from $2.8 million during the first quarter of 1995 due primarily to the increase in broadcast revenue.



    BROADCAST OPERATING EXPENSES for the first quarter of 1996 were $23.9 million, an increase of $3.9 million or 19.6% from $20.0 million during the first quarter of 1995. These expenses increased primarily as a result of expenses incurred at those properties owned or operated during the first quarter of 1996 but not during the comparable 1995 period and, to a lesser extent, increased selling and other payroll costs and programming costs.



    DEPRECIATION AND AMORTIZATION for the first quarter of 1996 and 1995 was $2.6 million and $2.1 million, respectively. The increase from quarter-to-quarter resulted primarily from the acquisitions made by Jacor during the second half of 1995.



    OPERATING INCOME for the first quarter of 1996 was $2.4 million, an increase of $1.3 million or 130.6% from $1.1 million during the first quarter of 1995.



    INTEREST EXPENSE for the first quarter of 1996 was $2.1 million, an increase of $2.0 million from $0.1 million for the first quarter of 1995. The increase in interest expense resulted from the increase in Jacor's outstanding long-term debt which is primarily related to Jacor's acquisition activity.



    THE GAIN ON SALE of radio stations in the first quarter of 1996 resulted from Jacor's February sale of two FM radio stations in Knoxville.



    THE EXTRAORDINARY ITEM in the first quarter of 1996 represented the write-off of unamortized costs associated with Jacor's 1993 credit agreement which was replaced in February 1996 by Jacor's Existing Credit Facility.



    NET INCOME for the first quarter of 1996 and 1995 was $0.9 and $0.8 million, respectively.



    BROADCAST CASH FLOW for the three months ended March 31, 1996 was $6.2 million, an increase of $2.1 million or 52.9% from the $4.1 million for the three months ended March 31, 1995. On a "same station" basis, broadcast cash flow for the first quarter of 1996 was $5.8 million, an increase of $1.6 million or 39.0% from $4.2 million for the same period in 1995.

THE YEAR ENDED 1995 COMPARED TO THE YEAR ENDED 1994

    BROADCAST REVENUE for 1995 was $133.1 million, an increase of $13.5 million or 11.3% from $119.6 million during 1994. This increase resulted from an increase in advertising rates in both local and national advertising and from the revenue generated at those properties owned or operated during 1995 but not during the comparable 1994 period. On a "same station" basis--reflecting results from stations operated for the entire twelve months of both 1995 and 1994--broadcast revenue for 1995 was $125.3 million, an increase of $8.4 million or 7.2% from $116.9 million for 1994.

    AGENCY COMMISSIONS for 1995 were $14.2 million, an increase of $1.6 million or 12.6% from $12.6 million during 1994 due to the increase in broadcast revenue. Agency commissions increased at a greater rate than broadcast revenue due to a greater proportion of agency sales.

    BROADCAST OPERATING EXPENSES for 1995 were $87.3 million, an increase of $6.8 million or 8.5% from $80.5 million during 1994. These expenses increased as a result of increased selling and other payroll costs, programming costs and expenses incurred at those properties owned or operated during 1995 but not during the comparable 1994 period. On a "same station" basis, broadcast operating expenses for 1995 were $81.3 million, an increase of $4.2 million or 5.5% from $77.1 million for 1994.

    DEPRECIATION AND AMORTIZATION for 1995 and 1994 was $9.5 million and $9.7 million, respectively.

    OPERATING INCOME for 1995 was $18.6 million, an increase of $5.1 million or 38.1% from an operating income of $13.5 million for 1994.

    INTEREST EXPENSE for 1995 was $1.4 million, an increase of $0.9 million or 170.1% from $0.5 million for 1994. Interest expense increased due to an increase in outstanding debt that was incurred in connection with acquisitions and stock repurchases.

    NET INCOME for 1995 was $11.0 million, compared to net income of $7.9 million reported by Jacor for 1994. The 1994 period includes income tax expense of $6.3 million, while the 1995 period includes $7.3 million of income tax expense.

    BROADCAST CASH FLOW for 1995 was $31.6 million, an increase of $5.1 million or 19.2%, from $26.5 million during 1994. On a "same station" basis, broadcast cash flow for 1995 was $30.5 million, an increase of $3.1 million or 11.0%, from $27.4 million for 1994.

THE YEAR ENDED 1994 COMPARED TO THE YEAR ENDED 1993

    BROADCAST REVENUE for 1994 was $119.6 million, an increase of $18.9 million or 18.8% from $100.7 million during 1993. This increase resulted from an increase in advertising rates in both local and national advertising and from the revenue generated at those properties owned or operated during 1994 but not during the comparable 1993 period. On a "same station" basis--reflecting results from stations operated for the entire twelve months of both 1994 and
1993--broadcast revenue for 1994 was $110.7 million, an increase of $11.6 million or 11.6% from $99.1 million for 1993.

    AGENCY COMMISSIONS for 1994 were $12.6 million, an increase of $1.8 million or 16.8% from $10.8 million during 1993 due to the increase in broadcast revenue. Agency commissions increased at a lesser rate than broadcast revenue due to a greater proportion of direct sales.

    BROADCAST OPERATING EXPENSES for 1994 were $80.5 million, an increase of $11.0 million or 15.7% from $69.5 million during 1993. These expenses increased as a result of expenses incurred at those properties owned or operated during 1994 but not during the comparable 1993 period and, to a lesser extent, increased selling and other payroll costs and programming costs. On a "same station" basis, broadcast operating expenses for 1994 were $72.0 million, an increase of $4.1 million or 6.1% from $67.9 million for 1993.

    DEPRECIATION AND AMORTIZATION for 1994 and 1993 was $9.7 million and $10.2 million, respectively.

    OPERATING INCOME for 1994 was $13.5 million, an increase of $6.9 million or 103.5% from an operating income of $6.6 million for 1993.

    INTEREST EXPENSE for 1994 was $0.5 million, a decrease of $2.2 million or 80.5% from $2.7 million for 1993. Interest expense declined due to the reduction in outstanding debt, such debt having been retired from the proceeds of Jacor's November 1993 equity offering.

    NET INCOME for 1994 was $7.9 million, compared to net income of $1.4 million reported by Jacor for 1993. The 1993 period includes income tax expense of $2.7 million, while the 1994 period includes $6.3 million of income tax expense.

    BROADCAST CASH FLOW for 1994 was $26.5 million, an increase of $6.1 million or 29.9%, from $20.4 million during 1993. On a "same station" basis, broadcast cash flow for 1994 was $26.4 million, an increase of $6.0 million or 29.0%, from $20.4 million for 1993.

LIQUIDITY AND CAPITAL RESOURCES

    Jacor began 1995 with no outstanding debt and $27.0 million in cash and cash equivalents. During 1995, Jacor used $59.8 million in cash for acquisitions of radio stations and licenses and for loans made in connection with Jacor's JSAs and $21.7 million in cash to purchase shares of its Common Stock. These funds came from cash on hand together with cash provided from operating activities and draws under Jacor's 1993 credit agreement aggregating $45.5 million.

    During 1995, Jacor made capital expenditures of approximately $5.0 million. Jacor estimates that capital expenditures for 1996 will be approximately $6.0 million which includes approximately $2.5 million to purchase the building currently housing the offices and studios of its Tampa radio stations and to complete the relocation of the offices and studios of its Atlanta radio stations. Jacor estimates that capital expenditures for the properties to be acquired from Citicasters and Noble would be approximately $4.0 million in the 12-month period following the consummation of the Acquisitions. The actual level of spending will depend on a variety of factors, including general economic conditions and the Company's business. In February 1996, Jacor entered into the Existing Credit Facility which provided for a $300.0 million reducing revolving facility that reduces on a quarterly basis commencing March 31, 1997. The credit facility bears interest at floating rates based on a Eurodollar rate or a bank base rate. See "Description of Other Indebtedness."


    In connection with the Merger, Jacor anticipates entering into the New Credit Facility which would provide for availability of $600.0 million pursuant to a reducing revolving facility that would reduce on a quarterly basis commencing one year from the date of the facility. It is anticipated that the New Credit Facility would bear interest at floating rates based on a Eurodollar rate or a bank base rate. Jacor also anticipates that the New Credit Facility will provide JCAC with additional credit for future acquisitions as well as working capital and other general corporate purposes. In addition, the 1996 Stock Offering and the LYONs Offering will provide Jacor and JCAC with gross proceeds of approximately $275.0 million and $100.0 million, respectively. See "Description of Other Indebtedness."



    Jacor currently expects to fund its acquisition of Noble and expenditures for capital requirements from available cash balances, internally generated funds and the availability of borrowings under its Existing Credit Facility. Jacor currently expects to fund the Merger with a combination of funds provided by this Offering, the 1996 Stock Offering, the LYONs Offering, the New Credit Facility and excess cash on hand. These funds together with cash generated from operations will be sufficient to meet the Company's liquidity and capital needs for the foreseeable future.


    As a result of entering into the Existing Credit Facility in the first quarter of 1996, Jacor will write off approximately $1.6 million of unamortized cost associated with its 1993 credit agreement. In connection with entering into the New Credit Facility, Jacor anticipates that it will write off approximately $5.0 million of unamortized cost associated with its Existing Credit Facility.

    The issuance of additional debt will negatively impact Jacor's debt-to-equity ratio and its results of operations and cash flows due to higher amounts of interest expense, although the issuance of additional equity will soften this impact to some extent. Also, if Jacor were not able to complete the Merger due to certain circumstances, Jacor would incur a one-time charge of $75.0 million relating to the non-refundable deposit. If debt were used to finance such payment, it would negatively impact Jacor's future results of operations and impede Jacor's future growth by limiting the amount available under the Existing Credit Facility.

CASH FLOWS


    Cash flows provided by operating activities, inclusive of working capital, were $4.0 million and $6.3 million for the three months ended March 31, 1996 and 1995, respectively. Cash flows provided by operating activities for the first quarter of 1996 resulted primarily from the add-back of $2.6 million of depreciation and amortization together with the add-back of $1.0 million for the extraordinary loss net of ($2.5) million from the gain on sale of radio stations to net income of $0.9 million for the period. The additional $2.0 million resulted principally from the net change in working capital of $1.9 million. Cash flows provided by operating activities for the comparable 1995 period resulted primarily from the add-back of $2.1 million of depreciation and amortization together with the net change in working capital of $3.4 million to net income of $0.8 million for the period.



    Cash flows used by investing activities were ($140.3) million and ($0.7) million for the three months ended March 31, 1996 and 1995, respectively. Investing activities include capital expenditures of $3.4 million and $0.7 million for the first quarter of 1996 and 1995, respectively. Investing activities during the first quarter of 1996 include expenditures of $48.1 million, $52.8 million, $41.6 million and $0.8 million, respectively, for acquisitions, the purchase of the Noble warrant, loans made to Noble and in connection with Jacor's JSAs and other. Additionally, investing activities for the 1996 period is net of $6.5 million of proceeds from the sale of radio stations WMYU-FM and WWST-FM in Knoxville.



    Cash flows provided by financing activities were $134.7 million and $0.1 million for the three months ended March 31, 1996 and 1995, respectively. Cash flows provided by financing activities during the first quarter of 1996 resulted primarily from the $190.0 million in borrowings under the Existing Credit Facility, together with $0.5 million in proceeds received from the issuance of Common Stock upon the exercise of outstanding stock options net of the $52.0 million of reduction in long-term debt and $3.7 million of paid finance costs. Cash flows from financing activities during the comparable 1995 three-month period resulted primarily from the proceeds received from the issuance of Common Stock upon the exercise of outstanding stock options.


    Cash flows provided by operating activities, inclusive of working capital, were $20.6 million, $11.3 million and $9.0 million for 1995, 1994 and 1993, respectively. Cash flows provided by operating activities in 1995 resulted primarily from the add-back of $9.5 million of depreciation and amortization expense to net income of $11.0 million for the period. Cash flows provided by operating activities in 1994 resulted primarily from net income of $7.9 million generated during the year. The additional $3.4 million resulted principally from the excess of the sum of the depreciation and amortization add-back of $9.7 million, together with the add-back of $1.4 million for provision for losses on accounts and notes receivable over the net change in working capital of ($7.6) million. Cash flows provided by operating activities in 1993 resulted primarily from the excess of the sum of the depreciation and amortization add-back of $10.1 million, together with the $1.4 million of net income generated during the year over the net change in working capital of ($2.3) million.

    Cash flows used by investing activities were ($64.3) million, ($13.7) million and ($5.5) million for 1995, 1994 and 1993, respectively. Investing activities include capital expenditures of $5.0 million, $2.2 million and $1.5 million in 1995, 1994 and 1993, respectively. Investing activities in 1995 and 1994 include expenditures of $59.8 million and $14.6 million, respectively, for acquisitions, the purchase of intangible assets and loans made in connection with Jacor's JSAs. In addition, 1994 investing activities were net of $3.2 million of payments received on notes and from the sale of assets. Investing activities in 1993 included expenditures of $3.9 million relating to the purchase of radio station assets.

    Cash flows provided by financing activities were $24.2 million, $0.7 million and $12.8 million for 1995, 1994 and 1993. Cash flows provided by financing activities in 1995 resulted primarily from the $45.5 million in borrowings under the 1993 credit agreement, together with $0.8 million in proceeds received from the issuance of Common Stock to Jacor's employee stock purchase plan and upon the exercise of outstanding stock options net of the $21.7 million used to repurchase Common Stock. Cash flows from financing activities in 1994 resulted primarily from the proceeds received from the issuance of Common Stock upon the exercise of outstanding stock options. The cash provided by financing activities in 1993 principally was due to the refinancing of Jacor's senior debt in March 1993 plus the issuance of additional Common Stock, and the payment of restructuring expenses in 1993.

NEW ACCOUNTING PRONOUNCEMENTS

    In October 1995, the Financial Accounting Standards Board ("FASB") issued Statement of Financial Accounting Standards ("FAS") No. 123 "Accounting for Stock-Based Compensation." Jacor will continue to apply APB Opinion No. 25 in accounting for its plans as permitted by this statement. This statement, however, requires that a company's financial statements include certain disclosures about stock-based employee compensation arrangements regardless of the method used to account for them. Pro forma disclosures required by a company that elects to continue to measure compensation cost using APB Opinion No. 25 will be made by Jacor for the year ended December 31, 1996.

    In March 1995, the FASB issued FAS No. 121 "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to Be Disposed Of." This statement requires Jacor to review for possible impairment of long-lived assets and certain identifiable intangibles when circumstances indicate that the carrying value of these assets may not be recoverable. Jacor will adopt the statement in the first quarter of 1996, the effect of which will be immaterial to Jacor's Consolidated Financial Statements.

                                    BUSINESS

GENERAL


    Jacor, upon consummation of the Acquisitions, will be the third largest radio group in the nation owning and/or operating 50 radio stations and two television stations in 13 markets across the United States. Jacor's strategic objective is to be the leading radio broadcaster in each of its markets. Consistent with this objective, Jacor entered into agreements to acquire 29 radio stations and two television stations for approximately $950.0 million within two weeks of the enactment of the Telecom Act. The Company will have multiple station platforms in Atlanta, San Diego, St. Louis, Phoenix, Tampa, Denver, Portland, Kansas City, Cincinnati, Sacramento, Columbus, Jacksonville and Toledo. These markets are among the most attractive radio markets in the country, demonstrating, as a group, radio revenue growth in excess of the radio industry average over the last five years. In 1995, the Company would have been the top billing radio group in 9 of its 13 markets and would have had net revenue and broadcast cash flow of $303.5 million and $107.7 million, respectively.


    The following table sets forth certain information regarding the Company and its markets:

                                                                         COMPANY DATA
                                 --------------------------------------------------------------------------------------------
                                                                                                   NO. OF STATIONS
                                                           1995
                                        1995           RADIO REVENUE   RADIO AUDIENCE               -------------
                                    RADIO REVENUE      MARKET SHARE     MARKET SHARE                                  TV
            MARKET                   MARKET RANK             %                %             AM           FM           --
- -------------------------------  -------------------  ---------------  ---------------      ---          ---
Atlanta........................               1               23.2             15.8              1            3       --
San Diego(1)...................               1               13.9              6.7              1            2       --
Tampa..........................               1               24.3             26.4              2            4            1
Denver(2)......................               1               45.9             30.6              4            4       --
Portland.......................               1               25.3             17.4              1            2       --
Cincinnati(3)..................               1               56.8             38.8              2            4            1
Columbus.......................               1               37.9             20.9              2            3       --
Jacksonville...................               1               26.2             22.6              2            3       --
Toledo.........................               1               27.9             27.5              1            2       --
Kansas City....................               2               15.3             12.9              1            1       --
Sacramento.....................               3               14.3              7.0         --                2       --
St. Louis......................               6                8.6             10.0              1            2       --
Phoenix........................               7                6.6              3.8              1            1       --


                                                   MARKET DATA
                                 -----------------------------------------------
                                       1995
                                     ARBITRON                        1990-1995
                                      MARKET         1995 RADIO    REVENUE CAGR
            MARKET                     RANK         REVENUE RANK         %
- -------------------------------  -----------------  -------------  -------------
Atlanta........................             12               10            9.2
San Diego(1)...................             15               16            5.5
Tampa..........................             21               21            6.2
Denver(2)......................             23               14            8.6
Portland.......................             24               23            8.4
Cincinnati(3)..................             25               20            7.4
Columbus.......................             32               28            6.7
Jacksonville...................             53               46            7.9
Toledo.........................             75               74            5.6
Kansas City....................             26               32            4.3
Sacramento.....................             29               25            4.6
St. Louis......................             17               19            4.5
Phoenix........................             20               17            6.1


- ------------------------------
(1) Includes XTRA-FM and XTRA-AM, stations Jacor provides programming to and sells air time for under an exclusive sales agency agreement.

(2) Excludes one station for which Jacor sells advertising time pursuant to a joint sales agreement.

(3) Excludes three stations for which Jacor sells advertising time pursuant to joint sales agreements.

BUSINESS STRATEGY

    Jacor's strategic objective is to be the leading radio broadcaster in each of its markets. Jacor intends to acquire individual radio stations or radio groups that strengthen its market position and that maximize the operating performance of its broadcast properties. Specifically, Jacor's business strategy centers upon:

    INDIVIDUAL MARKET LEADERSHIP. Jacor strives to maximize the audience ratings in each of its markets in order to capture the largest share of the radio advertising revenue in the market. Jacor focuses on those markets where it believes it has the potential to be the leading radio group in the market. By operating multiple radio stations in its markets, Jacor is able to operate its stations at lower costs, reduce the risk of direct format competition and provide advertisers with the greatest access to targeted demographic groups. For 1995, the Company would have had the number one radio revenue market share in Atlanta (23%), San Diego (14%), Tampa (24%), Denver (46%), Portland (25%), Cincinnati (57%), Columbus (38%), Jacksonville (26%) and Toledo (28%). The Company's aggregate radio revenue market share for 1995 would have been approximately 25%.

    ACQUISITION AND MARKET DEVELOPMENT. Jacor's acquisition strategy focuses on acquiring both developed, cash flow producing stations and underdeveloped "stick" properties that complement its existing portfolio and strengthen its overall market position. Jacor has been able to improve the ratings of "stick" properties with increased marketing and focused programming that complements its existing radio station formats. Additionally, Jacor utilizes its strong market presence to boost the revenues and cash flow of "stick" properties by encouraging advertisers to buy advertising in a package with its more established stations. The Company may enter new markets through acquisitions of radio groups that have multiple station ownership in such groups' markets. Additionally, the Company will seek to acquire individual stations in new markets that it believes are fragmented and where a market-leading position can be created through additional in-market acquisitions. The Company may exit markets it views as having limited strategic appeal by selling or swapping existing stations for stations in other markets where the Company operates, or for stations in new markets.

    DIVERSE FORMAT EXPERTISE. Jacor management has developed programming expertise over a broad range of radio formats. This management expertise enables Jacor to specifically tailor the programming of each station in a market in order to maximize Jacor's overall market position. Jacor utilizes sophisticated research techniques to identify opportunities within each market and programs its stations to provide complete coverage of a demographic or format type. This strategy allows Jacor to deliver highly effective access to a target demographic and capture a higher percentage of the radio advertising market.

    DISTINCT STATION PERSONALITIES. Jacor engages in a number of creative programming and promotional efforts designed to create listener loyalty and station brand awareness. Through these efforts, management seeks to cultivate a distinct personality for each station based upon the unique characteristics of each market. Jacor hires dynamic on-air personalities for key morning and afternoon "drive times" and provides comprehensive news, traffic and weather reports to create active listening by the audience. This commitment to "foreground" or "high impact" programming has successfully generated significant audience share.


    One of the methods Jacor utilizes to develop the personality of its AM radio stations is by broadcasting professional sporting events and related programming. Currently, Jacor has the broadcast rights for the Cincinnati Reds, Cincinnati Bengals, Colorado Rockies, Denver Broncos, Los Angeles Kings and San Diego Chargers and Citicasters has the broadcast rights for the Portland Trail Blazers. In addition, WGST-AM in Atlanta has the broadcast rights to serve as the official information station for the 1996 Olympic Games. Sports broadcasting serves as a key "magnet" for attracting audiences to a station and then introducing them to other programming features, such as local and national news, entertaining talk, and weather and traffic reports.


    STRONG AM STATIONS. Jacor is an industry leader in successfully operating AM stations. While many radio groups primarily utilize network or simulcast programming on their AM stations, Jacor also develops unique programming for its AM stations to build strong listener loyalty and awareness. Utilizing this operating focus and expertise, Jacor has developed its AM stations in Denver and Cincinnati into the revenue and ratings leaders among both AM and FM stations in their respective markets. Jacor's targeted AM programming adds to Jacor's ability to lead its markets and results in more complete coverage of the listener base.

    Although the cost structure of a large-scale AM station generally results in lower operating margins than typical music-based FM stations, the majority of Jacor's AM stations generate substantial levels of broadcast cash flow. Historically, Citicasters and Noble have not focused on their AM operations to the same extent as Jacor. Accordingly, most of the AM stations to be acquired meaningfully underperform Jacor's AM stations, and management believes such stations have the potential to generate significant incremental cash flow.

    POWERFUL BROADCAST SIGNALS. A station's ability to maintain market leadership depends in part upon the strength of its broadcasting delivery system. A powerful broadcast signal enhances delivery range and clarity, thereby influencing listener preference and loyalty. Many of Jacor's stations' broadcasting signals are among the strongest in their respective markets reinforcing its market leadership. Jacor opportunistically upgrades the power and quality of the signals at stations it acquires. Following the consummation of the Acquisitions, Jacor expects that relatively inexpensive technical upgrades in certain markets will provide for significantly greater signal presence.

RADIO STATION OVERVIEW

    The following sets forth certain information regarding the 50 radio stations that will be owned and/or operated by the Company upon completion of the Acquisitions, and the two San Diego stations for which Jacor provides programming and for which it sells air time.

                                                                         1995
                           JACOR(J)                1995             COMBINED RADIO
      MARKET/           CITICASTERS(C)        COMBINED RADIO        REVENUE MARKET                                   TARGET
      STATION              NOBLE(N)         REVENUE MARKET RANK         SHARE %                 FORMAT             DEMOGRAPHIC
- --------------------  -------------------  ---------------------  -------------------  -------------------------  -------------

ATLANTA                                              1                   23.2
  WPCH-FM                      J                                                       Adult Contemporary         Women 25-54
  WGST-AM/FM(1)                J                                                       News Talk                  Men 25-54
  WKLS-FM                      C                                                       Album Oriented Rock        Men 18-34

SAN DIEGO                                            1                   13.9
  KHTS-FM                      J                                                       TBD
  XTRA-FM(2)                   N                                                       Rock Alternative           Men 18-34
  XTRA-AM(2)                   N                                                       Sports                     Men 25-54

DENVER (3)                                           1                   45.9
  KOA-AM                       J                                                       News Talk                  Men 25-54
  KRFX-FM                      J                                                       Classic Rock               Men 25-54
  KBPI-FM                      J                                                       Rock Alternative           Men 18-34
  KTLK-AM                      J                                                       Talk                       Adults 35-64
  KHIH-FM                      N                                                       Jazz                       Adults 25-54
  KHOW-AM                      N                                                       Talk                       Adults 25-54
  KBCO-AM                      N                                                       Talk                       Adults 25-54
  KBCO-FM                      N                                                       Album Oriented Rock        Adults 25-49

PHOENIX                                              7                    6.6
  KSLX-AM/FM                   C                                                       Classic Rock               Men 25-54

ST. LOUIS                                            6                    8.6
  KMJM-FM                      N                                                       Urban Adult Contemporary   Adults 25-54
  KATZ-FM                      N                                                       Black Oldies               Adults 25-54
  KATZ-AM                      N                                                       Urban Talk                 Adults 35-64

TAMPA                                                1                   24.3
  WFLA-AM                      J                                                       News Talk                  Adults 25-54
  WFLZ-FM                      J                                                       Contemporary Hit Radio     Adults 18-34
  WDUV-FM                      J                                                       Beautiful/EZ               Adults 35-64
  WBRD-AM(4)                   J                                                       Talk                       Adults 35-64
  WXTB-FM                      C                                                       Album Oriented Rock        Men 18-34
  WTBT-FM                      C                                                       Classic Rock               Men 25-54

CINCINNATI (3)                                       1                   56.8
  WLW-AM                       J                                                       News Talk                  Men 25-54
  WEBN-FM                      J                                                       Album Oriented Rock        Men 18-34
  WOFX-FM                      J                                                       Classic Rock               Men 25-54
  WCKY-AM                      J                                                       Talk                       Adults 35-64
  WWNK-FM                      C                                                       Adult Contemporary         Women 25-54
  WKRQ-FM                      C                                                       Contemporary Hit Radio     Women 18-34

COLUMBUS                                             1                   37.9
  WTVN-AM                      C                                                       Adult Contemporary/Talk    Adults 25-54
  WLVQ-FM                      C                                                       Album Oriented Rock        Men 18-34
  WHOK-FM                      C                                                       Country                    Adults 25-54
  WLLD-FM                      C                                                       Country                    Adults 25-54
  WLOH-AM                      C                                                       News                       Adults 35-64

KANSAS CITY                                          2                   15.3
  WDAF-AM                      C                                                       Country                    Adults 35-64
  KYYS-FM                      C                                                       Album Oriented Rock        Men 18-34

                         TARGET
                      DEMOGRAPHIC
      MARKET/            SHARE
      STATION            %/RANK
- --------------------  ------------
ATLANTA
  WPCH-FM                9.8/2
  WGST-AM/FM(1)          5.5/7
  WKLS-FM                11.3/3
SAN DIEGO
  KHTS-FM
  XTRA-FM(2)             10.5/1
  XTRA-AM(2)             4.5/6
DENVER (3)
  KOA-AM                 10.4/1
  KRFX-FM                9.6/2
  KBPI-FM                10.0/2
  KTLK-AM                3.2/10
  KHIH-FM                4.9/10
  KHOW-AM                1.8/18
  KBCO-AM                  --
  KBCO-FM                6.3/5
PHOENIX
  KSLX-AM/FM             6.9/3
ST. LOUIS
  KMJM-FM                6.3/6
  KATZ-FM                1.2/18
  KATZ-AM                1.6/15
TAMPA
  WFLA-AM                3.7/13
  WFLZ-FM                16.1/1
  WDUV-FM                4.5/10
  WBRD-AM(4)               --
  WXTB-FM                21.8/1
  WTBT-FM                6.0/5
CINCINNATI (3)
  WLW-AM                 16.8/1
  WEBN-FM                21.0/1
  WOFX-FM                5.9/6
  WCKY-AM                5.9/6
  WWNK-FM                7.8/4
  WKRQ-FM                13.5/2
COLUMBUS
  WTVN-AM                4.9/7
  WLVQ-FM                11.3/2
  WHOK-FM                4.0/9
  WLLD-FM                3.3/12
  WLOH-AM                  --
KANSAS CITY
  WDAF-AM                8.3/2
  KYYS-FM                11.7/4

                                                                         1995
                           JACOR(J)                1995             COMBINED RADIO
      MARKET/           CITICASTERS(C)        COMBINED RADIO        REVENUE MARKET                                   TARGET
      STATION              NOBLE(N)         REVENUE MARKET RANK         SHARE %                 FORMAT             DEMOGRAPHIC
- --------------------  -------------------  ---------------------  -------------------  -------------------------  -------------

SACRAMENTO                                           3                   14.3
  KRXQ-FM                      C                                                       Album Oriented Rock        Men 18-34
  KSEG-FM                      C                                                       Classic Rock               Men 25-54

PORTLAND                                             1                   25.3
  KEX-AM                       C                                                       News Talk                  Adults 35-64
  KKCW-FM                      C                                                       Adult Contemporary         Women 25-54
  KKRZ-FM                      C                                                       Contemporary Hit Radio     Women 18-34

TOLEDO                                               1                   27.9
  WSPD-AM                      N                                                       News Talk                  Adults 35-64
  WVKS-FM                      N                                                       Contemporary Hit Radio     Adults 18-34
  WRVF-FM                      N                                                       Adult Contemporary         Women 25-54

JACKSONVILLE                                         1                   26.2
  WJBT-FM                      J                                                       Urban                      Adults 18-34
  WQIK-FM                      J                                                       Country                    Adults 25-54
  WSOL-FM                      J                                                       Adult Urban                Adults 25-54
  WZAZ-AM                      J                                                       Urban Talk                 Adults 35-64
  WJGR-AM                      J                                                       Talk                       Adults 25-54

                         TARGET
                      DEMOGRAPHIC
      MARKET/            SHARE
      STATION            %/RANK
- --------------------  ------------
SACRAMENTO
  KRXQ-FM                8.8/2
  KSEG-FM                6.2/4
PORTLAND
  KEX-AM                 7.0/3
  KKCW-FM                10.4/1
  KKRZ-FM                12.8/1
TOLEDO
  WSPD-AM                4.7/7
  WVKS-FM                19.4/1
  WRVF-FM                14.8/2
JACKSONVILLE
  WJBT-FM                6.7/6
  WQIK-FM                9.8/2
  WSOL-FM                7.3/5
  WZAZ-AM                0.9/17
  WJGR-AM                0.8/17


- ------------------------------
(1) Jacor provides programming and sells air time for the FM station pursuant to a LMA.
(2) Jacor provides programming and sells air time for these stations under an exclusive sales agency agreement.
(3) Excludes stations WAQZ-FM, WAOZ-AM and WSAI-AM in Cincinnati and KTCL-FM in Denver which Jacor sells advertising time for pursuant to JSAs.
(4) In March 1996, Jacor entered into a contract for the sale of the assets of WBRD-AM.

TELEVISION

    Upon the acquisition of Citicasters, Jacor will own a television station in each of the Cincinnati and Tampa markets where it currently owns and operates multiple radio stations. Owning and operating television and radio stations in the same market requires an FCC waiver. See "Risk Factors--Pending Acquisitions." By operating television stations in markets where Jacor has a significant radio presence, Jacor expects to realize significant operating advantages, including shared news departments and administrative overhead, as well as cross-selling of advertising time and cross promotions.

    The following table sets forth certain information regarding these stations and the markets in which they operate:

                                                                                           COMMERCIAL STATIONS IN
                                                                 STATION RANK (1)
                              NATIONAL     TV HOUSEHOLDS  ------------------------------           MARKET
                               MARKET       IN DMA (1)                       ADULTS AGED       -------------
MARKET/STATION                RANK (1)        (000S)        TV HOUSEHOLDS       25-54         VHF          UHF
- --------------------------  -------------  -------------  -----------------  -----------     -----        -----
TAMPA/WTSP                           15          1,395                2               4            2            8

CINCINNATI/WKRC                      29            793                3              1T            3            2


                            CABLE SUBSCRIBER     NETWORK
MARKET/STATION                      %          AFFILIATION
- --------------------------  -----------------  -----------
TAMPA/WTSP                             70              CBS
CINCINNATI/WKRC                        61            ABC(2)

- ------------------------------
(1) Rankings for Designated Market Area ("DMA"), 6:00 a.m. to 2:00 a.m., Sunday-Saturday for "TV Households" and "Adults aged 25-54." "T" designates tied. This market information is from Nielsen.

(2) This station is scheduled to switch its network affiliation to CBS in June 1996.

RECENT DEVELOPMENTS

    In February 1996, Jacor entered into an agreement to acquire Citicasters. Citicasters owns and/or operates 19 radio stations, located across the United States in Atlanta, Phoenix, Tampa, Portland, Kansas City, Cincinnati, Sacramento, Columbus and two television stations, one located in Tampa and one in Cincinnati. The Citicasters acquisition enhances Jacor's existing station portfolios in Atlanta, Tampa and Cincinnati and creates new multiple radio station platforms in Phoenix, Portland, Kansas City, Sacramento and Columbus.

    Also, in February 1996, Jacor entered into an agreement to acquire Noble, which owns ten radio stations serving Denver, St. Louis and Toledo. Pending the closing of this transaction, Jacor and Noble have entered into time brokerage agreements with respect to Noble's radio stations in St. Louis and Toledo. Jacor also acquired from Noble the right to provide programming to and sells the air time for one AM and one FM station serving the San Diego market. The Noble Acquisition enhances Jacor's existing portfolio in Denver where it will own eight stations, in addition to creating new multiple station platforms in St. Louis and Toledo, where Jacor will own two of the four Class B FM stations.



    In February 1996, Jacor sold the business and certain operating assets of radio stations WMYU-FM and WWST-FM in Knoxville. Jacor received approximately $6.5 million in cash for this sale, representing an approximately $2.5 million gain. In March 1996, Jacor entered into an agreement for the sale of the assets of WBRD-AM in Tampa. The sale is pending subject to receipt of the required FCC approvals.



    In March 1996, Jacor entered into an agreement to acquire the FCC license of WCTQ-FM and WAMR-AM in Venice, Florida. Jacor will also purchase certain real estate and transmission facilities necessary to operate the stations. The purchase price for the assets is approximately $4.4 million. Jacor anticipates that it will consummate this acquisition in the second quarter of 1996 using cash on hand or by borrowing under the Existing Credit Facility.



    Jacor is currently engaged in negotiations to acquire two radio stations in one of Jacor's existing markets for a purchase price of approximately $13.0 million. Jacor intends to finance such acquisition, if a definitive agreement is entered into, with a portion of the proceeds from the Offerings or with funds obtained from available borrowings under the Existing Credit Facility or the New Credit Facility, whichever is then in effect. There can be no assurance that Jacor will successfully complete this anticipated acquisition or what the consequences thereof would be.



    Consistent with Jacor's objectives described under "-- Business Strategy," Jacor is currently negotiating acquisitions for additional radio stations in its existing markets and in new markets. Jacor has entered into two non-binding letters of intent pursuant to which Jacor and the prospective sellers have agreed to exclusively negotiate the terms and conditions of a definitive acquisition agreement. If such negotiations are successfully completed, Jacor would acquire an additional six radio stations for an aggregate purchase price of approximately $26.0 million. Jacor is also currently engaged in preliminary discussions with owners of other radio stations, which may or may not result in negotiations for additional acquisitions, including acquisitions in which Common Stock may be exchanged in consideration for the acquired stations. There can be no assurance that Jacor will successfully complete any such acquisitions or what the consequences thereof would be.


    During 1995, Jacor actively pursued the acquisition of selected stations in its existing markets and targeted new markets and acquired six radio stations. In August 1995, Jacor acquired the business and certain operating assets of radio stations WDUV-FM and WBRD-AM in Tampa. In September 1995, Jacor exercised its purchase option to acquire ownership of the licensee of radio station KHTS-FM (formerly KECR) in San Diego. In 1995, Jacor acquired the call letters, programming and certain contracts of radio station WOFX-FM in Cincinnati and then changed the call letters of its FM broadcast station WPPT to WOFX. Jacor also acquired radio stations WSOL-FM (formerly WHJX), WJBT-FM and WZAZ-AM in Jacksonville. The aggregate cash purchase price for these acquisitions was approximately $37.7 million.

ADVERTISING


    Radio stations generate the majority of their revenue from the sale of advertising time to local and national spot advertisers and national network advertisers. Radio serves primarily as a medium for local advertising. The growth in total radio advertising revenue tends to be fairly stable and has generally grown at a rate faster than the Gross National Product ("GNP"). Advertising revenue has risen more rapidly during the past 10 years than either inflation or the GNP. Total advertising revenue in 1994 of $10.6 billion, as reported by RAB, was its highest level in the industry's history.


    During the year ended December 31, 1995, approximately 82% of the Company's broadcast revenue would have been generated from the sale of local advertising and approximately 18% from the sale of national advertising. Jacor believes that radio is one of the most efficient, cost-effective means for advertisers to reach specific demographic groups. The advertising rates charged by Jacor's radio stations are based primarily on (i) the station's ability to attract an audience in the demographic groups targeted by its advertisers (as measured principally by quarterly Arbitron rating surveys that quantify the number of listeners tuned to the station at various times), (ii) the number of stations in the market that compete for the same demographic group, (iii) the supply of and demand for radio advertising time and (iv) the supply and pricing of alternative advertising media.

    Jacor emphasizes an aggressive local sales effort because local advertising represents a large majority of Jacor's revenues. Jacor's local advertisers include automotive, retail, financial institutions and services and healthcare. Each station's local sales staff solicits advertising, either directly from the local advertiser or through an advertising agency for the local advertisers. Jacor pays a higher commission rate to the sales staff for generating direct sales because Jacor believes that through a strong relationship directly with the advertiser, it can better understand the advertiser's business needs and more effectively design an advertising campaign to help the advertiser sell its product. Jacor employs personnel in each market to produce commercials for the advertisers. National advertising sales for most of Jacor's stations are made by Jacor's national sales managers in conjunction with the efforts of an independent advertising representative who specializes in national sales and is compensated on a commission-only basis.

    Jacor believes that sports broadcasting, absent unusual circumstances, is a stable source of advertising revenues. There is less competition for the sports listener, since only one radio station can offer a particular game. In addition, due to the higher degree of audience predictability, sports advertisers tend to sign contracts which are generally longer term and more stable than Jacor's other advertisers. Jacor's sales staffs are particularly skilled in sales of sports advertising.

    According to the Radio Advertising Bureau Radio Marketing Guide and Fact Book for Advertisers, 1994-1995, each week, radio reaches approximately 76.7% of all Americans over the age of 12. More than one-half of all radio listening is done outside the home, in contrast to other advertising mediums, and three out of four adults are reached by car radio each week. The average listener spends approximately three hours and 20 minutes per day listening to radio. The highest portion of radio listenership occurs during the morning, particularly between the time a listener wakes up and the time the listener reaches work. This "morning drive time" period reaches more than 85% of people over 12 years of age and, as a result, radio advertising sold during this period achieves premium advertising rates.

    Jacor believes operating multiple stations in a market gives it significant opportunities in competing for advertising dollars. Each multiple station platform better positions Jacor to access a significant share of a given demographic segment making Jacor stations more attractive to advertisers seeking to reach that segment of the population.

COMPETITION; CHANGES IN THE BROADCASTING INDUSTRY

    The radio broadcasting industry is a highly competitive business. The success of each of the Company's stations will depend significantly upon its audience ratings and its share of the overall advertising revenue within its market. The Company's stations will compete for listeners and advertising revenue directly with other radio stations as well as many other advertising media within their respective markets. Radio stations compete for listeners primarily on the basis of program content and by hiring high-profile talent that appeals to a particular demographic group. By building in each of its markets a strong listener base comprised of a specific demographic group, the Company will be able to attract advertisers seeking to reach those listeners.

    In addition to management experience, factors which are material to competitive position include the station's rank among radio stations in its market, transmitter power, assigned frequency, audience characteristics, local program acceptance and the number and characteristics of other stations in the market area, and other advertising media in that market. Jacor attempts to improve its competitive position with promotional campaigns aimed at the demographic groups targeted by its stations and by sales efforts designed to attract advertisers. Recent changes in the FCC's policies and rules permit increased joint ownership and joint operation of local radio stations. Those stations taking advantage of these joint arrangements may in certain circumstances have lower operational costs and may be able to offer advertisers more attractive rates and services.

    The Company's audience ratings and competitive position will be subject to change, and any adverse change in a particular market could have a material adverse effect on the revenue of the Company's stations in that market. Although Jacor believes that each of the Company's stations will be able to compete effectively in the market, there can be no assurance that any one of the Company's stations will be able to maintain or increase its current audience ratings and advertising revenue.

    Although the radio broadcasting industry is highly competitive, some legal restrictions on entry exist. The operation of a radio broadcast station requires a license from the FCC and the number of radio stations that can operate in a given market is limited by the availability of the FM and AM radio frequencies that the FCC will license in that market.

    Jacor's stations also compete directly for advertising revenues with other media, including broadcast television, cable television, newspapers, magazines, direct mail, coupons and billboard advertising. In addition, the radio broadcasting industry is subject to competition from new media technologies that are being developed or introduced, such as the delivery of audio programming by cable television systems and by digital audio broadcasting. The radio broadcasting industry historically has grown despite the introduction of new technologies for the delivery of entertainment and information, such as television broadcasting, cable television, audio tapes and compact disks. Greater population and greater availability of radios, particularly car and portable radios, have contributed to this growth. There can be no assurance, however, that the development or introduction in the future of any new media technology will not have an adverse effect on the radio broadcasting industry. Jacor also competes with other radio station groups to purchase additional stations.


    The FCC has allocated spectrum for a new technology, satellite digital audio radio services ("DARS"), to deliver audio programming. The FCC has proposed, but not yet adopted licensing and operating rules for DARS, so that the allocated spectrum is not yet available for service. Jacor cannot predict when and in what form such rules will be adopted. The FCC granted a waiver in September 1995 to permit one potential DARS operator to commence construction of a DARS satellite system, with the express notice that the FCC might not license such operator to provide DARS, nor would such waiver prejudge the ongoing rule making proceeding. DARS may provide a medium for the delivery by satellite or terrestrial means of multiple new audio programming formats to local and/or national audiences. Digital technology also may be used in the future by terrestrial radio broadcast stations either on existing or alternate broadcasting frequencies, and the FCC has stated that it will consider making changes to its rules to permit AM and FM radio stations to offer digital sound following industry analysis of technical standards. In addition, the FCC has authorized an additional 100 kHz of band width for the AM band and will soon allocate frequencies in this new band to certain existing AM station licensees that applied for migration prior to the FCC's cut-off date. At the end of a transition period, those licensees will be required to return to the FCC either the license for their existing AM band station or the license for the expanded AM band station. None of the stations to be affiliated with the Company have sought authorizations for operations on the expanded AM band because such signals operate at a lower power and have less coverage and thereby are not consistent with Jacor's strategic objectives.


    Television stations compete for audiences and advertising revenues with radio and other television stations and multichannel video delivery systems in their market areas and with other advertising media such as newspapers, magazines, outdoor advertising and direct mail. Competition for sales of television advertising time is based primarily on the anticipated and actually delivered size and demographic characteristics of audiences as determined by various services, price, the time of day when the advertising is to be broadcast, competition from other television stations, including affiliates of other television broadcast networks, cable television systems and other media and general economic conditions. Competition for audiences is based primarily on the selection of programming, the acceptance of which is dependent on the reaction of the viewing public, which is often difficult to predict. Additional elements that are material to the competitive position of television stations include management experience, authorized power and assigned frequency. The broadcasting industry is continuously faced with technical changes and innovations, the popularity of competing entertainment and communications media, changes in labor conditions, and governmental restrictions or actions of Federal regulatory bodies, including the FCC, any of which could possibly have a material effect on a television station's operations and profits. There are sources of video service other than conventional television stations, the most common being cable television, which can increase competition for a broadcasting television station by bringing into its market distant broadcasting signals not otherwise available to the station's audience, serving as a distribution system for national satellite-delivered programming and other non-broadcast programming originated on a cable system and selling advertising time to local advertisers. Other principal sources of competition include home video exhibition, direct-to-home broadcast satellite television ("DBS") entertainment services and multichannel multipoint distribution services ("MMDS"). Moreover, technology advances and regulatory changes affecting programming delivery through fiber optic telephone lines and video compression could lower entry barriers for new video channels and encourage the development of increasingly specialized "niche" programming. The Telecom Act permits telephone companies to provide video distribution services via radio communication, on a common carrier basis, as "cable systems" or as "open video systems," each pursuant to different regulatory schemes. Jacor is unable to predict the effect that technological and regulatory changes will have on the broadcast television industry and on the future profitability and value of a particular broadcast television station.

    The FCC authorizes DBS services throughout the United States. Currently, two FCC permittees, DirecTv and United States Satellite Broadcasting, provide subscription DBS services via high power communications satellites and small dish receivers, and other companies provide direct-to-home video service using lower powered satellites and larger receivers. Additional companies are expected to commence direct-to-home operations in the near future. DBS and MMDS, as well as other new technologies, will further increase competition in the delivery of video programming.

    Jacor cannot predict what other matters might be considered in the future, nor can it judge in advance what impact, if any, the implementation of any of these proposals or changes might have on its business.

FEDERAL REGULATION OF BROADCASTING

    The   ownership,  operation  and  sale  of   stations  are  subject  to  the
jurisdiction of the FCC, which acts under authority granted by the Communications Act. Among other things, the FCC assigns frequency bands for broadcasting; determines the particular frequencies, locations and power of stations; issues, renews, revokes and modifies station licenses; determines whether to approve changes in ownership or control of station licenses; regulates equipment used by stations; adopts and implements regulations and policies that directly or indirectly affect the ownership, operation and employment practices of stations; and has the power to impose penalties for violations of its rules or the Communications Act. On February 8, 1996, the President signed the Telecom Act. The Telecom Act, among other measures, directs the FCC to (a) eliminate the national radio ownership limits; (b) increase the local radio ownership limits as specified in the Telecom Act; (c) issue broadcast licenses for periods of eight years; and (d) eliminate the opportunity for the filing of competing applications against broadcast renewal applications. Certain of these measures have been adopted by the FCC. Other provisions of the Telecom Act will be acted upon by the FCC through rule-making proceedings, presently scheduled for completion by the end of 1996.

    Radio  stations in the United States  operate either by Amplitude Modulation
(AM), conducted on 107 different frequencies located between 540 and 1600 kilohertz (kHz) (plus 10 frequencies between 1610-1710 kHz on the newly expanded AM band) in the low frequency band of the electromagnetic spectrum, or by Frequency Modulation (FM), conducted on approximately 100 different frequencies located between 88 and 108 megahertz (MHz) at the very high frequency band of the electromagnetic spectrum.

    Television stations in the United States operate as either Very High Frequency (VHF) stations (channels 2 through 13) or Ultra High Frequency (UHF) stations (channels 14 through 69). UHF stations in many cases have a weaker signal and therefore do not achieve the same coverage as VHF stations.

    LICENSE GRANTS AND RENEWALS. The Communications Act provides that a broadcast station license may be granted to an applicant if the grant would serve the public interest, convenience and necessity, subject to certain limitations referred to below. In making licensing determinations, the FCC considers the legal, technical, financial and other qualifications of the applicant, including compliance with the Communications Act's limitations on alien ownership, compliance with various rules limiting common ownership of broadcast, cable and newspaper properties, and the "character" of the licensee and those persons holding "attributable" interests in the licensee. Broadcast station licenses are granted for specific periods of time and, upon application, are renewable for additional terms. The Telecom Act amends the Communications Act to provide that broadcast station licenses be granted, and thereafter renewed, for a term not to exceed eight years, if the FCC finds that the public interest, convenience, and necessity would be served.

    Generally, the FCC renews licenses without a hearing. The Telecom Act amends the Communications Act to require the FCC to grant an application for renewal of a broadcast station license if: (1) the station has served the public interest, convenience and necessity; (2) there have been no serious violations by the licensee of the Communications Act or the rules and regulations of the FCC; and
(3) there have been no other violations by the licensee of the Communications Act or the rules and regulations of the FCC which, taken together, would constitute a pattern of abuse. Pursuant to the Telecom Act, competing applications against broadcast renewal applications will no longer be entertained. The Telecom Act provides that if the FCC, after notice and an opportunity for a hearing, decides that the requirements for renewal have not been met and that no mitigating factors warrant lesser sanctions, it may deny a renewal application. Only thereafter may the FCC accept applications by third parties to operate on the frequency of the former licensee. The Communications Act continues to authorize the filing of petitions to deny against license renewal applications during particular periods of time following the filing of renewal applications. Petitions to deny can be used by interested parties, including members of the public, to raise issues concerning the qualifications of the renewal applicant.

    Except for the Company's Florida stations and Georgia stations (other than WGST-FM), whose licenses have been renewed for seven years expiring in 2003, the current seven-year terms of the broadcasting licenses of all of the Company's stations expire in 1996, 1997 and 1998. Jacor does not anticipate any material difficulty in obtaining license renewals for full terms in the future.

    The following sets forth the market, FCC license classification, antenna height above average terrain ("HAAT"), power, frequency and FCC license expiration date for the 50 radio stations that will be owned and/or operated by the Company upon completion of the Acquisitions and the two San Diego stations to which Jacor provides programming and for which it sells air time.

                                                                     EXPIRATION
                                   HAAT IN   POWER IN                 DATE OF
   MARKET/STATION      FCC CLASS    FEET     KILOWATTS  FREQUENCY   FCC LICENSE
- ---------------------  ---------  ---------  ---------  ----------  ------------
ATLANTA, GA
  WPCH-FM                  C         984        100     94.9 MHz       4/1/03
  WGST-AM                  2         --        50/1     640 kHz        4/1/03
  WGST-FM(1)              C2         492        50      105.7 MHz      4/1/96
  WKLS-FM                  C         984        100     96.1 MHz       4/1/03
SAN DIEGO, CA
  KHTS-FM                  B        1887         2      93.3 MHz      12/1/97
  XTRA-FM(2)               C         804        100     91.1 MHz        (3)
  XTRA-AM(2)               1         --        77/50    690 kHz         (3)
DENVER, CO(4)
  KOA-AM                  1B                   50/50    850 kHz        4/1/97
  KRFX-FM                  C        1045        100     103.5 MHz      4/1/97
  KBPI-FM                  C         988        100     106.7 MHz      4/1/97
  KTLK-AM                  2         --        50/1     760 kHz        4/1/97
  KHIH-FM                  C        1608        100     95.7 MHz       4/1/97
  KHOW-AM                  3         --         5/5     630 kHz        4/1/97
  KBCO-AM                  2         --        5/.1     1190 kHz       4/1/97
  KBCO-FM                  C        1542        100     97.3 MHz       4/1/97
PHOENIX, AZ
  KSLX-AM                  3         --        5/.5     1440 kHz      10/1/97
  KSLX-FM                  C        1841        100     100.7 MHz     10/1/97
ST. LOUIS, MO
  KMJM-FM                  C        1027        100     107.7 MHz      2/1/97
  KATZ-FM                  B         489        50      100.3 MHz     12/1/96
  KATZ-AM                  3         --         5/5     1600 kHz       2/1/97

                                                                     EXPIRATION
                                   HAAT IN   POWER IN                 DATE OF
   MARKET/STATION      FCC CLASS    FEET     KILOWATTS  FREQUENCY   FCC LICENSE
- ---------------------  ---------  ---------  ---------  ----------  ------------
TAMPA, FL
  WFLA-AM                  3         --         5/5     970 kHz        2/1/03
  WFLZ-FM                  C        1358        100     93.3 MHz       2/1/03
  WDUV-FM                  C        1358        100     103.5 MHz      2/1/03
  WBRD-AM                  3         --        2.5/1    1420 kHz       2/1/03
  WXTB-FM                  C        1345        100     97.9 MHz       2/1/03
  WTBT-FM                  A         285         6      105.5 MHz      2/1/03
CINCINNATI, OH(4)
  WLW-AM                  1A         --        50/50    700 kHz       10/1/96
  WEBN-FM                  B         876       16.5     102.7 MHz     10/1/96
  WOFX-FM                  B         909        16      92.5 MHz      10/1/96
  WCKY-AM                  3         --         5/1     550 kHz       10/1/96
  WWNK-FM                  B         600        32      94.1 MHz      10/1/96
  WKRQ-FM                  B         876        16      101.9 MHz     10/1/96
COLUMBUS, OH
  WTVN-AM                  3                    5/5     610 kHz       10/1/96
  WLVQ-FM                  B         751        18      96.3 MHz      10/1/96
  WHOK-FM                  B         761        21      95.5 MHz      10/1/96
  WLLD-FM                  A         755        .6      98.9 MHz      10/1/96
  WLOH-AM                  3         --         1/0     1320 kHz      10/1/96
KANSAS CITY, MO
  WDAF-AM                  3         --         5/5     610 kHz       12/1/96
  KYYS-FM                  C        1001        100     102.1 MHz     12/1/96
SACRAMENTO, CA
  KRXQ-FM                  B         325        25      93.7 MHz      12/1/97
  KSEG-FM                  B         499        50      96.9 MHz      12/1/97
PORTLAND, OR
  KEX-AM                  1B         --        50/50    1190 kHz       2/1/98
  KKCW-FM                  C        1654        100     103.3 MHz      2/1/98
  KKRZ-FM                  C        1434        100     100.3 MHz      2/1/98
TOLEDO, OH
  WSPD-AM                  3         --         5/5     1370 kHz      10/1/96
  WVKS-FM                  B         479        50      92.5 MHz      10/1/96
  WRVF-FM                  B         807        19      101.5 MHz     10/1/96
JACKSONVILLE, FL
  WJBT-FM                  A         299         6      92.7 MHz       2/1/03
  WQIK-FM                  C        1014        100     99.1 MHz       2/1/03
  WSOL-FM                  C        1463        100     101.5 MHz      4/1/03
  WZAZ-AM                  4         --         1/1     1400 kHz       2/1/03
  WJGR-AM                  3         --         5/5     1320 kHz       2/1/03

- ------------------------------

(1) Jacor provides programming to and sells air time for this station under an LMA.

(2) Jacor provides programming to and sells air time for these stations under an exclusive sales agency agreement.

(3) These stations are not licensed by the FCC, but rather are licensed by the Mexican government.

(4) Excludes stations WAQZ-FM, WAOZ-AM and WSAI-AM in Cincinnati and KTCL-FM in Denver which Jacor sells advertising time for pursuant to JSAs.

     LICENSE ASSIGNMENTS AND TRANSFERS OF CONTROL. The Communications Act also prohibits the assignment of a license or the transfer of control of a corporation holding such a license without the prior approval of the FCC.
Applications to the FCC for such assignments or transfers are subject to petitions to deny by interested parties and must satisfy requirements similar to those for renewal and new station applicants.

    OWNERSHIP RULES. Rules of the FCC limit the number and location of broadcast stations in which one licensee (or any party with a control position or attributable ownership interest therein) may have an attributable interest. The "national radio ownership rule" had generally prohibited any one non-minority individual or entity from having a control position or attributable ownership interest in more than 20 AM or more than 20 FM radio stations nationwide. The Telecom Act directs the FCC to modify its rules to eliminate any provisions limiting the number of radio stations which may be owned or controlled by one entity nationally. The FCC adopted this rule change by an order which became effective on March 15, 1996. Consequently, there now is no limit imposed by the FCC to the number of radio stations one party may own nationally.



    The "local radio ownership rule" limits the number of stations in a radio market in which any one individual or entity may have a control position or attributable ownership interest. The local radio ownership rule had provided for markets with 15 or more radio stations, a limit of two AMs and two FMs, provided generally that the combined audience shares of the co-owned stations did not exceed 25% of the radio ratings market at the time of acquisition. The Telecom Act directs the FCC to revise its rules to increase the local radio ownership limits as follows: (a) in markets with 45 or more commercial radio stations, a party may own up to eight commercial radio stations, no more than five of which are in the same service (AM or FM); (b) in markets with 30-44 commercial radio stations, the limit is seven commercial radio stations, no more than four of which are in the same service; (c) in markets with 15-29 commercial radio stations, the limit is six commercial radio stations, no more than four of which are in the same service; and (d) in markets with 14 or fewer commercial radio stations, a party may own up to five commercial radio stations, no more than three of which are in the same service, provided that no party may own more than 50% of the commercial stations in the market. The FCC adopted these changes to the local radio ownership rule by an order which became effective March 15, 1996. In addition, the FCC has a "cross interest" policy that may prohibit a party with an attributable interest in one station in a market from also holding either a "meaningful" non-attributable equity interest (e.g., non-voting stock, voting stock, limited partnership interests) or key management position in another station in the same market, or which may prohibit local stations from combining to build or acquire another local station. The FCC is presently evaluating its cross-interest policy as well as policies governing attributable ownership interests. Jacor cannot predict whether the FCC will adopt any changes in these policies or, if so, what the new policies will be.


    Under the current rules, an individual or other entity owning or having voting control of 5% or more of a corporation's voting stock is considered to have an attributable interest in the corporation and its stations, except that banks holding such stock in their trust accounts, investment companies, and certain other passive interests are not considered to have an attributable interest unless they own or have voting control over 10% or more of such stock. The FCC is currently evaluating whether to raise the foregoing benchmarks to 10% and 20%, respectively. An officer or director of a corporation or any general partner of a partnership also is deemed to hold an attributable interest in the media license. Under the current rules, prior to the Offering Zell/Chilmark is considered a single majority shareholder of Jacor, and minority shareholders are not considered to have attributable interests in Jacor's stations. At present, Zell/Chilmark, the current sole attributable shareholder of Jacor, has no other attributable media interests. The FCC has asked for comments as to whether it should continue the single majority shareholder exemption. Jacor cannot predict whether the FCC will adopt these or any other proposals.


    Following the Offering, Zell/Chilmark will no longer be the single majority shareholder of Jacor. Consequently, under current rules, shareholders of Jacor with 5% or more of the outstanding votes (except for qualified institutional investors, for which the 10% benchmark is applicable), if any, will be considered to hold attributable interests in Jacor. Such holders of attributable interests must comply with or obtain waivers of the FCC's multiple ownership limits. Zell/Chilmark's change from the single majority shareholder in Jacor to one holding less than 50% requires prior FCC approval. Such approval is obtained by the filing of a "short-form" transfer of control application with the FCC. Such short-form applications do not require public notice or a waiting period before grant by the FCC. Third parties do not have a right to petition for the denial of such applications. The FCC typically grants uncontested short-form applications within two weeks to one month from filing.


    The rules also generally prohibit the acquisition of an ownership or control position in a television station and one or more radio stations serving the same market (termed the "one-to-a-market" rule). Current FCC policy looks favorably upon waiver requests relating to television and AM/FM radio combinations in the top 25 television markets where at least 30 separately owned broadcast stations will remain after the combination. One-to-a-market waiver requests in other markets, as well as those in the top 25 television markets that involve the combination of a television station and more than one same service (AM or FM) radio station, presently are evaluated by the FCC pursuant to a fact-based, five-part, case-by-case review. The FCC also has an established policy for granting waivers that involve "failed" stations. The FCC currently is considering changes to its one-to-a-market waiver standards in a pending rule-making proceeding. The Telecom Act instructs the FCC to extend its top 25 market/30 voices waiver policy to the top 50 markets, consistent with the public interest, convenience, and necessity. The Telecom Act conferees stated that they expect the FCC in its future implementation of its current one-to-a-market waiver policy, as well as in any future changes the FCC may adopt in the pending rule-making, to take into account increased competition and the need for diversity in today's radio marketplace. The FCC also plans to review and possibly modify its current prohibitions relating to ownership or control positions in a daily newspaper and a broadcast station in the same market.

    Holders of non-voting stock generally will not be attributed an interest in the issuing entity, and holders of debt and instruments such as warrants, convertible debentures, options, or other non-voting interests with rights of conversion to voting interests generally will not be attributed such an interest unless and until such conversion is effected. The FCC is currently considering whether it should attribute non-voting stock, or perhaps non-voting stock interests when combined with other rights, such as voting shares or contractual relationships, along with its review of its other attribution policies. Jacor cannot predict whether the FCC will adopt these or other changes in its attribution policies.

    Under the Communications Act, broadcast licenses may not be granted, transferred or assigned to any corporation of which more than one-fifth of the capital stock is owned of record or voted by non-U.S. citizens or foreign governments or their representatives (collectively, "Aliens"). In addition, the Communications Act provides that no broadcast license may be held by any corporation of which more than one-fourth of the capital stock is owned of record or voted by Aliens, without an FCC public interest finding. The FCC has issued interpretations of existing law under which these restrictions in modified form apply to other forms of business organizations, including general and limited partnerships. The FCC also prohibits a licensee from continuing to control broadcast licenses if the licensee otherwise falls under Alien influence or control in a manner determined by the FCC to be in violation of the Communications Act or contrary to the public interest. No officers, directors or significant shareholders of Jacor are known by Jacor to be Aliens.

    REGULATION OF BROADCAST OPERATIONS. In order to retain licenses, broadcasters are obligated, under the Communications Act, to serve the "public interest." Since the late 1970s, the FCC gradually has relaxed or eliminated many of the more formalized regulatory procedures and requirements developed to promote the broadcast of certain types of programming responsive to the problems, needs, and interests of a station's community of license.

    The regulatory changes have provided broadcast stations with increased flexibility to design their program formats and have provided relief from some recordkeeping and FCC filing requirements. However, licensees continue to be required to present programming that is responsive to significant community issues and to maintain certain records demonstrating such responsiveness. Complaints from listeners concerning a station's programming have been considered by the FCC when evaluating licensee renewal applications and at other times. The FCC has proposed implementing the changes in its broadcast renewal procedures required by the Telecom Act by a rule making proceeding scheduled to be completed by the end of 1996. That proceeding may further illuminate the standards for renewal of broadcast licenses under the Telecom Act.

    Stations still are required to follow various rules promulgated under the Communications Act that regulate political broadcasts, political advertisements, sponsorship identifications, technical operations and other matters. "Equal Opportunity" and affirmative action requirements also exist. Failure to observe these or other rules can result in the imposition of monetary forfeitures or in the grant of a "short" (less than full term) license term or license revocation. The Telecom Act states that the FCC may deny, after a hearing, the renewal of a broadcast license for serious violations of the Communications Act or the FCC's rules or where there have been other violations which together constitute a pattern of abuse.

    In 1985, the FCC adopted rules regarding human exposure to levels of radio frequency ("RF") radiation. These rules require applicants for new broadcast stations, renewals of broadcast licenses or modification of existing licenses to inform the FCC at the time of filing such applications whether a new or existing broadcast facility would expose people to RF radiation in excess of certain guidelines. In March 1993, the FCC proposed adopting more restrictive radiation limits. Jacor cannot predict whether the FCC will adopt this or any other proposal.

    AGREEMENTS WITH OTHER BROADCASTERS. Over the past several years a significant number of broadcast licensees, including certain of Jacor's subsidiaries, have entered into cooperative agreements with other stations in their market. These agreements may take varying forms, subject to compliance with the requirements of the FCC's rules and policies and other laws. Typically, separately owned stations may agree to function cooperatively in terms of programming, advertising sales, etc., subject to the licensee of each station maintaining independent control over the programming and station operations of its own station. One typical example is a LMA between two separately owned stations serving a common service area, whereby the licensee of one station programs substantial portions of the broadcast day on the other licensee's station, subject to ultimate editorial and other controls being exercised by the latter licensee, and sells advertising time during such program segments for its own account. Another is a JSA pursuant to which a licensee sells advertising time on both its own station or stations and on another separately owned station.

    In the past, the FCC has determined that issues of joint advertising sales should be left to antitrust enforcement and has specifically exempted LMAs from its "cross-interest" policy. Furthermore, the FCC has held that LMAs do not per se constitute a transfer of control and are not contrary to the Communications Act provided that the licensee of the station maintains complete responsibility for and control over operations of its broadcast station (including, specifically, control over station finances, personnel and programming) and complies with applicable FCC rules and with antitrust laws. At present, the FCC is considering whether it should treat as attributable multiple business arrangements among local stations, such as joint sales accompanied by debt financing. Jacor cannot predict whether the FCC would require the termination or restructuring of Jacor's JSAs or other arrangements with broadcasters in the Cincinnati and Denver markets in connection with the FCC's pending rule making on attribution or other FCC proceedings.

    Under certain circumstances, the FCC will consider a radio station brokering time on another radio station serving the same market to have an attributable ownership interest in the brokered station for purposes of the FCC's radio multiple ownership rules. In particular, a radio station is not permitted to enter into a LMA giving it the right to program more than 15% of the broadcast time, on a weekly basis, of another local radio station which it could not own under the FCC's local radio ownership rules.

    The FCC's rules also prohibit a radio licensee from simulcasting more than 25% of its programming on another radio station in the same broadcast service (i.e., AM-AM or FM-FM) whether it owns both stations or operates both through a LMA where both stations serve substantially the same geographic area.


    FCC CONSIDERATION OF ACQUISITIONS. On February 8, 1996, Jacor filed an application with the FCC for its consent to the transfer of control of Noble Broadcast Licenses, Inc. ("Noble Licenses"), the licensee of ten full-powered radio stations in the Toledo, St. Louis and Denver markets, from John T. Lynch ET AL., to Jacor (the "Noble Transfer Application"). Jacor presently owns two AM and two FM stations in the Denver market, and Noble presently owns two AM and two FM stations serving the Denver market. The Noble Transfer Application was granted on March 27, 1996 by the Mass Media Bureau of the FCC acting pursuant to delegated authority. No party filed an opposition to the Noble Transfer Application. The FCC issued on April 1, 1996, a public notice of the grant by the Mass Media Bureau. Pursuant to the Communications Act and the FCC's rules, interested third parties could have filed petitions for reconsideration of the Noble Transfer Application until May 1, 1996. Third parties that did not object to an application prior to its grant must establish good cause for filing a petition for reconsideration. The Mass Media Bureau of the FCC may also reconsider the grant of the Noble Transfer Application on its own motion until May 1, 1996. No petitions for reconsideration were filed, nor did the Mass Media Bureau reconsider the grant, on or before May 1, 1996. In addition, the full FCC may on its own motion review the Mass Media Bureau grant until May 13, 1996. If no such action is taken, the grant of the Noble Transfer Application will become "final," that is, the grant will no longer be subject to further administrative or judicial review. Under FCC rules, in instances such as this, a grant by the Mass Media Bureau is effective immediately. Consequently, under FCC rules, the parties may consummate the transaction prior to the grant having become final, and the agreement between the parties provides that a final grant is not a condition to closing. Pursuant to that agreement, however, Jacor at its option may defer the closing until all Noble station licenses have been renewed and such renewal grants are final.


    On February 22, 1996, Jacor filed an application with the FCC for its consent to the transfer of control of Citicasters Co., the licensee of 19 full-powered radio stations in the Atlanta, Phoenix, Tampa, Cincinnati, Portland, Sacramento, Columbus and Kansas City markets, and two television stations in the Tampa and Cincinnati markets, from the shareholders of Citicasters to Jacor (the "Citicasters Transfer Application"). Jacor presently owns and/or has LMAs with one AM and two FM stations in the Atlanta market, two AM and two FM stations in the Tampa market and two AM and two FM stations in the Cincinnati market. The Citicasters Transfer Application provides a technical statement demonstrating that, pursuant to the FCC's methodology for calculating market size, the relevant radio market in each of Atlanta, Tampa and Cincinnati contains more than 45 commercial radio stations, and the Company would own less than eight commercial radio stations, and less than five in the same service in each such radio market. The television stations licensed to Citicasters are in markets in which Jacor and Citicasters own radio stations. Consequently, the Citicasters Transfer Application requests waivers pursuant to a five-part, case-by-case review of the one-to-a-market rule to permit the permanent co-ownership of these television and radio stations. The Citicasters Transfer Application notes that the FCC may choose to grant initially temporary waivers of the one-to-a-market rule in connection with the transfer of Citicasters to Jacor and thereafter rule on the permanent waiver requests. If the FCC does not grant either a permanent or temporary one-to-a-market waiver, but otherwise consents to the Merger, Jacor could not consummate the Merger unless the Citicasters television stations or the Citicasters and Jacor radio stations in the Cincinnati and Tampa markets were assigned to third parties. In such event, Jacor's intention would be to seek reconsideration and/or appellate court review of the FCC's decision.



    The Citicasters Transfer Application has been accepted by the FCC and, pursuant to the Communications Act and the FCC's rules, interested third parties could have filed petitions to deny the Citicasters Transfer Application until April 4, 1996, and thereafter may file informal objections until the Citicasters Transfer Application is granted. No party has filed a timely petition to deny or, to Jacor's knowledge, other objection to the Citicasters Transfer
Application. To date, the FCC has not acted on the Citicasters Transfer Application.



    In the event that an opposition against the Citicasters Transfer Application is filed that raises substantial issues, the FCC would determine on the basis of the opposition responses to the opposition that may be filed by Jacor and/or Citicasters, and such other facts as it may officially notice, whether there were substantial and material issues of fact that would require an evidentiary hearing to resolve. In the absence of issues requiring an evidentiary hearing, and upon a finding that a grant of the Citicasters Transfer Application (and the associated waivers noted above) would serve the public interest, convenience and necessity, the FCC, or the FCC's staff acting by delegated authority, will grant the Citicasters Transfer Application. In the unlikely event that there are any issues of fact which cannot be resolved without an evidentiary hearing, the FCC could designate the Citicasters Transfer Application for such a hearing, and the consummation of the Merger could be jeopardized due to the length of time ordinarily required to complete such proceedings.



    Within thirty days following FCC public notice of such a grant, parties in interest may file a petition for reconsideration requesting that the FCC (or the FCC's staff in the case of a staff grant), reconsider its action. Alternatively in the case of a staff grant, parties in interest may within the same thirty-day period file an "Application for Review" requesting that the FCC review and set aside the staff grant. In the event of a staff grant, a party in interest could take both actions, by first filing a petition for reconsideration with the staff and later, within thirty days following public notice of the denial of that petition, filing an Application for Review. In the case of a staff grant, the FCC may also review the staff action on its own motion within forty days following public notice of the staff's action. The FCC may review any of its own actions on its own motion within thirty days following public notice of the action.



    Within thirty days of public notice of an action by the FCC (i) granting the Citicasters Transfer Application, (ii) denying a petition for reconsideration of such a grant or (iii) denying an Application for Review of a staff grant, parties in interest may appeal the FCC's action to the U.S. Court of Appeals for the District of Columbia Circuit.

    In the event that the Citicasters Transfer Application should be denied or the requested waivers not granted by the FCC or its staff, Jacor and Citicasters would have the same rights to seek reconsideration or review and to appeal as set forth above with respect to adverse parties.



    If the FCC does not, on its own motion, or upon a request by an interested party for reconsideration or review, review a staff grant or its own action within the time periods set forth above, an action by the FCC or its staff granting the Citicasters Transfer Application would become final. The Merger Agreement provides that if all other conditions to the Merger are satisfied or waived, the parties are obligated to consummate the Merger upon the issuance of an FCC grant of the Citicasters Transfer Application, even if such grant has not become final.


    LEGISLATION AND REGULATION OF TELEVISION OPERATIONS. Television stations are regulated by the FCC pursuant to provisions of the Communications Act and the FCC rules that are in many instances the same or similar to those applicable to radio stations. Besides technical differences between television and radio, principal variances in regulation relate to limits on national and local ownership, LMAs and simulcasts, children's programming requirements, advanced television service, signal carriage rights on cable systems, license terms, "V-chip" technology and network/affiliate relations.

    The current FCC rules prohibit combined local ownership or control of television stations with overlapping "Grade B" service contours (unless established waiver standards are met). The Telecom Act directs the FCC to conduct a rule-making proceeding to determine whether to retain, modify or eliminate these local television ownership rules. This rule making is presently scheduled for completion by the end of 1996. The current FCC rules also prohibit (with certain qualifications) any person or entity from having an attributable interest in more than 12 full-power television stations, subject to a 25% national audience reach limitation. Pursuant to the Telecom Act, the FCC by an order released in March 1996 has modified this national television ownership rule by eliminating the 12-station limit and permitting an entity to have an attributable interest in an unlimited number of U.S. television stations so long as such stations do not reach in the aggregate more than 35% of the national television audience. Additionally, the rules prohibit (with certain qualifications) the holder of an attributable interest in a television station from also having an attributable interest in a radio station, daily newspaper or cable television system serving a community located within the relevant coverage area of that television station. As noted above, the radio/television one-to-a-market rule is under review and the FCC also plans to review and possibly modify its current broadcast/daily newspaper restriction. The Telecom Act mandates the elimination of the restriction of network ownership of cable systems, which the FCC has adopted by an order released in March 1996. The FCC will monitor the response to this change to determine if additional rule changes are necessary to ensure nondiscriminatory carriage and channel positioning of nonaffiliated broadcast stations by network-owned cable systems.

    Presently, LMAs between television stations are not treated as attributable interests and there is no restriction on same-market television simulcasts. The FCC is considering in a pending rule-making proceeding whether to treat television LMAs similar to radio LMAs for multiple ownership rule purposes. The Citicasters television stations are not participants in LMAs.

    The FCC is conducting a rule-making proceeding to consider proposals to increase and quantify television stations' programming obligations under the FCC rules implementing the Children's Television Act of 1990, which requires television stations to present programming specifically directed to the "educational and informational" needs of children under the age of 16.

    The FCC is conducting a rule-making proceeding to devise a table of channel allotments in connection with the introduction of advanced (or "high definition") television service ("ATV"). The FCC has preliminarily decided to allot a second broadcast channel to each full-power commercial television station for ATV operation. According to this preliminary decision, stations would be permitted to phase in their ATV operations over a period of several years following adoption of a final table of allotments, after which they would be required to surrender their non-ATV channel. During the past year, Congress has considered proposals that would require incumbent broadcasters to bid at auctions for the additional spectrum required to effect a transition to ATV, or alternatively, would assign additional ATV spectrum to incumbent broadcasters and require the early surrender of their non-ATV channel for sale by public auction. It is not possible to predict if, or when, any of these proposals will be adopted or the effect, if any, adoption of such proposals would have on the Citicasters television stations.

    FCC regulations implementing the Cable Television Consumer Protection and Competition Act of 1992 (the "1992 Cable Act") require each television broadcaster to elect, at three-year intervals beginning June 17, 1993, either to
(a) require carriage of its signal by cable systems in the station's market ("must-carry") or (b) negotiate the terms on which such broadcast station would permit transmission of its signal by the cable systems within its market ("retransmission consent"). In a 2-1 decision issued on December 13, 1995, a special three-judge panel of the U.S. District Court for the District of Columbia upheld the constitutionality of the must-carry provisions. The District Court's decision has been appealed to the U.S. Supreme Court, which will hear the appeal during its 1996-1997 term, with a decision expected in the second calendar quarter of 1997. In the meantime, the FCC's must-carry regulations implementing the Cable Act remain in effect. Jacor cannot predict the outcome of the Supreme Court review of the case.

    Until the passage of the Telecom Act, television licenses were granted and renewed for a maximum of five years. The Telecom Act amends the Communications Act to provide that broadcast station licenses be granted, and thereafter renewed, for a term not to exceed eight years, if the FCC finds that the public interest, convenience, and necessity would be served. The Telecom Act also requires the broadcast and cable industries to develop and transmit an encrypted rating that would permit the blocking of violent or indecent video programming and allow telephone companies to operate cable television systems in their own service areas.

    At present, the Citicasters Cincinnati television station is an ABC-network affiliate (committed to change to a CBS-network affiliate in June 1996) and the Citicasters Tampa television station is a CBS-network affiliate. Both are VHF stations. The FCC currently is reviewing certain of its rules governing the relationship between broadcast television networks and their affiliated stations. The FCC is conducting a rule-making proceeding to examine its rules prohibiting broadcast television networks from representing their affiliated stations for the sale of non-network advertising time and from influencing or controlling the rates set by their affiliates for the sale of such time. Separately, the FCC is conducting a rule-making proceeding to consider the relaxation or elimination of its rules prohibiting broadcast networks from (a) restricting their affiliates' right to reject network programming; (b) reserving an option to use specified amounts of their affiliates' broadcast time; and (c) forbidding their affiliates from broadcasting the programming of another network; and to consider the relaxation of its rule prohibiting network-affiliated stations from preventing other stations from broadcasting the programming of their network.

    PROPOSED CHANGES. The FCC has not yet implemented formally certain of the changes to its rules necessitated by the Telecom Act. Moreover, the Congress and the FCC have under consideration, and may in the future consider and adopt, new laws, regulations and policies regarding a wide variety of matters that could, directly or indirectly, (i) affect the operation, ownership and profitability of the Company and its broadcast stations, (ii) result in the loss of audience share and advertising revenues of the Company's radio broadcast stations, (iii) affect the ability of the Company to acquire additional broadcast stations or finance such acquisitions, (iv) affect current cooperative agreements and/or financing arrangements with other radio broadcast licensees, or (v) affect the Company's competitive position in relationship to other advertising media in its markets. Such matters include, for example, changes to the license authorization and renewal process; proposals to revise the FCC's equal employment opportunity rules and other matters relating to minority and female involvement in broadcasting; proposals to alter the benchmarks or thresholds for attributing ownership interest in broadcast media; proposals to change rules or policies relating to political broadcasting; changes to technical and frequency allocation matters, including those relative to the implementation of digital audio broadcasting on both a satellite and terrestrial basis; proposals to restrict or prohibit the advertising of beer, wine and other alcoholic beverages on radio; changes in the FCC's cross-interest, multiple ownership, alien ownership and cross-ownership policies; proposals to allow greater telephone company participation in the delivery of audio and video programming; proposals to limit the tax deductibility of advertising expenses by advertisers; potential auctions for ATV or non-ATV television spectrum; the implementation of "V-chip" technology; and changes to children's television programming requirements, signal carriage rights on cable systems and network affiliate relations.

    Although Jacor believes the foregoing discussion is sufficient to provide the reader with a general understanding of all material aspects of FCC regulations that affect Jacor, it does not purport to be a complete summary of all provisions of the Communications Act or FCC rules and policies. Reference is made to the Communications Act, FCC rules and the public notices and rulings of the FCC for further information.


CORPORATE HISTORY



    Jacor, an Ohio corporation, began operations in January 1981 with the acquisition of three small religious-format radio stations. Through 1986, Jacor expanded its operations into progressively larger and more competitive markets purchasing twelve stations in seven markets for an aggregate purchase price in excess of $94 million. These acquisitions were financed primarily through borrowings.



    In January 1993, Jacor completed the restructuring of approximately $140 million of indebtedness. The restructuring consisted of an initial equity infusion of approximately $6 million by Zell/Chilmark and a substantially modified equity structure for Jacor, accompanied by a conversion of approximately $81.5 million of debt into equity.



    In July 1993, Jacor completed the acquisition of radio station KAZY(FM) in Denver, Colorado. Effective January 1, 1994, Jacor acquired an interest in Critical Mass Media, Inc. ("CMM") from Jacor's President. In March 1994, Jacor entered into an agreement to acquire the assets of radio station WPPT(FM) (formerly WIMJ) in Cincinnati, Ohio. In May 1994, Jacor completed the sale of the business and substantially all the assets of its wholly owned subsidiary, Telesat Cable TV, Inc. In 1994, Jacor acquired the call letters, programming and certain contracts of radio stations WCKY(AM) in Cincinnati, Ohio, radio station KTLK(AM) in Denver, Colorado and radio station WWST(FM) in Knoxville, Tennessee. In August 1995, Jacor acquired certain operating assets of radio stations WDUV(FM) and WBRD(AM) in Tampa, Florida. In 1995, Jacor acquired the call letters, programming and certain contracts of radio station WOFX(FM) in Cincinnati, Ohio, and acquired radio stations WSOL(FM), WJBT(FM) and WZAZ(AM) in Jacksonville, Florida. See Notes 3 and 4 of the Notes to Jacor's Consolidated Financial Statements.


ENERGY AND ENVIRONMENTAL MATTERS

    Jacor's source of energy used in its broadcasting operations is electricity. No limitations have been placed on the availability of electrical power, and management believes its energy sources are adequate. Management believes that Jacor is currently in material compliance with all statutory and administrative requirements as related to environmental quality and pollution control.

EMPLOYEES


    As of March 29, 1996, Jacor employed approximately 1,170 persons, 836 on a full-time and 334 on a part-time basis. Each Jacor station has its own complement of employees which generally include a general manager, sales manager, operations manager, business manager, advertising sales staff, on-air personalities and clerical personnel. No Jacor employee is represented by a union.


PROPERTIES/FACILITIES

    Jacor owns the office and studio facilities for WQIK(FM) and WJGR(AM) in Jacksonville, Florida (6,875 square feet) and the office and studio facilities for WFLZ(FM), WFLA(AM) and WDUV(FM) in Tampa, Florida (43,000 square feet). Jacor leases space for the office and studio facilities at its other station locations in Jacksonville, Florida (two sites of 4,567 and 5,000 square feet, respectively); Atlanta (19,500 square feet); Denver (25,964 square feet); Cincinnati (27,601 square feet) and Tampa (6,000 square feet). The two leases in Jacksonville expire in 1997 and 1998, respectively. The Denver and Atlanta leases expire in 1999 and 2007, respectively. The Cincinnati lease expires in 1998 and has two five-year renewal options. The small Tampa lease is a month-to-month lease for WBRD-AM. Jacor leases approximately 10,000 square feet for its corporate offices in Cincinnati under a lease expiring in 1996 with a five-year renewal option. The office (500 square feet) for KHTS in San Diego, California is a month-to-month lease. In conjunction with Jacor's acquisition of radio station WOFX(FM) (formerly WPPT) in Cincinnati, Jacor purchased the building from which such station previously operated. Jacor plans to sell this building.

    Expansion of Jacor's operations generally comes from the acquisition of stations and their facilities and ordinarily does not create a need for additional space at existing locations, although the emergence of LMAs and JSAs with other stations in Jacor's existing markets could create such a need. Any future need for additional office and studio space at existing locations will be satisfied by the construction of additions to the Company-owned facilities and, in the case of leased facilities, the lease of additional space or the relocation of the office and studio. Jacor's office and studio facilities are all located in downtown or suburban office buildings and are capable of being relocated to any suitable office facility in the station market area.


    Jacor owns the antenna tower and tower site for radio station WJBT(FM) in Jacksonville, Florida. Jacor also owns the towers and tower site locations for its AM stations in Atlanta, Denver, Jacksonville, Tampa and WLW(AM) in Cincinnati. For the tower site at WCKY(AM), Cincinnati, and for all its other FM stations, the Company leases tower space for its FM antennae under leases expiring from 1996 to 2013. Jacor owns the real estate on which the tower sites are located for XTRA-AM and XTRA-FM, stations to which Jacor provides programming and for which it sells air time.


    Jacor owns substantially all of its equipment, consisting principally of transmitting antennae, transmitters, studio equipment and general office equipment. The towers, antennae and other transmission equipment used by Jacor's stations are in generally good condition. In management's opinion, the quality of the signals range from good to excellent, and Jacor is committed to maintaining and updating its equipment and transmission facilities in order to achieve the best possible signal in the market area.

    Although Jacor believes its properties are generally adequate for its operations, opportunities to upgrade facilities are continuously reviewed.


    See Notes 7 and 11 of Jacor's Notes to Consolidated Financial Statements included elsewhere herein for a description of encumbrances against Jacor's properties and Jacor's rental obligations.


LITIGATION

    From time to time, Jacor becomes involved in various claims and lawsuits that are incidental to its business. In the opinion of Jacor's management, there are no material legal proceedings pending against Jacor.

                                   MANAGEMENT

EXECUTIVE OFFICERS AND DIRECTORS

    The directors and executive officers of Jacor are as follows:

                    NAME                           AGE                                POSITION
- ---------------------------------------------      ---      ------------------------------------------------------------
Sheli Z. Rosenberg...........................          54   Board Chair and Director
Randy Michaels...............................          43   President, Co-Chief Operating Officer and Director
Robert L. Lawrence...........................          43   Co-Chief Operating Officer and Director
R. Christopher Weber.........................          40   Senior Vice President, Chief Financial Officer and Secretary
Jon M. Berry.................................          49   Senior Vice President and Treasurer
John W. Alexander............................          49   Director
Rod F. Dammeyer..............................          55   Director
F. Philip Handy..............................          51   Director
Marc Lasry...................................          36   Director

    All directors hold office until the annual meeting of shareholders next following their election, or until their successors are elected and qualified. Officers are elected annually by the Board of Directors and serve at the discretion of the Board.

    The Board of Directors currently has two standing committees, the Compensation Committee and the Audit Committee. The Compensation Committee consists of three directors, Messrs. Dammeyer and Handy and Mrs. Rosenberg. The basic function of the Compensation Committee is to determine stock option grants to executive officers and other key employees, as well as to review salaries, bonuses, and other elements of compensation of executive officers and other key employees and make recommendations on such matters to the full Board of Directors. The Audit Committee consists of three directors, Messrs. Alexander and Dammeyer and Mrs. Rosenberg. The basic function of the Audit Committee is to review the financial statements of the Company, to consult with Jacor's independent auditors and to consider such other matters with respect to the internal and external audit of the financial affairs of Jacor as may be necessary or appropriate in order to facilitate accurate financial reporting.

    Information with respect to the business experience and affiliations of the directors and executive officers of Jacor is set forth below.


    Sheli Z. Rosenberg was elected as Jacor's Board Chair in February 1996. She is also the Chairman and a member of the law firm of Rosenberg & Liebentritt, P.C. since 1980. Mrs. Rosenberg is also Chief Executive Officer, President and a director of Equity Financial and Management Company and its parent successor Equity Group Investments, Inc., a privately owned and affiliated investment and management company. Mrs. Rosenberg is also a director of Great American Management and Investment, Inc. ("GAMI"), a diversified manufacturing company, and of Capsure Holdings Corp., and a trustee of Equity Residential Properties Trust, a real estate investment trust. Mrs. Rosenberg is also a director of Falcon Building Products, Inc.; American Classic Voyages Co.; CFI Industries, Inc.; Eagle Industries, Inc.; Anixter International Inc.; Sealy Corporation; and Revco D.S., Inc. Mrs. Rosenberg was a Vice President of Madison Management
Group, Inc., which filed a petition under the federal bankruptcy laws on November 8, 1991. Mrs. Rosenberg was also a Vice President of First Capital Benefits Administrators, Inc., a wholly owned indirect subsidiary of GAMI, which filed a federal bankruptcy petition on January 3, 1995.


    Randy Michaels, whose legal name is Benjamin L. Homel, has served as an officer of Jacor since 1986. From July 1983 until he joined Jacor, Mr. Michaels was executive vice president--programming and operations at Republic Broadcasting Corporation (acquired by the Company in December 1986). Prior to that time, Mr. Michaels served as national program director of Taft Broadcasting Corporation's Radio Group (a predecessor of Citicasters).

    Robert L. Lawrence has served as an officer of Jacor since 1986. From July 1983 until he joined Jacor, Mr. Lawrence was executive vice president--sales and marketing at Republic Broadcasting Corporation. Prior to that time, Mr. Lawrence was vice president and general manager of WYNF, Tampa, Florida, a station owned by Taft Broadcasting Corporation's Radio Group (a predecessor of Citicasters).

    R. Christopher Weber has served as an officer of Jacor since 1986. From December 1985 until he joined Jacor, Mr. Weber was chief financial officer of Republic Broadcasting Corporation. Prior to that time, Mr. Weber was employed by the accounting firm of Peat Marwick & Mitchell.

    Jon M. Berry has served as an officer of Jacor since 1982. From September 1979 until October 1982, Mr. Berry was controller of United Western Corporation, a real estate holding company.


    John  W. Alexander  has been  President of  Mallard Creek  Capital Partners,
Inc., primarily an investment company with interests in real estate and development entities, since February 1994. Mr. Alexander is a partner of Meringoff Equities, a real estate investment and development company. Mr. Alexander has also served as a Trustee of Equity Residential Properties Trust, a real estate investment trust, since May 1993.



    Rod F. Dammeyer is President and Chief Executive Officer of Anixter International Inc. (formerly known as Itel Corporation), a Chicago-based value-added provider of integrated networking and cabling solutions. Mr. Dammeyer has been President and a director of Anixter International since 1985, and Chief Executive Officer since 1993; and he has been President and Chief Executive Officer since February 1994 and Director since 1992 of Great American Management and Investment, Inc., a diversified manufacturing company. He is a member of the boards of directors of ANTEC Corporation, Capsure Holdings Corp.; Falcon Building Products, Inc.; IMC Global, Inc.; Lukens, Inc.; Revco D.S., Inc.; and Sealy Corporation. Mr. Dammeyer is also a trustee of several Van Kampen American Capital, Inc. trusts.


    F. Philip Handy has been President of Winter Park Capital Company, a private investment firm, since 1980. Mr. Handy is a director of Anixter International, Inc.; GAMI; Q-Tel, S.A. de C.V.; and Banca Quadrum, S.A. (formerly Servicios Financieros Quadrum, S.A.).

    Marc Lasry has been the Executive Vice President of Amroc Investments, Inc., a private investment firm, since 1990. Mr. Lasry was the Director and Senior Vice President of the corporation reorganization department of Cowen & Co., a privately owned brokerage firm, from 1987 to 1989. From January 1989 to September 1990, he was a portfolio manager for Amroc Investments, L.P., a private investment firm.

    There are no family relationships among any of the above-named directors nor among any of the directors and any executive officers of Jacor.

                              DESCRIPTION OF NOTES


    Set forth below is a summary of certain provisions of the Notes. The Notes will be issued pursuant to an indenture (the "Indenture") to be dated as of
            , 1996, by and among JCAC, Inc., a Florida corporation and a wholly owned subsidiary of Jacor ("JCAC"), the Guarantors (as defined herein) and First Trust of Illinois, National Association, as trustee (the "Trustee"). The terms of the Indenture are also governed by certain provisions contained in the Trust Indenture Act of 1939, as amended. The following summaries of certain provisions of the Indenture are summaries only, do not purport to be complete and are qualified in their entirety by reference to all of the provisions of the Indenture. Capitalized terms used herein and not otherwise defined shall have the meanings assigned to them in the Indenture. Wherever particular provisions of the Indenture are referred to in this summary, such provisions are incorporated by reference as a part of the statements made and such statements are qualified in their entirety by such reference. The form of the Indenture has been filed as an exhibit to the Registration Statement of which this Prospectus is a part. A copy of the form of Indenture is available upon request.


GENERAL


    The Notes will be senior subordinated, unsecured, general obligations of JCAC, limited in aggregate principal amount to $100 million. The Notes will be subordinate in right of payment to certain other debt obligations of JCAC. The Notes will be jointly and severally irrevocably and unconditionally guaranteed on a senior subordinated basis by Jacor and each of the Future Subsidiary Guarantors (see "Certain Covenants -- Future Subsidiary Guarantors") (collectively, the "Guarantors"). The obligations of each Guarantor under its guarantee, however, will be limited in a manner intended to avoid such guarantee being deemed a fraudulent conveyance under applicable law. See "Certain Bankruptcy Limitations" below. The Notes will be issued only in fully registered form, without coupons, in denominations of $1,000 and integral multiples thereof.


    The Notes will mature on             , 2006. The Notes will bear interest at
the rate per annum stated on the cover page hereof from the date of issuance or from the most recent Interest Payment Date to which interest has been paid or
provided for, payable semi-annually on             and             of each year,
commencing               ,  1996, to the persons in  whose names such Notes  are
registered  at the close  of business on  the                 or
immediately preceding such Interest Payment Date. Interest will be calculated on the basis of a 360-day year consisting of twelve 30-day months.


    Principal of, premium, if any, and interest on the Notes will be payable, and the Notes may be presented for registration of transfer or exchange, at the office or agency of JCAC maintained for such purpose, which office or agency shall be maintained in the Borough of Manhattan, The City of New York. At the option of JCAC, payment of interest may be made by check mailed to the Holders of the Notes at the addresses set forth upon the registry books of the Registrar. No service charge will be made for any registration of transfer or exchange of Notes, but JCAC may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith. Until otherwise designated by JCAC, JCAC's office or agency will be the corporate trust office of the Trustee presently located at the office of the Trustee in the Borough of Manhattan, The City of New York.


SUBORDINATION


    The Notes and the Guarantees will be general, unsecured obligations of JCAC and the Guarantors, respectively, subordinated in right of payment to all Senior Debt of JCAC and the Guarantors, as applicable. On a pro forma basis, as of March 31, 1996, after giving effect to the Acquisitions and the Financings and the application of the proceeds from the Financings, JCAC would have had outstanding an aggregate of approximately $400.0 million of secured Senior Debt and Jacor would have had outstanding an aggregate of approximately $100.0 million of Indebtedness which would be effectively subordinate to the Notes in right of payment.



    The Indenture provides that no payment (including any payment which may be payable to any Holder by reason of the subordination of any other indebtedness or other obligations to, or guarantee of, the Notes) or distribution (by set-off or otherwise) may be made by or on behalf of JCAC or a Guarantor, as applicable, on account of the principal of, premium, if any, or interest on the Notes (including any repurchases of Notes) or any other amounts with respect thereto, or on account of the redemption provisions of the Notes, for cash or property (other than Junior Securities),
(i) upon the maturity of any Senior Debt of JCAC or such Guarantor by lapse of time, acceleration (unless waived) or otherwise, unless and until all principal of, premium, if any, and the interest on, and all other amounts with respect to, such Senior Debt are first paid in full in cash or otherwise to the extent each of the holders of Senior Debt accept satisfaction of amounts due to such holder by settlement in other than cash, or (ii) in the event of default in the payment of any principal of, premium, if any, or interest on, or any other amounts with respect to, Senior Debt of JCAC or such Guarantor when it becomes due and payable, whether at maturity or at a date fixed for prepayment or by declaration or otherwise (each of the foregoing, a "Payment Default"), unless and until such Payment Default has been cured or waived or otherwise has ceased to exist.



    Upon (i) the happening of a default (other than a Payment Default) that permits the holders of Senior Debt (or a percentage thereof) to declare such Senior Debt to be due and payable and (ii) written notice of such default given to JCAC and the Trustee by the Representative under the New Credit Facility or the holders of an aggregate of at least $25.0 million principal amount outstanding of any other Senior Debt or their representative at such holders' direction (a "Payment Notice"), then, unless and until such default has been cured or waived or otherwise has ceased to exist, no payment (including any payment which may be payable to any Holder by reason of the subordination of any other indebtedness or other obligations to, or guarantee of, the Notes) or distribution (by set-off or otherwise) may be made by or on behalf of JCAC or any Guarantor which is an obligor under such Senior Debt on account of the principal of, premium, if any, or interest on the Notes (including any repurchases of any of the Notes), or any other amount with respect thereto, or on account of the redemption provisions of the Notes, in any such case, other than payments made with Junior Securities. Notwithstanding the foregoing, unless the Senior Debt in respect of which such default exists has been declared due and payable in its entirety within 179 days after the Payment Notice is delivered as set forth above (the "Payment Blockage Period") (and such declaration has not been rescinded or waived), at the end of the Payment Blockage Period (and assuming that no Payment Default exists), JCAC and the Guarantors shall not be prohibited by the subordination provisions from paying all sums then due and not paid to the Holders of the Notes during the Payment Blockage Period due to the foregoing prohibitions and to resume all other payments as and when due on the Notes. Any number of Payment Notices may be given; PROVIDED, HOWEVER, that (i) not more than one Payment Notice shall be given within a period of any 360 consecutive days, and (ii) no default that existed upon the date of delivery of such Payment Notice (whether or not such default is on the same issue of Senior Debt) shall be made the basis for the commencement of any other Payment Blockage Period.



    Upon any distribution of assets of JCAC or any Guarantor upon any dissolution, winding up, total or partial liquidation or reorganization of JCAC or a Guarantor, whether voluntary or involuntary, in bankruptcy, insolvency, receivership or a similar proceeding or upon assignment for the benefit of creditors or any marshalling of assets or liabilities, (i) the holders of all Senior Debt of JCAC or such Guarantor, as applicable, will first be entitled to receive payment in full of all amounts of Senior Debt in cash or otherwise to the extent each of such holders accepts satisfaction of amounts due by settlement in other than cash before the Holders are entitled to receive any payment (including any payment which may be payable to any Holder by reason of the subordination of any other indebtedness or other obligations to, or guarantee of, the Notes) or distribution on account of principal of, premium, if any, and interest on, or any other amounts with respect to, the Notes (other than Junior Securities) and (ii) any payment or distribution of assets of JCAC or such Guarantor of any kind or character from any source, whether in cash, property or securities (other than Junior Securities) to which the Holders or the Trustee on behalf of the Holders would be entitled (by set-off or otherwise) except for the subordination provisions contained in the Indenture, will be paid by the liquidating trustee or agent or other person making such a payment or distribution directly to the holders of such Senior Debt or their representative to the extent necessary to make payment in full on all such Senior Debt remaining unpaid, after giving effect to any concurrent payment or distribution to the holders of such Senior Debt.



    In the event that, notwithstanding the foregoing, any payment or distribution of assets of JCAC or any Guarantor (other than Junior Securities) shall be received by the Trustee or the Holders at a time when such payment or distribution is prohibited by the foregoing provisions, such payment or distribution shall be held in trust for the benefit of the holders of such Senior Debt, and shall be paid or delivered by the Trustee or such Holders, as the case may be, to the holders of such Senior Debt remaining unpaid or to their representative or representatives, or to the trustee or trustees under any indenture pursuant to which any instruments evidencing any of such Senior Debt may have been issued, ratably according to the aggregate principal amounts remaining unpaid on account of such Senior Debt held or represented by each, for application to the payment of all such Senior Debt remaining unpaid, to the extent necessary to pay all such Senior Debt in full in cash or otherwise to the extent each of the holders of such Senior Debt accept satisfaction of amounts due by settlement in other than cash after giving effect to any concurrent payment or distribution to the holders of such Senior Debt. The Indenture will contain other customary subordination provisions, including rights of subrogation and rights to file claims in bankruptcy.



    As among JCAC, the Guarantors and the Holders, no provision contained in the Indenture or the Notes will affect the obligations of JCAC and the Guarantors, which are absolute and unconditional, to pay, when due, principal of, premium, if any, and interest on the Notes. The subordination provisions of the Indenture and the Notes will not prevent the occurrence of any Default or Event of Default under the Indenture or limit the rights of the Trustee or any Holder to pursue any other rights or remedies with respect to the Notes.



    As a result of these subordination provisions, in the event of the liquidation, bankruptcy, reorganization, insolvency, receivership or similar proceeding or an assignment for the benefit of the creditors of JCAC or any of the Guarantors or a marshalling of assets or liabilities of JCAC or any of the Guarantors, holders of the Notes may receive ratably less than other creditors.



    JCAC does not currently conduct any operations. After the Merger is completed, the successor to JCAC will conduct its operations through its subsidiaries. Accordingly, JCAC's ability to meet its cash obligations will be dependent upon the ability of its subsidiaries to make cash distributions to JCAC. Furthermore, any right of JCAC to receive the assets of any such subsidiary upon such subsidiary's liquidation or reorganization effectively will be subordinated by operation of law to the claims of such subsidiary's creditors (including trade creditors) and holders of such subsidiary's preferred stock, except to the extent that JCAC is itself recognized as a creditor or preferred stockholder of such subsidiary, in which case the claims of JCAC would still be subordinate to any indebtedness or preferred stock of such subsidiary senior in right of payment to that held by JCAC.



FRAUDULENT TRANSFER CONSIDERATIONS



    Generally, under various state and federal fraudulent transfer or fraudulent conveyance laws (collectively, "the Fraudulent Transfer Laws"), a Guarantor's obligations under the Guarantee of the Notes could be avoided if a court in a lawsuit by an unpaid creditor of a Guarantor or a representative of such creditors (such as a trustee in bankruptcy or JCAC as debtor-in-possession) were to find that (i) the Guarantor did not receive reasonably equivalent value or fair consideration in exchange for the obligation created by the Notes and (ii) at the time of the issuance of the Notes, the Guarantor (A) was insolvent or became insolvent as a result of the incurrence of the obligations represented by the Notes, (B) was engaged, or was about to be engaged, in a business or transaction for which the property remaining with it was an unreasonably small capital or for which its unencumbered assets constituted unreasonably small capital, or (C) intended to incur, or believed that it would incur, debts beyond its ability to pay as such debts matured.



    A court could conclude that a Guarantor did not receive reasonably equivalent value or fair consideration to the extent that such Guarantor's liability on its guarantee exceeds the economic benefits that it receives in the Offering. Were a court to so find, the court could avoid the Guarantor's obligation under its guarantee and direct the return of amounts paid thereunder if one or more of the conditions set forth in subparagraphs (ii)(A), (B), or (C) above were also met as to such Guarantor. Management believes, however, that the Guarantees have been structured so as to minimize the likelihood that a court would find that the Guarantor did not receive reasonably equivalent value or fair consideration for its Guarantee (the "Savings Clause"). No assurance, however, can be given that a court would uphold such a fraudulent transfer Savings Clause. Moreover, there can be no assurance that a court would not limit a Guarantee to an amount equal to the Notes proceeds actually received by any given Guarantor.

    The determination of insolvency for purposes of the Fraudulent Transfer Laws may vary depending upon the law of the jurisdiction being applied. Generally, however, an entity is insolvent if (i) the sum of its debts (including unliquidated or contingent debts) is greater than all of its property, at a fair valuation or (ii) the present fair saleable value of its assets is less than the amount that will be required to pay its probable liability on its existing debts as they become absolute and matured. Additionally, under certain state Fraudulent Transfer Laws, an entity is presumed to be insolvent if it is generally not paying its debts as they become due.



    Furthermore, a court could avoid JCAC's obligations under the Notes and the Guarantors' obligations under their respective Guarantees without regard to the solvency, capitalization and other conditions described in clauses (ii)(A), (B), and (C) above if it finds that the obligations created by the Notes or the Guarantees were incurred with actual intent to hinder, delay, or defraud now existing or future creditors. If the obligations under the Notes were to be avoided, there can be no assurance that the recoveries under the Guarantees would be sufficient to pay the outstanding amounts due and owing under the Notes. Moreover, if the obligations of one or more Guarantors were to be avoided, there can be no assurance that the remaining Guarantees would be sufficient to ensure payment in full on the Notes.


OPTIONAL REDEMPTION


    Except as set forth below, JCAC will not have the right to redeem any  Notes
prior to             , 2001. The Notes will be redeemable at the option of JCAC,
in whole or in part, at any time on or after             , upon not less than 30
days nor more than 60 days notice to each holder of Notes, at the following redemption prices (expressed as percentages of the principal amount) if redeemed
during the 12-month period commencing             of the years indicated  below,
in each case (subject to the right of Holders of record on a Record Date to receive interest due on an Interest Payment Date that is on or prior to such Redemption Date) together with accrued and unpaid interest thereon to the Redemption Date:



                                      YEAR                                         PERCENTAGE
- --------------------------------------------------------------------------------  ------------
2001............................................................................             %
2002............................................................................             %
2003............................................................................             %
2004 and thereafter.............................................................      100.000%



    Notwithstanding the foregoing, in the event that the Merger has not become effective prior to March 15, 1997, JCAC may redeem the Notes at a redemption price equal to 102% of the principal amount thereof, in each case plus accrued and unpaid interest, if any, to the redemption date; PROVIDED that such redemption, if made, must occur within 35 days of March 15, 1997.


    In the case of a partial redemption, the Trustee shall select the Notes or portions thereof for redemption on a PRO RATA basis, by lot or in such other manner it deems appropriate and fair. The Notes may be redeemed in part in multiples of $1,000 only.

    The Notes will not have the benefit of any sinking fund.

    Notice of any redemption will be sent, by first class mail, at least 30 days and not more than 60 days prior to the date fixed for redemption to the Holder of each Note to be redeemed to such Holder's last address as then shown upon the registry books of the Registrar. Any notice which relates to a Note to be redeemed in part only must state the portion of the principal amount equal to the unredeemed portion thereof and must state that on and after the date of redemption, upon surrender of such Note, a new Note or Notes in a principal amount equal to the unredeemed portion thereof will be issued. On and after the date of redemption, interest will cease to accrue on the Notes or portions thereof called for redemption, unless JCAC defaults in the payment thereof.

CERTAIN COVENANTS


    REPURCHASE OF NOTES AT THE OPTION OF THE HOLDER UPON FAILURE TO CONSUMMATE THE MERGER



    The Indenture will provide that in the event that the Merger has not become effective prior to January 1, 1997, each Holder of Notes will have the right, at such Holder's option, pursuant to an irrevocable and unconditional offer by JCAC (the "Citicasters Offer"), to require JCAC to repurchase all or any part of such Holder's Notes (PROVIDED, that the principal amount of such Notes must be $1,000 or an integral multiple thereof) on a date (the "Citicasters Purchase Date") that is no later than 35 Business Days after January 1, 1997, at a cash price (the "Citicasters Purchase Price") equal to 101% of the principal amount thereof, together with accrued and unpaid interest, if any, to the Citicasters Purchase Date. The Citicasters Offer shall be made within 10 Business Days following January 1, 1997 and shall remain open for 20 Business Days following its commencement (the "Citicasters Offer Period"). Upon expiration of the Citicasters Offer Period, JCAC promptly shall purchase all Notes properly tendered in response to the Citicasters Offer.



    On or before the Citicasters Purchase Date, JCAC will (i) accept for payment Notes or portions thereof properly tendered pursuant to the Citicasters Offer,
(ii) deposit with the Paying Agent cash sufficient to pay the Citicasters Purchase Price (together with accrued and unpaid interest) of all Notes so tendered and (iii) deliver to the Trustee Notes so accepted together with an Officers' Certificate listing the Notes or portions thereof being purchased by JCAC. The Paying Agent promptly will pay the Holders of Notes so accepted an amount equal to the Citicasters Purchase Price (together with accrued and unpaid interest), and the Trustee promptly will authenticate and deliver to such Holders a new Note equal in principal amount to any unpurchased portion of the Note surrendered. Any Notes not so accepted will be delivered promptly by JCAC to the Holder thereof. JCAC publicly will announce the results of the Citicasters Offer on or as soon as practicable after the Citicasters Purchase Date.



    Any Citicasters Offer will be made in compliance with all applicable laws, rules and regulations, including, if applicable, Regulation 14E under the Exchange Act and the rules thereunder and all other applicable Federal and state securities laws.


    REPURCHASE OF NOTES AT THE OPTION OF THE HOLDER UPON A CHANGE OF CONTROL


    The Indenture will provide that in the event that a Change of Control has occurred, each Holder of Notes will have the right, at such Holder's option, pursuant to an irrevocable and unconditional offer by JCAC (the "Change of Control Offer"), to require JCAC to repurchase all or any part of such Holder's Notes (PROVIDED, that the principal amount of such Notes must be $1,000 or an integral multiple thereof) on a date (the "Change of Control Purchase Date") that is no later than 35 Business Days after the occurrence of such Change of Control, at a cash price (the "Change of Control Purchase Price") equal to 101% of the principal amount thereof, together with accrued and unpaid interest, if any, to the Change of Control Purchase Date. The Change of Control Offer shall be made within 10 Business Days following a Change of Control and shall remain open for 20 Business Days following its commencement (the "Change of Control Offer Period"). Upon expiration of the Change of Control Offer Period, JCAC promptly shall purchase all Notes properly tendered in response to the Change of Control Offer.



    As used herein, (a) prior to the consummation of the Merger, a "Change of Control" means (i) any merger or consolidation of JCAC with or into any person or any sale, transfer or other conveyance, whether direct or indirect, of all or substantially all of any of the assets of JCAC, on a consolidated basis, in one transaction or a series of related transactions, if, immediately after giving effect to such transaction(s), any "person" or "group" (as such terms are used for purposes of Sections 13(d) and 14(d) of the Exchange Act, whether or not applicable) (other than an Excluded Person) is or becomes the "beneficial owner," directly or indirectly, of more than 50% of the total voting power in the aggregate normally entitled to vote in the election of directors, managers, or trustees, as applicable, of the transferee(s) or surviving entity or entities, (ii) any "person" or "group" (as such terms are used for purposes of Sections 13(d) and 14(d) of the Exchange Act, whether or not applicable) (other than an Excluded Person) is or becomes the "beneficial owner," directly or indirectly, of more than 50% of the total voting power in the aggregate of all classes of Capital Stock of JCAC then outstanding normally entitled to vote in elections of directors, or (iii) during any period of 12 consecutive months after the Issue Date, individuals who at the beginning of any such 12-month period constituted the Board of Directors of JCAC (together with any new directors whose election by such Board or whose nomination for election by the shareholders of JCAC was approved by a vote of a majority of the directors then still in office who were either directors at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of the Board of Directors of JCAC then in office; and (b) subsequent to the consummation of the Merger, a "Change of Control" means any transaction or series of transactions in which any of the following occurs: (i) any person or group (within the meaning of Rule 13d-3 under the Exchange Act and Sections 13(d) and 14(d) of the Exchange Act), other than Zell/Chilmark or funds managed by Fidelity Management & Research Company or any of their Affiliates, becomes the direct or indirect "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act) of (A) greater than 50% of the total voting power (on a fully diluted basis as if all convertible securities had been converted) entitled to vote in the election of directors of JCAC or CC, or the surviving person (if other than the Company), or (B) greater than 20% of the total voting power (on a fully diluted basis as if all convertible securities had been converted) entitled to vote in the election of directors of JCAC or CC, or the surviving person (if other the JCAC), and such person or group has the ability to elect, directly or indirectly, a majority of the members of the Board of Directors of JCAC; or (ii) JCAC or CC consolidates with or merges into another person, another person consolidates with or merges into JCAC or CC, JCAC or CC issues shares of its Capital Stock or all or substantially all of the assets of JCAC or CC are sold, assigned, conveyed, transferred, leased or otherwise disposed of to any person as an entirety or substantially as an entirety in one transaction or a series of related transactions and the effect of such consolidation, merger, issuance or sale is as described in clause (i) above. Notwithstanding the foregoing, no Change of Control shall be deemed to have occurred by virtue of (I) JCAC or any of its employee benefit or stock plans filing (or being required to file after the lapse of time) a Schedule 13D or 14D-1 (or any successor or similar schedule, form or report under the Exchange
Act) or (II) the purchase by one or more underwriters of Capital Stock of JCAC in connection with a Public Offering; PROVIDED, HOWEVER, upon the earlier of (x) the maturity of the Citicasters Notes, (y) the date upon which defeasance of the Citicasters Notes becomes effective, and (z) the date on which there are no longer any Citicasters Notes outstanding under the terms of the governing indenture, then Change of Control shall have the meaning set forth in clause (a) above.



    On or before the Change of Control Purchase Date, JCAC will (i) accept for payment Notes or portions thereof properly tendered pursuant to the Change of Control Offer, (ii) deposit with the Paying Agent cash sufficient to pay the Change of Control Purchase Price (together with accrued and unpaid interest) of all Notes so tendered and (iii) deliver to the Trustee Notes so accepted together with an Officers' Certificate listing the Notes or portions thereof being purchased by JCAC. The Paying Agent promptly will pay the Holders of Notes so accepted an amount equal to the Change of Control Purchase Price (together with accrued and unpaid interest), and the Trustee promptly will authenticate and deliver to such Holders a new Note equal in principal amount to any unpurchased portion of the Note surrendered. Any Notes not so accepted will be delivered promptly by JCAC to the Holder thereof. JCAC publicly will announce the results of the Change of Control Offer on or as soon as practicable after the Change of Control Purchase Date.



    The Change of Control purchase feature of the Notes may make more difficult or discourage a takeover of JCAC, and, thus, the removal of incumbent management.



    The phrase "all or substantially all" of the assets of JCAC will likely be interpreted under applicable state law and will be dependent upon particular facts and circumstances. As a result, there may be a degree of uncertainty in ascertaining whether a sale or transfer of "all or substantially all" of the assets of any of JCAC has occurred. In addition, no assurances can be given that JCAC will be able to acquire Notes tendered upon the occurrence of a Change of Control.


    Any Change of Control Offer will be made in compliance with all applicable laws, rules and regulations, including, if applicable, Regulation 14E under the Exchange Act and the rules thereunder and all other applicable Federal and state securities laws.

    LIMITATION ON INCURRENCE OF ADDITIONAL INDEBTEDNESS AND DISQUALIFIED CAPITAL STOCK


    The Indenture will provide that, except as set forth below in this covenant, JCAC and the Subsidiary Guarantors will not, and will not permit any of their Subsidiaries to, directly or indirectly, issue, assume, guaranty, incur, become directly or indirectly liable with respect to (including as a result of an Acquisition), or otherwise become responsible for, contingently or otherwise (individually and collectively, to "incur" or, as appropriate, an "incurrence"), any Indebtedness or any Disqualified Capital Stock (including Acquired Indebtedness) other than Permitted Indebtedness. Notwithstanding the foregoing limitations, JCAC may incur Indebtedness and Disqualified Capital Stock in addition to Permitted Indebtedness: if (i) no Default or Event of Default shall have occurred and be continuing at the time of, or would occur after giving effect on a

PRO FORMA basis to, such incurrence of Indebtedness or Disqualified Capital Stock and (ii) on the date of such incurrence (the "Incurrence Date"), the Leverage Ratio of JCAC for the Reference Period immediately preceding the Incurrence Date, after giving effect on a PRO FORMA basis to such incurrence of such Indebtedness or Disqualified Capital Stock and, to the extent set forth in the definition of Leverage Ratio, the use of proceeds thereof, would be less than 7.0 to 1.



    Indebtedness or Disqualified Capital Stock of any person which is outstanding at the time such person becomes a Subsidiary of JCAC (including upon designation of any subsidiary or other person as a Subsidiary) or is merged with or into or consolidated with JCAC or a Subsidiary of JCAC shall be deemed to have been Incurred at the time such Person becomes such a Subsidiary of JCAC or is merged with or into or consolidated with JCAC or a Subsidiary of JCAC, as applicable.


    LIMITATION ON RESTRICTED PAYMENTS


    The Indenture will provide that JCAC and its Subsidiaries will not, and will not permit any of their Subsidiaries to, directly or indirectly, make any Restricted Payment if, after giving effect to such Restricted Payment on a PRO FORMA basis, (1) a Default or an Event of Default shall have occurred and be continuing, (2) JCAC is not permitted to incur at least $1.00 of additional
Indebtedness pursuant to the Leverage Ratio in the covenant "Limitation on Incurrence of Additional Indebtedness and Disqualified Capital Stock," or (3) the aggregate amount of all Restricted Payments made by JCAC and its Subsidiaries, including after giving effect to such proposed Restricted Payment, from and after the Issue Date, would exceed the sum of (a)(x) 100% of the aggregate Consolidated EBITDA of JCAC and its Consolidated Subsidiaries for the period (taken as one accounting period), commencing on the first day of the first full fiscal quarter commencing after the Issue Date, to and including the last day of the fiscal quarter ended immediately prior to the date of each such calculation (or, in the event Consolidated EBITDA for such period is a deficit, then minus 100% of such deficit) less (y) 1.4 times Consolidated Fixed Charges for the same period plus (b) the aggregate Net Cash Proceeds received by JCAC from the sale of its Qualified Capital Stock (other than (i) to a Subsidiary of JCAC and (ii) to the extent applied in connection with a Qualified Exchange), after the Issue Date.



    The foregoing clauses (2) and (3) of the immediately preceding paragraph, however, will not prohibit (u) payments to Jacor to reimburse Jacor for reasonable and necessary corporate and administrative expenses, (v) Restricted Investments, PROVIDED, that, after giving PRO FORMA effect to such Restricted Investment, the aggregate amount of all such Restricted Investments made on or after the Issue Date that are outstanding (after giving effect to any such Restricted Investments that are returned to JCAC or the Subsidiary Guarantor that made such prior Restricted Investment, without restriction, in cash on or prior to the date of any such calculation) at any time does not exceed $5.0 million, (w) a Qualified Exchange, (x) the payment of any dividend on Qualified Capital Stock within 60 days after the date of its declaration if such dividend could have been made on the date of such declaration in compliance with the foregoing provisions, (y) the repurchase of the Citicasters Notes pursuant to a change of control offer set forth in the indenture governing the Citicasters Notes or (z) the repurchase or redemption of the Citicasters Notes other than pursuant to a change of control set forth in the indenture governing the Citicasters Notes. The full amount of any Restricted Payment made pursuant to the foregoing clauses (w) and (y) of the immediately preceding sentence, however, will be deducted in the calculation of the aggregate amount of Restricted Payments available to be made referred to in clause (3) of the immediately preceding paragraph.


    LIMITATION ON DIVIDENDS AND OTHER PAYMENT RESTRICTIONS AFFECTING
SUBSIDIARIES


    The Indenture will provide that JCAC and its Subsidiaries will not, and will not permit any of their Subsidiaries to, create, assume or suffer to exist any consensual restriction on the ability of any Subsidiary of JCAC to pay dividends or make other distributions to or on behalf of, or to pay any obligation to or on behalf of, or otherwise to transfer assets or property to or on behalf of, or make or pay loans or advances to or on behalf of, JCAC or any Subsidiary of JCAC, except (a) restrictions imposed by the Notes or the Indenture, (b) restrictions imposed by applicable law, (c) existing restrictions under specified Indebtedness outstanding on the Issue Date, (d) restrictions under any Acquired Indebtedness not incurred in violation of the Indenture or any agreement relating to any property, asset, or business acquired by JCAC or any of its Subsidiaries, which restrictions in each case existed at the time of acquisition, were not put in place in connection with or in anticipation of such acquisition and are not applicable to any person, other than the person acquired, or to any property, asset or business, other than the property, assets and business so acquired, (e) any such restriction or requirement imposed by Indebtedness incurred under paragraph (f) under the definition of Permitted Indebtedness, provided such restriction or requirement is no more restrictive than that imposed by the New Credit Facility as of the Issue Date, (f) restrictions with respect solely to a Subsidiary of JCAC imposed pursuant to a binding agreement which has been entered into for the sale or disposition of all or substantially all of the Equity Interests or assets of such Subsidiary, provided such restrictions apply solely to the Equity Interests or assets of such Subsidiary which are being sold, and (g) in connection with and pursuant to permitted Refinancings, replacements of restrictions imposed pursuant to clauses (a), (c) or (d) of this paragraph that are not more restrictive than those being replaced and do not apply to any other person or assets than those that would have been covered by the restrictions in the Indebtedness so refinanced. Notwithstanding the foregoing, neither (a) customary provisions restricting subletting or assignment of any lease entered into in the ordinary course of business, consistent with industry practice, or other standard non-assignment clauses in contracts entered into in the ordinary course of business, (b) Capital Leases or agreements governing purchase money Indebtedness which contain restrictions of the type referred to above with respect to the property covered thereby, nor (c) Liens permitted under the terms of the Indenture on assets securing Senior Debt incurred pursuant to the Leverage Ratio in accordance with the covenant described under "Limitation on Incurrence of Additional Indebtedness and Disqualified Capital Stock" or permitted pursuant to the definition of Permitted Indebtedness shall in and of themselves be considered a restriction on the ability of the applicable Subsidiary to transfer such agreement or assets, as the case may be.


    LIMITATIONS ON LAYERING INDEBTEDNESS; LIENS


    The Indenture will provide that JCAC and its Subsidiaries will not, and will not permit any of their Subsidiaries to, directly or indirectly, incur, or suffer to exist (a) any Indebtedness that is subordinate in right of payment to any other Indebtedness of JCAC or a Guarantor unless, by its terms, such Indebtedness (i) has a maturity date subsequent to the Stated Maturity of the Notes and an Average Life longer than that of the Notes and (ii) is subordinate in right of payment to, or ranks PARI PASSU with, the Notes or the Guarantees, as applicable, or (b) other than Permitted Liens, any Lien upon any of its property or assets, whether now owned or hereafter acquired, or upon any income or profits therefrom securing Indebtedness other than (1) Liens securing Senior Debt incurred pursuant to the Leverage Ratio in accordance with the covenant described under "Limitation on Incurrence of Additional Indebtedness and Disqualified Capital Stock" and (2) Liens securing Senior Debt incurred as permitted pursuant to the definition of Permitted Indebtedness.


    LIMITATION ON SALE OF ASSETS AND SUBSIDIARY STOCK


    The Indenture will provide that JCAC and its Subsidiaries will not, and will not permit any of their Subsidiaries to, in one or a series of related transactions, sell, transfer, or otherwise dispose of, any of its property, business or assets, including by merger or consolidation (in the case of a Guarantor or a Subsidiary of JCAC), and including any sale or other transfer or issuance of any Equity Interests of any direct or indirect Subsidiary of JCAC, whether by JCAC or a direct or indirect Subsidiary thereof (an "Asset Sale"), unless (1) within 450 days after the date of such Asset Sale, the Net Cash Proceeds therefrom (the "Asset Sale Offer Amount") are (a) applied to the optional redemption of the Notes in accordance with the terms of the Indenture or to the repurchase of the Notes pursuant to an irrevocable, unconditional cash offer (the "Asset Sale Offer") to repurchase Notes at a purchase price (the "Asset Sale Offer Price") of 100% of principal amount, plus accrued interest to the date of payment, (b) invested in assets and property (other than notes, bonds, obligations and securities) which in the good faith reasonable judgment of the Board of JCAC will immediately constitute or be a part of a Related Business of JCAC or a Subsidiary (if it continues to be a Subsidiary) immediately following such transaction or (c) used to permanently retire or reduce Senior Debt or Indebtedness permitted pursuant to paragraphs (d), (e) or
(f) under the definition of Permitted Indebtedness (including that in the case of a revolver or similar arrangement that makes credit available, such commitment is so permanently reduced by such amount), (2) with respect to any Asset Sale or related series of Asset Sales involving securities, property or assets with an aggregate fair market value in excess of $2.5 million, at least 75% of the consideration for such Asset Sale or series of related Asset Sales (excluding the amount of (A) any Indebtedness (other than the Notes) that is required to be repaid or assumed (and is

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either repaid or assumed by the transferee  of the related assets) by virtue  of such Asset Sale and which is secured by a Lien on the property or asset sold and
(B) property received by JCAC or any such Subsidiary from the transferee that within 90 days of such Asset Sale is converted into cash or Cash Equivalents) consists of cash or Cash Equivalents (other than in the case of an Asset Swap or where JCAC is exchanging all or substantially all the assets of one or more Related Businesses operated by JCAC or its Subsidiaries (including by way of the transfer of capital stock) for all or substantially all the assets (including by way of the transfer of capital stock) constituting one or more Related Businesses operated by another person, in which event the foregoing requirement with respect to the receipt of cash or Cash Equivalents shall not apply), (3) no Default or Event of Default shall have occurred and be continuing at the time of, or would occur after giving effect, on a PRO FORMA basis, to, such Asset Sale, and (4) the Board of JCAC determines in good faith that JCAC or such Subsidiary, as applicable, receives fair market value for such Asset Sale.



    The Indenture will provide that an Asset Sale Offer may be deferred until the accumulated Net Cash Proceeds from Asset Sales not applied to the uses set forth in (l)(b) above (the "Excess Proceeds") exceeds $5.0 million and that each Asset Sale Offer shall remain open for 20 Business Days following its commencement and no longer (the "Asset Sale Offer Period"). Upon expiration of the Asset Sale Offer Period, JCAC shall apply the Asset Sale Offer Amount plus an amount equal to accrued interest to the purchase of all Notes properly tendered (on a PRO RATA basis if the Asset Sale Offer Amount is insufficient to purchase all Notes so tendered) at the Asset Sale Offer Price (together with accrued interest). To the extent that the aggregate amount of Notes tendered pursuant to an Asset Sale Offer is less than the Asset Sale Offer Amount, JCAC may use any remaining Net Cash Proceeds for general corporate purposes as otherwise permitted by the Indenture and following each Asset Sale Offer the Excess Proceeds amount shall be reset to zero. If required by applicable law, the Asset Sale Offer Period may be extended as so required, however, if so extended it shall nevertheless constitute an Event of Default if within 60 Business Days of its commencement the Asset Sale Offer is not consummated or the properly tendered Notes are not purchased pursuant thereto.



    Notwithstanding the foregoing provisions of the first paragraph of this covenant the Indenture will provide that, subsequent to the consummation of the Merger, with respect to an Asset Sale Offer, JCAC will not be permitted to commence an Asset Sale Offer for the Notes until such time as an Asset Sale Offer for the Citicasters Notes, if required, has been completed. To the extent that any Excess Proceeds remain after expiration of an Asset Sale Offer Period for the Citicasters Notes, JCAC may use the remaining Net Cash Proceeds to commence an Asset Sale Offer for the Notes; PROVIDED, that the amount of Net Cash Proceeds used for such Asset Sale Offer for the Notes shall not exceed the amount permitted under the Redemption from the Proceeds on Asset Sales and Limitation on Restricted Payments covenants set forth in the indenture governing the Citicasters Notes; PROVIDED, HOWEVER, that this covenant shall be of no further force and effect upon the earlier of (x) the maturity of such Citicasters Notes, (y) the date upon which defeasance of the Citicasters Notes becomes effective, and (z) the date on which there are no longer any Citicasters Notes outstanding under the terms of the governing indenture.



    Notwithstanding the foregoing provisions of the first paragraph of this covenant and without complying with the foregoing provisions:



        (i) JCAC and its Subsidiaries may convey, sell, transfer, assign or otherwise dispose of assets pursuant to and in accordance with the limitation on mergers, sales or consolidations provisions in the Indenture;



        (ii) JCAC and its Subsidiaries may sell or dispose of inventory or damaged, worn out or other obsolete property in the ordinary course of business so long as such property is no longer necessary for the proper conduct of the business of JCAC or such Subsidiary, as applicable; and



       (iii) any of JCAC's Subsidiaries may convey, sell, transfer, assign or otherwise dispose of assets to, or merge with or into, JCAC or any of its wholly owned Subsidiary Guarantors.

    All Net Cash Proceeds from an Event of Loss shall be applied to the restoration, repair or replacement of the asset so affected or invested, used for prepayment of Senior Debt, or used to repurchase Notes, all within the period and as otherwise provided above in clauses 1(a) or 1(b)(i) of the first paragraph of this covenant.



    In addition to the foregoing, JCAC will not, and will not permit any of its Subsidiaries to, directly or indirectly make any Asset Sale of any of the Equity Interests of any Subsidiary except pursuant to an Asset Sale of all the Equity Interests of such Subsidiary.


    Any Asset Sale Offer shall be made in compliance with all applicable laws, rules, and regulations, including, if applicable, Regulation 14E of the Exchange Act and the rules and regulations thereunder and all other applicable Federal and state securities laws.


    LIMITATION ON ASSET SWAPS



    The Indenture will provide that JCAC and its Subsidiaries will not, and will not permit any of their Subsidiaries to, in one or a series of related transactions, directly or indirectly, engage in any Asset Swaps, unless: (i) at the time of entering into the agreement to swap assets and immediately after giving effect to the proposed Asset Swap, no Default or Event of Default shall have occurred and be continuing or would occur as a consequence thereof; (ii) JCAC and its Subsidiary Guarantors would, after giving PRO FORMA effect to the proposed Asset Swap, have been permitted to incur at least $1.00 of additional Indebtedness pursuant to the Leverage Ratio in the covenant "Limitation on Incurrence of Additional Indebtedness and Disqualified Capital Stock"; (iii) the respective fair market values of the assets being purchased and sold by JCAC or any of its Subsidiaries (as determined in good faith by the management of JCAC or, if such Asset Swap includes consideration in excess of $2.5 million by the Board of Directors of JCAC, as evidenced by a Board Resolution) are substantially the same at the time of entering into the agreement to swap assets; and (iv) at the time of the consummation of the proposed Asset Swap, the percentage of any decline in the fair market value (determined as aforesaid) of the asset or assets being acquired by JCAC and its Subsidiaries shall not be significantly greater than the percentage of any decline in the fair market value (determined as aforesaid) of the assets being disposed of by JCAC or its Subsidiaries, calculated from the time the agreement to swap assets was entered into.


    LIMITATION ON TRANSACTIONS WITH AFFILIATES


    The Indenture will provide that neither JCAC nor any of its Subsidiaries will be permitted after the Issue Date to enter into any contract, agreement, arrangement or transaction with any Affiliate (an "Affiliate Transaction"), or any series of related Affiliate Transactions, (other than Exempted Affiliate
Transactions) (i) unless it is determined that the terms of such Affiliate Transaction are fair and reasonable to JCAC, and no less favorable to JCAC than could have been obtained in an arm's length transaction with a non-Affiliate and, (ii) if involving consideration to either party in excess of $5.0 million, unless such Affiliate Transaction(s) is evidenced by (A) an Officers' Certificate addressed and delivered to the Trustee certifying that such Affiliate Transaction (or Transactions) has been approved by a majority of the members of the Board of Directors of JCAC that are disinterested in such transaction or, (B) in the event there are no members of the Board of Directors of JCAC who are disinterested in such transaction, then so long as JCAC is a wholly owned subsidiary of Jacor, an Officers' Certificate addressed and delivered to the Trustee certifying that such of Affiliate Transaction (or Transactions) have been approved by a majority of the members of the Board of Directors of Jacor that are disinterested in such transaction and (iii) if involving consideration to either party in excess of $10.0 million, unless in addition JCAC, prior to the consummation thereof, obtains a written favorable opinion as to the fairness of such transaction to JCAC from a financial point of view from an independent investment banking firm of national reputation.


    LIMITATION ON MERGER, SALE OR CONSOLIDATION


    The Indenture will provide that JCAC will not, directly or indirectly, consolidate with or merge with or into another person or sell, lease, convey or transfer all or substantially all of its assets (computed on a consolidated basis), whether in a single transaction or a series of related transactions, to another person or group of affiliated persons or adopt a Plan of Liquidation, unless (i) either (a) JCAC is the continuing entity or (b) the resulting, surviving or transferee entity or, in the case of a Plan of Liquidation, the entity which receives the greatest value from such Plan of Liquidation is a corporation organized under the laws of the

United States, any state thereof or the District of Columbia and expressly assumes by supplemental indenture all of the obligations of JCAC in connection with the Notes and the Indenture; (ii) no Default or Event of Default shall exist or shall occur immediately after giving effect on a PRO FORMA basis to such transaction; and (iii) immediately after giving effect to such transaction on a PRO FORMA basis, the consolidated resulting, surviving or transferee entity or, in the case of a Plan of Liquidation, the entity which receives the greatest value from such Plan of Liquidation would immediately thereafter be permitted to incur at least $1.00 of additional Indebtedness pursuant to the Leverage Ratio set forth in the covenant described under "Limitation on Incurrence of Additional Indebtedness and Disqualified Capital Stock"; PROVIDED, HOWEVER, nothing in this clause (iii) shall prevent the consummation of the Merger.



    Upon any consolidation or merger or any transfer of all or substantially all of the assets of JCAC or consummation of a Plan of Liquidation in accordance with the foregoing, the successor corporation formed by such consolidation or into which JCAC is merged or to which such transfer is made or, in the case of a Plan of Liquidation, the entity which receives the greatest value from such Plan of Liquidation shall succeed to, and be substituted for, and may exercise every right and power of, JCAC under the Indenture with the same effect as if such successor corporation had been named therein as JCAC, and JCAC shall be released from the obligations under the Notes and the Indenture except with respect to any obligations that arise from, or are related to, such transaction.



    For purposes of the foregoing, the transfer (by lease, assignment, sale or otherwise) of all or substantially all of the properties and assets of one or more Subsidiaries, JCAC's interest in which constitutes all or substantially all of the properties and assets of JCAC shall be deemed to be the transfer of all or substantially all of the properties and assets of JCAC.


    LIMITATION ON LINES OF BUSINESS


    The Indenture will provide that neither JCAC nor any of its Subsidiaries shall directly or indirectly engage to any substantial extent in any line or lines of business activity other than that which is a Related Business.


    RESTRICTION ON SALE AND ISSUANCE OF SUBSIDIARY STOCK


    The Indenture will provide that JCAC and the Guarantors will not sell, and will not permit any of their Subsidiaries to issue or sell, any Equity Interests of any Subsidiary of JCAC to any person other than JCAC or a wholly owned Subsidiary of JCAC, except for Equity Interests with no preferences or special rights or privileges and with no redemption or prepayment provisions.


    FUTURE SUBSIDIARY GUARANTORS


    The Indenture will provide that (i) all present Subsidiaries of JCAC, if any, and their Subsidiaries (other than the Excluded Subsidiaries), and (ii) all future Subsidiaries of JCAC and their Subsidiaries, which are not prohibited from becoming guarantors by law or by the terms of any Acquired Indebtedness or any agreement (other than an agreement entered into in connection with the transaction resulting in such person becoming a Subsidiary of JCAC or its Subsidiaries) to which such Subsidiary is a party ("Future Subsidiary Guarantors"), jointly and severally, will guaranty irrevocably and unconditionally all principal, premium, if any, and interest on the Notes on a senior subordinated basis; PROVIDED, HOWEVER, that upon any change in the law, Acquired Indebtedness or any agreement (whether by expiration, termination or otherwise) which no longer prohibits a Subsidiary of JCAC from becoming a Subsidiary Guarantor, such Subsidiary shall immediately thereafter become a Future Subsidiary Guarantor; PROVIDED, FURTHER, in the event that any Subsidiary of JCAC or their Subsidiaries becomes a guarantor of any other Indebtedness of JCAC or any of its Subsidiaries or any of their Subsidiaries, such Subsidiary shall immediately thereafter become a Future Subsidiary Guarantor.


    RELEASE OF GUARANTORS

    The Indenture will provide that no Guarantor shall consolidate or merge with or into (whether or not such Guarantor is the surviving Person) another Person unless (i) subject to the provisions of the following paragraph and certain other provisions of the Indenture, the Person formed by or surviving any such consolidation or merger (if other than such Guarantor) assumes all the obligations of such Guarantor pursuant to a supplemental indenture in form reasonably satisfactory to the Trustee, pursuant to which such

Person shall unconditionally guarantee, on a senior subordinated basis, all of such Guarantor's obligations under such Guarantor's guarantee, the Indenture on the terms set forth in the Indenture; (ii) immediately before and immediately after giving effect to such transaction on a PRO FORMA basis, no Default or Event of Default shall have occurred or be continuing; and (iii) immediately after such transaction, the surviving person holds all permits required for operation of the business of, and such entity is controlled by a person or entity (or has retained a person or entity which is) experienced in, operating broadcast properties, or otherwise holds all Permits to operate its business.



    Upon the sale or disposition (whether by merger, stock purchase, asset sale or otherwise) of a Subsidiary Guarantor or all of its assets to an entity which is not a Subsidiary Guarantor, which transaction is otherwise in compliance with the Indenture (including, without limitation, the provisions of the covenant Limitations on Sale of Assets, and Subsidiary Stock), such Subsidiary Guarantor will be deemed released from its obligations under its Guarantee of the Notes; PROVIDED, HOWEVER, that any such termination shall occur only to the extent that all obligations of such Subsidiary Guarantor under all of its guarantees of, and under all of its pledges of assets or other security interests which secure, any Indebtedness of JCAC or any other Subsidiary shall also terminate upon such release, sale or transfer.


    LIMITATION ON STATUS AS INVESTMENT COMPANY


    The Indenture will prohibit JCAC and its Subsidiaries from being required to register as an "investment company" (as that term is defined in the Investment Company Act of 1940, as amended), or from otherwise becoming subject to regulation under the Investment Company Act.



    LIMITATION ON TRANSACTIONS PRIOR TO CONSUMMATION OF THE MERGER; JACOR ACTION CONCURRENT WITH CONSUMMATION OF THE MERGER



    The Indenture will provide that, prior to the consummation of the Merger, JCAC will not, directly or indirectly, make any loan, advance or guaranty, or sell, lease, transfer or otherwise dispose of any of its properties, or enter into any transaction, or enter into or amend any contract, agreement or understanding, except as may be necessary in contemplation of or in connection with the consummation of the Merger; PROVIDED, HOWEVER, this covenant shall be of no further force and effect upon consummation of the Merger. The Indenture will provide that, concurrently with consummation of the Merger, Jacor will, directly or indirectly, contribute, convey or transfer all of the Equity Interests of its wholly owned subsidiaries to JCAC, at which time such subsidiaries shall become Subsidiary Guarantors if required by the covenant "Future Subsidiary Guarantors."


REPORTS


    The Indenture will provide that for so long as Jacor or any successor thereto is subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act and JCAC is a wholly owned subsidiary of Jacor, JCAC shall deliver to the Trustee and, to each Holder, Jacor's annual and quarterly reports pursuant to Section 13 or 15(d) of the Exchange Act, within 15 days after such reports have been filed with the Commission; PROVIDED, HOWEVER, in the event either (i) Jacor or a successor as set forth above is no longer subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act or (ii) JCAC is no longer a wholly owned subsidiary of Jacor or a successor as set forth above, the Indenture will provide that whether or not JCAC is subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act, JCAC shall deliver to the Trustee and, to each Holder, within 15 days after it is or would have been (if it were subject to such reporting obligations) required to file such with the Commission, annual and quarterly financial statements substantially equivalent to financial statements that would have been included in reports filed with the Commission, if JCAC were subject to the requirements of Section 13 or 15(d) of the Exchange Act, including, with respect to annual information only, a report thereon by JCAC's certified independent public accountants as such would be required in such reports to the Commission, and, in each case, together with a management's discussion and analysis of financial condition and results of operations which would be so required and, to the extent permitted by the Exchange Act or the Commission (if it were subject to such reporting obligations), file with the Commission the annual, quarterly and other reports which it is or would have been required to file with the Commission.


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
EVENTS OF DEFAULT AND REMEDIES


    The Indenture will define an Event of Default as (i) the failure by JCAC to pay any installment of interest on the Notes as and when the same becomes due and payable and the continuance of any such failure for 30 days, (ii) the failure by JCAC to pay all or any part of the principal, or premium, if any, on the Notes when and as the same becomes due and payable at maturity, redemption, by acceleration or otherwise, including, without limitation, payment of the Change of Control Purchase Price or the Asset Sale Offer Price, or otherwise,
(iii) the failure by JCAC or any Guarantor to observe or perform any other covenant or agreement contained in the Notes or the Indenture and, subject to certain exceptions, the continuance of such failure for a period of 60 days after written notice is given to JCAC by the Trustee or to JCAC and the Trustee by the Holders of at least 25% in aggregate principal amount of the Notes outstanding, (iv) certain events of bankruptcy, insolvency or reorganization in respect of JCAC or any of its Significant Subsidiaries, (v) a default in any issue of Indebtedness of JCAC or any of their Subsidiaries with an aggregate principal amount in excess of $5.0 million (a) resulting from the failure to pay principal at final maturity or (b) as a result of which the maturity of such Indebtedness has been accelerated prior to its stated maturity, and (vi) final unsatisfied judgments not covered by insurance aggregating in excess of $5.0 million, at any one time rendered against JCAC or any of its Subsidiaries and not stayed, bonded or discharged within 60 days. The Indenture provides that if a Default occurs and is continuing, the Trustee must, within 90 days after the occurrence of such Default, give to the Holders notice of such Default.



    If an Event of Default occurs and is continuing (other than an Event of Default specified in clause (iv), above, relating to JCAC or any Significant Subsidiary,) then in every such case, unless the principal of all of the Notes shall have already become due and payable, either the Trustee or the Holders of 25% in aggregate principal amount of the Notes at the time outstanding, by notice in writing to JCAC (and to the Trustee if given by Holders) (an
"Acceleration Notice"), may declare all principal, determined as set forth below, and accrued interest thereon to be due and payable immediately; provided, however, that if any Senior Debt is outstanding pursuant to the New Credit Facility upon a declaration of such acceleration, such principal and interest shall be due and payable upon the earlier of (x) the third Business Day after the sending to JCAC and the Representative of such written notice, unless such Event of Default is cured or waived prior to such date and (y) the date of acceleration of any Senior Debt under the New Credit Facility. In the event a declaration of acceleration resulting from an Event of Default described in clause (v) above has occurred and is continuing, such declaration of acceleration shall be automatically annulled if such default is cured or waived or the holders of the Indebtedness which is the subject of such default have rescinded their declaration of acceleration in respect of such Indebtedness within five days thereof and the Trustee has received written notice or such cure, waiver or rescission and no other Event of Default described in clause (v) above has occurred that has not been cured or waived within five days of the declaration of such acceleration in respect of such Indebtedness. If an Event of Default specified in clause (iv), above, relating to JCAC or any Significant Subsidiary occurs, all principal and accrued interest thereon will be immediately due and payable on all outstanding Notes without any declaration or other act on the part of Trustee or the Holders. The Holders of a majority in aggregate principal amount of Notes at the time outstanding, generally are authorized to rescind such acceleration if all existing Events of Default, other than the non-payment of the principal of, premium, if any, and interest on the Notes which have become due solely by such acceleration and except on default with respect to any provision requiring a supermajority approval to amend, which default may only be waived by such a supermajority, and have been cured or waived.



    Prior to the declaration of acceleration of the maturity of the Notes, the Holders of a majority in aggregate principal amount of the Notes at the time outstanding may waive on behalf of all the Holders any default, except on default with respect to any provision requiring a supermajority approval to amend, which default may only be waived by such a supermajority, and except a default in the payment of principal of or interest on any Note not yet cured or a default with respect to any covenant or provision which cannot be modified or amended without the consent of the Holder of each outstanding Note affected. Subject to the provisions of the Indenture relating to the duties of the Trustee, the Trustee will be under no obligation to exercise any of its rights or powers under the Indenture at the request, order or direction of any of the Holders, unless such Holders have offered to the Trustee reasonable security or indemnity. Subject to all provisions of the Indenture and applicable law, the Holders of a majority in aggregate principal amount of the Notes at the time outstanding will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred on the Trustee.

LEGAL DEFEASANCE AND COVENANT DEFEASANCE


    The Indenture will provide that JCAC may, at its option, elect to have their obligations and the obligations of the Guarantors discharged with respect to the outstanding Notes ("Legal Defeasance"). Such Legal Defeasance means that JCAC shall be deemed to have paid and discharged the entire indebtedness represented, and the Indenture shall cease to be of further effect as to all outstanding Notes and Guarantees, except as to (i) rights of Holders to receive payments in respect of the principal of, premium, if any, and interest on such Notes when such payments are due from the trust funds; (ii) JCAC's obligations with respect to such Notes concerning issuing temporary Notes, registration of Notes, mutilated, destroyed, lost or stolen Notes, and the maintenance of an office or agency for payment and money for security payments held in trust; (iii) the rights, powers, trust, duties, and immunities of the Trustee, and JCAC's obligations in connection therewith; and (iv) the Legal Defeasance provisions of the Indenture. In addition, JCAC may, at its option and at any time, elect to have the obligations of JCAC and the Guarantors released with respect to certain covenants that are described in the Indenture ("Covenant Defeasance") and thereafter any omission to comply with such obligations shall not constitute a Default or Event of Default with respect to the Notes. In the event Covenant Defeasance occurs, certain events (not including non-payment, bankruptcy, receivership, rehabilitation and insolvency events) described under "Events of Default" will no longer constitute an Event of Default with respect to the Notes.



    In order to exercise either Legal Defeasance or Covenant Defeasance, (i) JCAC must irrevocably deposit with the Trustee, in trust, for the benefit of the Holders of the Notes, U.S. legal tender, U.S. Government Obligations or a combination thereof, in such amounts as will be sufficient, in the opinion of a nationally recognized firm of independent public accountants, to pay the principal of, premium, if any, and interest on such Notes on the stated date for payment thereof or on the redemption date of such principal or installment of principal of, premium, if any, or interest on such Notes, and the Holders of Notes must have a valid, perfected, exclusive security interest in such trust;
(ii) in the case of the Legal Defeasance, JCAC shall have delivered to the Trustee an opinion of counsel in the United States reasonably acceptable to Trustee confirming that (A) JCAC has received from, or there has been published by the Internal Revenue Service, a ruling or (B) since the date of the Indenture, there has been a change in the applicable federal income tax law, in either case to the effect that, and based thereon such opinion of counsel shall confirm that, the Holders of such Notes will not recognize income, gain or loss for federal income tax purposes as a result of such Legal Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Legal Defeasance had not occurred; (iii) in the case of Covenant Defeasance, JCAC shall have delivered to the Trustee an opinion of counsel in the United States reasonably acceptable to such Trustee confirming that the Holders of such Notes will not recognize income, gain or loss for federal income tax purposes as a result of such Covenant Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred; (iv) no Default or Event of Default shall have occurred and be continuing on the date of such deposit or insofar as Events of Default from bankruptcy or insolvency events are concerned, at any time in the period ending on the 91st day after the date of deposit; (v) such Legal Defeasance or Covenant Defeasance shall not result in a breach or violation of, or constitute a default under the Indenture or any other material agreement or instrument to which JCAC or any of its Subsidiaries is a party or by which JCAC or any of its Subsidiaries is bound; (vi) JCAC shall have delivered to the Trustee an Officers' Certificate stating that the deposit was not made by JCAC with the intent of preferring the holders of such Notes over any other creditors of JCAC or with the intent of defeating, hindering, delaying or defrauding any other creditors of JCAC or others; and (vii) JCAC shall have delivered to the Trustee an Officers' Certificate and an opinion of counsel, each stating that the conditions precedent provided for in, in the case of the officers' certificate, (i) through (vi) and, in the case of the opinion of counsel, clauses (i), (with respect to the validity and perfection of the security interest) (ii), (iii) and (v) of this paragraph have been complied with.

AMENDMENTS AND SUPPLEMENTS


    The Indenture will contain provisions permitting JCAC, the Guarantors and the Trustee to enter into a supplemental indenture for certain limited purposes without the consent of the Holders. With the consent of the Holders of not less than a majority in aggregate principal amount of the Notes at the time outstanding, JCAC, the Guarantors and the Trustee are permitted to amend or supplement the Indenture or any supplemental indenture or modify the rights of the Holders; provided that no such modification may without the consent of holders of at least 75% in aggregate principal amount of Notes at the time outstanding, modify the provisions (including the defined terms used therein) of the covenant "Repurchase of Notes at the Option of the Holder upon a Change of Control" or "Repurchase of Notes at the Option of the Holder Upon Failure to Consummate the Citicasters Merger" in a manner adverse to the Holders and provided, that no such modification may, without the consent of each Holder affected thereby: (i) change the Stated Maturity on any Note, or reduce the principal amount thereof or the rate (or extend the time for payment) of interest thereon or any premium payable upon the redemption thereof, or change the place of payment where, or the coin or currency in which, any Note or any premium or the interest thereon is payable, or impair the right to institute suit for the enforcement of any such payment on or after the Stated Maturity thereof (or, in the case of redemption, on or after the Redemption Date), or reduce the Change of Control Purchase Price, the Citicasters Purchase Price or the Asset Sale Offer Price or alter the provisions (including the defined terms used therein) regarding the right of JCAC to redeem the Notes in a manner adverse to the Holders, or (ii) reduce the percentage in principal amount of the outstanding Notes, the consent of whose Holders is required for any such amendment, supplemental indenture or waiver provided for in the Indenture, or
(iii) modify any of the waiver provisions, except to increase any required percentage or to provide that certain other provisions of the Indenture cannot be modified or waived without the consent of the Holder of each outstanding Note affected thereby. The Indenture will contain a provision that the subordination provisions may not be amended, modified or waived in a manner adverse to the holders of the Senior Debt without the consent of the Representative on behalf of the Required Lenders (as defined in the New Credit Facility) under the New Credit Facility.


NO PERSONAL LIABILITY OF STOCKHOLDERS, OFFICERS, DIRECTORS


    The Indenture will provide that no direct or indirect stockholder, employee, officer or director, as such, past, present or future of JCAC, the Guarantors or any successor entity shall have any personal liability in respect of the obligations of JCAC or the Guarantors under the Indenture or the Notes by reason of his or its status as such stockholder, employee, officer or director.


CERTAIN DEFINITIONS


    "ACQUIRED INDEBTEDNESS" means Indebtedness or Disqualified Capital Stock of any person existing at the time such person becomes a Subsidiary of JCAC, including by designation, or is merged or consolidated into or with either of JCAC or one of its Subsidiaries; PROVIDED, that such Indebtedness was not incurred in anticipation of, or in connection with, and was outstanding prior to such person becoming a Subsidiary of JCAC.



    "ACQUISITION" means the purchase or other acquisition of any person or substantially all the assets of any person by any other person, whether by purchase, merger, consolidation, or other transfer, and whether or not for consideration.



    "AFFILIATE" means any person directly or indirectly controlling or controlled by or under direct or indirect common control with JCAC. For purposes of this definition, the term "control" means the power to direct the management and policies of a person, directly or through one or more intermediaries, whether through the ownership of voting securities, by contract, or otherwise, PROVIDED, THAT, a Beneficial Owner of 10% or more of the total voting power normally entitled to vote in the election of directors, managers or trustees, as applicable, shall for such purposes be deemed to constitute control.



    "ASSET SWAP" means the execution of a definitive agreement, subject only to regulatory approval and other customary closing conditions, that JCAC in good faith believes will be satisfied, for a substantially concurrent purchase and sale, or exchange, of Productive Assets between JCAC or any of its Subsidiaries and another person or group of affiliated persons; provided that any amendment to or waiver of any closing condition which individually or in the aggregate is material to the Asset Swap shall be deemed to be a new Asset Swap.

    "AVERAGE LIFE" means, as of the date of determination, with respect to any security or instrument, the quotient obtained by dividing (i) the sum of (a) the product of the number of years from the date of determination to the date or dates of each successive scheduled principal (or redemption) payment of such security or instrument and (b) the amount of each such respective principal (or redemption) payment by (ii) the sum of all such principal (or redemption) payments.

    "BENEFICIAL OWNER" or "BENEFICIAL OWNER" for purposes of the definition of Change of Control has the meaning attributed to it in Rules 13d-3 and 13d-5 under the Exchange Act (as in effect on the Issue Date), whether or not applicable, except that a "person" shall be deemed to have "beneficial ownership" of all shares that any such person has the right to acquire, whether such right is exercisable immediately or only after the passage of time.


    "BOARD RESOLUTION" means, with respect to any person, a duly adopted resolution of the Board of Directors of such or the executive committee of such Board of Directors of such person.


    "BUSINESS DAY" means each Monday, Tuesday, Wednesday, Thursday and Friday which is not a day on which banking institutions in New York, New York are authorized or obligated by law or executive order to close.

    "CAPITAL STOCK" means, with respect to any corporation, any and all shares, interests, rights to purchase (other than convertible or exchangeable
Indebtedness), warrants, options, participations or other equivalents of or interests (however designated) in stock issued by that corporation.


    "CASH EQUIVALENT" means (i) securities issued directly or fully guaranteed or insured by the United States of America or any agency or instrumentality thereof (provided that the full faith and credit of the United States of America is pledged in support thereof) or (ii) time deposits and certificates of deposit with, and commercial paper issued by the parent corporation of, any domestic commercial bank of recognized standing having capital and surplus in excess of $500.0 million and commercial paper issued by others rated at least A-2 or the equivalent thereof by Standard & Poor's Corporation or at least P-2 or the equivalent thereof by Moody's Investors Service, Inc. and in each case maturing within one year after the date of acquisition.



    "CC" means Citicasters Co., an Ohio corporation and a wholly owned subsidiary of Citicasters Inc.



    "CONSOLIDATED EBITDA" means, with respect to any person, for any period, the Consolidated Net Income of such person for such period adjusted to add thereto (to the extent deducted from net revenues in determining Consolidated Net Income), without duplication, the sum of (i) Consolidated income tax expense,
(ii) Consolidated depreciation and amortization expense, provided that consolidated depreciation and amortization of a Subsidiary that is a less than wholly owned Subsidiary shall only be added to the extent of the equity interest of JCAC in such Subsidiary, (iii) other noncash charges (including amortization of goodwill and other intangibles), (iv) Consolidated Fixed Charges, and less the amount of all cash payments made by such person or any of its Subsidiaries during such period to the extent such payments relate to non-cash charges that were added back in determining Consolidated EBITDA for such period or any prior period.



    "CONSOLIDATED FIXED CHARGES" of any person means, for any period, the aggregate amount (without duplication and determined in each case in accordance with GAAP) of (a) interest expensed or capitalized, paid, accrued, or scheduled to be paid or accrued (including, in accordance with the following sentence, interest attributable to Capitalized Lease Obligations) of such person and its Consolidated Subsidiaries during such period, including (i) original issue discount and non-cash interest payments or accruals on any Indebtedness, (ii) the interest portion of all deferred payment obligations, and (iii) all commissions, discounts and other fees and charges owed with respect to bankers' acceptances and letters of credit financings and currency and Interest Swap and Hedging Obligations, in each case to the extent attributable to such period, and
(b) the amount of dividends accrued or payable (or guaranteed) by such person or any of its Consolidated Subsidiaries in respect of Preferred Stock (other than by Subsidiaries of such person to such person or such person's wholly owned Subsidiaries). For purposes of this definition, (x) interest on a Capitalized Lease Obligation shall be deemed to accrue at an interest rate reasonably determined by JCAC to be the rate of interest implicit in such Capitalized Lease Obligation in accordance with GAAP and (y) interest expense attributable to any Indebtedness represented by the guaranty by such person or a Subsidiary of such person of an obligation of another person shall be deemed to be the interest expense attributable to the Indebtedness guaranteed.


    "CONSOLIDATED NET INCOME" means, with respect to any person for any period, the net income (or loss) of such person and its Consolidated Subsidiaries (determined on a consolidated basis in accordance with GAAP) for such period, adjusted to exclude (only to the extent included in computing such net income (or loss) and without duplication): (a) all gains or losses which are either noncash or extraordinary (as determined in accordance with GAAP) or are either unusual or nonrecurring (including any gain from the sale or other disposition of assets outside the ordinary course of business or from the issuance or sale of any capital stock), (b) the net income, if positive, of any person, other than a wholly owned Consolidated Subsidiary, in which such person or any of its Consolidated Subsidiaries has an interest, except to the extent of the amount of any dividends or distributions actually paid in cash to such person or a wholly owned Consolidated Subsidiary of such person during such period, but in any case not in excess of such person's PRO RATA share of such person's net income for such period, (c) the net income or loss of any person acquired in a pooling of interests transaction for any period prior to the date of such acquisition, (d) the net income, if positive, of any of such person's Consolidated Subsidiaries to the extent that the declaration or payment of dividends or similar distributions is not at the time permitted by operation of the terms of its charter or bylaws or any other agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to such Consolidated Subsidiary.


    "CONSOLIDATED SUBSIDIARY" means, for any person, each Subsidiary of such person (whether now existing or hereafter created or acquired) the financial statements of which are consolidated for financial statement reporting purposes with the financial statements of such person in accordance with GAAP.


    "DISQUALIFIED CAPITAL STOCK" means (a) except as set forth in (b), with respect to any person, Equity Interests of such person that, by its terms or by the terms of any security into which it is convertible, exercisable or exchangeable, is, or upon the happening of an event or the passage of time would be, required to be redeemed or repurchased (including at the option of the holder thereof) by such person or any of its Subsidiaries, in whole or in part, on or prior to the Stated Maturity of the Notes, and (b) with respect to any Subsidiary of such person (including with respect to any Subsidiary of JCAC), any Equity Interests other than any common equity with no preference, privileges, or redemption or repayment provisions.


    "EQUITY INTEREST" of any person means any shares, interests, participations or other equivalents (however designated) in such person's equity, and shall in any event include any Capital Stock issued by, or partnership interests in, such person.

    "EVENT OF LOSS" means, with respect to any property or asset, any (i) loss, destruction or damage of such property or asset or (ii) any condemnation, seizure or taking, by exercise of the power of eminent domain or otherwise, of such property or asset, or confiscation or requisition of the use of such property or asset.

    "EXCLUDED PERSON" means Zell/Chilmark Fund L.P. and all Related Persons of such person.


    "EXCLUDED SUBSIDIARY" means each of Jacor National Corp., a Delaware corporation; WIBX Incorporated, a New York corporation; Marathon Communications, Inc., a New York corporation; Michigan Radio Inc., a Delaware corporation; and Jacor Cable, Inc., a Kentucky corporation.



    "EXEMPTED AFFILIATE TRANSACTION" means (a) customary employee compensation arrangements approved by a majority of independent (as to such transactions) members of the Board of Directors of JCAC, (b) dividends permitted under the terms of the covenant discussed above under "Limitation on Restricted Payments" above and payable, in form and amount, on a pro rata basis to all holders of Common Stock of Jacor, (c) transactions solely between JCAC and any of its wholly owned Subsidiaries or solely among wholly owned Subsidiaries of JCAC, and
(d) payments to Zell/Chilmark Fund L.P. or its Affiliates for reasonable and customary fees and expenses for financial advisory and investment banking services provided to Jacor and JCAC.

    "GAAP" means United States generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as approved by a significant segment of the accounting profession as in effect on the Issue Date unless otherwise specified.



    "INDEBTEDNESS" of any person means, without duplication, (a) all liabilities and obligations, contingent or otherwise, of such any person, (i) in respect of borrowed money (whether or not the recourse of the lender is to the whole of the assets of such person or only to a portion thereof), (ii) evidenced by bonds, notes, debentures or similar instruments, (iii) representing the balance deferred and unpaid of the purchase price of any property or services, except those incurred in the ordinary course of its business that would constitute ordinarily a trade payable to trade creditors, (iv) evidenced by bankers' acceptances or similar instruments issued or accepted by banks, (v) relating to any Capitalized Lease Obligation, or (vi) evidenced by a letter of credit or a reimbursement obligation of such person with respect to any letter of credit;
(b) all net obligations of such person under Interest Swap and Hedging Obligations; (c) all liabilities and obligations of others of the kind described in the preceding clause (a) or (b) that such person has guaranteed or that is otherwise its legal liability or which are secured by any assets or property of such person and all obligations to purchase, redeem or acquire any Equity Interests; and (d) all Disqualified Capital Stock of such person (valued at the greater of its voluntary or involuntary maximum fixed repurchase price plus accrued and unpaid dividends). For purposes hereof, the "maximum fixed repurchase price" of any Disqualified Capital Stock which does not have a fixed repurchase price shall be calculated in accordance with the terms of such Disqualified Capital Stock as if such Disqualified Capital Stock were purchased on any date on which Indebtedness shall be required to be determined pursuant to the Indenture, and if such price is based upon, or measured by, the Fair Market Value of such Disqualified Capital Stock, such Fair Market Value to be determined in good faith by the board of directors of the issuer (or managing general partner of the issuer) of such Disqualified Capital Stock.


    "INTEREST SWAP AND HEDGING OBLIGATION" means any obligation of any person pursuant to any interest rate swap agreement, interest rate cap agreement, interest rate collar agreement, interest rate exchange agreement, currency exchange agreement or any other agreement or arrangement designed to protect against fluctuations in interest rates or currency values, including, without limitation, any arrangement whereby, directly or indirectly, such person is entitled to receive from time to time periodic payments calculated by applying either a fixed or floating rate of interest on a stated notional amount in exchange for periodic payments made by such person calculated by applying a fixed or floating rate of interest on the same notional amount.


    "INVESTMENT" by any person in  any other person means (without  duplication)
(a) the acquisition (whether by purchase, merger, consolidation or otherwise) by such person (whether for cash, property, services, securities or otherwise) of capital stock, bonds, notes, debentures, partnership or other ownership interests or other securities, including any options or warrants, of such other person or any agreement to make any such acquisition; (b) the making by such person of any deposit with, or advance, loan or other extension of credit to, such other person (including the purchase of property from another person subject to an understanding or agreement, contingent or otherwise, to resell such property to such other person) or any commitment to make any such advance, loan or extension (but excluding accounts receivable or deposits arising in the ordinary course of business); (c) other than guarantees of Indebtedness of JCAC or any Guarantor to the extent permitted by the covenant "Limitation on Incurrence of Additional Indebtedness and Disqualified Capital Stock" or the definition of Permitted Indebtedness, the entering into by such person of any guarantee of, or other credit support or contingent obligation with respect to, Indebtedness or other liability of such other person (other than the endorsement of instruments for deposit or collection in the ordinary course of business); and (d) the making of any capital contribution by such person to such other person.



    "ISSUE DATE" means the date of first issuance of the Notes under the Indenture.



    "JUNIOR SECURITY" means any Qualified Capital Stock and any Indebtedness of JCAC or a Guarantor, as applicable, that is subordinated in right of payment to Senior Debt at least to the same extent as the Notes or the Guarantees, as applicable, and has no scheduled installment of principal due, by redemption, sinking fund payment or otherwise, on or prior to the Stated Maturity of the Notes; PROVIDED, that in the case of subordination in respect of Senior Debt under the New Credit Facility, "Junior Security" shall mean any Qualified Capital Stock and any Indebtedness of JCAC or the Guarantors, as applicable, that (i) has a final maturity date occurring after the final maturity date of, all Senior Debt outstanding under the New Credit Facility on the date of issuance of such Qualified Capital Stock or Indebtedness, (ii) is unsecured, (iii) has an Average Life longer than the security for which such Qualified Capital Stock or Indebtedness is being exchanged, and (iv) by their terms or by law are subordinated to Senior Debt outstanding under the New Credit Facility on the date of issuance of such Qualified Capital Stock or Indebtedness at least to the same extent as the Notes.



    "LEVERAGE RATIO" of any person on any date of determination (the "Transaction Date") means the ratio, on a PRO FORMA basis, of (a) the sum of the aggregate outstanding amount of Indebtedness and Disqualified Capital Stock of such person and its Subsidiaries as of the date of calculation on a consolidated basis in accordance with GAAP to (b) the aggregate amount of Consolidated EBITDA of such person attributable to continuing operations and businesses (exclusive of amounts attributable to operations and businesses permanently discontinued or disposed of) for the Reference Period; PROVIDED, that for purposes of such calculation, (i) Acquisitions which occurred during the Reference Period or subsequent to the Reference Period and on or prior to the Transaction Date shall be assumed to have occurred on the first day of the Reference Period, (ii) transactions giving rise to the need to calculate the Leverage Ratio shall be assumed to have occurred on the first day of the Reference Period, (iii) the incurrence of any Indebtedness or issuance of any Disqualified Capital Stock during the Reference Period or subsequent to the Reference Period and on or prior to the Transaction Date (and the application of the proceeds therefrom to the extent used to refinance or retire other Indebtedness) shall be assumed to have occurred on the first day of such Reference Period, and (iv) the Consolidated Fixed Charges of such person attributable to interest on any Indebtedness or dividends on any Disqualified Capital Stock bearing a floating interest (or dividend) rate shall be computed on a PRO FORMA basis as if the average rate in effect from the beginning of the Reference Period to the Transaction Date had been the applicable rate for the entire period, unless such person or any of its Subsidiaries is a party to an Interest Swap or Hedging Obligation (which shall remain in effect for the 12-month period immediately following the Transaction Date) that has the effect of fixing the interest rate on the date of computation, in which case such rate (whether higher or lower) shall be used.



    "LIEN" means any mortgage, charge, pledge, lien (statutory or otherwise), privilege, security interest, or other encumbrance upon or with respect to any property of any kind, real or personal, movable or immovable, now owned or hereafter acquired.



    "NET CASH PROCEEDS" means the aggregate amount of cash or Cash Equivalents received by JCAC in the case of a sale of Qualified Capital Stock and by JCAC and its Subsidiaries in respect of an Asset Sale or an Event of Loss plus, in the case of an issuance of Qualified Capital Stock of JCAC upon any exercise, exchange or conversion of securities (including options, warrants, rights and convertible or exchangeable debt) of JCAC that were issued for cash on or after the Issue Date, the amount of cash originally received by JCAC upon the issuance of such securities (including options, warrants, rights and convertible or exchangeable debt) less, in each case, the sum of all payments, fees, commissions and (in the case of Asset Sales, reasonable and customary), expenses (including, without limitation, the fees and expenses of legal counsel and investment banking fees and expenses) incurred in connection with such Asset Sale, Event of Loss or sale of Qualified Capital Stock, and, in the case of an Asset Sale only, less an amount (estimated reasonably and in good faith by JCAC or the amount actually incurred, if greater) of income, franchise, sales and other applicable taxes required to be paid by JCAC or any of its Subsidiaries in connection with such Asset Sale.



    "NEW CREDIT FACILITY" means the Credit Agreement dated             , 1996 by
and among Chemical Bank, as Administrative Agent, Banque Paribas, ad Documentation Agent, and Bank of America, Illinois, as Syndication Agent, certain financial institutions from time to time thereto, including any related notes, guarantees, collateral documents, instruments, letters of credit, reimbursement obligations and other agreements executed by JCAC, any of its Subsidiaries and/or Jacor in connection therewith (collectively, the "Related Documents"), as such Credit Agreement and/or Related Documents may be amended, restated, supplemented, renewed, replaced or otherwise modified from time to time whether or not with the same agent, trustee, representative lenders or holders, and, subject to the proviso to the next succeeding sentence, irrespective of any changes in the terms and conditions thereof. Without limiting the generality of the foregoing, the term "New Credit Facility" shall include agreements in respect of Interest Swap and Hedging Obligations with lenders party to the New Credit Facility and shall also include any amendment, amendment and restatement, renewal, extension, restructuring, supplement or modification in whole or in part to any New Credit Facility and all refundings, refinancings and replacements in whole or in part of any New Credit Facility, including, without limitation, any agreement or agreements (i) extending the maturity of any Indebtedness incurred thereunder or contemplated thereby, (ii) adding or deleting borrowers or guarantors thereunder, (iii) increasing the amount of Indebtedness incurred thereunder or available to be borrowed thereunder, PROVIDED that on the date such Indebtedness is incurred it would be permitted by paragraph (f) under the definition of Permitted Indebtedness, or (iv) otherwise altering the terms and conditions thereof.



    "OBLIGATION" means any principal, premium or interest payment, or monetary penalty, or damages, due by JCAC or any Guarantor under the terms of the Notes or the Indenture.


    "PERMITTED INDEBTEDNESS" means any of the following:


    (a) JCAC and its Subsidiaries may incur Indebtedness solely in respect of bankers acceptances, letters of credit and performance bonds (to the extent that such incurrence does not result in the incurrence of any obligation to repay any obligation relating to borrowed money of others), all in the ordinary course of business in accordance with customary industry practices, in amounts and for the purposes customary in JCAC's industry; PROVIDED, that the aggregate principal amount outstanding of such Indebtedness (including any Indebtedness issued to refinance, refund or replace such Indebtedness) shall at no time exceed $5.0 million;



    (b) JCAC may incur Indebtedness to any wholly owned Subsidiary Guarantor, and any wholly owned Subsidiary Guarantor may incur Indebtedness to any other wholly owned Subsidiary Guarantor or to JCAC; PROVIDED, that in the case of Indebtedness of JCAC, such obligations shall be unsecured and subordinated in all respects to JCAC's obligations pursuant to the Notes and the date of any event that causes such Subsidiary Guarantor to no longer be a wholly owned Subsidiary shall be an Incurrence Date;



    (c) JCAC and the Guarantors may incur Indebtedness evidenced by the Notes and the Guarantees and represented by the Indenture up to the amounts specified therein as of the date thereof;



    (d) JCAC and the Guarantors, as applicable, may incur Refinancing Indebtedness with respect to any Indebtedness or Disqualified Capital Stock, as applicable, which Indebtedness was incurred pursuant to the Leverage Ratio in the covenant described under "Limitation on Incurrence of Additional Indebtedness and Disqualified Capital Stock" or clause (c) of this definition;



    (e) JCAC and its Subsidiaries may incur Indebtedness in an aggregate amount outstanding at any time (including any Indebtedness issued to refinance, replace, or refund such Indebtedness) of up to $5.0 million;



    (f) JCAC and the Guarantors may incur Indebtedness incurred pursuant to the New Credit Facility up to an aggregate principal amount outstanding (including any Indebtedness issued to refinance, refund or replace such Indebtedness in whole or in part) at any time of $600.0 million, plus accrued interest and additional expense and reimbursement obligations with respect thereto and such additional amounts as may be deemed to be outstanding in the form of Interest Swap and Hedging Obligations with lenders party to the New Credit Facility, minus the amount of any such Indebtedness retired with Net Cash Proceeds from any Asset Sale;



    (g) JCAC and the Subsidiary Guarantors may incur Indebtedness under Interest Swap and Hedging Obligations that do not increase the Indebtedness of the Company other than as a result of fluctuations in interest or foreign currency exchange rates provided that such Interest Swap and Hedging Obligations are incurred for the purpose of providing interest rate protection with respect to Indebtedness permitted under the Indenture or to provide currency exchange protection in connection with revenues generated in currencies other than U.S. dollars;



    (h) Subsidiaries may incur Acquired Indebtedness if JCAC at the time of such incurrence could incur such Indebtedness pursuant to the Leverage Ratio in the covenant "Limitation on Incurrence of Additional Indebtedness and Disqualified Capital Stock";

    (i) JCAC may incur Indebtedness of Citicasters in connection with the consummation of the Merger provided such Indebtedness was in existence on the date the merger agreement among Jacor, JCAC and Citicasters was executed or was subsequently incurred pursuant to such merger agreement, in any case not to exceed $165.0 million; and



    (j) JCAC and its Subsidiaries may incur Indebtedness existing on the Issue Date.


    "PERMITTED INVESTMENT" means:

    (a) Investments in any of the Notes;

    (b) Cash Equivalents;


    (c) intercompany loans to the extent permitted under clause (b) of the definition of "Permitted Indebtedness" and intercompany security agreements relating thereto;



    (d) loans, advances or investments in existence on the Issue Date;



    (e) Investments in a person substantially all of whose assets are of a type generally used in a Related Business (an "Acquired Person") if, as a result of such Investments, (i) the Acquired Person immediately thereupon is or becomes a Subsidiary of the Company, or (ii) the Acquired Person immediately thereupon either (1) is merged or consolidated with or into the Company or any of its Subsidiaries and the surviving person is the Company or a Subsidiary of the Company or (2) transfers or conveys all or substantially all of its assets, or is liquidated into, JCAC or any of its Subsidiaries.



    (f) Investments in a person with whom JCAC or any of its Subsidiaries have entered into, (i) local market agreements or time brokerage agreements pursuant to which JCAC or any one of its Subsidiaries programs substantial portions of the broadcast day on such person's radio broadcast station(s) and sells advertising time during such program segments for its own account or (ii) joint sales agreements pursuant to which JCAC or any of its Subsidiaries sells substantially all of the advertising time for such person's radio broadcast station(s);



    (g) Investments that arise out of the consummation of the Merger and the Noble Acquisition;



    (h) Investments that are in persons which will have the purpose of furthering the operations of JCAC and its Subsidiaries not to exceed $10.0 million; and



    (i) demand deposit accounts maintained in the ordinary course of business.



    "PERMITTED LIEN" means (a) Liens existing on the Issue Date; (b) Liens imposed by governmental authorities for taxes, assessments or other charges or levies not yet subject to penalty or which are being contested in good faith and by appropriate proceedings, if adequate reserves with respect thereto are maintained on the books of JCAC in accordance with GAAP as of the date of determination; (c) statutory liens of carriers, warehousemen, mechanics, materialmen, landlords, repairmen or other like Liens arising by operation of law in the ordinary course of business provided that (i) the underlying obligations are not overdue for a period of more than 60 days, or (ii) such Liens are being contested in good faith and by appropriate proceedings and adequate reserves with respect thereto are maintained on the books of JCAC in accordance with GAAP as of the date of determination; (d) Liens securing the performance of bids, trade contracts (other than borrowed money), leases, statutory obligations, surety and appeal bonds, performance bonds and other obligations of a like nature incurred in the ordinary course of business and deposits made in the ordinary course of business to secure obligations of public utilities; (e) easements, rights-of-way, zoning, building restrictions, reservations, encroachments, exceptions, covenants, similar restrictions and other similar encumbrances or title defects which, singly or in the aggregate, do not in any case materially detract from the value of the property, subject thereto (as such property is used by JCAC or any of its Subsidiaries) or interfere with the ordinary conduct of the business of JCAC or any of its Subsidiaries; (f) Liens arising by operation of law in connection with judgments, provided, that the execution or other enforcement of such Liens is effectively stayed and that the claims secured thereby are being contested in good faith by appropriate proceedings; (g) pledges or deposits made in the ordinary course of business in connection with workers' compensation, unemployment insurance and other types of social security legislation; (h) Liens securing Indebtedness of a person existing at the time such person becomes a Subsidiary or is merged with or into JCAC or a Subsidiary or Liens securing Indebtedness incurred in connection with an Acquisition, PROVIDED that such Liens were in existence prior to the date of such acquisition, merger or consolidation, were not incurred in anticipation thereof, and do not extend to any other assets; (i) leases or subleases granted to other persons in the ordinary course of business not materially interfering with the conduct of the business of JCAC or any of its Subsidiaries or materially detracting from the value of the relative assets of JCAC or any of its Subsidiaries; (j) Liens arising from precautionary Uniform Commercial Code financing statement filings regarding operating leases entered into by JCAC or any of its Subsidiaries in the ordinary course of business; and
(k) Liens securing Refinancing Indebtedness incurred to refinance any Indebtedness that was previously so secured in a manner no more adverse to the Holders of the Notes than the terms of the Liens securing such refinanced Indebtedness provided that the Indebtedness secured is not increased and the lien is not extended to any additional assets or property, (l) Liens in favor of the Adminstrative Agent pursuant to the New Credit Facility and (m) Liens on property of a Subsdiary of JCAC provided that such Liens secure only obligations owing by such Subsidiary to JCAC or another Subsidiary of JCAC.



    "PRODUCTIVE ASSETS" means assets of a kind used or usable by JCAC and its Subsidiaries in a Related Business.



    "PUBLIC OFFERING" means a firm commitment underwritten primary offering of Capital Stock of Jacor or JCAC.



    "QUALIFIED CAPITAL STOCK" means any Capital Stock of JCAC that is not Disqualified Capital Stock.



    "QUALIFIED EXCHANGE" means any legal defeasance, redemption, retirement, repurchase or other acquisition of Capital Stock or Indebtedness of JCAC issued on or after the Issue Date with the Net Cash Proceeds received by JCAC from the substantially concurrent sale of Qualified Capital Stock or any exchange of Qualified Capital Stock for any Capital Stock or Indebtedness issued on or after the Issue Date.


    "REFERENCE PERIOD" with regard to any person means the four full fiscal quarters (or such lesser period during which such person has been in existence) ended immediately preceding any date upon which any determination is to be made pursuant to the terms of the Notes or the Indenture.


    "REFINANCING INDEBTEDNESS" means Indebtedness or Disqualified Capital  Stock
(a) issued in exchange for, or the proceeds from the issuance and sale of which are used substantially concurrently to repay, redeem, defease, refund, refinance, discharge or otherwise retire for value, in whole or in part, or (b) constituting an amendment, modification or supplement to, or a deferral or renewal of ((a) and (b) above are, collectively, a "Refinancing"), any Indebtedness or Disqualified Capital Stock in a principal amount or, in the case of Disqualified Capital Stock, liquidation preference, not to exceed (after deduction of reasonable and customary fees and expenses incurred in connection with the Refinancing) the lesser of (i) the principal amount or, in the case of Disqualified Capital Stock, liquidation preference, of the Indebtedness or Disqualified Capital Stock so Refinanced and (ii) if such Indebtedness being Refinanced was issued with an original issue discount, the accreted value thereof (as determined in accordance with GAAP) at the time of such Refinancing; PROVIDED, that (A) such Refinancing Indebtedness of any Subsidiary of JCAC shall only be used to Refinance outstanding Indebtedness or Disqualified Capital Stock of such Subsidiary, (B) such Refinancing Indebtedness shall (x) not have an Average Life shorter than the Indebtedness or Disqualified Capital Stock to be so refinanced at the time of such Refinancing and (y) in all respects, be no less subordinated or junior, if applicable, to the rights of Holders of the Notes than was the Indebtedness or Disqualified Capital Stock to be refinanced and (C) such Refinancing Indebtedness shall have no installment of principal (or redemption payment) scheduled to come due earlier than the scheduled maturity of any installment of principal of the Indebtedness or Disqualified Capital Stock to be so refinanced which was scheduled to come due prior to the Stated Maturity.



    "RELATED BUSINESS" means the business conducted (or proposed to be conducted) by JCAC and its Subsidiaries as of the Issue Date and any and all businesses that in the good faith judgment of the Board of Directors of JCAC are materially related businesses.


    "RELATED PERSON" means any person who controls, is controlled by or is under common control with an Excluded Person; PROVIDED that for purposes of this definition "control" means the beneficial ownership of more than 50% of the total voting power of a person normally entitled to vote in the election of directors, managers or trustees, as applicable of a person.

    "RESTRICTED INVESTMENT" means, in one or a series of related transactions, any Investment, other than investments in Permitted Investments; PROVIDED, HOWEVER, that a merger of another person with or into JCAC or a Subsidiary Guarantor shall not be deemed to be a Restricted Investment so long as the surviving entity is JCAC or a direct wholly owned Subsidiary Guarantor.



    "RESTRICTED PAYMENT" means, with respect to any person, (a) the declaration or payment of any dividend or other distribution in respect of Equity Interests of such person or any parent or Subsidiary of such person, (b) any payment on account of the purchase, redemption or other acquisition or retirement for value of Equity Interests of such person or any Subsidiary or parent of such person,
(c) other than with the proceeds from the substantially concurrent sale of, or in exchange for, Refinancing Indebtedness any purchase, redemption, or other acquisition or retirement for value of, any payment in respect of any amendment of the terms of or any defeasance of, any Subordinated Indebtedness, directly or indirectly, by such person or a parent or Subsidiary of such person prior to the scheduled maturity, any scheduled repayment of principal, or scheduled sinking fund payment, as the case may be, of such Indebtedness and (d) any Restricted Investment by such person; PROVIDED, HOWEVER, that the term "Restricted Payment" does not include (i) any dividend, distribution or other payment on or with respect to Capital Stock of an issuer to the extent payable solely in shares of Qualified Capital Stock of such issuer; (ii) any dividend, distribution or other payment to JCAC, or to any of its wholly owned Subsidiary Guarantors, by any of the Subsidiaries of JCAC; or (iii) loans or advances to any Subsidiary Guarantor the proceeds of which are used by such Subsidiary Guarantor in a Related Business activity of such Subsidiary Guarantor.



    "SENIOR DEBT" of JCAC or any Guarantor means Indebtedness (including any monetary obligation in respect of the New Credit Facility, and interest, whether or not such interest is allowed or allowable, accruing on Indebtedness incurred pursuant to the New Credit Facility at the contracted-for rate after the commencement of any proceeding under any bankruptcy, insolvency or similar law) of JCAC or such Guarantor arising under the New Credit Facility or that, by the terms of the instrument creating or evidencing such Indebtedness, is expressly designated Senior Debt and made senior in right of payment to the Notes or the applicable Guarantee; provided, that in no event shall Senior Debt include (a) Indebtedness to any Subsidiary of JCAC or any officer, director or employee of JCAC or any Subsidiary of JCAC, (b) Indebtedness incurred in violation of the terms of the Indenture, (c) Indebtedness to trade creditors, (d) Disqualified Capital Stock and (e) any liability for taxes owed or owing by JCAC or such Guarantor.


    "SIGNIFICANT SUBSIDIARY" shall have the meaning provided under Regulation S-X of the Securities Act, as in effect on the Issue Date.

    "STATED MATURITY," when used with respect to any Note, means               ,
2006.


    "SUBORDINATED INDEBTEDNESS" means Indebtedness of JCAC or a Guarantor that is subordinated in right of payment to the Notes or such Guarantee, as applicable, in any respect or has a stated maturity on or after the Stated Maturity.



    "SUBSIDIARY," with respect to any person, means (i) a corporation a majority of whose Capital Stock with voting power, under ordinary circumstances, to elect directors is at the time, directly or indirectly, owned by such person, by such person and one or more Subsidiaries of such person or by one or more Subsidiaries of such person, (ii) any other person (other than a corporation) in which such person, one or more Subsidiaries of such person, or such person and one or more Subsidiaries of such person, directly or indirectly, at the date of determination thereof has at least majority ownership interest, or (iii) a partnership in which such person or a Subsidiary of such person is, at the time, a general partner and in which such person, directly or indirectly, at the date of determination thereof has at least a majority ownership interest.

                       DESCRIPTION OF OTHER INDEBTEDNESS

    The summaries contained herein of certain of the indebtedness of the Company do not purport to be complete and are qualified in their entirety by reference to the provisions of the various agreements and indentures related thereto, which are filed as exhibits to the Registration Statement of which this Prospectus is a part and to which reference is hereby made.

EXISTING CREDIT FACILITY

    The Existing Credit Facility is provided by a syndicate of banks pursuant to a credit agreement. The Existing Credit Facility provides up to $300.0 million of loans to Jacor in two components: (i) a $190.0 million revolving credit facility with mandatory quarterly commitment reductions beginning on March 31, 1997 and a final maturity date of December 31, 2003; and (ii) a $110.0 million revolving portion with scheduled quarterly reductions beginning on March 31, 1998 and ending on December 31, 2003.

    Borrowings under the Existing Credit Facility bear interest at rates that fluctuate with the bank base rate and the Eurodollar rate.

    The loans under the Existing Credit Facility are guaranteed by each of Jacor's direct and indirect subsidiaries other than certain immaterial subsidiaries. Jacor's obligations with respect to the Existing Credit Facility and each guarantor's obligations with respect to the related guaranty are secured by substantially all of their respective assets, including, without limitation, inventory, equipment, accounts receivable, intercompany debt and, in the case of Jacor's subsidiaries, capital stock.


    The Existing Credit Facility contains covenants and provisions that restrict, among other things, Jacor's ability to: (i) incur additional indebtedness; (ii) incur liens on its property; (iii) make investments and advances; (iv) enter into guarantees and other contingent obligations; (v) merge or consolidate with or acquire another person or engage in other fundamental changes; (vi) engage in certain sales of assets; (vii) make capital expenditures; (viii) enter into leases; (ix) engage in certain transactions with affiliates; and (x) make restricted junior payments. The Existing Credit Facility also requires the satisfaction of certain financial performance criteria (including a consolidated interest coverage ratio, a leverage-to-operating cash flow ratio and a consolidated operating cash flow available for fixed charges ratio) and the repayment of loans under the Existing Credit Facility with proceeds of certain sales of assets and debt or equity issuances, and with 50% of Jacor's Excess Cash Flow (as defined in the Existing Credit Facility).


    The Existing Credit Facility provides for certain customary events of default, including a Change of Control (as defined in the Existing Credit Facility).

NEW CREDIT FACILITY


    Jacor has received commitment letters from certain banks and other financial institutions which banks and financial institutions will constitute the syndicate from which JCAC will secure the New Credit Facility. Such commitments will expire in the event the Merger is not consummated prior to January 1, 1997. Jacor anticipates that the New Credit Facility will provide availability of up to $600.0 million of loans to JCAC in three components: (i) a revolving credit facility of up to $200.0 million with mandatory semi-annual commitment reductions beginning on the third anniversary of the closing of the New Credit Facility and a final maturity date of seven years after initial funding; (ii) a term loan of up to $300.0 million with scheduled semi-annual reductions beginning on the second anniversary of the closing of the New Credit Facility and a final maturity date of seven years after initial funding; and (iii) a tranche B term loan of up to $100.0 million with scheduled semi-annual reductions beginning on the third anniversary of the closing of the New Credit Facility and a final maturity date of eights years after initial funding. JCAC may elect to use the New Credit Facility to purchase Citicasters Notes tendered pursuant to a Change of Control Offer (as defined in the Citicasters Note Indenture).


    Jacor anticipates that borrowings under the New Credit Facility will bear interest at rates that fluctuate with a bank base rate and/or the Eurodollar rate.

    Jacor anticipates that the loans under the New Credit Facility will be guaranteed by each of the Company's direct and indirect subsidiaries other than certain immaterial subsidiaries. It is anticipated that the Company's obligations with respect to the New Credit Facility and each guarantor's obligations with respect to the related guaranty will be secured by substantially all of their respective assets, including, without limitation, inventory, equipment, accounts receivable, intercompany debt and, in the case of the Company's subsidiaries, capital stock. JCAC's obligations under the New Credit Facility will be secured by a first priority lien on the capital stock of the Company's subsidiaries.



    Jacor expects that the New Credit Facility will contain covenants and provisions that restrict, among other things, the Company's ability to: (i) incur additional indebtedness; (ii) incur liens on its property; (iii) make investments and advances; (iv) enter into guarantees and other contingent obligations; (v) merge or consolidate with or acquire another person or engage in other fundamental changes; (vi) engage in certain sales of assets; (vii) make capital expenditures; (viii) enter into leases; (ix) engage in certain transactions with affiliates; and (x) make restricted junior payments. The New Credit Facility also will require the satisfaction of certain financial performance criteria (including a consolidated interest coverage ratio, a leverage-to-operating cash flow ratio and a consolidated operating cash flow available for fixed charges ratio) and the repayment of loans under the New Credit Facility with proceeds of certain sales of assets and debt issuances, and with 50% of the Company's Consolidated Excess Cash Flow (as defined in the New Credit Facility).



    It is anticipated that events of default under the New Credit Facility will include various events of default customary for such type of agreement, such as failure to pay scheduled payments when due, cross defaults on other indebtedness, change of control events under other indebtedness (including the LYONs, the Notes and the Citicasters Notes) and certain events of bankruptcy, insolvency and reorganization. In addition, it is anticipated that the New Credit Facility will include events of default for JCAC and the cessation of any lien on any of the collateral under the New Credit Facility as a perfected first priority lien and the failure of Zell/Chilmark appointees to represent at least 30% of the Jacor Board of Directors.



    For purposes of the New Credit Facility, a change of control is anticipated to include the occurrence of any event that triggers a change of control under the LYONs, the Notes or the Citicasters Notes. Such change of control under the New Credit Facility would constitute an event of default which would give the syndicate the right to accelerate the unpaid principal amounts due under the New Credit Facility. Upon such acceleration, there is no assurance that JCAC will have funds available to fund such repayment or that such funds will be available or terms acceptable to JCAC.


THE CITICASTERS NOTES DUE 2004

    The Notes due 2004 are general unsecured obligations of Citicasters and are subordinated in rights of payment to all Senior Indebtedness (as defined in the Citicasters Note Indenture). The Citicasters Notes were issued pursuant to an indenture between Citicasters and Shawmut Bank Connecticut, National Association, as Trustee (the "Citicasters Note Indenture").


    The December 31, 1995 aggregate outstanding principal amount of the Citicasters Notes is $122.5 million and the Citicasters Notes mature on February 15, 2004. Interest on the Citicasters Notes accrues at the rate of 9 3/4% per annum.


    The Citicasters Notes are not redeemable at Citicasters' option before February 15, 1999 (other than in connection with certain public offerings of common stock by Citicasters, as described below). Thereafter, the Citicasters Notes are subject to redemption at the option of Citicasters, at redemption prices declining from 104.875% of the principal amount for the twelve months commencing February 15, 1999 to 100.00% on and after February 15, 2002, plus, in each case, accrued and unpaid interest thereon to the applicable redemption date.

    In addition, at any time on or before February 15, 1999, (i) up to 25% of the aggregate principal amount of the Citicasters Notes may be redeemed at a redemption price of 108.75% of the principal amount thereof, plus accrued and unpaid interest, out of the net proceeds of public offerings of primary shares of common stock of Citicasters, and after giving effect to such redemption at least $100.0 million in Citicasters Notes remains outstanding and (ii) upon a Change of Control (as defined in the Citicasters Note Indenture), the
Citicasters Notes can be redeemed provided at least $100.0 million of Citicasters Notes remain outstanding and such redemption occurs within 180 days of the date of a Change of Control. In addition, prior to December 31, 1996, Citicasters can redeem the Citicasters Notes from the proceeds of Asset Sales (as defined in the Citicasters Note Indenture) subject to certain restrictions.

    Within 60 days after any Change of Control, Citicasters or its successors must make an offer to purchase the Citicasters Notes at a purchase price equal to 101% of the aggregate principal amount thereof, plus accrued and unpaid interest to the date of purchase. The Merger will constitute a Change of Control. Any Citicasters Notes which are not acquired in connection with such Change of Control offer, subject to the successor's right to redeem the Citicasters Notes as described above, will remain outstanding. In addition, prior to December 31, 1996, Citicasters can redeem the Citicasters Notes from the proceeds of Asset Sales (as defined in the Citicasters Note Indenture) subject to certain restrictions.


    The Citicasters Note Indenture contains certain covenants which impose certain limitations and restrictions on the ability of Citicasters to incur additional indebtedness, pay dividends or make other distributions, make certain loans and investments, apply the proceeds of Asset Sales (and use the proceeds thereof), create liens, enter into certain transactions with affiliates, merge, consolidate or transfer substantially all its assets and make investments in unrestricted subsidiaries.


    The Indenture for the Citicasters Notes includes various events of default customary for such type of agreements, such as failure to pay principal and interest when due on the Citicasters Notes, cross defaults on other indebtedness and certain events of bankruptcy, insolvency and reorganization.


THE LYONS DUE 2011


    Concurrently with this Offering, Jacor is conducting the LYONs Offering whereby Jacor intends to issue and sell LYONs in the aggregate principal amount
at maturity of $225.0 million (excluding $            aggregate principal amount
at  maturity subject to the  over-allotment option) of LYONs  due              ,
2011. Each LYON will have an Issue Price of $ and a principal amount at maturity of $1,000. Consummation of this Offering and the 1996 Stock Offering is a condition to closing the LYONs Offering.


    Each LYON will be convertible, at the option of the Holder, at any time on or prior to maturity, unless previously redeemed or otherwise purchased, into
Common  Stock at a conversion rate of       shares per LYON. The conversion rate
will not be adjusted for accrued original issue discount, but will be subject to adjustment upon the occurrence of certain events affecting the Common Stock. Upon conversion, the Holder will not receive any cash payment representing accrued original issue discount; such accrued original issue discount will be deemed paid by the Common Stock received by the Holder on conversion.


    The  LYONs will not  be redeemable by  Jacor prior to                , 2001.
Thereafter, the LYONs are redeemable for cash at any time at the option of Jacor, in whole or in part, at redemption prices equal to the issue price plus accrued original issue discount to the date of redemption.



    The LYONs  will be  purchased by  Jacor, at  the option  of the  Holder,  on
           ,  2001 and               , 2006, for a  Purchase Price of $      and
$      (representing issue  price plus accrued original  issue discount to  each date), respectively, representing a % yield per annum to the Holder on such date, computed on a semiannual bond equivalent basis. Jacor, at its option, may elect to pay the purchase price on any such purchase date in cash or Common Stock, or any combination thereof. In addition, as of 35 business days after the
occurrence of a change in control of Jacor occurring on or prior to            ,
2001, each LYON will be purchased for cash, by Jacor, at the option of the Holder, for a change in control purchase price equal to the issue price plus accrued original issue discount to the change in control purchase date set for such purchase. The change in control purchase feature of the LYONs may in certain circumstances have an antitakeover effect.



    The Indenture for the LYONs will include various events of default customary for such type of agreement, such as cross defaults on other indebtedness and certain events of bankruptcy, insolvency and reorganization.

                                  UNDERWRITING



    Subject to certain conditions contained in the Underwriting Agreement, Donaldson, Lufkin & Jenrette Securities Corporation ("DLJ"), Merrill Lynch, Pierce, Fenner & Smith Incorporated ("Merrill Lynch"), BA Securities, Inc. ("BA Securities") and Chase Securities Inc. ("Chase") (the "Underwriters"), severally have agreed to purchase from JCAC, and JCAC has agreed to sell to the Underwriters at the public offering price set forth on the cover page of this Prospectus, less the underwriting discount an aggregate of $100.0 million principal amount of Notes.



    The Underwriting Agreement provides that the obligations of the several Underwriters to purchase and accept delivery of the Notes offered hereby are subject to the approval of certain legal matters by counsel and to certain other conditions. The nature of the Underwriters' obligations is such that the Underwriters are committed to purchase all of the Notes if any of the Notes are purchased by them.



    Jacor and JCAC have agreed to indemnify the Underwriters against certain liabilities, including liabilities under the Securities Act of 1933, or to contribute to payments that the Underwriter may be required to make in respect thereof.



    The Underwriters propose to offer the Notes to the public initially at the price to the public set forth on the cover page of this Prospectus. After the initial public offering of the Notes, the offering price and other selling terms may be changed by the Underwriters.



    The Notes are new issues of securities, have no established trading market and may not be widely distributed. JCAC has been advised by the Underwriters that, following the completion of this Offering, the Underwriters presently intend to make a market in the Notes as permitted by applicable laws and regulations. However, the Underwriters are under no obligation to do so and may discontinue any market making activities at any time at the sole discretion of the individual Underwriters. No assurance can be given as to the liquidity of any trading market for the Notes.



    Concurrently with this Offering, Jacor is conducting the LYONs Offering and the 1996 Stock Offering. Consummation of the Offering is subject to consummation of the LYONs Offering and the 1996 Stock Offering.



    DLJ has provided and is currently retained to provide investment banking services to Jacor for which it has received and is entitled to receive usual and customary fees. DLJ and Merrill Lynch are also acting as representatives in connection with the 1996 Stock Offering and will receive usual and customary fees for such services. Merrill Lynch is also acting as the underwriter for the LYONs Offering.



    From time to time in the ordinary course of their respective businesses, affiliates of BA Securities and Chase have engaged and may in the future engage in commercial banking transactions with Jacor and its affiliates. Bank of America NT&SA, an affiliate of BA Securities, and Chemical Bank, an affiliate of Chase, will be agents and lenders under the New Credit Facility, for which they will receive usual and customary fees.


                                    EXPERTS

    The consolidated balance sheets of Jacor Communications, Inc. and Subsidiaries as of December 31, 1995 and 1994 and the consolidated statements of operations, shareholders' equity and cash flows for each of the three years in the period ended December 31, 1995, included in this registration statement, have been included herein in reliance on the report of Coopers & Lybrand L.L.P., independent accountants, given on the authority of that firm as experts in accounting and auditing.

    The consolidated balance sheets of Citicasters Inc. as of December 31, 1995 and 1994 and the consolidated statements of operations, changes in shareholders' equity, and cash flows for each of the three years in the period ended December 31, 1995 appearing in this registration statement, have been audited by Ernst & Young LLP, independent auditors, as set forth in their report thereon (which contains an explanatory paragraph with respect to Citicasters Inc.'s emergence from bankruptcy and subsequent adoption of "fresh-start reporting" as of December 31, 1993, as more fully described in Note B to the consolidated financial statements), appearing elsewhere herein, and are included in reliance upon such report given upon the authority of such firm as experts in accounting and auditing.

    The consolidated financial statements of Noble Broadcast Group, Inc. as of December 31, 1995 and December 25, 1994 and for each of the three years in the period ended December 31, 1995, included in this Prospectus, have been so included in reliance on the report (which includes an explanatory paragraph relating to Jacor's agreement to purchase Noble Broadcast Group, Inc. as described in Note 2 to the consolidated financial statements) of Price Waterhouse LLP, independent accountants, given on the authority of said firm as experts in auditing and accounting.

                                 LEGAL MATTERS


    The authorization and issuance of the Notes offered hereby will be passed upon for Jacor by Graydon, Head & Ritchey, Cincinnati, Ohio. Certain legal matters in connection with this Offering will be passed upon for the Underwriters by Skadden, Arps, Slate, Meagher & Flom, Los Angeles, California.



                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE



    The following documents previously filed by Jacor with the Securities and Exchange Commission (the "Commission") are incorporated herein by reference and are made a part hereof:



    (a) Annual Report on Form 10-K for the fiscal year ended December 31, 1995, as amended and



    (b) Current Reports on Form 8-K dated February 14, 1996, February 27, 1996, March 6, 1996, as amended, and March 27, 1996 as amended; and



    All documents filed by Jacor with the Commission pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), after the date of this Prospectus and prior to the termination of the offering of the securities made hereby shall be deemed to be incorporated by reference into this Prospectus and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein (or in any other subsequently filed document that is or is deemed to be incorporated by reference herein) modifies or supersedes such previous statement. Any statement so modified or superseded shall not be deemed to constitute a part of this Prospectus except as so modified or superseded.



    This Prospectus incorporates by reference certain documents relating to Jacor which are not delivered herewith. These documents (other than exhibits to such documents unless such exhibits are specifically incorporated by reference herein) are available, without charge, upon oral or written request by any person to whom this Prospectus is delivered. Such requests should be directed to Jacor Communications, Inc., 1300 PNC Center, 201 East Fifth Street, Cincinnati, Ohio 45202, Attention: Jon M. Berry, Senior Vice President and Treasurer, Telephone Number (513) 621-1300.



                             AVAILABLE INFORMATION



    Jacor is subject to the informational requirements of the Exchange Act, and accordingly files reports, proxy statements and other information with the Commission. Jacor has filed a Registration Statement on Form S-3 together with all amendments and exhibits thereto with the Commission under the Securities Act of 1993 (the "Securities Act") with respect to the Offering. This Prospectus does not contain all of the information set forth in the Registration Statement, certain parts of which are omitted in accordance with the rules and regulations of the Commission. The Registration Statement, including any amendments, schedules and exhibits thereto, is available for inspection and copying as set forth above. Statements contained in this Prospectus as to the contents of any contract or other document referred to herein include all material terms of such contracts or other documents but are not necessarily complete, and in each instance reference is made to the copy of such contract or other document filed as an exhibit to the Registration Statement, each such statement being qualified in all respects by such reference. Such reports, proxy statements and other information filed with the Commission are available for inspection and copying at the public reference facilities maintained by the Commission at Room 1024, Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549, and at the Commission's Regional Offices located at Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661-2511, and at 7 World Trade Center, 13th Floor,

New York, New York 10048. Copies of such documents may also be obtained from the Public Reference Room of the Commission at Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates. In addition, reports and other information concerning Jacor are available for inspection and copying at the offices of The Nasdaq Stock Market at 1735 K Street, N.W., Washington, D.C. 20006-1506.

                         INDEX TO FINANCIAL STATEMENTS



                                                                                                               PAGE
                                                                                                             ---------
JACOR COMMUNICATIONS, INC. AND SUBSIDIARIES
AUDITED--
  Report of Independent Accountants........................................................................        F-2
  Consolidated Balance Sheets at December 31, 1994 and 1995................................................        F-3
  Consolidated Statements of Operations for the years ended December 31, 1993, 1994 and 1995...............        F-4
  Consolidated Statements of Shareholders' Equity for the years ended December 31, 1993, 1994 and 1995.....        F-5
  Consolidated Statements of Cash Flows for the years ended December 31, 1993, 1994 and 1995...............        F-6
  Notes to Consolidated Financial Statements...............................................................        F-7
UNAUDITED--
  Condensed Consolidated Balance Sheets at December 31, 1995 and March 31, 1996............................       F-16
  Condensed Consolidated Statements of Operations for the three months ended March 31, 1995 and 1996.......       F-17
  Condensed Consolidated Statements of Cash Flows for the three months ended March 31, 1995 and 1996.......       F-18
  Notes to Condensed Consolidated Financial Statements.....................................................       F-19
CITICASTERS INC. AND SUBSIDIARIES
AUDITED--
  Report of Independent Auditors...........................................................................       F-22
  Balance Sheets at December 31, 1994 and 1995.............................................................       F-23
  Statements of Operations for the years ended December 31, 1993, 1994 and 1995............................       F-24
  Statements of Changes in Shareholders' Equity for the years ended December 31, 1993, 1994 and 1995.......       F-25
  Statements of Cash Flows for the years ended December 31, 1993, 1994 and 1995............................       F-26
  Notes to Financial Statements............................................................................       F-28
UNAUDITED--
  Condensed Balance Sheets at December 31, 1995 and March 31, 1996.........................................       F-37
  Condensed Statements of Operations for the three months ended March 31, 1995 and 1996....................       F-38
  Condensed Statements of Changes in Shareholders' Equity for the three months ended March 31, 1995 and
    1996...................................................................................................       F-39
  Condensed Statements of Cash Flows for the three months ended March 31, 1995 and 1996....................       F-40
  Notes to Condensed Financial Statements..................................................................       F-41
NOBLE BROADCAST GROUP, INC. AND SUBSIDIARIES
AUDITED--
  Report of Independent Accountants........................................................................       F-44
  Consolidated Balance Sheet at December 25, 1994 and December 31, 1995....................................       F-45
  Consolidated Statement of Operations for the years ended December 26, 1993, December 25, 1994 and
    December 31, 1995......................................................................................       F-46
  Consolidated Statement of Changes in Stockholders' Deficit for the years ended December 26, 1993,
    December 25, 1994 and December 31, 1995................................................................       F-47
  Consolidated Statement of Cash Flows for the years ended December 26, 1993, December 25, 1994 and
    December 31, 1995......................................................................................       F-48
  Notes to Consolidated Financial Statements...............................................................       F-49
UNAUDITED--
  Condensed Consolidated Balance Sheet at December 31, 1995 and March 31, 1996.............................       F-61
  Condensed Consolidated Statement of Operations for the three months ended March 26, 1995 and March 31,
    1996...................................................................................................       F-62
  Condensed Consolidated Statement of Cash Flows for the three months ended March 26, 1995 and March 31,
    1996...................................................................................................       F-63
  Notes to Condensed Consolidated Financial Statements.....................................................       F-64

                       REPORT OF INDEPENDENT ACCOUNTANTS

To the Shareholders and
Board of Directors of
Jacor Communications, Inc.

    We have audited the accompanying consolidated balance sheets of Jacor Communications, Inc. and Subsidiaries as of December 31, 1994 and 1995, and the related consolidated statements of operations, shareholders' equity, and cash flows for each of the three years in the period ended December 31, 1995. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

    We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

    In our opinion, the financial statements referred to above present fairly, in all material respects, the consolidated financial position of Jacor Communications, Inc. and Subsidiaries as of December 31, 1994 and 1995, and the consolidated results of their operations and their cash flows for each of the three years in the period ended December 31, 1995, in conformity with generally accepted accounting principles.

                                          COOPERS & LYBRAND L.L.P.

Cincinnati, Ohio
February 12, 1996 except for Note 14,
as to which the date
is March 13, 1996

                  JACOR COMMUNICATIONS, INC. AND SUBSIDIARIES
                          CONSOLIDATED BALANCE SHEETS
                           DECEMBER 31, 1994 AND 1995

                             ASSETS                                   1994         1995
Current assets:
    Cash and cash equivalents....................................................  $   26,974,838  $    7,436,779
    Accounts receivable, less allowance for doubtful accounts of $1,348,000 in
      1994 and $1,606,000 in 1995................................................      24,500,652      25,262,410
    Prepaid expenses.............................................................       3,419,719       2,491,140
    Other current assets.........................................................       1,230,582       1,425,000
                                                                                   --------------  --------------
        Total current assets.....................................................      56,125,791      36,615,329
    Property and equipment.......................................................      22,628,841      30,801,225
    Intangible assets............................................................      89,543,301     127,157,762
    Other assets.................................................................       5,281,422      14,264,775
                                                                                   --------------  --------------
        Total assets.............................................................  $  173,579,355  $  208,839,091
                                                                                   --------------  --------------
                                                                                   --------------  --------------

                                   LIABILITIES

Current liabilities:
    Accounts payable.............................................................  $    2,723,717  $    2,312,691
    Accrued payroll..............................................................       3,274,902       3,177,945
    Accrued federal, state and local income tax..................................       2,092,616       3,225,585
    Other current liabilities....................................................       3,397,117       3,463,344
                                                                                   --------------  --------------
        Total current liabilities................................................      11,488,352      12,179,565
Long-term debt...................................................................              --      45,500,000
Other liabilities................................................................       3,869,567       3,468,995
Deferred tax liability...........................................................       9,177,456       8,617,456
                                                                                   --------------  --------------
        Total liabilities........................................................      24,535,375      69,766,016
                                                                                   --------------  --------------
Commitments and contingencies....................................................

                              SHAREHOLDERS' EQUITY

Preferred stock, authorized and unissued 4,000,000 shares........................              --              --
Common stock, no par value, $0.10 per share stated value; authorized 100,000,000 shares, issued and outstanding shares: 19,590,373 in 1994 and 18,157,209 in
 1995............................................................................       1,959,038       1,815,721
Additional paid-in capital.......................................................     137,404,815     116,614,230
Common stock warrants............................................................         390,167         388,055
Retained earnings................................................................       9,289,960      20,255,069
                                                                                   --------------  --------------
        Total shareholders' equity...............................................     149,043,980     139,073,075
                                                                                   --------------  --------------
        Total liabilities and shareholders' equity...............................  $  173,579,355  $  208,839,091
                                                                                   --------------  --------------
                                                                                   --------------  --------------

   The accompanying notes are an integral part of the consolidated financial statements.

                  JACOR COMMUNICATIONS, INC. AND SUBSIDIARIES

                     CONSOLIDATED STATEMENTS OF OPERATIONS
              FOR THE YEARS ENDED DECEMBER 31, 1993, 1994 AND 1995

                                                                       1993            1994            1995
Broadcast revenue...............................................  $  100,745,089  $  119,635,308  $  133,103,137
    Less agency commissions.....................................      10,812,889      12,624,860      14,212,306
                                                                  --------------  --------------  --------------
      Net revenue...............................................      89,932,200     107,010,448     118,890,831
Broadcast operating expenses....................................      69,520,397      80,468,077      87,290,409
Depreciation and amortization...................................      10,222,844       9,698,030       9,482,883
Corporate general and administrative expenses...................       3,563,800       3,361,263       3,500,518
                                                                  --------------  --------------  --------------
      Operating income..........................................       6,625,159      13,483,078      18,617,021
Interest expense................................................      (2,734,677)       (533,862)     (1,443,836)
Interest income.................................................         258,857       1,218,179       1,259,696
Other expense, net..............................................         (10,895)         (2,079)       (167,772)
                                                                  --------------  --------------  --------------
      Income before income taxes................................       4,138,444      14,165,316      18,265,109
Income tax expense..............................................      (2,700,000)     (6,313,800)     (7,300,000)
                                                                  --------------  --------------  --------------
      Net income................................................  $    1,438,444  $    7,851,516  $   10,965,109
                                                                  --------------  --------------  --------------
                                                                  --------------  --------------  --------------
      Net income per common share...............................  $         0.10  $         0.37  $         0.52
                                                                  --------------  --------------  --------------
                                                                  --------------  --------------  --------------
Number of common shares used in per share calculation...........      14,504,527      21,409,177      20,912,705
                                                                  --------------  --------------  --------------
                                                                  --------------  --------------  --------------

   The accompanying notes are an integral part of the consolidated financial statements.

                  JACOR COMMUNICATIONS, INC. AND SUBSIDIARIES

                CONSOLIDATED STATEMENTS OF SHAREHOLDERS' EQUITY
              FOR THE YEARS ENDED DECEMBER 31, 1993, 1994 AND 1995

                                            COMMON STOCK
                                        --------------------  ADDITIONAL     COMMON
                                                    STATED      PAID-IN       STOCK      RETAINED
                                         SHARES      VALUE      CAPITAL     WARRANTS     EARNINGS      TOTAL
Balances, January 1, 1993.............  9,092,084  $ 909,208  $49,568,738   $ 402,805   $        0  $50,880,751
Issuance of common stock:
      Public offering.................  5,462,500    546,250   59,390,937                            59,937,187
      Sale to Majority Shareholder....  3,484,321    348,432   19,651,571                            20,000,003
      1993 rights offering............    345,476     34,548    1,703,287                             1,737,835
      Directors' subscription.........     80,000      8,000      451,200                               459,200
      Purchase of KAZY(FM)............    964,006     96,401    5,436,993                             5,533,394
      Exercise of stock options.......     52,886      5,289      275,914                               281,203
      Other...........................     18,539      1,854      155,728     (12,408)                  145,174
Net income............................                                                   1,438,444    1,438,444
                                        ---------  ---------  -----------  -----------  ----------  -----------
Balances, December 31, 1993...........  19,499,812 1,949,982  136,634,368     390,397    1,438,444  140,413,191
Exercise of stock options.............     89,310      8,931      760,215                               769,146
Other.................................      1,251        125       10,232        (230)                   10,127
Net income............................                                                   7,851,516    7,851,516
                                        ---------  ---------  -----------  -----------  ----------  -----------
Balances, December 31, 1994...........  19,590,373 1,959,038  137,404,815     390,167    9,289,960  149,043,980
Purchase and retirement of stock......  (1,515,300)  (151,530) (21,542,302)                         (21,693,832)
Purchase of stock by employee stock
  purchase plan.......................     43,785      4,378      470,251                               474,629
Exercise of stock options.............     27,790      2,779      192,754                               195,533
Other.................................     10,561      1,056       88,712      (2,112)                   87,656
Net income............................                                                  10,965,109   10,965,109
                                        ---------  ---------  -----------  -----------  ----------  -----------
Balances, December 31, 1995...........  18,157,209 $1,815,721 $116,614,230  $ 388,055   $20,255,069 $139,073,075
                                        ---------  ---------  -----------  -----------  ----------  -----------
                                        ---------  ---------  -----------  -----------  ----------  -----------

   The accompanying notes are an integral part of the consolidated financial statements.

                  JACOR COMMUNICATIONS, INC. AND SUBSIDIARIES

                     CONSOLIDATED STATEMENTS OF CASH FLOWS
              FOR THE YEARS ENDED DECEMBER 31, 1993, 1994 AND 1995

                                                                       1993             1994            1995
Cash flows from operating activities:
    Net income..................................................  $     1,438,444  $    7,851,516  $   10,965,109
    Adjustments to reconcile net income to net cash provided by operating activities:
        Depreciation............................................        2,258,818       2,506,661       3,251,360
        Amortization of intangible assets.......................        7,840,064       7,191,369       6,231,523
        Provision for losses on accounts and notes receivable...          957,749       1,441,925       1,136,887
        Refinancing fees........................................       (2,455,770)
        Deferred income tax provision (benefit).................        1,400,000        (355,000)       (560,000)
        Other...................................................         (138,920)       (477,825)        237,418
        Changes in operating assets and liabilities, net of
          effects of acquisitions and disposals:
            Accounts receivable.................................       (5,677,825)     (5,765,899)     (2,343,943)
            Other current assets................................        1,487,404      (2,008,159)      1,029,161
            Accounts payable....................................         (268,903)        371,913        (424,306)
            Accrued payroll and other current liabilities.......        2,119,153         591,389       1,102,239
                                                                  ---------------  --------------  --------------
Net cash provided by operating activities.......................        8,960,214      11,347,890      20,625,448
                                                                  ---------------  --------------  --------------
Cash flows from investing activities:
    Payment received on notes receivable........................                        1,300,000         392,500
    Capital expenditures........................................       (1,495,317)     (2,221,140)     (4,969,027)
    Cash paid for acquisitions..................................       (3,871,910)     (4,904,345)    (34,007,857)
    Purchase of intangible assets...............................                       (6,261,520)    (15,535,809)
    Proceeds from sale of assets................................                        1,919,189
    Loans originated and other..................................         (160,158)     (3,482,379)    (10,220,300)
                                                                  ---------------  --------------  --------------
Net cash used by investing activities...........................       (5,527,385)    (13,650,195)    (64,340,493)
                                                                  ---------------  --------------  --------------
Cash flows from financing activities:
    Proceeds from issuance of long-term debt....................       48,000,000                      45,500,000
    Purchase of common stock....................................                                      (21,693,832)
    Proceeds from issuance of common stock......................       88,301,704         779,273         757,818
    Reduction in long-term debt.................................     (118,484,583)
    Payment of restructuring expenses...........................       (5,061,925)       (119,729)       (387,000)
                                                                  ---------------  --------------  --------------
Net cash provided by financing activities.......................       12,755,196         659,544      24,176,986
                                                                  ---------------  --------------  --------------
Net increase (decrease) in cash and cash equivalents............       16,188,025      (1,642,761)    (19,538,059)
Cash and cash equivalents at beginning of year..................       12,429,574      28,617,599      26,974,838
                                                                  ---------------  --------------  --------------
Cash and cash equivalents at end of year........................  $    28,617,599  $   26,974,838  $    7,436,779
                                                                  ---------------  --------------  --------------
                                                                  ---------------  --------------  --------------

   The accompanying notes are an integral part of the consolidated financial statements.

                  JACOR COMMUNICATIONS, INC. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

1.  ACCOUNTING POLICIES AND DESCRIPTION OF BUSINESS

  DESCRIPTION OF BUSINESS

    The Company owns and operates 23 radio stations in seven metropolitan markets throughout the United States. On January 11, 1993, the Company completed a recapitalization plan that substantially modified its debt and capital structure. Such recapitalization was accounted for as if it had been completed January 1, 1993.

  PRINCIPLES OF CONSOLIDATION

    The accompanying consolidated financial statements include the accounts of Jacor Communications, Inc. and its subsidiaries. All significant intercompany accounts and transactions have been eliminated.

  REVENUES

    Revenues for commercial broadcasting advertisements are recognized when the commercial is broadcast.

  BARTER TRANSACTIONS

    Revenue from barter transactions (advertising provided in exchange for goods and services) is recognized as income when advertisements are broadcast, and merchandise or services received are charged to expense when received or used. If merchandise or services are received prior to the broadcast of the
advertising,  a  liability  (deferred  barter  revenue)  is  recorded.  If   the
advertising is broadcast before the receipt of the goods or services, a receivable is recorded.

  CONSOLIDATED STATEMENTS OF CASH FLOWS

    For purposes of the consolidated statements of cash flows, the Company considers all highly liquid investments with a maturity of three months or less, when purchased, to be cash equivalents. Income taxes aggregating $100,000, $5,545,000, and $6,662,000 were paid during 1993, 1994 and 1995, respectively.
Interest  paid was $3,107,000,  $381,000, and $1,378,000  during 1993, 1994, and
1995, respectively. The effect of  barter transactions has been eliminated  (see
Note 12).

  CONCENTRATIONS OF CREDIT RISK

    Financial instruments which potentially subject the Company to concentrations of credit risk consist principally of temporary cash investments and accounts receivable. Concentrations of credit risk with respect to accounts receivable are limited due to the large number of customers comprising the Company's customer base and their dispersion across many different geographic areas of the country.

  PROPERTY AND EQUIPMENT

    Property and equipment are stated at cost less accumulated depreciation; depreciation is provided on the straight-line basis over the estimated useful lives of the assets as follows:

Land improvements.....................................  20 Years
Buildings.............................................  25 Years
                                                        3 to 20
Equipment.............................................  Years
                                                        5 to 12
Furniture and fixtures................................  Years
                                                        Life of
Leasehold improvements................................  lease

                  JACOR COMMUNICATIONS, INC. AND SUBSIDIARIES
            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS--(CONTINUED)

  INTANGIBLE ASSETS

    Intangible  assets  are  stated  at  cost  less  accumulated   amortization;
amortization is provided principally on the straight-line basis over the following lives:

Goodwill..............................................  40 Years
                                                        5 to 25
Other intangibles.....................................  Years

    Other intangible assets consist primarily of various contracts and purchased intellectual property.

    The carrying value of intangible assets is reviewed by the Company when events or circumstances suggest that the recoverability of an asset may be impaired. If this review indicates that goodwill and licenses will not be recoverable, as determined based on the undiscounted cash flows of the entity over the remaining amortization period, the carrying value of the goodwill and licenses will be reduced accordingly.

  USE OF ESTIMATES

    The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, and disclosure of contingent assets and liabilities, at the dates of the financial statements and the reported amounts of revenues and expenses during the reporting periods. Actual results could differ from those estimates.

  PER SHARE DATA

    Income per share for the three years ended December 31, 1995 is based on the weighted average number of common shares outstanding and gives effect to both dilutive stock options and dilutive stock purchase warrants during the year. Fully diluted income per share is not presented since it approximates income per share.

2.  ACQUISITION OF LICENSES

    In June 1993, the Company acquired the FCC license and certain contracts of radio station WLWA(AM) (formerly WKRC) in Cincinnati, Ohio for $1,600,000 in cash.

    In September 1995, the Company exercised its purchase option to acquire ownership of the FCC license of radio station KHTS-FM (formerly KECR-FM) in San Diego, California for approximately $13,875,000 in cash.

3.  ACQUISITIONS

    In July 1993, the Company completed the acquisition of radio station KAZY(FM) in Denver, Colorado from its majority shareholder. The majority shareholder had purchased that station for $5,500,000 and then sold the station to the Company in consideration of the issuance of shares of the Company's common stock having a value, at $5.74 per share, equal to the majority shareholder's cost for the station plus related acquisition costs. In connection with the acquisition, 964,006 shares of the Company's common stock were issued to the majority shareholder.

    Effective January 1, 1994, the Company acquired an interest in Critical Mass Media, Inc. ("CMM") from the Company's President. In connection with the transaction, the President has the right to put the remaining interest to the Company between January 1, 1999 and January 1, 2000 for 300,000 shares of the Company's common stock. If the put is not exercised by January 1, 2000, the Company has the right to acquire the remaining interest prior to 2001 in exchange for 300,000 shares of the Company's common stock. In connection with the acquisition, the Company recorded $3,017,000 in goodwill and a $2,400,000 obligation included in other liabilities.

                  JACOR COMMUNICATIONS, INC. AND SUBSIDIARIES
            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS--(CONTINUED)

    In March 1994, the Company entered into an agreement to acquire the assets of radio station WPPT(FM) (formerly WIMJ) in Cincinnati, Ohio for $9,500,000 in cash. Pending consummation of the transaction (which occurred in June 1995), the Company operated the station under a Local Marketing Agreement which commenced April 7, 1994, and expired upon completion of the purchase.

    In 1994, the Company acquired the call letters, programming and certain contracts of radio station KBPI(FM) in Denver, Colorado and then changed the call letters of its FM broadcast station KAZY to KBPI; the Company acquired the call letters, programming and certain contracts of radio station WCKY(AM) in Cincinnati, Ohio and then changed the call letters of its AM broadcast station WLWA to WCKY; the Company acquired radio station KTLK(AM) (formerly KRZN) in Denver, Colorado; and the Company acquired radio station WWST(FM) (formerly
WWZZ) in Knoxville, Tennessee. The aggregate cash purchase price for these acquisitions was approximately $9.5 million.

    In August 1995, the Company acquired certain operating assets of radio stations WDUV(FM) and WBRD(AM) in Tampa, Florida for approximately $14,000,000 in cash.

    In 1995, the Company acquired the call letters, programming and certain contracts of radio station WOFX(FM) in Cincinnati, Ohio and then changed the call letters of its FM broadcast station WPPT to WOFX. The Company also acquired radio stations WSOL(FM) (formerly WHJX), WJBT(FM) and WZAZ(AM) in Jacksonville, Florida. The aggregate cash purchase price for these acquisitions was approximately $9,750,000.

    All of the above acquisitions have been accounted for as purchases. The excess cost over the fair value of net assets acquired is being amortized over 40 years. The results of operations of the acquired businesses are included in the Company's financial statements since the respective dates of acquisition. Assuming each of the 1994 and 1995 acquisitions had taken place at the beginning of 1994, unaudited pro forma consolidated results of operations would have been as follows:

                                                                   PRO FORMA (UNAUDITED)
                                                                  YEAR ENDED DECEMBER 31,
                                                               ------------------------------
                                                                    1994            1995
Net broadcasting revenue.....................................  $  111,232,000  $  121,214,000
Net income...................................................       7,115,000      10,423,000
Net income per share.........................................            0.33            0.50

4.  DISPOSITION

    In May 1994, the Company completed the sale of the business and substantially all the assets of its wholly owned subsidiary, Telesat Cable TV, Inc., under a contract dated December 1993. The Company received approximately $2,000,000 in cash for this sale.

5.  PROPERTY AND EQUIPMENT

    Property and equipment at December 31, 1994 and 1995 consist of the following:

                                                                     1994           1995
Land and land improvements.....................................  $   1,999,002  $   2,575,224
Buildings......................................................      1,912,432      2,584,556
Equipment......................................................     18,725,970     26,673,912
Furniture and fixtures.........................................      2,346,041      3,505,363
Leasehold improvements.........................................      2,116,548      3,184,683
                                                                 -------------  -------------
                                                                    27,099,993     38,523,738
Less accumulated depreciation..................................     (4,471,152)    (7,722,513)
                                                                 -------------  -------------
                                                                 $  22,628,841  $  30,801,225
                                                                 -------------  -------------
                                                                 -------------  -------------

                  JACOR COMMUNICATIONS, INC. AND SUBSIDIARIES
            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS--(CONTINUED)

6.  INTANGIBLE ASSETS

    Intangible assets at December 31, 1994 and 1995 consist of the following:

                                                                    1994            1995
Goodwill.....................................................  $   78,621,918  $  120,947,774
Other........................................................      25,952,816      27,488,624
                                                               --------------  --------------
                                                                  104,574,734     148,436,398
Less accumulated amortization................................     (15,031,433)    (21,278,636)
                                                               --------------  --------------
                                                               $   89,543,301  $  127,157,762
                                                               --------------  --------------
                                                               --------------  --------------

7.  DEBT AGREEMENT

    The Company's debt obligations at December 31, 1995 consist of the following:

    Indebtedness under the Bank Credit Agreement (described
                            below)--
    Senior reducing revolving facility.........................  $38,500,000
    Senior acquisition facility................................   7,000,000
                                                                 ----------
                                                                 $45,500,000
                                                                 ----------
                                                                 ----------

    The Company has an agreement with a group of lenders, as amended (the "1993 Credit Agreement"), which provides for a senior reducing revolving credit facility with a commitment of $39,550,000 at December 31, 1995 that expires on December 31, 2000 (the "Revolver") and a senior acquisition facility with a commitment of $55,000,000 that expires on September 30, 1996 (the "Acquisition Facility"). Both facilities are available for acquisitions permitted under conditions set forth in the 1993 Credit Agreement.

    The 1993 Credit Agreement requires that the commitment under the Revolver be reduced by $900,000 quarterly during 1996 and by increasing quarterly amounts thereafter, and, under certain circumstances, requires mandatory prepayments of any outstanding loans and further commitment reductions under the 1993 Credit Agreement. Amounts outstanding under the Acquisition Facility at September 30, 1996 are payable in 17 equal quarterly installments.

    The indebtedness of the Company under the 1993 Credit Agreement is collateralized by liens on substantially all of the assets of the Company and its operating subsidiaries and by a pledge of the operating subsidiaries' stock, and is guaranteed by those subsidiaries. The 1993 Credit Agreement contains restrictions pertaining to maintenance of financial ratios, capital expenditures, payment of dividends or distributions of capital stock and incurrence of additional indebtedness.

    Interest under the 1993 Credit Agreement is payable, at the option of the Company, at alternative rates equal to the Eurodollar rate plus 1.25% to 2.25% or the base rate announced by Banque Paribas plus 0.25% to 1.25%. The spreads over the Eurodollar rate and such base rate vary from time to time, depending upon the Company's financial leverage. The Company will pay quarterly commitment fees equal to 3/8% per annum on the aggregate unused portion of the aggregate commitment on both facilities. The Company also is required to pay certain other fees to the agent and the lenders for the administration of the facilities and the use of the Acquisition Facility.

    In accordance with the terms of the 1993 Credit Agreement, the Company entered into an interest rate protection agreement in March 1993 on the notional amount of $22,500,000 for a three-year term. This agreement provides protection against the rise in the three-month LIBOR interest rate beyond a level of 7.25%. The current three-month LIBOR interest rate is 5.3125%.

                  JACOR COMMUNICATIONS, INC. AND SUBSIDIARIES
            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS--(CONTINUED)

8.  CAPITAL STOCK

    During 1995, the Company purchased and retired 1,515,300 shares of its own common stock at a cost of $21,693,832. The Company's Board of Directors has authorized the Company to purchase up to an additional 1,000,000 shares of its own common stock from time to time in open-market or negotiated transactions.

    The Company issued 2,014,233 warrants on January 1, 1993 to purchase 2,014,233 shares of common stock at $8.30 which were recorded at their estimated fair value of $0.20 per warrant. The warrants may be exercised at any time prior to January 14, 2000, at which time the warrants expire. During the year ended December 31, 1995, 10,561 warrants were exercised.

9.  INCOME TAXES

    Income tax expense for the years ended December 31, 1993, 1994 and 1995 is summarized as follows:

                                                                            FEDERAL        STATE         TOTAL
1993:
    Current.............................................................  $    900,000  $    400,000  $  1,300,000
    Deferred............................................................     1,300,000       100,000     1,400,000
                                                                          ------------  ------------  ------------
                                                                          $  2,200,000  $    500,000  $  2,700,000
                                                                          ------------  ------------  ------------
                                                                          ------------  ------------  ------------
1994:
    Current.............................................................  $  5,593,800  $  1,075,000  $  6,668,800
    Deferred............................................................      (300,000)      (55,000)     (355,000)
                                                                          ------------  ------------  ------------
                                                                          $  5,293,800  $  1,020,000  $  6,313,800
                                                                          ------------  ------------  ------------
                                                                          ------------  ------------  ------------
1995:
    Current.............................................................  $  6,600,000  $  1,260,000  $  7,860,000
    Deferred............................................................      (500,000)      (60,000)     (560,000)
                                                                          ------------  ------------  ------------
                                                                          $  6,100,000  $  1,200,000  $  7,300,000
                                                                          ------------  ------------  ------------
                                                                          ------------  ------------  ------------

    The provisions for income tax differ from the amount computed by applying the statutory federal income tax rate due to the following:

                                                                              1993          1994          1995
Federal income taxes at the statutory rate..............................  $  1,407,071  $  4,957,861  $  6,392,788
Amortization not deductible.............................................       404,660       606,137       606,137
State income taxes, net of any current federal income tax benefit.......       330,000       663,000       780,000
Other...................................................................       558,269        86,802      (478,925)
                                                                          ------------  ------------  ------------
                                                                          $  2,700,000  $  6,313,800  $  7,300,000
                                                                          ------------  ------------  ------------
                                                                          ------------  ------------  ------------

    The tax effects of the significant temporary differences which comprise the deferred tax liability at December 31, 1993, 1994 and 1995 are as follows:

                                                                          1993           1994           1995
Property and equipment..............................................  $  11,172,498  $  11,062,121  $  12,208,187
Intangibles.........................................................     (1,445,854)      (860,566)    (1,456,567)
Accrued expenses....................................................       (740,790)    (2,183,592)    (1,992,093)
Reserve for pending sale of assets..................................     (1,458,396)
Other...............................................................        372,542      1,159,493       (142,071)
                                                                      -------------  -------------  -------------
      Net liability.................................................  $   7,900,000  $   9,177,456  $   8,617,456
                                                                      -------------  -------------  -------------
                                                                      -------------  -------------  -------------

                  JACOR COMMUNICATIONS, INC. AND SUBSIDIARIES
            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS--(CONTINUED)

10. STOCK-BASED COMPENSATION PLANS

    In October 1995, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 123 "Accounting for Stock-Based Compensation". The Company will continue to apply APB Opinion No. 25 in accounting for its plans as permitted by this statement. This statement however, requires that a company's financial statements include certain disclosures about stock-based employee compensation arrangements regardless of the method used to account for them. Pro forma disclosures required by a company that elects to continue to measure compensation cost using Opinion No. 25 will be made by the Company for the year ended December 31, 1996.

    At December 31, 1995, the Company has three stock-based compensation plans, which are described below. The Company applies APB Opinion 25 in accounting for its plans. Accordingly, no compensation cost has been recognized for its fixed stock option plans and its stock purchase plan.

  1993 STOCK OPTION PLAN

    Under the Company's 1993 stock option plan, options to acquire up to 2,769,218 shares of common stock can be granted to officers and key employees at no less than the fair market value of the underlying stock on the date of grant. The plan permits the granting of non-qualified stock options as well as incentive stock options. The options vest 30% upon grant, 30% upon the first anniversary of the grant date and 20% per year for each of the next two years thereafter and expire 10 years after grant. The plan will terminate no later than February 7, 2003. Information pertaining to the plan for the years ended December 31, 1993, 1994 and 1995 is as follows:

                                                                          NUMBER OF     OPTION PRICE
                                                                            SHARES        PER SHARE
1993:
    Outstanding at beginning of year....................................           0
    Granted.............................................................   1,535,910    $ 5.74-$ 6.46
    Exercised...........................................................     (55,980)       $5.74
    Surrendered.........................................................    (114,310)   $ 5.97-$ 6.46
    Outstanding at end of year..........................................   1,365,620    $ 5.74-$ 6.46
    Exercisable at end of year..........................................     370,500        $5.74
    Available for grant at end of year..................................      97,618
1994:
    Outstanding at beginning of year....................................   1,365,620    $ 5.74-$ 6.46
    Granted.............................................................      10,000    $13.50-$15.18
    Exercised...........................................................     (89,310)   $ 5.74-$ 5.97
    Outstanding at end of year..........................................   1,286,310    $ 5.74-$15.18
    Exercisable at end of year..........................................     734,670    $ 5.74-$13.50
    Available for grant at end of year..................................      87,618
1995:
    Outstanding at beginning of year....................................   1,286,310    $ 5.74-$15.18
    Granted.............................................................     245,000    $13.88-$15.60
    Exercised...........................................................     (27,790)   $ 5.74-$ 6.46
    Outstanding at end of year..........................................   1,503,520    $ 5.74-$15.60
    Exercisable at end of year..........................................   1,046,340    $ 5.74-$14.04
    Available for grant at end of year..................................   1,092,618

                  JACOR COMMUNICATIONS, INC. AND SUBSIDIARIES
            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS--(CONTINUED)

  DIRECTORS' STOCK OPTIONS

    The Company has granted nonqualified stock options to purchase up to 65,000 shares of the Company's common stock to certain members of the Company's Board of Directors. These options vest 30% upon grant, 30% upon the first anniversary of the grant date and 20% per year for each of the next two years thereafter. Options to purchase up to 40,000 shares must be exercised in full prior to May 28, 1998 while the remaining options must be exercised in full prior to December 15, 2004. The exercise price of these options ranges from $5.74 per share to $14.34 per share.

  EMPLOYEE STOCK PURCHASE PLAN

    Under the 1995 Employee Stock Purchase Plan, the Company is authorized to issue up to 200,000 shares of common stock to its full-time and part-time employees, all of whom are eligible to participate. Under the terms of the Plan, employees can choose each year to have up to 10 percent of their annual base earnings withheld to purchase the Company's common stock. The purchase price of the stock is 85 percent of the lower of its beginning-of-year or end-of-year market price. Under the Plan, the Company sold 43,785 shares to employees in 1995 at a purchase price of $10.84 per share.

11. COMMITMENTS AND CONTINGENCIES

  LEASE OBLIGATIONS

    The Company and its subsidiaries lease certain land and facilities used in their operations, including local marketing agreements for certain radio stations. Future minimum rental payments under all noncancellable operating leases as of December 31, 1995 are payable as follows:

1996...................................  $2,958,000
1997...................................   2,681,000
1998...................................   2,340,000
1999...................................   1,208,000
2000...................................   1,106,000
Thereafter.............................   4,273,000
                                         ----------
                                         $14,566,000
                                         ----------
                                         ----------

    Rental expense was approximately $2,991,000, $3,336,000, and $3,471,000 for the years ended December 31, 1993, 1994 and 1995, respectively.

    The Company has a real estate lease for office space for its Atlanta operations with an affiliate of its majority shareholder. The annual rental rate is approximately $330,000.

  LEGAL PROCEEDINGS

    The Company is a party to various legal proceedings. In the opinion of management, all such matters are adequately covered by insurance, or if not so covered, are without merit or are of such kind, or involve such amounts, as would not have a significant effect on the financial position or results of operations of the Company.

12. BARTER TRANSACTIONS

    Barter revenue was approximately $5,061,000, $4,647,000, and $4,976,000 in 1993, 1994 and 1995, respectively. Barter expense was approximately $4,941,000, $4,164,000, and $5,166,000 in 1993, 1994 and 1995, respectively.

                  JACOR COMMUNICATIONS, INC. AND SUBSIDIARIES
            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS--(CONTINUED)

    Included in accounts receivable and accounts payable in the accompanying consolidated balance sheets for 1994 and 1995 are barter accounts receivable (merchandise or services due the Company) of approximately $1,372,000 and $927,000, respectively, and barter accounts payable (air time due supplier of merchandise or service) of approximately $1,000,000 and $1,012,000, respectively.

13. RETIREMENT PLAN

    The Company maintains a defined contribution retirement plan covering substantially all employees who have met eligibility requirements. The Company matches 50% of participating employee contributions, subject to a maximum contribution by the Company of 1 1/2% of such employee's annual compensation up to $150,000 of such compensation. Total expense related to this plan was $237,875, $289,487, and $334,253 in 1993, 1994 and 1995, respectively.

14. SUBSEQUENT EVENTS

  ACQUISITIONS

    In February 1996, the Company entered into an agreement to acquire Noble Broadcast Group, Inc. ("Noble"), for $152,000,000 in cash. Noble owns 10 radio stations, 4 of which serve Denver, Colorado, with 3 each serving St. Louis, Missouri and Toledo, Ohio; and provides programming to and sells air time for two stations serving the San Diego market. The broadcast signals for the stations serving the San Diego market originate from Mexico. The agreement is subject to the approval of the Federal Communications Commission and the satisfaction of certain other conditions. Pending consummation of the transaction, the Company entered into Time Brokerage Agreements for the stations in St. Louis and Toledo which began February 21, 1996, and will expire on the purchase date. The Company will finance this acquisition from the proceeds of a new credit facility discussed below.

    In February 1996, the Company signed an agreement and plan of merger to acquire Citicasters Inc. ("Citicasters"), owner of 19 radio stations in eight U.S. markets as well as two network-affiliated television stations. Citicasters' radio stations serve Atlanta, Georgia; Cincinnati and Columbus, Ohio; Kansas City, Kansas and Missouri; Phoenix, Arizona; Portland, Oregon; Sacramento, California; and Tampa, Florida. The television stations serve Cincinnati, Ohio and Tampa, Florida. The agreement is subject to the approval of the Federal Communications Commission and the satisfaction of certain other conditions. In conjunction with this agreement, the Company has delivered to the seller a $75,000,000 nonrefundable deposit in the form of a letter of credit. The letter of credit requires annual fees of 1.25% and can be drawn upon by Citicasters if the merger agreement is terminated.

    Jacor will pay $29.50 in cash, plus, in the event that the closing does not occur prior to October 1, 1996, for each full calendar month ending prior to the merger commencing with October 1996, an additional amount of $.22125 in cash. In addition, for each share of Citicasters common stock held, Citicasters shareholders will receive one Jacor warrant to purchase a fractional share of Jacor common stock (which fraction is anticipated to be .2035247) at a price of $28.00 per full share of Jacor common stock. If the merger is not consummated by October 1, 1996, the exercise price for the warrants to purchase 4,400,000 shares of Jacor stock will be reduced to $26.00 per share. The cash purchase price, which is approximately $630,000,000, will increase by approximately $5,000,000 for each full month subsequent to October 1996 but prior to the merger.

  NEW CREDIT AGREEMENT

    On February 20, 1996 the Company entered into a new credit facility. The Company's new senior debt consists of two facilities (the "Facilities") provided under an agreement (the "Existing Credit Facility") with ten banks: a $190,000,000 reducing revolving credit facility ("Revolving A Loans") and a $110,000,000 reducing revolving credit facility ("Revolving B Loans"). Both Facilities mature on December 31, 2003. The

                  JACOR COMMUNICATIONS, INC. AND SUBSIDIARIES
            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS--(CONTINUED) indebtedness of the Company under the Facilities is collateralized by liens on substantially all of the assets of the Company and its operating subsidiaries and by a pledge of the operating subsidiaries' stock, and is guaranteed by those subsidiaries.

    The Revolving A Loans will be used primarily to refinance existing debt and to complete the Noble acquisition. The Revolving B Loans will be used to finance acquisitions, stock repurchases and for working capital and other general corporate purposes.

    The commitment under the Revolving A Loans will be reduced by $2,500,000 each quarter commencing January 1, 1997 and by increasing quarterly amounts in each succeeding year. The commitment under the Revolving B Loans will be reduced by $5,000,000 for each quarter commencing January 1, 1998.

    The Company is required to make mandatory prepayments of the Facilities equal to (i) net proceeds from any debt offerings, (ii) 50% of net proceeds from any equity offerings to bring the Company's leverage ratio down to 5 to 1, (iii) 50% of excess cash flow, as defined, beginning in 1997, and (iv) net after tax proceeds received from asset sales or other dispositions.

    Interest under the Facilities is payable, at the option of the Company, at alternative rates equal to the Eurodollar rate plus 1% to 2 3/4% or the base rate announced by Banque Paribas plus up to 1 1/2%. The spreads over the Eurodollar rate and such base rate vary from time to time, depending upon the Company's financial leverage. The Company will pay quarterly commitment fees of 3/8% to 1/2% per annum on the unused portion of the commitment on both Facilities depending on the Company's financial leverage. The Company also is required to pay certain other fees to the agent and the lenders for the administration of the Facilities.

    The Existing Credit Facility contains a number of covenants which, among other things, require the Company to maintain specified financial ratios and impose certain limitations on the Company with respect to (i) the incurrence of additional indebtedness; (ii) investments and acquisitions, except under specified conditions; (iii) the incurrence of additional liens; (iv) the disposition of assets; (v) the payment of cash dividends; (vi) capital expenditures; and (vii) mergers, changes in business, and transactions with affiliates.

  SUPPLEMENTARY DATA

    Quarterly Financial Data for the years ended December 31, 1994 and 1995 (Unaudited)

                                                          FIRST         SECOND                        FOURTH
                                                         QUARTER        QUARTER     THIRD QUARTER     QUARTER
                                                      -------------  -------------  -------------  -------------
1994
  Net revenue.......................................  $  19,782,029  $  30,010,219  $  28,498,476  $  28,719,724
  Operating income (loss)...........................       (519,163)     4,364,512      4,784,215      4,853,514
  Net income (loss).................................       (220,443)     2,374,259      2,629,384      3,068,316
  Net income (loss) per common share(1).............          (0.01)          0.11           0.12           0.14

1995
  Net revenue.......................................  $  24,016,183  $  30,866,300  $  32,293,562  $  31,714,786
  Operating income..................................      1,060,526      5,628,006      5,899,472      6,029,017
  Net income........................................        751,314      3,528,561      3,488,305      3,196,929
  Net income per common share(1)....................           0.04           0.17           0.17           0.16

- ------------------------------
(1) The sum of the quarterly net income (loss) per share amounts does not equal the annual amount reported as per share amounts are computed independently for each quarter.

                  JACOR COMMUNICATIONS, INC. AND SUBSIDIARIES
                       CONDENSED CONSOLIDATED BALANCE SHEETS
                                    (UNAUDITED)
                                      ASSETS



                                                                                    DECEMBER 31,
                                                                                        1995       MARCH 31, 1996
                                                                                   --------------  --------------
Current assets:
    Cash and cash equivalents....................................................  $    7,436,779  $    5,889,086
    Accounts receivable, less allowance for doubtful accounts of $1,606,000 in
      1995 and $1,792,000 in 1996................................................      25,262,410      25,301,411
    Other current assets.........................................................       3,916,140       8,459,513
                                                                                   --------------  --------------
        Total current assets.....................................................      36,615,329      39,650,010
Property and equipment, net......................................................      30,801,225      39,214,100
Intangible assets, net...........................................................     127,157,762     165,282,175
Other assets.....................................................................      14,264,775     109,101,988
                                                                                   --------------  --------------
        Total assets.............................................................  $  208,839,091  $  353,248,273
                                                                                   --------------  --------------
                                                                                   --------------  --------------



                                  LIABILITIES



Current liabilities:
    Accounts payable.............................................  $ 2,312,691  $ 2,670,017
    Accrued payroll..............................................    3,177,945    1,623,631
    Accrued federal, state and local income tax..................    3,225,585    3,756,596
    Other current liabilities....................................    3,463,344    6,550,488
                                                                   -----------  -----------
        Total current liabilities................................   12,179,565   14,600,732
Long-term debt...................................................   45,500,000  183,500,000
Other liabilities................................................    3,468,995    6,115,602
Deferred tax liability...........................................    8,617,456    8,657,456
                                                                   -----------  -----------
        Total liabilities........................................   69,766,016  212,873,790
                                                                   -----------  -----------



                              SHAREHOLDERS' EQUITY



Common stock, no par value, $.10 per share stated value..........    1,815,721    1,823,723
Additional paid-in capital.......................................  116,614,230  117,101,914
Common stock warrants............................................      388,055      387,998
Retained earnings................................................   20,255,069   21,060,848
                                                                   -----------  -----------
        Total shareholders' equity...............................  139,073,075  140,374,483
                                                                   -----------  -----------
        Total liabilities and shareholders' equity...............  $208,839,091 $353,248,273
                                                                   -----------  -----------
                                                                   -----------  -----------



   The accompanying notes are an integral part of the condensed consolidated financial statements.

                  JACOR COMMUNICATIONS, INC. AND SUBSIDIARIES
                CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
               FOR THE THREE MONTHS ENDED MARCH 31, 1995 AND 1996
                                  (UNAUDITED)



                                                                                         1995           1996
                                                                                     -------------  -------------
Broadcast revenue..................................................................  $  26,840,493  $  33,572,314
    Less agency commissions........................................................      2,824,310      3,498,278
                                                                                     -------------  -------------
      Net revenue..................................................................     24,016,183     30,074,036
Broadcast operating expenses.......................................................     19,959,660     23,870,578
Depreciation and amortization......................................................      2,111,971      2,619,466
Corporate general and administrative expenses......................................        884,026      1,138,560
                                                                                     -------------  -------------
      Operating income.............................................................      1,060,526      2,445,432
Interest expense...................................................................       (104,822)    (2,111,496)
Gain on sale of radio stations.....................................................                     2,539,407
Other income, net..................................................................        309,610        227,212
                                                                                     -------------  -------------
      Income before income taxes and extraordinary loss............................      1,265,314      3,100,555
Income tax expense.................................................................       (514,000)    (1,259,000)
                                                                                     -------------  -------------
      Income before extraordinary loss.............................................        751,314      1,841,555
Extraordinary loss, net of income tax credit.......................................                      (950,775)
                                                                                     -------------  -------------
      Net income...................................................................  $     751,314  $     890,780
                                                                                     -------------  -------------
                                                                                     -------------  -------------
Net income per common share:
    Before extraordinary loss......................................................  $        0.04  $        0.09
    Extraordinary loss.............................................................                         (0.05)
                                                                                     -------------  -------------
      Net income per common share..................................................  $        0.04  $        0.04
                                                                                     -------------  -------------
                                                                                     -------------  -------------
Number of common shares used in per share computations.............................     21,347,440     20,502,752
                                                                                     -------------  -------------
                                                                                     -------------  -------------



   The accompanying notes are an integral part of the condensed consolidated financial statements.

                  JACOR COMMUNICATIONS, INC. AND SUBSIDIARIES
                CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
               FOR THE THREE MONTHS ENDED MARCH 31, 1995 AND 1996
                                  (UNAUDITED)



                                                                                       1995            1996
                                                                                   -------------  ---------------
Cash flows from operating activities:
    Net income...................................................................  $     751,314  $       890,780
    Adjustments to reconcile net income to net cash provided by operating activities:
      Depreciation...............................................................        686,522        1,010,964
      Amortization of intangibles................................................      1,425,449        1,608,502
      Extraordinary loss.........................................................                         950,775
      Provision for losses on accounts and notes receivable......................        277,892          354,583
      Deferred income tax provision (benefit)....................................        (50,000)          40,000
      Gain on sale of radio stations.............................................                      (2,539,407)
      Other......................................................................       (198,570)        (179,971)
      Change in current assets and current liabilities net of effects of acquisitions:
        Accounts receivable......................................................      4,844,835        2,778,311
        Other current assets.....................................................       (767,393)      (3,852,999)
        Accounts payable.........................................................       (273,728)         336,645
        Accrued payroll, accrued interest and other current liabilities..........       (371,551)       2,629,075
                                                                                   -------------  ---------------
Net cash provided by operating activities........................................      6,324,770        4,027,258
                                                                                   -------------  ---------------
Cash flows from investing activities:
    Capital expenditures.........................................................       (707,183)      (3,436,834)
    Cash paid for acquisitions...................................................                     (48,100,000)
    Proceeds from sale of radio stations.........................................                       6,453,626
    Purchase of Noble warrant....................................................                     (52,775,170)
    Loans made in conjunction with acquisitions..................................                     (41,625,000)
    Other........................................................................        (33,029)        (840,544)
                                                                                   -------------  ---------------
    Net cash used by investing activities........................................       (740,212)    (140,323,922)
                                                                                   -------------  ---------------
Cash flows from financing activities:
    Proceeds from issuance of long-term debt.....................................                     190,000,000
    Proceeds from issuance of common stock.......................................        155,515          495,629
    Reduction in long-term debt..................................................                     (52,000,000)
    Payment of finance cost......................................................                      (3,696,658)
    Payment of restructuring expenses............................................        (50,000)         (50,000)
                                                                                   -------------  ---------------
    Net cash provided by financing activities....................................        105,515      134,748,971
                                                                                   -------------  ---------------
Net increase (decrease) in cash and cash equivalents.............................      5,690,073       (1,547,693)
Cash and cash equivalents at beginning of period.................................     26,974,838        7,436,779
                                                                                   -------------  ---------------
Cash and cash equivalents at end of period.......................................  $  32,664,911  $     5,889,086
                                                                                   -------------  ---------------
                                                                                   -------------  ---------------



   The accompanying notes are an integral part of the condensed consolidated financial statements.

                  JACOR COMMUNICATIONS, INC. AND SUBSIDIARIES
              NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
                                  (UNAUDITED)



1.  FINANCIAL STATEMENTS


    The December 31, 1995 consolidated balance sheet data was derived from audited financial statements, but does not include all disclosures required by Generally Accepted Accounting Principles. The financial statements included herein have been prepared by the Company, without audit, pursuant to the rules and regulations of the Securities and Exchange Commission. Although certain information and footnote disclosures normally included in financial statements prepared in accordance with generally accepted accounting principles have been condensed or omitted pursuant to such rules and regulations, the Company believes that the disclosures are adequate to make the information presented not misleading and reflect all adjustments (consisting only of normal recurring adjustments) which are necessary for a fair presentation of results of operations for such periods. Results for interim periods may not be indicative of results for the full year. It is suggested that these financial statements be read in conjunction with the consolidated financial statements for the year ended December 31, 1995 and the notes thereto.



2.  ACQUISITIONS



NOBLE BROADCAST GROUP, INC.



    In February 1996, the Company agreed to acquire Noble Broadcast Group, Inc. ("Noble"), for approximately $152,000,000 in cash plus related costs and expenses. The Company entered into an agreement with the stockholders of Noble to acquire all of the outstanding capital stock of Noble for approximately $12,500,000. At the same time, the Company also purchased a warrant for $52,775,170 entitling the Company to acquire a 79.1% equity interest in Noble (the "Noble Warrant"). Upon consummation of the purchase of the outstanding Noble capital stock from the Noble stockholders and the exercise of the Noble Warrant, the Company will own 100% of the equity interests in Noble. The completion of the Company's acquisition of Noble is subject to various conditions including the receipt of consents from regulatory authorities. The Company will finance this acquisition from the proceeds of a new credit facility (see Note 4).



    Noble owns ten radio stations. Noble's radio stations serve Denver (two AM and two FM), St. Louis (one AM, two FM) and Toledo (one AM, two FM). Pending the closing of the Company's acquisition of Noble, the Company and Noble have entered into local marketing agreements with respect to Noble's radio stations in St. Louis and Toledo.



    Also, in February 1996, a wholly owned subsidiary of the Company purchased for approximately $47,000,000 certain assets from Noble relating to Noble's San Diego operations. As part of Noble's San Diego operations, Noble provided programming to and sold the air time for two radio stations serving San Diego (one AM, one FM), which programming and air time is now provided and sold by the Company. In addition, another wholly owned subsidiary of the Company provided a credit facility to Noble in the amount of $41,000,000.



CITICASTERS INC.



    In February 1996, the Company signed an agreement and plan of merger to acquire Citicasters Inc. ("Citicasters") owner of 19 radio stations in eight U.S. markets as well as two network affiliated television stations. Citicasters' radio stations serve Atlanta, Cincinnati, Columbus, Kansas City, Phoenix, Portland, Sacramento, and Tampa. The television stations serve Cincinnati and Tampa. The agreement is subject to various conditions including the receipt of consents from regulatory authorities. In conjunction with this agreement, the Company has delivered to the seller a $75,000,000 non-refundable deposit in the form of a letter of credit. The letter of credit requires annual fees of 1.25% and can be drawn upon by Citicasters if the merger agreement is terminated.



    The Company will pay $29.50 in cash per share, plus, in the event that the closing does not occur prior to October 1, 1996, for each full calendar month ending prior to the merger commencing with October 1996, an additional amount of $.22125 per share in cash. In addition, for each share of Citicasters common stock held, Citicasters shareholders will receive one Jacor warrant to purchase a fractional share of Jacor common stock

                  JACOR COMMUNICATIONS, INC. AND SUBSIDIARIES
              NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
                                  (UNAUDITED)



2.  ACQUISITIONS (CONTINUED)


(which fraction is anticipated to be .2035247) at a price of $28.00 per full share of Jacor common stock. If the merger is not consummated by October 1, 1996, the exercise price for the warrants to purchase 4,400,000 shares of Jacor stock will be reduced to $26.00 per share. The cash purchase price, which is approximately $630,000,000, will increase by approximately $5,000,000 for each full month subsequent to October, 1996 but prior to the merger.



    The above acquisitions will be accounted for as purchases. The excess cost over the fair value of identifiable net assets acquired will be amortized over 40 years. Assuming each of these acquisitions had taken place at the beginning of 1995 and 1996, respectively, unaudited pro forma consolidated results of operations would have been as follows:



                                                                                     THREE MONTHS ENDED
                                                                                         MARCH 31,
                                                                                    --------------------
                                                                                      1995       1996
                                                                                    ---------  ---------
Net revenue.......................................................................  $  64,591  $  67,005
Loss before extraordinary items...................................................     (7,022)    (8,258)
Net loss per share................................................................      (0.23)     (0.28)



3.  OTHER ASSETS


    The Company's other assets at December 31, 1995 and March 31, 1996 consist of the following:



                                                                                    DECEMBER 31,
                                                                                        1995       MARCH 31, 1996
                                                                                    -------------  --------------
Noble Warrant.....................................................................                 $   52,775,170
Loan to Noble.....................................................................                     40,000,000
Other.............................................................................  $  14,264,775      16,326,818
                                                                                    -------------  --------------
                                                                                    $  14,264,775  $  109,101,988
                                                                                    -------------  --------------
                                                                                    -------------  --------------



4.  DEBT AGREEMENT


    The Company's debt obligations at December 31, 1995 and March 31, 1996 consist of the following:



                                                                                    DECEMBER 31,
                                                                                        1995       MARCH 31, 1996
                                                                                    -------------  --------------
Indebtedness under the 1993 Credit Agreement......................................  $  45,500,000
Indebtedness under the Existing Credit Facility (described below).................                 $  183,500,000
                                                                                    -------------  --------------
                                                                                    $  45,500,000  $  183,500,000
                                                                                    -------------  --------------
                                                                                    -------------  --------------



    On February 20, 1996 the Company entered into a new credit facility. The Company's new senior debt consists of two facilities (the "Facilities") provided under an agreement (the "Existing Credit Facility") with ten banks: a $190,000,000 reducing revolving credit facility ("Revolving A Loans") and a $110,000,000 reducing revolving credit facility ("Revolving B Loans"). Both facilities mature on December 31, 2003. The indebtedness of the Company under the Facilities is collateralized by liens on substantially all of the assets of the Company and its operating subsidiaries and by a pledge of the operating subsidiaries' stock, and is guaranteed by those subsidiaries.



    The Revolving A Loans will be used primarily to refinance existing debt and to complete the Noble acquisition. The Revolving B Loans will be used to finance acquisitions, stock repurchases and for working capital and other general corporate purposes.



    The commitment under the Revolving A Loans will be reduced by $2,500,000 each quarter commencing January 1, 1997 and by increasing quarterly amounts in each succeeding year. The commitment under the Revolving B Loans will be reduced by $5,000,000 for each quarter commencing January 1, 1998.

                  JACOR COMMUNICATIONS, INC. AND SUBSIDIARIES
              NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
                                  (UNAUDITED)



4.  DEBT AGREEMENT (CONTINUED)


    The Company is required to make mandatory prepayments of the Facilities equal to (i) net proceeds from any debt offerings, (ii) 50% of net proceeds from any equity offerings to bring the Company's leverage ratio down to 5 to 1, (iii) 50% of excess cash flow, as defined, beginning in 1997, and (iv) net after tax proceeds received from asset sales or other dispositions.



    Interest under the Facilities is payable, at the option of the Company, at alternative rates equal to the Eurodollar rate plus 1% to 2 3/4% or the base rate announced by Banque Paribas plus up to 1 1/2%. The spreads over the Eurodollar rate and such base rate vary from time to time, depending upon the Company's financial leverage. The Company will pay quarterly commitment fees of 3/8% to 1/2% per annum on the unused portion of the commitment on both Facilities depending on the Company's financial leverage. The Company also is required to pay certain other fees to the agent and the lenders for the administration of the Facilities.



    The Existing Credit Facility contains a number of covenants which, among other things, require the Company to maintain specified financial ratios and impose certain limitations on the Company with respect to (i) the incurrence of additional indebtedness; (ii) investments and acquisitions, except under specified conditions; (iii) the incurrence of additional liens; (iv) the disposition of assets; (v) the payment of cash dividends; (vi) capital expenditures; and (vii) mergers, changes in business, and transactions with affiliates.

                         REPORT OF INDEPENDENT AUDITORS

Board of Directors
Citicasters Inc.

    We have audited the accompanying balance sheets of Citicasters Inc. and subsidiaries (formerly Great American Communications Company) as of December 31, 1994 and 1995, and the related statements of operations, shareholders' equity and cash flows for each of the three years in the period ended December 31, 1995. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

    We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

    As more fully described in Note B to the financial statements, effective December 28, 1993, the Company emerged from bankruptcy pursuant to a plan of reorganization confirmed by the Bankruptcy Court on December 7, 1993. In accordance with an American Institute of Certified Public Accountants Statement of Position, the Company has adopted "fresh-start reporting" whereby its assets, liabilities, and new capital structure have been adjusted to reflect estimated fair values as of December 31, 1993. As a result, the statements of operations, shareholders' equity and cash flows for the years ended December 31, 1994 and December 31, 1995 reflect the Company's new basis of accounting and, accordingly, are not comparable to the Company's pre-reorganization statements of operations, shareholders' equity and cash flows for the year ended December 31, 1993.

    In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Citicasters Inc. and subsidiaries at December 31, 1994 and 1995, and the results of their operations and their cash flows for each of the three years in the period ended December 31, 1995, in conformity with generally accepted accounting principles.

                                          ERNST & YOUNG LLP

Cincinnati, Ohio
February 23, 1996

                       CITICASTERS INC. AND SUBSIDIARIES

                                 BALANCE SHEETS
                             (DOLLARS IN THOUSANDS)


                                                                                                 DECEMBER 31,
                                                                                            ----------------------
                                                                                               1994        1995
                                          ASSETS
Current assets:
  Cash and short-term investments.........................................................  $   46,258  $    3,572
  Trade receivables, less allowance for doubtful accounts of $1,244 and $1,643............      31,851      32,495
  Broadcast program rights................................................................       5,488       5,162
  Prepaid and other current assets........................................................       2,635       3,059
                                                                                            ----------  ----------
    Total current assets..................................................................      86,232      44,288
  Broadcast program rights, less current portion..........................................       4,466       3,296
  Property and equipment, net.............................................................      25,083      33,878
  Contracts, broadcasting licenses and other intangibles, net.............................     274,695     312,791
  Deferred charges and other assets.......................................................      13,016      22,093
                                                                                            ----------  ----------
                                                                                            $  403,492  $  416,346
                                                                                            ----------  ----------
                                                                                            ----------  ----------
                           LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
  Accounts payable, accrued expenses and other current liabilities........................  $   33,673  $   17,061
  Broadcast program rights fees payable...................................................       5,041       5,298
                                                                                            ----------  ----------
    Total current liabilities.............................................................      38,714      22,359
Broadcast program rights fees payable, less current portion...............................       3,666       2,829
Long-term debt............................................................................     122,291     132,481
Deferred income taxes.....................................................................      44,486      44,822
Other liabilities.........................................................................      43,398      54,163
                                                                                            ----------  ----------
    Total liabilities.....................................................................     252,555     256,654
Shareholders' equity:
  Class A Common Stock, $.01 par value, including additional paid-in capital, 500,000,000
    shares authorized; 20,203,247 and 19,976,927 shares outstanding.......................      87,831      82,936
  Retained earnings from January 1, 1994..................................................      63,106      76,756
                                                                                            ----------  ----------
    Total shareholders' equity............................................................     150,937     159,692
                                                                                            ----------  ----------
                                                                                            $  403,492  $  416,346
                                                                                            ----------  ----------
                                                                                            ----------  ----------


                       See notes to financial statements.

                       CITICASTERS INC. AND SUBSIDIARIES

                            STATEMENTS OF OPERATIONS
                    (IN THOUSANDS EXCEPT PER SHARE AMOUNTS)

                                                                                    YEAR ENDED DECEMBER 31,
                                                                              -----------------------------------
                                                                              PREDECESSOR
                                                                                 1993         1994        1995
Net revenues:
  Television broadcasting...................................................   $ 139,576   $  130,418  $   61,592
  Radio broadcasting........................................................      65,592       66,625      74,822
                                                                              -----------  ----------  ----------
                                                                                 205,168      197,043     136,414
                                                                              -----------  ----------  ----------
Costs and expenses:
  Operating expenses........................................................      71,730       60,682      37,416
  Selling, general and administrative.......................................      61,340       57,036      43,513
  Corporate, general and administrative expenses............................       3,996        4,796       4,303
  Depreciation and amortization.............................................      28,119       22,946      14,635
                                                                              -----------  ----------  ----------
                                                                                 165,185      145,460      99,867
                                                                              -----------  ----------  ----------
Operating income............................................................      39,983       51,583      36,547
Other income (expense):
  Interest expense, (contractual interest for 1993 was $69,806).............     (64,942)     (31,979)    (13,854)
  Minority interest.........................................................     (26,776)      --          --
  Investment income.........................................................         305        1,216       1,231
  Gain on sale of television stations.......................................      --           95,339      --
  Miscellaneous, net........................................................        (494)         447        (607)
                                                                              -----------  ----------  ----------
                                                                                 (91,907)      65,023     (13,230)
                                                                              -----------  ----------  ----------
Earnings (loss) before reorganization items and income taxes................     (51,924)     116,606      23,317
Reorganization items........................................................     (14,872)      --          --
                                                                              -----------  ----------  ----------
Earnings (loss) before income taxes and extraordinary items.................     (66,796)     116,606      23,317
Income taxes................................................................      --           53,500       9,000
                                                                              -----------  ----------  ----------
Earnings (loss) before extraordinary items..................................     (66,796)      63,106      14,317
Extraordinary items, net of tax.............................................     408,140       --          --
                                                                              -----------  ----------  ----------
Net earnings................................................................   $ 341,344   $   63,106  $   14,317
                                                                              -----------  ----------  ----------
                                                                              -----------  ----------  ----------
Share data:
  Primary and Fully Diluted:
    Net earnings............................................................           *   $     2.55  $      .68
    Average common shares...................................................           *       24,777      21,017

- ------------------------
  *Share amounts are not relevant due to the effects of the reorganization.

                       See notes to financial statements.

                       CITICASTERS INC. AND SUBSIDIARIES

                 STATEMENTS OF CHANGES IN SHAREHOLDERS' EQUITY
                                 (IN THOUSANDS)

                                                                                    YEAR ENDED DECEMBER 31,
                                                                              -----------------------------------
                                                                              PREDECESSOR
                                                                                 1993         1994        1995
Common stock, including additional paid-in capital:
  Beginning balance.........................................................   $ 270,891   $  138,588  $   87,831
  Common stock issued:
    Exercise of stock options...............................................      --           --             273
    Stock bonus awarded.....................................................         350          297      --
  Common stock repurchased and retired......................................      --          (51,054)     (5,168)
  Effect of restructuring...................................................    (132,653)      --          --
                                                                              -----------  ----------  ----------
  Balance at end of period                                                     $ 138,588   $   87,831  $   82,936
                                                                              -----------  ----------  ----------
                                                                              -----------  ----------  ----------
Retained earnings:
  Beginning balance.........................................................   $(609,920)  $   --      $   63,106
  Net earnings..............................................................     341,344       63,106      14,317
  Application of fresh-start accounting.....................................     268,576       --          --
  Cash dividends............................................................      --           --            (667)
                                                                              -----------  ----------  ----------
  Balance at end of period..................................................   $  --       $   63,106  $   76,756
                                                                              -----------  ----------  ----------
                                                                              -----------  ----------  ----------
Total Shareholders' Equity..................................................   $ 138,588   $  150,937  $  159,692
                                                                              -----------  ----------  ----------
                                                                              -----------  ----------  ----------

                       See notes to financial statements.

                       CITICASTERS INC. AND SUBSIDIARIES

                            STATEMENTS OF CASH FLOWS
                                 (IN THOUSANDS)

                                                                                     YEAR ENDED DECEMBER 31,
                                                                                ---------------------------------
                                                                                PREDECESSOR
                                                                                   1993        1994       1995
Operating Activities:
  Net earnings................................................................   $ 341,344   $  63,106  $  14,317
  Adjustments:
    Depreciation and amortization.............................................      28,119      22,946     14,635
    Non-cash interest expense.................................................       8,780         198        190
    Other non-cash adjustments (primarily non-cash dividends on the preferred
      stock of a former subsidiary)...........................................      26,941      --         --
    Reorganization items......................................................      14,872      --         --
    Realized gains on sales of assets.........................................      (1,871)    (51,218)    --
    Extraordinary gains on retirements and refinancing of long-term debt......    (408,140)     --         --
    Decrease (increase) in trade receivables..................................      (1,635)     16,443       (644)
    Decrease (increase) in broadcast program rights, net of fees payable......         201        (146)       916
    Increase (decrease) in accounts payable, accrued expenses and other
      liabilities.............................................................       9,514      (2,891)    (5,885)
    Increase (decrease) in deferred taxes.....................................      --          (6,559)       336
    Other.....................................................................         306      (4,389)      (634)
                                                                                -----------  ---------  ---------
                                                                                    18,431      37,490     23,231
                                                                                -----------  ---------  ---------
Investing Activities:
  Deposits on broadcast stations to be acquired...............................      --          --         (7,500)
  Purchases of:
    Broadcast stations........................................................      --         (16,000)   (50,598)
    Real estate, property and equipment.......................................      (5,967)     (7,569)   (11,857)
  Sales of:
    Broadcast stations........................................................       1,600     381,547     --
    Entertainment businesses:
      Cash proceeds received..................................................      --           5,000     --
      Cash expenses related to sale...........................................      (6,021)       (813)       (22)
    Investments and other subsidiaries........................................      --           2,841     --
  Other.......................................................................      (1,131)        204       (378)
                                                                                -----------  ---------  ---------
                                                                                   (11,519)    365,210    (70,355)
                                                                                -----------  ---------  ---------
Financing Activities:
  Retirements and refinancing of long-term debt...............................    (370,150)   (505,824)    (3,500)
  Additional long-term borrowings.............................................     355,339     195,350     13,500
  Financing costs.............................................................     (13,549)     --         --
  Common shares repurchased...................................................      --         (51,054)    (5,168)
  Cash dividends paid on common stock.........................................      --          --           (667)
  Proceeds from the sale of common stock......................................       1,161      --         --
  Other.......................................................................      --             297        273
                                                                                -----------  ---------  ---------
                                                                                   (27,199)   (361,231)     4,438
                                                                                -----------  ---------  ---------
Net Increase (Decrease) in Cash and Short-Term Investments....................     (20,287)     41,469    (42,686)
Cash and short-term investments at beginning of period........................      25,076       4,789     46,258
                                                                                -----------  ---------  ---------
Cash and short-term investments at end of period..............................   $   4,789   $  46,258  $   3,572
                                                                                -----------  ---------  ---------
                                                                                -----------  ---------  ---------

                       See notes to financial statements.

                       CITICASTERS INC. AND SUBSIDIARIES

  SUPPLEMENTARY SCHEDULE TO THE STATEMENT OF CASH FLOWS--REORGANIZATION ITEMS
                                 (IN THOUSANDS)

                                                                                                       YEAR ENDED
                                                                                                        DECEMBER
                                                                                                        31, 1993
                                                                                                       PREDECESSOR
Effects of Reorganization Activities:
  Cash Items:
    Operating activities:
      Professional fees and other expenses related to bankruptcy proceedings and consummation of the
        reorganization...............................................................................   $ (10,633)
                                                                                                       -----------
                                                                                                       -----------
    Financing activities:
      Long-term debt issued for cash.................................................................   $   6,339
      Common stock issued for cash...................................................................       1,161
                                                                                                       -----------
                                                                                                        $   7,500
                                                                                                       -----------
                                                                                                       -----------
  Non Cash Items:
    Increase in long-term debt (primarily reduction in original issue discount)......................   $  25,967
    Net adjustment of accounts to fair value.........................................................     (15,961)
    Decrease in liabilities subject to exchange......................................................     (40,423)

    Increase in accrued liabilities (professional fees and other expenses related to consummation of
      the reorganization)............................................................................       1,438
    Decrease in long-term debt through the issuance of common stock..................................    (221,541)
    Elimination of minority interest (preferred stock of subsidiary) through the issuance of common
      stock..........................................................................................    (274,932)
    Common stock issued in reorganization............................................................     134,762
                                                                                                       -----------
                                                                                                        $(390,690)
                                                                                                       -----------
                                                                                                       -----------

                       See notes to financial statements.

                       CITICASTERS INC. AND SUBSIDIARIES
                         NOTES TO FINANCIAL STATEMENTS

A. ACCOUNTING POLICIES

    ORGANIZATION. Citicasters is engaged in the ownership and operation of radio and television stations and derives substantially all of its revenue from the sale of advertising time. The amount of broadcast advertising time available for sale by Citicasters' stations is relatively fixed, and by its nature cannot be stockpiled for later sale. Therefore, the primary variables affecting revenue levels are the demand for advertising time, the viewing or listening audience of the station and the entry of new stations in the marketplace. The major variable costs of operation are programming (news, sports and entertainment), sales costs related to revenues and promotional costs. The success of the programming determines the audience levels and therefore affects revenue.

    BASIS OF PRESENTATION. The accompanying financial statements include the accounts of Citicasters Inc. and its subsidiaries. For purposes of the financial statements and notes hereto the term "Predecessor" refers to Great American Communications Company and its subsidiaries prior to emergence from chapter 11 bankruptcy. Significant intercompany balances and transactions have been eliminated.

    On December 28, 1993, the Predecessor completed its comprehensive financial restructuring through a prepackaged plan of reorganization under chapter 11 of the Bankruptcy Code (see Note B for a description of the reorganization). Pursuant to the reporting principles of AICPA Statement of Position No. 90-7 entitled "Financial Reporting by Entities in Reorganization under the Bankruptcy Code" ("SOP 90-7"), Predecessor adjusted its assets and liabilities to their estimated fair values upon consummation of the reorganization. The adjustments to reflect the consummation of the reorganization as of December 31, 1993, including, among other things, the gain on debt discharge and the adjustment to record assets and liabilities at their fair values, have been reflected in the accompanying financial statements. The Statements of Operations, Changes in Shareholders' Equity and Cash Flows for the year ended December 31, 1993 are presented on a historical cost basis without giving effect to the reorganization. Therefore, the Statements of Operations, Changes in Shareholders' Equity and Cash Flows for periods after December 31, 1993 are generally not comparable to prior periods and are separated by a line (see Note
B).

    All acquisitions have been treated as purchases. The accounts and results of operations of companies since their formation or acquisition are included in the consolidated financial statements.

    American Financial Group, Inc. and its Subsidiaries ("American Financial") owned 7,566,889 shares (37.8%) of Citicasters' outstanding Common Stock at March 1, 1996. At that date, American Financial's Chairman, Carl H. Lindner, owned an additional 3,428,166 shares (17.1%) of Citicasters' outstanding Common Stock.

    USE OF ESTIMATES. The preparation of the financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Changes in circumstances could cause actual results to differ materially from those estimates.

    BROADCAST PROGRAM RIGHTS. The rights to broadcast non-network programs on Citicasters' television stations are stated at cost, less accumulated amortization. These costs are charged to operations on a straight-line basis over the contract period or on a per-showing basis, whichever results in the greater aggregate amortization.

    PROPERTY AND EQUIPMENT. Property and equipment are based on cost and depreciation is calculated primarily using the straight-line method. Depreciable lives are: land improvements, 8-20 years; buildings and improvements, 8-40 years; operating and other equipment, 3-20 years; and leasehold improvements, over the life of the lease.

                       CITICASTERS INC. AND SUBSIDIARIES
                   NOTES TO FINANCIAL STATEMENTS--(CONTINUED)

    CONTRACTS, BROADCASTING LICENSES AND OTHER INTANGIBLES. Contracts, broadcasting licenses and other intangibles represent the excess of the value of the broadcast station over the values of their net tangible assets, and is attributable to FCC licenses, network affiliation agreements and other contractual or market related factors. Reorganization value in excess of amounts allocable to identifiable assets represents the excess of the estimated fair value of Citicasters at the time of the reorganization over the estimated fair value allocated to its net identifiable assets. Intangible assets are being amortized on a straight-line basis over an average of 34 years. On an ongoing basis, Citicasters reviews the carrying value of its intangible assets. If this review indicates that intangible assets will not be recoverable, as determined based on undiscounted cash flows of broadcast stations over the remaining amortization period, Citicasters' carrying value of intangible assets are reduced by the amount of the estimated shortfall of cash flows.

    INCOME TAXES. Citicasters files a consolidated Federal income tax return which includes all 80% or more owned subsidiaries. Deferred income tax assets and liabilities are determined based on differences between financial reporting and tax bases and are measured using enacted tax rates. Deferred tax assets are recognized if it is more likely than not that a benefit will be realized.

    EARNINGS PER SHARE. Primary and fully diluted earnings per share in 1994 and 1995 are based upon the weighted average number of common shares and gives effect to common equivalent shares (dilutive options) outstanding during the respective periods. As a result of the effects of the reorganization, per share data for the year ended December 31, 1993 has been rendered meaningless and, therefore, per share information for this period has been omitted from the accompanying financial statements.

    STOCK BASED COMPENSATION. The Company grants stock options for a fixed number of shares to employees with an exercise price equal to the fair value of the shares at the date of grant. The Company accounts for stock option grants in accordance with APB Opinion No. 25, Accounting for Stock Issued to Employees, and, accordingly, recognizes no compensation expense for the stock option grants.

    STATEMENT OF CASH FLOWS. For cash flow purposes, "investing activities" are defined as making and collecting loans and acquiring and disposing of debt or equity instruments and property and equipment. "Financing activities" include obtaining resources from owners and providing them with a return on their investments, borrowing money and repaying amounts borrowed. All other activities are considered "operating." Short-term investments for purposes of the financial statements are those which had a maturity of three months or less when acquired.

B.  REORGANIZATION

    On December 28, 1993, Citicasters completed its comprehensive financial restructuring that was designed to enhance its long-term viability by adjusting its capitalization to reflect current and projected operating performance levels. The Predecessor accomplished the reorganization of its debt and preferred stock obligations through "prepackaged" bankruptcy filings made under chapter 11 of the Bankruptcy Code by the Predecessor and two of its former non-operating subsidiaries. The Predecessor's primary operating subsidiary, Great American Television and Radio Company, Inc., was not a party to any such filings under the Bankruptcy Code.

    Acceptances for a prepackaged plan of reorganization were solicited in October and early November 1993. The plan of reorganization described below was overwhelmingly approved by the creditors and shareholders. The Predecessor filed its bankruptcy petition with the Bankruptcy Court on November 5, 1993. The plan was confirmed on December 7, 1993 and became effective on December 28, 1993. Under the terms of the plan the following occurred:

    - Predecessor effected a reverse stock split; issuing 2.25 shares of a new class of common stock for each 300 shares of common stock outstanding prior to the reorganization.

                       CITICASTERS INC. AND SUBSIDIARIES
                   NOTES TO FINANCIAL STATEMENTS--(CONTINUED)

    - Debt with a carrying value of $634.8 million was exchanged for 23,256,913 shares of common stock and $426.6 million in debt.

    - Preferred stock of a subsidiary was exchanged for 1,515,499 shares of common stock.

    - American Financial fulfilled a commitment to contribute $7.5 million in cash for which it received approximately $6.3 million principal amount of 14% Notes and 213,383 shares of common stock.

    - The net expense incurred as a result of the chapter 11 filings and subsequent reorganization has been segregated from ordinary operations in the Statement of Operations. Reorganization items for 1993 include the following (in thousands):

Financing costs............................................................  $  25,967
Adjustments to fair value..................................................    (15,961)
Professional fees and other expenses related to bankruptcy.................      4,914
Interest income............................................................        (48)
                                                                             ---------
                                                                             $  14,872
                                                                             ---------
                                                                             ---------

    Financing costs consist of the unamortized portion of original issue discount and deferred financing costs relating to debt subject to exchange as of the date the petition for bankruptcy was filed (November 5, 1993). Adjustments to fair value reflect the net change to state assets and liabilities at estimated fair value as of December 31, 1993. Interest income is attributable to the accumulation of cash and short-term investments after commencement of the chapter 11 cases.

    Pursuant to the fresh-start reporting provisions of SOP 90-7, the Predecessor's assets and liabilities were revalued and a new reporting entity was created with no retained earnings or accumulated deficit as of the effective date. The period from the effective date to December 31, 1993 was considered immaterial thus, December 31, 1993 was used as the effective date for recording the fresh-start adjustments. Predecessor's results of operations for the period from the effective date of the restructuring to December 31, 1993 have been reflected in the Statement of Operations for the year ended December 31, 1993.

    The reorganization values of the assets and liabilities were determined based upon several factors including: prices and multiples of broadcast cash flow (operating income before depreciation and amortization) paid in purchase and business combination transactions, projected operating results of the broadcast stations, market values of publicly traded broadcast companies, economic and industry information and the reorganized capital structure. The foregoing factors resulted in a range of reorganization values between $75 and $200 million. Based upon an analysis of all of this data, management determined that the reorganization value of the company would be $138.6 million.

    The gain on debt discharge is summarized as follows (in thousands):

Carrying value of debt securities subject to exchange, including accrued interest................................................................  $ 318,447
Carrying value of preferred stock of subsidiary, including accrued
  dividends...............................................................    309,608
Aggregate principal amount of 14% Senior Extendable Notes issued in
  exchanges, including accrued interest since June 30, 1993...............    (71,236)
Aggregate value of common stock issued in exchanges.......................   (134,762)
Expenses attributable to consummation of the reorganization...............     (7,573)
                                                                            ---------
Total gain on debt discharge (See Note J).................................  $ 414,484
                                                                            ---------
                                                                            ---------

                       CITICASTERS INC. AND SUBSIDIARIES
                   NOTES TO FINANCIAL STATEMENTS--(CONTINUED)

C.  ACQUISITIONS AND DISPOSITIONS

    During  June 1995,  Citicasters acquired its  second FM  station in Portland
(KKCW) for $30 million. During August 1995, Citicasters acquired a second FM radio station in Tampa (WTBT) for $5.5 million. The purchase price for WTBT-FM could increase to $8 million depending on the satisfaction of certain conditions. Citicasters began operating WTBT-FM during March 1995. In December 1995, the Company began operating WHOK-FM, WLLD-FM and WLOH-AM in Columbus under a local marketing agreement and acquired the stations in January 1996 for $24 million.

    During 1994, Citicasters sold one AM and three FM radio stations and acquired or commenced the operation of two FM radio stations. The following table sets forth certain information regarding these radio station transactions:

                                                                                         ACQUISITION
                                            DATE OPERATIONS           DATE OF            PRICE/ SALES
                                           COMMENCED/CEASED           CLOSING               PRICE
Acquisitions:
  Sacramento (KRXQ-FM)..................      January 1, 1994            May 27, 1994   $   16 million
  Cincinnati (WWNK-FM)..................       April 25, 1994          April 21, 1995   $   15 million
Dispositions:
  Detroit (WRIF-FM).....................     January 23, 1994      September 23, 1994   $ 11.5 million
  Milwaukee (WLZR-FM&AM)................       April 14, 1994          April 14, 1994   $    7 million
  Denver (KBPI-FM)......................       April 19, 1994          August 5, 1994   $    8 million

    In the aggregate, the purchases and sales of radio stations completed in 1994 and 1995 did not have a material effect on Citicasters' results. No gain or loss was recognized on the radio stations sold during 1994, because those stations were valued at their respective sales price under the fresh-start reporting provision of SOP 90-7.

    During September and October 1994, Citicasters sold four of its network affiliated television stations to entities affiliated with New World Communications Group Incorporated ("New World"). The stations sold included KSAZ in Phoenix, WDAF in Kansas City, WBRC in Birmingham and WGHP in Greensboro/ Highpoint. Citicasters received $355.5 million in cash and a warrant to purchase, for five years, 5,000,000 shares of New World Common Stock at $15 per share. The warrant was valued at $10 million and is included in the balance sheet caption "Deferred charges and other assets." Citicasters recorded a pretax gain of $95.3 million ($50.1 million after tax) on these sales. Proceeds from the sales were used to retire long-term debt and to repurchase shares of the Company's Common Stock. During 1995, the terms of the warrant were amended to modify the registration rights relating to the underlying shares. In consideration for such modification, the exercise price was increased from $15 to $16 per share.

    The following unaudited proforma financial information is based on the historical financial statements of Citicasters, adjusted to reflect the television station sales, retirement of long-term debt, the effects of the December 1993 reorganization and the February 1994 refinancing of subordinated debt (in thousands except per share data).

                                                                                        YEAR ENDED
                                                                                       DECEMBER 31,
                                                                                     1993        1994

Net revenues....................................................................  $  119,597  $  128,375
                                                                                  ----------  ----------
                                                                                  ----------  ----------
Operating income................................................................  $   20,142  $   30,624
                                                                                  ----------  ----------
                                                                                  ----------  ----------
Net earnings....................................................................  $    4,244  $   11,582
                                                                                  ----------  ----------
                                                                                  ----------  ----------
Net earnings per share..........................................................  $      .16  $      .47
                                                                                  ----------  ----------
                                                                                  ----------  ----------

                       CITICASTERS INC. AND SUBSIDIARIES
                   NOTES TO FINANCIAL STATEMENTS--(CONTINUED)

D. PROPERTY AND EQUIPMENT

    Property and equipment at December 31, consisted of the following (in thousands):

                                                                                      1994       1995

Land and land improvements.......................................................  $    5,305  $   5,883
Buildings and improvements.......................................................      10,710     15,458
Operating and other equipment....................................................      13,873     22,771
                                                                                   ----------  ---------
                                                                                       29,888     44,112
Accumulated depreciation.........................................................      (4,805)   (10,234)
                                                                                   ----------  ---------
                                                                                   $   25,083  $  33,878
                                                                                   ----------  ---------
                                                                                   ----------  ---------

    Pursuant to the fresh-start reporting principles of SOP 90-7, the carrying value of property and equipment was adjusted to estimated fair value as of the effective date of the reorganization, which included the restarting of accumulated depreciation. Depreciation expense relating to property and equipment was $11.6 million in 1993; $8.7 million in 1994; and $5.4 million in 1995.

E.  CONTRACTS, BROADCASTING LICENSES AND OTHER INTANGIBLES

    Contracts, broadcasting licenses and other intangibles at December 31, consisted of the following (in thousands):

                                                                                     1994        1995

Licenses, network affiliation agreements and other market related intangibles...  $  275,629  $  322,749
Reorganization value in excess of amounts allocable to identifiable assets......       7,998       7,998
                                                                                  ----------  ----------
                                                                                     283,627     330,747
Accumulated amortization........................................................      (8,932)    (17,956)
                                                                                  ----------  ----------
                                                                                  $  274,695  $  312,791
                                                                                  ----------  ----------
                                                                                  ----------  ----------

    Citicasters' carrying value of its broadcasting assets was adjusted to estimated fair value as of the effective date of the reorganization pursuant to the reporting principles of SOP 90-7. This adjustment included, among other things, the restarting of accumulated amortization related to intangibles.

    Amortization expense relating to contracts, broadcasting licenses and other intangibles was $16.5 million in 1993; $14.2 million in 1994; and $9.3 million in 1995.

F.  LONG-TERM DEBT

    Long-term debt at December 31, consisted of the following (in thousands):

                                                                                     1994        1995
Citicasters:
  9 3/4% Senior Subordinated Notes due February 2004, less unamortized discount of $2,709 and $2,519 (imputed interest rate 10.13%).........................  $  122,291  $  122,481
Subsidiaries:
  Bank credit facility..........................................................      --          10,000
                                                                                  ----------  ----------
    Total long-term debt........................................................  $  122,291  $  132,481
                                                                                  ----------  ----------
                                                                                  ----------  ----------

                       CITICASTERS INC. AND SUBSIDIARIES
                   NOTES TO FINANCIAL STATEMENTS--(CONTINUED)

    At December 31, 1995, the only sinking fund or other scheduled principal payments due during the next five years is $10 million, due in 1998.

    Cash interest payments were $45.1 million in 1993; $27.1 million in 1994; and $12.9 million in 1995.

    In February 1994, Citicasters refinanced its 14% Notes and the 13% Senior Subordinated Notes due 2001 through the issuance of $200 million principal amount of 9 3/4% Senior Subordinated Notes due 2004 ("9 3/4% Notes"). The 9 3/4% Notes were issued at a discount; the net proceeds were $195.4 million. No gain or loss was recognized on these transactions. A portion of the proceeds from the sale of the four television stations ($305 million) was used to retire long-term debt including $75 million principal amount of the 9 3/4% Notes.

    In October 1994, Citicasters entered into a bank credit agreement with a group of banks providing two revolving credit facilities: a $125 million facility to fund future acquisitions and a $25 million working capital facility. The acquisition facility is available through December 31, 2001. The maximum amount available under this facility will be reduced by $7.5 million per quarter beginning in the first quarter of 1998. The working capital facility is available through December 31, 1997. Citicasters is required to use excess cash flow to reduce amounts outstanding under the facilities if leverage ratios exceed certain levels.


    The interest rate under the facilities varies depending on Citicasters' leverage ratio. In the case of the base rate option, the rate ranges from the base rate to the base rate plus .75%. In the case of the eurodollar rate option, the rate ranges from 1% to 2% over the eurodollar rate. The weighted average interest rate on Citicasters outstanding bank debt as of December 31, 1995 was 6.84%. The bank credit facilities are secured by substantially all the assets of Citicasters. As of March 1, 1996, Citicasters had $26 million outstanding under the acquisition facility.


    Citicasters' 9 3/4% Notes require a prepayment of the 9 3/4% Notes in the event of certain changes in the control of Citicasters and further require the proceeds from certain asset sales to be used to partially redeem 9 3/4% Notes.

    At December 31, 1995 the market of the 9 3/4% Notes exceeded carrying value by approximately $1.5 million.

G. SHAREHOLDERS' EQUITY

    Citicasters is authorized to issue 500 million shares of Class A Common Stock, $.01 par value, 125 million shares of Class B Common Stock, $.01 par value and 9.5 million shares of Serial Preferred Stock, $.01 par value. The preferred stock may have such preferences and other rights and limitations as the Board of Directors may designate with respect to each series.

    During 1994 and 1995, Citicasters acquired 2,354,475 and 254,760 shares of its common stock from several unaffiliated institutions for $51.1 million and $5.2 million, respectively. Under the most restrictive provision of Citicasters' debt covenants, Citicasters may acquire an additional $8.7 million of its common stock.

    During 1995, Citicasters' Board of Directors twice declared three-for-two stock splits of its outstanding common stock. All share and per share data have been restated to reflect both stock splits.

    The Company's debt instruments contain certain covenants which limit the amount of dividends which Citicasters is able to pay on its common stock. Under the most restrictive provision of Citicasters' debt covenants, dividends are limited to a maximum of $2.5 million annually. Citicasters paid a dividend of $.03 per common share in 1995. Under the merger agreement with Jacor (see Note
M), Citicasters will not be permitted to pay dividends without the prior consent of Jacor.

                       CITICASTERS INC. AND SUBSIDIARIES
                   NOTES TO FINANCIAL STATEMENTS--(CONTINUED)

    Changes in the number of shares of common stock are shown in the following table:

Predecessor:
  Outstanding at January 1, 1993........................................  56,729,434
  Effect of reverse stock split in restructuring........................  (56,303,963)
  Issued in restructuring for exchanges of securities...................  24,772,412
  Issued for cash.......................................................     213,383
Citicasters:
  Stock bonuses awarded to employees....................................      52,425
                                                                          ----------
  Outstanding at December 31, 1993......................................  25,463,691
  Stock bonuses awarded to employees....................................      37,125
  Stock repurchased and retired.........................................  (5,297,569)
                                                                          ----------
  Outstanding at December 31, 1994......................................  20,203,247
  Exercise of stock option..............................................      29,812
  Stock repurchased and retired.........................................    (256,132)
                                                                          ----------
  Outstanding at December 31, 1995......................................  19,976,927
                                                                          ----------
                                                                          ----------

    Following the consummation of the reorganization, the Board of Directors established the 1993 Stock Option Plan. The Plan provides for granting both non-qualified and incentive stock options to key employees. There are 1,800,000 common shares reserved for issuance under the 1993 Plan. During 1994, the Board of Directors established the 1994 Directors Stock Option Plan. The Plan provides for the granting of options to non-employee directors of Citicasters. There are 450,000 common shares reserved for issuance under the 1994 Plan. Options under both plans become exercisable at the rate of 20% per year commencing one year after grant and expire at the earlier of 10 years from the date of grant, three months after termination of employment or retirement as a director, or one year after the death or disability of the holder.

    Stock option data for Citicasters' stock option plans are as follows:

                                                          1994                        1995
                                               --------------------------  ---------------------------
                                                            OPTION PRICE                OPTION PRICE
                                                 SHARES      PER SHARE       SHARES       PER SHARE

Outstanding, beginning of period.............   1,307,250  $         6.67   1,614,375  $   6.67-$10.33
Granted......................................     498,375  $  9.77-$10.33      57,500  $  18.00-$25.50
Exercised....................................      --            --           (29,812) $          6.67
Terminated...................................    (191,250) $         6.67      --            --
                                               ----------  --------------  ----------  ---------------
Outstanding, December 31.....................   1,614,375  $  6.67-$10.33   1,642,063  $   6.67-$25.50
                                               ----------  --------------  ----------  ---------------
                                               ----------  --------------  ----------  ---------------
Exercisable, December 31.....................     223,200  $         6.67     516,263  $   6.67-$10.33
                                               ----------  --------------  ----------  ---------------
                                               ----------  --------------  ----------  ---------------
Available for grant December 31..............     635,625                     607,937
                                               ----------                  ----------
                                               ----------                  ----------

                       CITICASTERS INC. AND SUBSIDIARIES
                   NOTES TO FINANCIAL STATEMENTS--(CONTINUED)

H. INCOME TAXES

    Deferred income taxes reflect the impact of temporary differences between the carrying amounts of assets and liabilities recognized for financial reporting purposes and the amounts recognized for income tax purposes. Significant components of Citicasters' deferred tax assets and liability as of December 31 are as follows (in thousands):

                                                                                      1994       1995
Deferred tax assets:
  Accrued expenses and other......................................................  $   8,190  $   8,409
Deferred tax liability:
Book over tax basis of depreciable assets.........................................     52,676     53,231
                                                                                    ---------  ---------
Net deferred tax liability........................................................  $  44,486  $  44,822
                                                                                    ---------  ---------
                                                                                    ---------  ---------

    The following is a reconciliation of Federal income taxes at the "statutory" rate of 35% in 1993, 1994 and 1995 and as shown in the Statement of Operations (in thousands):

                                                                    PREDECESSOR
                                                                       1993         1994        1995
Earnings (loss) from continuing operations before income taxes....   $ (66,796)  $  116,606  $   23,317
Extraordinary items...............................................     408,140       --          --
                                                                    -----------  ----------  ----------
Adjusted earnings before income taxes.............................   $ 341,344   $  116,606  $   23,317
                                                                    -----------  ----------  ----------
                                                                    -----------  ----------  ----------
Income taxes at the statutory rate................................   $ 119,470   $   40,812  $    8,161
Effect of:
  Book basis over tax basis of stations sold......................      --            8,472      --
  Goodwill........................................................        (630)         599          74
  Minority interest...............................................       9,372       --          --
  Certain reorganization items....................................    (127,606)      --          --
  State taxes net of Federal income tax benefit...................      --            3,575         650
  Other...........................................................        (606)          42         115
                                                                    -----------  ----------  ----------
  Income taxes as shown in the Statement of Operations............   $      --   $   53,500  $    9,000
                                                                    -----------  ----------  ----------
                                                                    -----------  ----------  ----------

      Income tax provision as applied to continuing operations consists of (in thousands):

                                                     PREDECESSOR
                                                        1993         1994       1995

Current taxes.....................................    $  --        $  42,800  $   7,300
Deferred taxes....................................       --            5,200        700
State taxes.......................................       --            5,500      1,000
                                                          -----    ---------  ---------
                                                      $  --        $  53,500  $   9,000
                                                          -----    ---------  ---------
                                                          -----    ---------  ---------

    Federal income taxes of $7 million and $8.4 million were paid in cash during 1994 and 1995, respectively.

I.  DISCONTINUED OPERATIONS

    During 1994, Citicasters received an additional $5 million related to the 1991 sale of its entertainment businesses. The after-tax proceeds were credited to reorganization intangibles. A final distribution is scheduled to occur in December 1996. It is not possible to quantify the amount of the distribution Citicasters will receive at that time.

J.  EXTRAORDINARY ITEMS

    Predecessor's extraordinary items in 1993 consisted of a loss of $6.3 million from the retirement of debt prior to the reorganization and a gain of $414.5 million on debt discharge in the reorganization.

                       CITICASTERS INC. AND SUBSIDIARIES
                   NOTES TO FINANCIAL STATEMENTS--(CONTINUED)

K.  PENDING LEGAL PROCEEDINGS

    Management,  after review and consultation  with counsel, considers that any liability from litigation pending against Citicasters and any of its subsidiaries would not materially affect the consolidated financial position or results of operations of Citicasters and its subsidiaries.

L.  ADDITIONAL INFORMATION

    Quarterly Operating Results (Unaudited)--The following are quarterly results of consolidated operations for 1994 and 1995 (in thousands except per share data).

                                                     1ST        2ND        3RD        4TH
                                                   QUARTER    QUARTER    QUARTER    QUARTER     TOTA1
1994
  Net revenues..................................  $  48,449  $  60,423  $  50,908  $  37,263  $  197,043
  Operating income..............................      7,193     18,321     13,386     12,683      51,583
  Net earnings (loss)...........................     (1,752)     5,161     44,851     14,846      63,106
  Net earnings (loss) per share.................  $    (.07) $     .20  $    1.75  $     .67  $     2.55
1995
  Net revenues..................................  $  29,045  $  36,886  $  34,126  $  36,357  $  136,414
  Operating income..............................      4,724     11,588      8,910     11,325      36,547
  Net earnings..................................      1,278      5,242      3,282      4,515      14,317
 *Net earnings per share........................  $     .06  $     .25  $     .15  $     .21  $      .68

- ------------------------
* The sum of the quarterly earnings per share does not equal the earnings per share computed on a year-to-date basis due to rounding.

    Citicasters' financial results are seasonal. Revenues are higher in the second and fourth quarter and lower in the first and third quarter; the first quarter is the lowest of the year.

    During the third and fourth quarters of 1994, Citicasters recorded net earnings of $41.7 million and $8.4 million, respectively, attributable to the sale of the four television stations.

    Included in selling, general and administrative expenses in 1993, 1994 and 1995 are charges of $6.6 million, $7.2 million and $5.8 million, respectively, for advertising and charges of $2.4 million, $2.2 million and $1.3 million, respectively, for repairs and maintenance.

M. SUBSEQUENT EVENT

    On February 12, 1996, Citicasters and Jacor Communications, Inc. entered into a merger agreement by which Jacor will acquire Citicasters. Under the agreement, for each share of Citicasters' stock, Jacor will pay cash of $29.50 plus a five-year warrant to purchase approximately .2 shares of Jacor common stock at $28 per share. If the closing occurs after September 1996 the exercise price of the warrant would be reduced to $26 per share and the per share cash price would increase at the rate of $.2215 per month. American Financial and certain of its affiliates have agreed to execute irrevocable consents in favor of the Jacor transaction on March 13, 1996. The closing of the transaction is conditioned on, among other things, receipt of FCC and other regulatory approvals. Upon consummation of the merger, holders of the 9 3/4% Notes have the right to put their notes to the Company at 101% of principal.

                       CITICASTERS INC. AND SUBSIDIARIES
                      CONDENSED BALANCE SHEET -- UNAUDITED
                             (DOLLARS IN THOUSANDS)



                                     ASSETS



                                                                                         DECEMBER 31,  MARCH 31,
                                                                                             1995         1996
                                                                                         ------------  ----------
Current assets:
    Cash and short-term investments....................................................   $    3,572   $    6,238
    Trade receivables, less allowance for doubtful accounts of $1,643 and $1,603.......       32,495       27,835
    Broadcast program rights...........................................................        5,162        4,596
    Prepaid and other current assets...................................................        3,059        2,687
                                                                                         ------------  ----------
        Total current assets...........................................................       44,288       41,356
    Broadcast program rights, less current portion.....................................        3,296        2,406
    Property and equipment, net........................................................       33,878       37,159
    Contracts, broadcasting licenses and other intangibles, less accumulated
      amortization of $17,956 and $20,489..............................................      312,791      331,258
    Deferred charges and other assets..................................................       22,093       14,549
                                                                                         ------------  ----------
                                                                                          $  416,346   $  426,728
                                                                                         ------------  ----------
                                                                                         ------------  ----------



                      LIABILITIES AND SHAREHOLDERS' EQUITY



Current liabilities:
    Accounts payable accrued expenses and other current liabilities...   $  17,061   $  12,983
    Broadcast program rights fees payable.............................       5,298       4,645
                                                                        -----------  ---------
        Total current liabilities.....................................      22,359      17,628
    Broadcast program rights fees payable, less current portion.......       2,829       2,212
    Long-term debt....................................................     132,481     148,532
    Deferred income taxes.............................................      44,822      44,822
    Other liabilities.................................................      54,163      54,200
                                                                        -----------  ---------
        Total liabilities.............................................     256,654     267,394
Shareholders' equity:
    Common Stock, $.01 par value, including additional paid-in capital; 500,000,000 shares authorized; 19,976,927 and
      20,007,552 shares outstanding...................................      82,936      83,148
    Retained earnings from January 1, 1994............................      76,756      76,186
                                                                        -----------  ---------
        Total shareholders' equity....................................     159,692     159,334
                                                                        -----------  ---------
                                                                         $ 416,346   $ 426,728
                                                                        -----------  ---------
                                                                        -----------  ---------



                       See notes to financial statements.

                       CITICASTERS INC. AND SUBSIDIARIES
                 CONDENSED STATEMENT OF OPERATIONS -- UNAUDITED
                    (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)



                                                                                               THREE MONTHS ENDED
                                                                                                   MARCH 31,
                                                                                              --------------------
                                                                                                1995       1996
                                                                                              ---------  ---------
Net Revenues:
    Television broadcasting.................................................................  $  14,086  $  13,677
    Radio broadcasting......................................................................     14,959     17,500
                                                                                              ---------  ---------
                                                                                                 29,045     31,177
                                                                                              ---------  ---------
Costs and expenses:
    Operating expenses......................................................................      9,144     10,034
    Selling, general and administrative.....................................................     10,735     11,694
    Corporate general and administrative....................................................      1,123      1,053
    Depreciation and amortization...........................................................      3,319      4,065
                                                                                              ---------  ---------
                                                                                                 24,321     26,846
                                                                                              ---------  ---------
Operating income............................................................................      4,724      4,331
Other income (expense):
    Interest expense........................................................................     (3,513)    (3,734)
    Investment income.......................................................................        680         55
    Miscellaneous, net......................................................................        187     (1,522)
                                                                                              ---------  ---------
                                                                                                 (2,646)    (5,201)
                                                                                              ---------  ---------
Earnings (loss) before income taxes.........................................................      2,078       (870)
Income tax (benefit)........................................................................        800       (300)
                                                                                              ---------  ---------
NET EARNINGS (LOSS).........................................................................  $   1,278  $    (570)
                                                                                              ---------  ---------
                                                                                              ---------  ---------
SHARE DATA:
    Primary and Fully Diluted:
      Net earnings (loss)...................................................................  $     .06  $    (.03)
    Average common shares...................................................................     20,819     21,119



                       See notes to financial statements.

                       CITICASTERS INC. AND SUBSIDIARIES
      CONDENSED STATEMENT OF CHANGES IN SHAREHOLDERS' EQUITY -- UNAUDITED
                                 (IN THOUSANDS)



                                                                                              THREE MONTHS ENDED
                                                                                                  MARCH 31,
                                                                                            ----------------------
                                                                                               1995        1996
                                                                                            ----------  ----------
Common Stock, including additional paid-in capital:
    Beginning balance.....................................................................  $   87,831  $   82,936
Common Stock issued:
    Exercise of stock options.............................................................         162         212
Common Stock repurchased and retired......................................................        (329)     --
                                                                                            ----------  ----------
Balance at end of period..................................................................  $   87,664  $   83,148
                                                                                            ----------  ----------
                                                                                            ----------  ----------
Retained earnings:
    Beginning balance.....................................................................      63,106      76,756
    Net earnings (loss)...................................................................       1,278        (570)
                                                                                            ----------  ----------
                                                                                            $   64,384  $   76,186
                                                                                            ----------  ----------
                                                                                            ----------  ----------
TOTAL SHAREHOLDERS' EQUITY................................................................  $  152,048  $  159,334
                                                                                            ----------  ----------
                                                                                            ----------  ----------



                       See notes to financial statements.

                       CITICASTERS INC. AND SUBSIDIARIES
                 CONDENSED STATEMENT OF CASH FLOWS -- UNAUDITED
                                 (IN THOUSANDS)



                                                                                              THREE MONTHS ENDED
                                                                                                   MARCH 31,
                                                                                             ---------------------
                                                                                               1995        1996
                                                                                             ---------  ----------
OPERATING ACTIVITIES:
    Net earnings (loss)....................................................................  $   1,278  $     (570)
    Adjustments:
      Depreciation and amortization........................................................      3,319       4,065
      Non-cash interest expense............................................................         46          51
      Decrease in trade receivables........................................................      6,308       4,660
      Decrease (increase) in broadcast program rights, net of fees payable.................         (7)        186
      Decrease in accounts payable, accrued expenses and other liabilities.................     (9,459)     (4,000)
      Other................................................................................        487         150
                                                                                             ---------  ----------
                                                                                                 1,972       4,542
                                                                                             ---------  ----------
INVESTING ACTIVITIES:
    Deposits on broadcast stations to be acquired..........................................     (4,900)     --
    Purchases of:
      Broadcast stations...................................................................     --         (16,500)
      Real estate, property and equipment..................................................     (2,591)     (1,820)
    Other..................................................................................         60         232
                                                                                             ---------  ----------
                                                                                                (7,431)    (18,088)
                                                                                             ---------  ----------
FINANCING ACTIVITIES:
    Additional long-term borrowings........................................................     --          16,000
    Common shares repurchased..............................................................       (328)     --
    Other..................................................................................        161         212
                                                                                             ---------  ----------
                                                                                                  (167)     16,212
                                                                                             ---------  ----------
NET INCREASE (DECREASE) IN CASH AND SHORT-TERM INVESTMENTS.................................     (5,626)      2,666
Cash and short-term investments at beginning of period.....................................     46,258       3,572
                                                                                             ---------  ----------
Cash and short-term investments at end of period...........................................  $  40,632  $    6,238
                                                                                             ---------  ----------
                                                                                             ---------  ----------



                       See notes to financial statements.

                       CITICASTERS INC. AND SUBSIDIARIES
                    NOTES TO CONDENSED FINANCIAL STATEMENTS
                                  (UNAUDITED)



A.  ACCOUNTING POLICIES


    ORGANIZATION Citicasters is engaged in the ownership and operation of radio and television stations and derives substantially all of its revenue from the sale of advertising time. The amount of broadcast advertising time available for sale by Citicasters' stations is relatively fixed, and by its nature cannot be stockpiled for later sale. Therefore, the primary variables affecting revenue levels are the demand for advertising time, the viewing or listening audience of the station and the entry of new stations in the marketplace. The major variable costs of operation are programming (news, sports and entertainment), sales costs related to revenues and promotional costs. The success of the programming determines the audience levels and therefore affects revenue.



    BASIS OF PRESENTATION The accompanying financial statements for Citicasters Inc. are unaudited, but Citicasters believes that all adjustments (consisting only of normal recurring accruals, unless otherwise disclosed herein) necessary for fair presentation have been made. The results of operations for interim periods are not necessarily indicative of results to be expected for the year. The financial statements have been prepared in accordance with the instructions to Form 10-Q and therefore do not include all information and footnotes necessary to be in conformity with generally accepted accounting principles. Significant intercompany balances and transactions have been eliminated. Certain reclassifications have been made to conform to the current year's presentation.



    All acquisitions have been treated as purchases. The accounts and results of operations of companies since their formation or acquisition are included in the consolidated financial statements.



    American Financial Group, Inc. and its Subsidiaries ("American Financial") owned 7,566,889 shares or 37.8% of Citicasters' outstanding Common Stock at April 15, 1996. At that date, American Financial's Chairman, Carl H. Lindner, owned an additional 3,341,936 shares or 16.7% of Citicasters' outstanding Common Stock.



    USE OF ESTIMATES The preparation of the financial statements requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Changes in circumstances could cause actual results to differ materially from those estimates.



    BROADCAST PROGRAM RIGHTS The rights to broadcast non-network programs on Citicasters' television stations are stated at cost, less accumulated amortization. These costs are charged to operations on a straight-line basis over the contract period or on a per showing basis, whichever results in the greater aggregate amortization.



    PROPERTY AND EQUIPMENT Property and equipment are based on cost and depreciation is calculated primarily using the straight-line method. Depreciable lives are: land improvements, 8-20 years; buildings and improvements, 8-20 years; operating and other equipment, 3-20 years; and leasehold improvements, over the life of the lease.



    CONTRACTS, BROADCASTING LICENSES AND OTHER INTANGIBLES Contracts, broadcasting licenses and other intangibles represent the excess of the value of the broadcast stations over the values of their net tangible assets, and is attributable to FCC licenses, network affiliation agreements and other contractual or market related factors. Reorganization value in excess of amounts allocable to identifiable assets represents the excess of the estimated fair value of the Company at the time of the reorganization over the estimated fair value allocated to its net identifiable assets. Intangible assets are being amortized on a straight-line basis over an average of 35 years. On an ongoing basis, Citicasters reviews the carrying value of its intangible assets. If this review indicates that intangible assets will not be recoverable, as determined based on undiscounted cash flows of the Company's broadcast stations over the remaining amortization period, Citicasters' carrying values of intangible assets are reduced by the amount of the estimated shortfall of cash flows.

                       CITICASTERS INC. AND SUBSIDIARIES
              NOTES TO CONDENSED FINANCIAL STATEMENTS (CONTINUED)
                                  (UNAUDITED)



A.  ACCOUNTING POLICIES (CONTINUED)


    DEBT DISCOUNT Debt discount is being amortized over the life of the related debt obligations by the interest method.



    INCOME TAXES Citicasters files a consolidated Federal income tax return which includes all 80% or more owned subsidiaries. Deferred income tax assets and liabilities are determined based on differences between financial reporting and tax bases and are measured using enacted tax rates. Deferred tax assets are recognized if it is more likely than not that a benefit will be realized



    EARNINGS PER SHARE Primary and fully diluted earnings per share are based upon the weighted average number of common shares and gives effect to common equivalent shares (dilutive options) outstanding during the respective periods. The effect of the options was to increase average shares outstanding by 1,116,000 shares for the three months ended March 31, 1996.



    STOCK BASED COMPENSATION The Company grants stock options for a fixed number of shares to employees with an exercise price equal to the fair value of the shares at the date of grant. The Company accounts for stock option grants in accordance with APB Opinion No. 25, ACCOUNTING FOR STOCK ISSUED TO EMPLOYEES, and, accordingly, recognizes no compensation expense for the stock option grants.



    STATEMENT OF CASH FLOWS For cash flow purposes, "investing activities" are defined as making and collecting loans and acquiring and disposing of debt or equity instruments and property and equipment. "Financing activities" include obtaining resources from owners and providing them with a return on their investments, borrowing money and repaying amounts borrowed. All other activities are considered "operating." Short-term investments for purposes of the Financial Statements are those which had a maturity of three months or less when acquired.



B.  ACQUISITIONS AND DISPOSITIONS


    On February 12, 1996, Citicasters and Jacor Communications, Inc. entered into a merger agreement, by which Jacor will acquire Citicasters. Under the agreement, for each share of Citicasters' stock Jacor will pay cash of $29.50 plus a five-year warrant to purchase approximately .2 shares of Jacor common stock at $28 per full share. If the closing occurs after September 1996, the exercise price of the warrant would be reduced to $26 per share and the per share cash price would increase at the rate of $.2215 per month. American Financial and certain of its affiliates executed irrevocable consents in favor of the Jacor transaction on March 13, 1996. The closing of the transaction is conditioned on, among other things, receipt of FCC and other regulatory approvals. Upon consummation of the merger, holders of the 9 3/4% Notes have the right to put their notes to the Company at 101% of principal.



    During January 1996, Citicasters acquired two additional FM radio stations (WHOK and WLLD) and an additional AM radio station (WLOH) in Columbus for $24 million. Citicasters borrowed from its acquisition facility to fund the purchases. In the aggregate, the purchases of radio stations completed during 1995 and 1996 did not have a material effect on the Company's results.



    During June 1995,  Citicasters acquired  its second FM  station in  Portland
(KKCW) for $30 million. During August 1995, Citicasters acquired a second FM radio station in Tampa (WTBT) for $5.5 million. The purchase price for WTBT-FM could increase to $8 million depending on the satisfaction of certain conditions. Citicasters began operating WTBT-FM during March 1995.

                       CITICASTERS INC. AND SUBSIDIARIES
              NOTES TO CONDENSED FINANCIAL STATEMENTS (CONTINUED)
                                  (UNAUDITED)



C.  LONG-TERM DEBT


    Long-term debt consisted of the following (in thousands):



                                                                               DECEMBER 31,  MARCH 31,
                                                                                   1995         1996
                                                                               ------------  ----------
Citicasters:
    9 3/4% Senior Subordinated Notes due February 2004, less unamortized
      discount of $2,519 and $2,468 (imputed interest rate 10.13%)...........   $  122,481   $  122,532
Subsidiaries:
    Bank credit facility.....................................................       10,000       26,000
                                                                               ------------  ----------
                                                                                $  132,481   $  148,532
                                                                               ------------  ----------
                                                                               ------------  ----------



    As of March 31, 1996, Citicasters had $99 million of bank credit available under a $125 million acquisition facility and all $25 million of bank credit available under a working capital facility.



D.  SHAREHOLDERS' EQUITY


    Citicasters is authorized to issue 500 million shares of Class A Common Stock, $.01 par value, 125 million shares of Class B Common Stock, $.01 par value and 9.5 million shares of Serial Preferred Stock, $.01 par value. The preferred stock may have such preferences and other rights and limitations as the Board of Directors may designate with respect to each series.

                       REPORT OF INDEPENDENT ACCOUNTANTS

To the Board of Directors and Stockholders of Noble Broadcast Group, Inc.

    In our opinion, the accompanying consolidated balance sheet and the related consolidated statements of operations, of changes in stockholders' deficit and of cash flows present fairly, in all material respects, the financial position of Noble Broadcast Group, Inc. and its subsidiaries at December 25, 1994 and December 31, 1995, and the results of their operations and their cash flows for each of the three years in the period ended December 31, 1995, in conformity with generally accepted accounting principles. These financial statements are the responsibility of the Company's management; our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits of these statements in accordance with generally accepted auditing standards which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for the opinion expressed above.

    As discussed in Note 2 to the consolidated financial statements, in February
1996  the  Company  entered  into  an   agreement  to  be  purchased  by   Jacor
Communications, Inc.

PRICE WATERHOUSE LLP

San Diego, California
March 21, 1996

                  NOBLE BROADCAST GROUP, INC. AND SUBSIDIARIES
                           CONSOLIDATED BALANCE SHEET

                                                                     DECEMBER     DECEMBER
                                                                        25,         31,
ASSETS                                                                 1994         1995
Current assets:
    Cash and cash equivalents.....................................................  $    2,134,000  $     447,000
    Accounts receivable, less allowance for doubtful accounts of $515,000 and
      $455,000....................................................................      12,401,000      9,094,000
    Prepaid expenses and other....................................................       2,084,000      2,290,000
                                                                                    --------------  -------------
        Total current assets......................................................      16,619,000     11,831,000
Property, plant and equipment, net................................................       7,623,000      9,333,000
Intangible assets, less accumulated amortization of $33,718,000 and $25,734,000...      89,849,000     50,730,000
Other assets......................................................................       1,932,000      5,333,000
                                                                                    --------------  -------------
                                                                                    $  116,023,000  $  77,227,000
                                                                                    --------------  -------------
                                                                                    --------------  -------------

LIABILITIES AND STOCKHOLDERS' DEFICIT

Current liabilities:
    Accounts payable..............................................................  $    3,537,000  $   2,867,000
    Accrued interest..............................................................       6,477,000      1,674,000
    Accrued payroll and related expenses..........................................       1,720,000      1,077,000
    Other accrued liabilities.....................................................       4,364,000      3,081,000
    Current portion of long-term debt.............................................     167,209,000      3,611,000
    Unamortized carrying value of subordinated debt...............................      19,445,000
                                                                                    --------------  -------------
        Total current liabilities.................................................     202,752,000     12,310,000
Long-term debt, less current portion..............................................         232,000     78,000,000
Deferred income taxes.............................................................                      8,568,000
Other long-term liabilities.......................................................         683,000        640,000
                                                                                    --------------  -------------
Total liabilities.................................................................     203,667,000     99,518,000
                                                                                    --------------  -------------
Mandatorily redeemable Class A-1 common stock, $.01 par value; 1,580,285 shares
 authorized; 249,931 shares issued and outstanding in 1994........................      35,066,000
                                                                                    --------------  -------------
Stockholders' deficit:
    Class A common stock, $.000001 par value; 1,569,514 shares authorized, 49,904
      shares issued and outstanding in 1995.......................................        --             --
    Class B common stock, $.01 par value and $.000001 par value in 1994 and 1995, respectively; 2,293,235 and 254,018 shares authorized in 1994 and 1995,
      respectively; 254,018 shares issued and outstanding.........................           3,000       --
    Paid-in capital...............................................................         662,000     44,231,000
    Accumulated deficit...........................................................    (123,375,000)   (66,522,000)
                                                                                    --------------  -------------
        Total stockholders' deficit...............................................    (122,710,000)   (22,291,000)
Commitments (Note 11)
                                                                                    --------------  -------------
                                                                                    $  116,023,000  $  77,227,000
                                                                                    --------------  -------------
                                                                                    --------------  -------------

   The accompanying notes are an integral part of the consolidated financial statements.

                  NOBLE BROADCAST GROUP, INC. AND SUBSIDIARIES
                      CONSOLIDATED STATEMENT OF OPERATIONS


                                                                                 FOR THE YEARS ENDED
                                                               -------------------------------------------------------
                                                                 DECEMBER 26,       DECEMBER 25,       DECEMBER 31,
                                                                     1993               1994               1995
Broadcast revenue............................................    $  53,860,000     $    56,154,000     $  47,061,000
Less agency commissions......................................       (6,351,000)         (6,552,000)       (5,159,000)
                                                               -----------------  -----------------  -----------------
    Net revenue..............................................       47,509,000          49,602,000        41,902,000
                                                               -----------------  -----------------  -----------------
Expenses:
    Broadcast operating expenses.............................       36,944,000          37,892,000        31,445,000
    Corporate general and administrative.....................        2,702,000           2,621,000         2,285,000
    Depreciation and amortization............................        6,916,000           6,311,000         4,107,000
    Write-down of intangibles and other assets...............                            7,804,000
                                                               -----------------  -----------------  -----------------
                                                                    46,562,000          54,628,000        37,837,000
                                                               -----------------  -----------------  -----------------
Income (loss) from operations................................          947,000          (5,026,000)        4,065,000
Interest expense.............................................       (7,602,000)        (10,976,000)       (9,913,000)
Net gain on sale of radio stations...........................        7,909,000                             2,619,000
                                                               -----------------  -----------------  -----------------
Income (loss) before provision for income taxes,
  extraordinary gain and cumulative effect of change in
  accounting principle.......................................        1,254,000         (16,002,000)       (3,229,000)
Provision for income taxes...................................         (378,000)            (36,000)          (63,000)
                                                               -----------------  -----------------  -----------------
Income (loss) before extraordinary gain and cumulative effect
  of change in accounting principle..........................          876,000         (16,038,000)       (3,292,000)
Extraordinary gain on forgiveness of debt, net of income
  taxes......................................................       12,222,000                            60,145,000
                                                               -----------------  -----------------  -----------------
Income (loss) before cumulative effect of change in
  accounting principle.......................................       13,098,000         (16,038,000)       56,853,000
Cumulative effect of change in accounting principle..........          354,000
                                                               -----------------  -----------------  -----------------
Net income (loss)............................................    $  13,452,000     $   (16,038,000)    $  56,853,000
                                                               -----------------  -----------------  -----------------
                                                               -----------------  -----------------  -----------------
Primary earnings (loss) per share:
    Before extraordinary item and cumulative effect of change
      in accounting principle................................    $        1.96    $         (31.82 ) $          (1.80 )
    Extraordinary item.......................................              9.35                                 47.23
    Cumulative effect of change in accounting principle......               .27
                                                               -----------------  -----------------  -----------------
        Total................................................  $          11.58   $         (31.82 ) $          45.43
                                                               -----------------  -----------------  -----------------
                                                               -----------------  -----------------  -----------------
Fully diluted earnings (loss) per share:
    Before extraordinary item and cumulative effect of change
      in accounting principle................................  $           1.96   $         (31.82 ) $          (1.83 )
    Extraordinary item.......................................              9.35                                 47.23
    Cumulative effect of change in accounting principle......               .27
                                                               -----------------  -----------------  -----------------
        Total................................................  $          11.58   $         (31.82 ) $          45.40
                                                               -----------------  -----------------  -----------------
                                                               -----------------  -----------------  -----------------
Common equivalent shares:
    Primary..................................................         1,307,541            503,949          1,273,569
    Fully diluted............................................         1,307,541            503,949          1,273,569


   The accompanying notes are an integral part of the consolidated financial statements.

                  NOBLE BROADCAST GROUP, INC. AND SUBSIDIARIES
           CONSOLIDATED STATEMENT OF CHANGES IN STOCKHOLDERS' DEFICIT

                                            CLASS A                  CLASS B
                                          COMMON STOCK             COMMON STOCK
                                    ------------------------  ----------------------   PAID-IN    ACCUMULATED
                                      SHARES       AMOUNT      SHARES      AMOUNT      CAPITAL      DEFICIT        TOTAL
Balance at December 27, 1992......                              254,018   $   3,000   $  662,000  $(120,789,000) $(120,124,000)
    Net income....................                                                                  13,452,000    13,452,000
                                    -----------       -----   ---------  -----------  ----------  ------------  ------------
Balance at December 26, 1993......                              254,018       3,000      662,000  (107,337,000) (106,672,000)
    Net loss......................                                                                 (16,038,000)  (16,038,000)
                                    -----------       -----   ---------  -----------  ----------  ------------  ------------
Balance at December 25, 1994......                              254,018       3,000      662,000  (123,375,000) (122,710,000)
    Cancellation of Class A-1
      Mandatorily Redeemable
      Common Stock................                                                    26,562,000                  26,562,000
    Exchange of Class A-1
      Mandatorily Redeemable
      Common Stock................      49,904       --                                8,504,000                   8,504,000
    Change in par value of Class B
      Common Stock from $.01 per
      share to $.000001 per
      share.......................                                           (3,000)       3,000
    Issuance of warrant to
      purchase common stock.......                                                     8,500,000                   8,500,000
    Net income....................                                                                  56,853,000    56,853,000
                                    -----------       -----   ---------  -----------  ----------  ------------  ------------
Balance at December 31, 1995......      49,904    $  --         254,018   $  --       $44,231,000 $(66,522,000) $(22,291,000)
                                    -----------       -----   ---------  -----------  ----------  ------------  ------------
                                    -----------       -----   ---------  -----------  ----------  ------------  ------------

   The accompanying notes are an integral part of the consolidated financial statements.

                  NOBLE BROADCAST GROUP, INC. AND SUBSIDIARIES
                      CONSOLIDATED STATEMENT OF CASH FLOWS


                                                                                FOR THE YEARS ENDED
                                                                  -----------------------------------------------
                                                                   DECEMBER 26,    DECEMBER 25,    DECEMBER 31,
                                                                       1993            1994            1995
Cash flows from operating activities:
    Net income (loss)...........................................  $   13,452,000  $  (16,038,000) $    56,853,000
    Adjustments to reconcile net income to net cash provided by
      (used in) operating activities:
        Cumulative effect of change in accounting principle.....        (354,000)
        Interest expense added to long-term debt................       2,309,000       2,465,000        3,631,000
        Depreciation and amortization...........................       6,916,000       6,311,000        4,107,000
        Amortization of debt issuance costs and unamortized
          carrying value of subordinated debt...................      (1,002,000)     (1,312,000)         392,000
        Net (revenue) expense on barter transactions............          81,000        (288,000)        (210,000)
        (Gain) loss on disposition of assets....................      (7,930,000)        138,000       (2,287,000)
        Extraordinary gain on forgiveness of debt...............     (12,222,000)                     (60,145,000)
        Write-down of intangibles and other assets..............                       9,297,000
        Changes in assets and liabilities, net of effects of
          acquisitions:
            Accounts receivable.................................      (1,318,000)     (2,367,000)       3,698,000
            Prepaid expenses and other..........................         233,000         (14,000)           4,000
            Other assets........................................        (610,000)        732,000         (224,000)
            Accounts payable....................................         679,000       1,360,000         (670,000)
            Accrued interest....................................        (223,000)      2,070,000       (1,674,000)
            Other accrued liabilities...........................        (888,000)        924,000       (1,926,000)
            Other long-term liabilities.........................       2,577,000        (107,000)         (43,000)
                                                                  --------------  --------------  ---------------
            Net cash provided by (used in) operating
              activities........................................       1,700,000       3,171,000        1,506,000
                                                                  --------------  --------------  ---------------
Cash flows from investing activities:
    Proceeds from disposition of assets.........................      35,002,000           6,000       47,650,000
    Acquisition of property, plant and equipment................      (3,009,000)     (1,124,000)      (2,851,000)
    Acquisition of radio stations...............................                                       (6,834,000)
                                                                  --------------  --------------  ---------------
            Net cash flows provided by (used in) investing
              activities........................................      31,993,000      (1,118,000)      37,965,000
                                                                  --------------  --------------  ---------------
Cash flows from financing activities:
    Payments on long-term debt..................................     (34,036,000)     (2,534,000)    (126,450,000)
    Borrowings..................................................                                       90,500,000
    Payments related to financing costs.........................                                       (5,208,000)
                                                                  --------------  --------------  ---------------
            Net cash used in financing activities...............     (34,036,000)     (2,534,000)     (41,158,000)
                                                                  --------------  --------------  ---------------
Net decrease in cash and cash equivalents.......................        (343,000)       (481,000)      (1,687,000)
Cash and cash equivalents at beginning of period................       2,958,000       2,615,000        2,134,000
                                                                  --------------  --------------  ---------------
Cash and cash equivalents at end of period......................  $    2,615,000  $    2,134,000  $       447,000
                                                                  --------------  --------------  ---------------
                                                                  --------------  --------------  ---------------


   The accompanying notes are an integral part of the consolidated financial statements.

                  NOBLE BROADCAST GROUP, INC. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 1--THE COMPANY

    Noble Broadcast Group, Inc. (the Company), a privately held Delaware corporation, owned and operated the following radio stations during 1995:
WSSH-AM serving Boston, Massachusetts; KBEQ-FM and AM, serving Kansas City, Missouri; KMJQ-FM and KYOK-AM serving Houston, Texas; KBCO-FM and AM and KHIH-FM and KHOW-AM, serving Denver, Colorado; KMJM-FM, KNJZ-FM and KATZ-AM, serving St. Louis, Missouri; WVKS-FM, WRVF-FM and WSPD-AM, serving Toledo, Ohio. Four of these stations were sold and two stations were purchased during 1995 (Note 8). In addition, the Company also provided programming for and had exclusive rights to sell advertising time on two radio stations located in Baja California, Mexico, XETRA-FM and XETRA-AM, which primarily serve the metropolitan San Diego area broadcasting as XTRA-FM and AM.

NOTE 2--SUBSEQUENT EVENT-SALE OF THE COMPANY

    In February 1996, the Company entered into a Stock Purchase and Stock and Warrant Redemption Agreement (the Agreement) whereby Jacor Communications, Inc. (Jacor) agreed to purchase both the Company's outstanding Class B common stock and a newly-issued warrant allowing Jacor to purchase the Company's Class A common stock. This transaction is subject to Federal Communications Commission approval and certain other conditions. Simultaneously, the Company entered into an Asset Purchase Agreement and sold the assets of certain subsidiaries of the Company to a wholly-owned subsidiary of Jacor and assigned to this subsidiary its rights and obligations under certain contracts including the Exclusive Sales Agency Agreement (Note 10). The aggregate value of the above transactions, when fully consummated, is $152,000,000 plus certain closing costs. At that time, Jacor will own 100% of the equity interests in the Company. The Company also entered into time brokerage agreements with Jacor for the stations in St. Louis and Toledo. The Company received approximately $99,000,000 in February 1996 in conjunction with the transactions.

    In connection with this transaction, the Company entered into a Credit Agreement with another wholly-owned subsidiary of Jacor providing for a $40,000,000 Term Loan Facility, which was borrowed in full in February 1996, and a $1,000,000 Revolving Loan Facility. The loans bear interest at the Prime rate, payable quarterly. Both facilities are to be repaid on February 1, 2002 or upon occurrence of certain ownership changes, whichever occurs earlier.

    The Company used the total proceeds received in February 1996 to repay the outstanding indebtedness under the Senior Secured Term Loan, the Senior Revolving Credit Facility and the Subordinated Notes, to redeem and retire the warrant held by the subordinated debtholder, and to redeem and retire all of the Company's Class A shares outstanding (Notes 5 and 6). In the event that the transaction cannot be consummated, none of the proceeds previously paid to the Class A stockholders or the warrant holders shall be returned. If the transaction is terminated by the buyer, the Class B stockholders shall be entitled to the balance of the amounts due under the Agreement; if terminated by the Company, the buyer shall be entitled only to the amounts previously paid to the Class B stockholders as well as certain other amounts.

NOTE 3--SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

  PRINCIPLES OF CONSOLIDATION

    The  consolidated financial statements  include the accounts  of the Company
and  its  wholly-owned  subsidiaries.  Significant  intercompany  balances   and
transactions have been eliminated.

  FINANCIAL STATEMENT PREPARATION

    The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates.

                  NOBLE BROADCAST GROUP, INC. AND SUBSIDIARIES
            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS--(CONTINUED)

  FISCAL YEAR

    The Company's fiscal year ends on the last Sunday of December to coincide with the standard broadcast year.

  REVENUES

    Revenues for commercial broadcasting advertisements are recognized when the commercial is broadcast.

  CASH AND CASH EQUIVALENTS

    Cash equivalents are highly liquid investments (money market funds) with original maturities of three months or less. Included in cash and cash equivalents at December 25, 1994 is $1,600,000 of restricted cash. Restricted cash of $1,500,000 was released to the Company on December 31, 1994 in conjunction with its sale of KMJQ-FM and KYOK-AM (Note 8). The remaining $100,000 of restricted cash was released to the Company in January 1995 in conjunction with the sale of WSSH-AM (Note 8).

  BARTER TRANSACTIONS

    Revenue from barter transactions (advertising provided in exchange for goods and services) is recognized as income when advertisements are broadcast, and merchandise or services received are charged to expense when received or used. If merchandise or services are received prior to the broadcast of the
advertising,  a  liability  (deferred  barter  revenue)  is  recorded.  If   the
advertising is broadcast before the receipt of the goods or services, a receivable is recorded.

  CONCENTRATIONS OF CREDIT RISK

    Financial instruments which potentially subject the Company to concentrations of credit risk consist principally of cash investments and accounts receivable. The Company places its cash and temporary cash investments in money market funds with high quality institutions. Concentrations of credit risk with respect to accounts receivable are limited due to the large number of customers comprising the Company's customer base and their dispersion across many different geographic areas of the United States.

  EARNINGS (LOSS) PER COMMON SHARE

    Primary earnings (loss) per common share are calculated on the basis of the weighted average number of common shares outstanding plus (in periods in which they have a dilutive effect) the effect of common equivalent shares arising from Senior Subordinated Convertible Notes, using the if-converted method, and the effect of warrants to purchase common stock using the treasury stock method. The calculation of fully diluted earnings per common share also includes the effect of the assumed conversion of Senior Subordinated Convertible Notes and exercise of warrants to purchase common stock in periods in which such conversion would cause dilution.

  PROPERTY, PLANT AND EQUIPMENT

    Purchases of property, plant and equipment, including additions and improvements and expenditures for repairs and maintenance that significantly add to productivity or extend the economic lives of the assets, are capitalized at cost and depreciated on the straight-line basis over their estimated useful lives as follows:

Technical and office equipment..................................   5-8 years
                                                                       10-30
Buildings and building improvements.............................       years
Furniture and fixtures..........................................    10 years
Leasehold improvements..........................................    10 years
Land improvements...............................................     8 years
Automobiles.....................................................     3 years

                  NOBLE BROADCAST GROUP, INC. AND SUBSIDIARIES
            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS--(CONTINUED)

    Maintenance and repairs are expensed as incurred.

  INTANGIBLE ASSETS

    Intangible assets represents the aggregate excess purchase cost over the fair market value of radio station net assets acquired. Intangible assets are stated at the lower of cost or net realizable value and are being amortized using the straight-line method over periods not exceeding 40 years. The Company evaluates the realizability of intangible assets by comparing the asset carrying amount to future anticipated undiscounted cash flows.

    In 1994, the Company determined that intangibles related to its Houston stations were impaired and, accordingly, it recorded a $7,450,000 loss (Note 8). Additionally, in 1994, the Company determined that $354,000 in other assets would not be realized, and recorded a loss.

  DEBT ISSUANCE COSTS

    Debt issuance costs incurred in connection with executing long-term debt agreements are amortized over the term of associated debt to interest expense.

  FINANCIAL INSTRUMENTS

    Interest rate swaps are entered into as a hedge against interest exposure of variable rate debt. The differences to be paid or received on the swaps are included in interest expense. Gains and losses are recognized when the swaps are settled. The interest rate swaps are subject to market risk as interest rates fluctuate.

  FAIR VALUE OF FINANCIAL INSTRUMENTS

    Financial Accounting Standards Board Statement No. 107, "Disclosures about Fair Value of Financial Instruments," (FAS 107) requires disclosure of fair value information about financial instruments, whether or not recognized in the balance sheet, for which it is practicable to estimate that value. Fair values are based on estimates using present value or other valuation techniques. Those techniques are significantly affected by the assumptions used. The carrying amount of all financial instruments on the consolidated balance sheet are considered reasonable estimates of fair value, with the exception of long-term debt as of December 25, 1994, of which $50,301,000 was forgiven in August 1995 (Note 5) and the interest rate swap agreement (Note 5).

NOTE 4--COMPOSITION OF CERTAIN FINANCIAL STATEMENT CAPTIONS

                                                                                     DECEMBER 25,    DECEMBER 31,
                                                                                         1994            1995
Property, plant and equipment
    Technical and office equipment.................................................  $  12,295,000  $   10,196,000
    Land and land improvements.....................................................        978,000       1,067,000
    Buildings and building improvements............................................      2,880,000       2,517,000
    Furniture and fixtures.........................................................      1,531,000       1,244,000
    Leasehold improvements.........................................................      1,640,000       1,057,000
    Automobiles....................................................................        327,000         314,000
                                                                                     -------------  --------------
                                                                                        19,651,000      16,395,000
    Less accumulated depreciation and amortization.................................    (12,028,000)     (7,062,000)
                                                                                     -------------  --------------
                                                                                     $   7,623,000  $    9,333,000
                                                                                     -------------  --------------
                                                                                     -------------  --------------

Other non-current assets
    Debt issuance costs............................................................  $     646,000  $    4,267,000
    Other..........................................................................      1,286,000       1,066,000
                                                                                     -------------  --------------
                                                                                     $   1,932,000  $    5,333,000
                                                                                     -------------  --------------
                                                                                     -------------  --------------

                  NOBLE BROADCAST GROUP, INC. AND SUBSIDIARIES
            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS--(CONTINUED)

Statement of Cash Flows Information
    Schedule of certain non-cash financing activities:

                                                                                     FOR THE YEARS ENDED
                                                                        ----------------------------------------------
                                                                        DECEMBER 26,   DECEMBER 25,     DECEMBER 31,
                                                                            1993           1994             1995
                                                                        ------------  ---------------  ---------------
        Acquisition of assets in exchange for debt....................   $  463,000      $      --        $      --
                                                                        ------------         -----            -----
                                                                        ------------         -----            -----

NOTE 5--LONG-TERM DEBT

    Long-term debt is comprised of:

                                                                DECEMBER 25,    DECEMBER 31,
                                                                    1994            1995
Senior Secured Term Loan.....................................                   $  45,000,000
Senior Revolving Credit Facility.............................                       7,050,000
Subordinated Notes...........................................                      29,325,000
Tranche A Notes..............................................  $    87,364,000
Tranche B Notes..............................................       11,587,000
Series A Senior Subordinated Notes...........................       29,617,000
Series B Senior Subordinated Convertible Notes...............       37,000,000
Other........................................................        1,873,000        236,000
                                                               ---------------  -------------
                                                                   167,441,000     81,611,000
Less current portion.........................................     (167,209,000)    (3,611,000)
                                                               ---------------  -------------
                                                               $       232,000  $  78,000,000
                                                               ---------------  -------------
                                                               ---------------  -------------

    Interest  paid during 1993, 1994  and 1995 aggregated $4,354,000, $6,152,000 and $3,673,000, respectively.

    TRANCHE A NOTES AND TRANCHE B NOTES--The Tranche A and Tranche B Notes, which were outstanding as of December 25, 1994, were extinguished in conjunction with the Company's August 1995 debt restructuring (see Debt Restructuring below). The Tranche A Notes bore interest at the 30-day LIBOR rate plus an applicable margin. The Tranche B Notes bore interest at 4 percent. The senior debt agreement provided for principal prepayments at the option of the Company and called for mandatory principal prepayments from the net proceeds of sales of certain radio station properties or from 50 percent of the net proceeds of sales by the Company of any stock or warrants issued by the Company or from the exercise of any such warrants or from excess operating cash, as defined.

    During 1993, the Company sold certain radio station properties and other assets (Note 8) and utilized resultant net proceeds of $32,960,000 to repay Tranche A Notes of $18,498,000 and Tranche B Notes of $14,462,000. Pursuant to agreements with the senior debtholders, $12,222,000 of the Tranche A Notes was forgiven, resulting in an extraordinary gain during the year ended December 26, 1993.

    The Company's agreement with the Senior debtholders contained, among other things, certain covenants as to the maintenance of certain financial ratios and cash flows, as well as restrictions on additional indebtedness, property sales and liens, mergers and acquisitions, contingent liabilities, certain lease transactions, investments, transactions with affiliates, corporate overhead, capital expenditures, prepaid expenditures, and employment and certain other contracts.

    Based on agreements between the Company and the holders of the Tranche A Notes and Tranche B Notes, the outstanding debt was to be repaid as of August 18, 1995 and the Company classified the debt as current as of December 25, 1994.

                  NOBLE BROADCAST GROUP, INC. AND SUBSIDIARIES
            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS--(CONTINUED)

    SENIOR SUBORDINATED NOTES AND SENIOR SUBORDINATED CONVERTIBLE NOTES--The Series A Senior Subordinated Notes (Subordinated Notes) and Series B Senior Subordinated Convertible Notes (Convertible Notes), which were outstanding as of December 25, 1994, were extinguished in conjunction with the Company's 1995 debt restructuring (see Debt Restructuring below).

    In fiscal year 1991 the Company restructured its debt with the subordinated debtholders by modifying certain terms. The $24,423,000 excess of the carrying amount of the old subordinated debt instruments over the principal amount of the Subordinated and Convertible Notes was recorded as unamortized carrying value of subordinated debt in 1991 and was being amortized against future interest expense over the term of the restructured Subordinated and Convertible Notes. The Subordinated Notes bore interest at an annual rate of 9%; interest was added to principal semiannually. During 1993, 1994 and 1995, approximately $2,309,000, $2,465,000 and $3,631,000 of interest was added to the principal, respectively.

    The Convertible Notes bore interest at the non-compounding annual rate of 5 percent and such interest was due and payable at such time as the principal became payable. The Convertible Notes were convertible as to both principal and accrued interest into 803,592 shares of Mandatorily Redeemable Class A-1 common stock at the option of the holders after April 30, 1994.

    The Subordinated Notes and Convertible Notes were subordinated to the Tranche A and B Notes and contained, among other things, covenants as to the maintenance of certain financial ratios and cash flows, and certain restrictions as to additional indebtedness, amounts and types of payments and investments, dividends, liens and encumbrances, sale and leaseback transactions, equity interests of subsidiaries, sales of assets, mergers, corporate overhead, capital expenditures, prepayment of expenses, and employment contracts.

    Based on agreements between the Company and the holders of Subordinated Notes and Convertible Notes, the outstanding debt was to be repaid as of August 18, 1995 and the Company classified the debt and associated unamortized carrying value of subordinated debt as current as of December 25, 1994.

    DEBT RESTRUCTURING--In August 1995, the Company completed a restructuring of its debt, resulting in the extinguishment of $175,301,000 of Tranche A Notes, Tranche B Notes, Subordinated Notes and Convertible Notes plus accrued interest for an aggregate amount of $125,000,000 in cash. Additionally, the Company repurchased or exchanged the shares of Class A-1 common stock held by the holders of these debt instruments. The Company sold its Houston, Boston and Kansas City stations in 1995 and utilized the resultant net proceeds of $47,650,000, along with $1,500,000 restricted cash released to the Company (Note
3), to repay outstanding debt prior to the completion of the restructuring (Note
8), entered into a new senior $60,000,000 Credit Agreement and obtained new subordinated debt for $37,000,000. The former debtholders forgave $50,301,000 of principal and accrued interest which has been recognized as an extraordinary gain in 1995. Also included in the extraordinary gain for 1995 is $18,412,000, representing the remaining unamortized carrying value of subordinated debt as of the date of the related debt extinguishment.

    SENIOR SECURED TERM LOAN AND SENIOR REVOLVING CREDIT FACILITY--In August 1995, the Company and its wholly-owned subsidiaries entered into a $60,000,000 Credit Agreement with a consortium of banks, consisting of a $45,000,000 Senior Secured Term Loan (the Term Loan) and a $15,000,000 Senior Revolving Credit Facility (the Revolver). The Company borrowed all of the $45,000,000 Term Loan and $7,500,000 of the Revolver and paid transaction costs of approximately $4,700,000. Under the Term Loan and the Revolver, principal payments were due in varying amounts through 2001. As discussed in Note 2, the outstanding debt under the Credit Agreement was paid in full and cancelled in February 1996.

                  NOBLE BROADCAST GROUP, INC. AND SUBSIDIARIES
            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS--(CONTINUED)

    Borrowings under the Credit Agreement bore interest, at the option of the Company, at either the London Interbank Offered Rate (LIBOR) plus an applicable margin of up to 2.625%, or at a base rate (defined as the higher of the Federal Funds Rate plus .5% or the bank's Prime rate) plus an applicable margin of up to 1.375% per annum. The Term Loan and the Revolver were secured by substantially all of the Company's assets, including the common stock and tangible and intangible assets and major lease rights of the Company's operating subsidiaries.

    In conjunction with entering into the Credit Agreement, the Company issued a warrant to purchase 10% of the common stock of the Company's primary operating subsidiary, exercisable only in the event of certain specified occurrences through June 30, 1996, for an exercise price of $1.00. The Company determined that the value of the warrant was de minimus because of the nature of the specified events required for warrant exercise. As discussed in Note 2, the warrant was cancelled in February 1996.

    INTEREST RATE SWAP AGREEMENT--In accordance with the terms of the Credit Agreement, the Company entered into a three year interest rate swap agreement in September 1995 on a notional principal amount of $30,000,000. Under the interest rate swap agreement, on a quarterly basis the Company pays the counterparty interest at a fixed rate of 5.87%, and the counterparty pays the Company interest at a variable rate based on the LIBOR.

    As of December 31, 1995, the interest rate swap agreement had a nominal carrying value and a ($425,000) fair value. The fair value was estimated by obtaining a quotation from the counterparty. In February 1996, the Company terminated the interest rate swap agreement in conjunction with its debt extinguishment, and realized a loss of $686,000 upon termination.

    SUBORDINATED NOTES--In August 1995, the Company entered into an Investment Agreement with a new subordinated debtholder, consisting of $37,000,000 in subordinated notes. The subordinated notes bore interest at a rate of 8.108% per annum compounded quarterly, of which 50% was to be paid annually with the remainder being added to principal. The notes were due in August 2002. As discussed in Note 2, the debt was paid in full and cancelled in February 1996.

    Under the Investment Agreement, the Company issued a warrant for 75% of the Company's Class A common stock, exercisable through August 2005, with an exercise price of $1.00. Management has determined that the fair value of the warrant on the date of issuance was approximately $8,500,000, which has been recorded as a discount on the related debt and was being amortized to interest expense over the term of the debt. As discussed in Note 2, the Company repurchased the warrant in February 1996.

    COVENANTS--The Credit Agreement and the Investment Agreement required the Company to comply with certain financial and operating covenants, including, among others, limitations on: capital expenditures, acquisitions and additional indebtedness, engaging in a business other than radio broadcasting, paying cash dividends, corporate overhead levels, the use of borrowings, and requirements to maintain certain financial ratios.

NOTE 6--COMMON STOCK

    In conjunction with the August 1995 refinancing, the Company entered into an agreement with its former debtholders providing for the repurchase or exchange of all of their Class A-1 shares of common stock. Under the agreement, 189,321 Class A-1 shares were repurchased by the Company for a de minimus amount and the remaining 60,610 shares were exchanged for 49,904 shares of Class A common stock. There were 249,931 shares of Mandatorily Redeemable Class A-1 common stock outstanding in 1993 and 1994.

    The Company's authorized capital stock subsequent to the August 1995 restructuring consists of 1,569,514 shares of Class A common stock, $.000001 par value, of which 49,904 shares are issued and outstanding, and

                  NOBLE BROADCAST GROUP, INC. AND SUBSIDIARIES
            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS--(CONTINUED)

254,018 shares of Class B voting common stock, $.000001 par value, all of which are issued and outstanding. Prior to August 1995, the Class B common stock had a par value of $.01. Class B common stock is voting common stock, while Class A common stock has no right to vote with respect to the election of directors, or other corporate actions other than certain major events set forth in the Company's Restated Certificate of Incorporation. The holders of Class B common stock, voting as a class, are entitled to elect six members of the Board of Directors. Class B common stock may convert their shares into stock that is registered pursuant to certain firm commitment underwritten public offerings, as defined.

    Shares of Class A common stock are convertible into an equal number of shares of Class B common stock subsequent to a public offering, as described in the Restated Certificate of Incorporation, upon certain events as defined in the Company's agreements with the subordinated debtholders, or as of August 18, 2000. In addition, holders of both Class A and Class B common stock may convert their shares into stock that is registered pursuant to a public offering. Holders of Class A common stock are entitled to participate on a pro rata basis with the holders of Class B common stock with respect to dividends, when and as declared by the Board of Directors, provided there are funds legally available for such purpose, and with respect to any redemption or repurchase by the Company of any Class B common stock.

    The Mandatorily Redeemable Class A-1 common stock contained a liquidation preference over Class B common stock in an amount equal to a prescribed formula value solely in the event of a liquidation resulting from bankruptcy, insolvency or other similar proceeding. Such liquidation preference was zero at December 25, 1994. The Mandatorily Redeemable Class A-1 common stock was not entitled to vote except for the right, voting as a separate class, to elect one member of the Company's Board of Directors and except that certain transactions specified in the Company's Restated Certificate of Incorporation required the consent of the majority of the then-outstanding shares of Mandatorily Redeemable Class A-1 common stock. Holders of Mandatorily Redeemable Class A-1 common stock were entitled to participate on a pro rata basis with the holders of Class B common stock upon any redemption or repurchase by the Company of any Class B common stock or other equity securities of the Company.

    Shares of Class A-1 common stock were convertible into an equal number of shares of Class B common stock subsequent to a public offering, or under certain specified circumstances. In addition, holders of Class A-1 common stock were entitled to convert their shares into stock registered pursuant to certain firm commitment underwritten public offerings, as defined. Prior to an initial public offering (IPO), holders of Class A-1 common stock were entitled to, in the event of a defined change of voting control of the Company, require the Company to repurchase their shares of Class A-1 common stock in accordance with specified formula prices. In addition, if the Company had not effected an IPO by December 2002, then holders of a majority of the then-outstanding Class A-1 common stock, on or after December 31, 2003, could require the Company to repurchase the Class A-1 common stock owned by them at a specified formula repurchase price.

    The Mandatorily Redeemable Class A-1 common stock was recorded at an "issue price" equivalent to the carrying value of the equity instruments exchanged therefor. No subsequent adjustment to the valuation of the Mandatorily Redeemable Class A-1 common stock was required prior to its repurchase and exchange in August 1995.

NOTE 7--STOCK OPTIONS

    The Company had two stock option plans, the Executive Stock Option Plan (Executive Plan) and the 1991 Stock Option Plan (1991 Plan). No options were granted under the Executive Plan or the 1991 Plan. In conjunction with the August 1995 debt restructuring, the Company cancelled the 1991 Plan and the Executive Plan.

                  NOBLE BROADCAST GROUP, INC. AND SUBSIDIARIES
            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS--(CONTINUED)

NOTE 8--STATION TRANSACTIONS

    In August 1995, concurrent with the debt restructuring, the Company purchased substantially all of the assets and certain liabilities of WSPD-AM and WRVF-FM, Toledo, Ohio, for $6,660,000 using cash proceeds obtained through the August 1995 debt restructuring. The acquisition has been accounted for using the purchase method. The assets acquired were comprised of accounts receivable of $391,000 and property, plant and equipment of $1,525,000. The excess of the purchase price over the fair value of the assets and liabilities acquired was $4,744,000, which is attributable to intangible assets and is being amortized over 40 years using the straight-line method. The results of operations are included in the results of operations of the Company since their acquisition.

    The following unaudited pro forma summary information presents the results of operations of the Company as if the acquisition of WSPD-AM and WRVF-FM had occurred on December 27, 1993, after giving effect to certain adjustments, principally intangible amortization and interest. These pro forma results have been prepared for comparative purposes only and do not purport to be indicative of what would have occurred had the acquisition been effected as of December 27, 1993 or of the results which may occur in the future.


                                                                          (UNAUDITED)
                                                                          YEAR ENDED
                                                                 -----------------------------
                                                                  DECEMBER 25,   DECEMBER 31,
                                                                      1994           1995
Net revenue....................................................  $   59,455,000  $  47,945,000
Loss before extraordinary item.................................  $  (16,230,000) $  (4,015,000)
Net income (loss)..............................................  $  (16,230,000) $  57,576,000
Earnings (loss) per share before extraordinary item............  $       (32.21) $       (3.15)
Earnings (loss) per share......................................  $       (32.21) $       45.21


    In March 1995, the Company sold substantially all of the assets (excluding cash and accounts receivable) and certain liabilities of Noble Broadcast of Kansas City, Inc. (KBEQ-FM and KBEQ-AM) for $7,650,000. The sale of these assets resulted in a gain of approximately $1,982,000 and has been reflected in the Company's 1995 results of operations.

    In January 1995, the Company sold substantially all of the assets (excluding cash and accounts receivable) and certain liabilities of Noble Broadcast of Ballybunion, Inc. (WSSH-AM) for $1,500,000. The sale of these assets resulted in a gain of approximately $637,000 and has been reflected in the Company's 1995 results of operations.

    On December 31, 1994, the Company sold substantially all of the non-cash assets and certain liabilities of Noble Broadcast of Houston, Inc. (KMJQ-FM and KYOK-AM) for $38,500,000 and released restricted cash of $1,500,000 (Note 3). The sale of these assets resulted in a loss on the sale of $7,450,000. This loss was considered to result from permanent impairment of intangible assets as of December 25, 1994 and has been reflected in the Company's results of operations in 1994.

    In March 1993, the Company sold substantially all of the assets of Noble Broadcast of New York, Inc. (WBAB-FM and WGBB-AM) for $16,000,000. Net proceeds from this sale of $15,000,000 were used to reduce the Tranche A and Tranche B Notes (Note 5) resulting in the forgiveness of $5,562,000 of Tranche A Notes. The sale of these assets resulted in a gain on the sale of $6,555,000.

    In April 1993, the Company sold substantially all of the assets of WSSH-FM Boston, Massachusetts, for $18,500,000. Net proceeds from this sale of $15,250,000 were used to reduce the Tranche A and Tranche B Notes (Note 5) resulting in the forgiveness of $5,655,000 of the Notes. The sale of these assets resulted in a gain of $1,354,000.

                  NOBLE BROADCAST GROUP, INC. AND SUBSIDIARIES
            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS--(CONTINUED)

    In May 1993, the Company purchased substantially all of the assets of KATZ-AM and KNJZ-FM in St. Louis for $2,750,000. The Company paid $2,250,000 in cash and issued a non-interest bearing promissory note for $500,000. The note is payable in equal installments of $250,000 in May 1994 and May 1996. The acquisition has been accounted for using the purchase method. The assets and liabilities acquired were comprised entirely of intangible assets which are being amortized over 40 years using the straight-line method. The results of operations are included in the results of operations of the Company since their acquisition.

NOTE 9--INCOME TAXES

    The Company adopted Statement of Financial Accounting Standards ("SFAS") No. 109 on a prospective basis, effective January 1, 1993. SFAS 109 requires recognition of deferred tax assets and liabilities for the expected future tax consequences of events that have been included in the financial statements or tax returns. Under the SFAS 109 asset and liability method, deferred tax assets and liabilities are determined based upon the difference between the financial statement and tax bases of assets and liabilities using enacted tax rates in effect for the year in which the differences are expected to reverse. Upon implementation of SFAS 109, the Company recorded a cumulative effect (benefit) of a change in accounting principle of $354,000, which represented the future tax benefits expected to be realized upon utilization of the Company's state tax loss carryforwards. The benefit of these loss carryforwards was realized during 1993.

    The following is a summary of the provision for income taxes, for the years ended December 26, 1993, December 25, 1994 and December 31, 1995:

                                                                 1993       1994       1995
Current:
    Federal.................................................  $       --  $      --  $      --
    State...................................................      24,000     36,000     63,000
Deferred:
    Federal.................................................                     --         --
    State...................................................     354,000         --         --
                                                              ----------  ---------  ---------
Provision...................................................  $  378,000  $  36,000  $  63,000
                                                              ----------  ---------  ---------
                                                              ----------  ---------  ---------

    A reconciliation of the provision for income taxes to the amount computed by applying the statutory Federal income tax rate to income before income taxes follows:

                                                                            FOR THE YEARS ENDED
                                                                 ------------------------------------------
                                                                 DECEMBER 26,  DECEMBER 25,   DECEMBER 31,
                                                                     1993          1994           1995
Federal statutory rate.........................................   $  439,000   $  (5,601,000) $  (1,176,000)
State income taxes, net of federal benefit.....................       57,000        (728,000)      (153,000)
Amortization and write down of intangibles.....................     (496,000)      3,348,000      1,329,000
Losses for which no current benefit is available...............           --       2,847,000             --
State net operating loss utilization...........................      354,000              --             --
Other..........................................................       24,000         170,000         63,000
                                                                 ------------  -------------  -------------
                                                                  $  378,000   $      36,000  $      63,000
                                                                 ------------  -------------  -------------
                                                                 ------------  -------------  -------------

                  NOBLE BROADCAST GROUP, INC. AND SUBSIDIARIES
            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS--(CONTINUED)

    The components of deferred income taxes at December 25, 1994 and December 31, 1995 are as follows:

                                                                                1994           1995
Deferred tax assets:
    Available net operating loss carryforwards for financial reporting
      purposes...........................................................  $   30,060,000  $    --
    Charitable contribution carryovers...................................         250,000        250,000
    Book and tax amortization differences................................      12,530,000       --
    Accrued liabilities and reserves.....................................         200,000        180,000
                                                                           --------------  -------------
                                                                               43,040,000        430,000
Deferred tax liabilities:
    Book and tax basis differences.......................................     (14,272,000)    (7,256,000)
    Book and tax depreciation and amortization differences...............      (4,458,000)    (1,312,000)
                                                                           --------------  -------------
    Net deferred tax assets (liabilities)................................      24,310,000     (8,138,000)
    Valuation allowance..................................................     (24,310,000)      (430,000)
                                                                           --------------  -------------
                                                                           $     --        $  (8,568,000)
                                                                           --------------  -------------
                                                                           --------------  -------------

    The Company recorded a provision for income taxes in 1993, 1994 and 1995 due to taxable income for state tax reporting purposes related to entities in the consolidated group which were subject to state income tax. The Company recorded a valuation allowance for those deferred tax assets for which the Company's management determined that the realization of such future tax benefits is not more likely than not. Taxes paid during 1993, 1994 and 1995 aggregated $24,000, $36,000 and $63,000, respectively.

    At December 31, 1995, the Company had available Federal net operating losses of approximately $46,000,000 for tax reporting purposes. Additionally, the Company had available net operating losses of approximately $41,000,000 for state income tax purposes. The net operating losses for tax purposes expire between 2001 and 2009. In certain circumstances, as specified in the Internal Revenue Code, a 50 percent or more ownership change by certain combinations of the Company's stockholders during any three year period would result in limitations on the Company's ability to utilize its net operating loss carryforwards. The value of the Company's stock at the time of the ownership change is the primary factor in determining the limit on the Company's ability to utilize its net operating loss carryforwards. As a result of the August 1995 debt and equity restructuring, an ownership change occurred, and consequently the Company's net operating loss carryforwards generated prior to the ownership change are limited. The purchase of the Company by Jacor (Note 2) will also result in an ownership change as specified in the Internal Revenue Code. As a result of the August 1995 debt and equity restructuring, certain deferred tax assets were reduced for financial reporting purposes. The increase in deferred tax liabilities of $8,568,000 that occurred in conjunction with the August 1995 debt and equity restructuring was recorded as a component of the extraordinary gain resulting from the August 1995 restructuring.

NOTE 10--BROADCAST LICENSE AGREEMENT

    The  Company's  consolidated  net sales  for  1993, 1994  and  1995, include
XTRA-FM and XTRA-AM sales of approximately $13,346,000, $14,087,000 and $15,613,000, respectively, pursuant to an Exclusive Sales Agency Agreement (the Agreement) with the broadcast licensee expiring in 2015. Under the Agreement, the Company acts as the agent for the sale of advertising time on XTRA-FM and XTRA-AM for all areas outside Mexico. The Company operated a broadcasting tower under a month-to-month lease until February 1996 when it moved to a new location in Mexico owned by the Company. The broadcast licenses for these stations from the Ministry of Communications of the Republic of Mexico are scheduled to expire on July 3, 2004.

                  NOBLE BROADCAST GROUP, INC. AND SUBSIDIARIES
            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS--(CONTINUED)

The Company is not aware of any information which would lead it to believe that any specific risks exist which threaten the continuance of the Company's relationship with the broadcast licensee.

    Pursuant to the terms of the Agreement, as amended, the Company provides programming for and purchases advertising time directly from the broadcast licensee and resells such time to United States advertisers and agencies. The Company incurred $555,000, $584,000 and $415,000 in expenses under the Agreement during 1993, 1994 and 1995.

NOTE 11--BARTER TRANSACTIONS

    Barter revenue was approximately $2,956,000, $2,551,000 and $2,461,000, in 1993, 1994 and 1995, respectively. Barter expense was approximately $3,037,000, $2,263,000 and $2,251,000, in 1993, 1994 and 1995, respectively.

    Included in prepaid expenses and other current assets and accrued liabilities in the accompanying consolidated balance sheets for 1995 and 1994 are barter receivables (merchandise or services due to the Company) of approximately $1,640,000 and $1,540,000, respectively and barter accounts payable (air time due to suppliers of merchandise or services) of approximately $1,384,000 and $1,385,000, respectively.

NOTE 12--COMMITMENTS

  BROADCAST COMMITMENTS

    The Company has agreements to broadcast a series of professional sports games and related events through 1998. The Company incurred total expenses of $2,142,000, $2,744,000 and $3,757,000 during 1993, 1994 and 1995, respectively, in accordance with the agreements. Future minimum annual payments under the agreements become due and payable as follows:

1996............................................  $2,765,000
1997............................................  1,172,000
1998............................................    385,000
                                                  ---------
                                                  $4,322,000
                                                  ---------
                                                  ---------

  LEASE COMMITMENTS

    The Company incurred total rental expenses of $1,389,000, $1,378,000 and $538,000 in 1993, 1994 and 1995, respectively, under operating leases for facilities and equipment. Future annual rental commitments expected under such leases at December 31, 1995 are as follows:

1996............................................  $ 489,000
1997............................................    406,000
1998............................................    415,000
1999............................................    404,000
2000............................................    368,000
Thereafter......................................  1,038,000
                                                  ---------
                                                  $3,120,000
                                                  ---------
                                                  ---------

  TIME BROKERAGE AGREEMENTS

    The Company, through various subsidiaries, previously provided programming through time brokerage agreements. These agreements, which were terminated in August 1995, allowed the Company to purchase a

                  NOBLE BROADCAST GROUP, INC. AND SUBSIDIARIES
            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS--(CONTINUED)

specified amount of broadcast time per week in exchange for the rights to all advertising revenues. The Company incurred related total expenses of $1,294,000, $1,517,000 and $479,000 during 1993, 1994 and 1995, respectively.

NOTE 13--LITIGATION

    The Company is involved in litigation on certain matters arising in the ordinary course of business. Management has consulted with legal counsel and does not believe that the resolution of such matters will have a material adverse effect on the Company's financial position, results of operations, or cash flows.

                  NOBLE BROADCAST GROUP, INC. AND SUBSIDIARIES
                      CONDENSED CONSOLIDATED BALANCE SHEET



                                     ASSETS



                                                                                                     (UNAUDITED)
                                                                                                    --------------
                                                                                     DECEMBER 31,     MARCH 31,
                                                                                         1995            1996
                                                                                    --------------  --------------
Current assets:
    Cash and cash equivalents.....................................................  $      447,000  $      592,000
    Restricted cash...............................................................                       1,978,000
    Accounts receivable, less allowance for doubtful accounts of $249,000 and
      $466,000....................................................................       9,094,000       3,239,000
    Prepaid expenses and other ...................................................       2,290,000       1,399,000
                                                                                    --------------  --------------
        Total current assets......................................................      11,831,000       7,208,000
    Property, plant and equipment, net............................................       9,333,000       4,670,000
    Intangible assets, less accumulated amortization of $26,293,000 and
      $23,968,000.................................................................      50,730,000      49,965,000
    Other assets..................................................................       5,333,000       1,289,000
                                                                                    --------------  --------------
                                                                                    $   77,227,000  $   63,132,000
                                                                                    --------------  --------------
                                                                                    --------------  --------------

                                      LIABILITIES AND STOCKHOLDERS' DEFICIT

Current liabilities:
    Accounts payable..............................................................  $    2,867,000  $    1,395,000
    Accrued interest..............................................................       1,674,000         320,000
    Accrued payroll and related expenses..........................................       1,077,000         739,000
    Other accrued liabilities.....................................................       3,081,000       9,039,000
    Current portion of long-term debt.............................................       3,611,000      40,000,000
    Unamortized carrying value of subordinated debt...............................
                                                                                    --------------  --------------
        Total current liabilities.................................................      12,310,000      51,493,000
Long-term debt, less current portion..............................................      78,000,000
Deferred income taxes and other long-term liabilities.............................       9,208,000      18,228,000
                                                                                    --------------  --------------
        Total liabilities.........................................................      99,518,000      69,721,000
                                                                                    --------------  --------------
Stockholders' deficit:
    Class A common stock $.000001 par value; 1,559,514 shares authorized, 49,904
      shares issued and outstanding...............................................        --              --
    Class B common stock $.000001 par value; 254,018 shares issued and
      outstanding.................................................................        --              --
    Paid-in capital...............................................................      44,231,000      49,791,000
    Accumulated deficit...........................................................     (66,522,000)    (56,380,000)
                                                                                    --------------  --------------
        Total stockholders' deficit...............................................     (22,291,000)     (6,589,000)
        Commitments...............................................................
                                                                                    --------------  --------------
                                                                                    $   77,227,000  $   63,132,000
                                                                                    --------------  --------------
                                                                                    --------------  --------------



   The accompanying notes are an integral part of the condensed consolidated financial statements.

                  NOBLE BROADCAST GROUP, INC. AND SUBSIDIARIES
                 CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
                                  (UNAUDITED)



                                                                                          THREE MONTHS ENDED
                                                                                     ----------------------------
                                                                                       MARCH 26,      MARCH 31,
                                                                                         1995           1996
                                                                                     -------------  -------------
Broadcast revenue..................................................................  $  10,054,000  $   6,717,000
    Less agency commissions........................................................     (1,048,000)      (659,000)
                                                                                     -------------  -------------
      Net revenue..................................................................      9,006,000      6,058,000
Expenses:
    Broadcast operating expenses...................................................      7,638,000      5,626,000
    Corporate general and administrative...........................................        602,000        577,000
    Depreciation and amortization..................................................      1,027,000      1,079,000
                                                                                     -------------  -------------
                                                                                         9,267,000      7,282,000
                                                                                     -------------  -------------
Income (loss) from operations......................................................       (261,000)    (1,224,000)
Interest expense...................................................................     (2,549,000)    (1,875,000)
Net gain on sale of radio stations.................................................      2,619,000     37,669,000
                                                                                     -------------  -------------
Income (loss) before provision for income taxes and extraordinary loss.............       (191,000)    34,570,000
Provision for income taxes.........................................................        (16,000)   (14,683,000)
                                                                                     -------------  -------------
Income (loss) before extraordinary loss............................................       (207,000)    19,887,000
Extraordinary loss on extinguishment of debt, net of tax effect....................                    (9,745,000)
                                                                                     -------------  -------------
Net income (loss)..................................................................  $    (207,000) $  10,142,000
                                                                                     -------------  -------------
                                                                                     -------------  -------------
Primary earnings (loss) per share:
    Before extraordinary item......................................................  $        (.41) $       16.36
    Extraordinary item.............................................................                         (8.02)
                                                                                     -------------  -------------
        Total......................................................................  $        (.41) $        8.34
                                                                                     -------------  -------------
                                                                                     -------------  -------------
Fully diluted earnings (loss) per share:
    Before extraordinary item......................................................  $        (.41) $       13.69
    Extraordinary item.............................................................                         (8.02)
                                                                                     -------------  -------------
        Total......................................................................  $        (.41) $        5.67
                                                                                     -------------  -------------
                                                                                     -------------  -------------
Common equivalent shares:
    Primary........................................................................        503,949      1,215,688
    Fully diluted..................................................................        503,949      1,215,688



   The accompanying notes are an integral part of the condensed consolidated financial statements.

                  NOBLE BROADCAST GROUP, INC. AND SUBSIDIARIES
                 CONDENSED CONSOLIDATED STATEMENT OF CASH FLOWS
                                  (UNAUDITED)



                                                                                      MARCH 26,       MARCH 31,
                                                                                         1995            1996
                                                                                    --------------  --------------
Cash flows from operating activities:
    Net income (loss).............................................................  $     (207,000) $   10,142,000
    Adjustments to reconcile net income (loss) to net cash used in operating activities:
      Interest expense added to long-term debt....................................         667,000
      Depreciation and amortization...............................................       1,027,000       1,079,000
      Amortization of debt issuance costs and unamortized carrying value of
        subordinated debt.........................................................        (339,000)        116,000
      Revenue on Barter transactions..............................................         (57,000)         77,000
      Gain on disposition of assets...............................................      (2,619,000)    (32,676,000)
      Extraordinary loss on extinguishment of debt................................                       7,675,000
      Write-down of intangibles and other assets..................................         519,000
      Changes in assets and liabilities, net of effects of acquisition:
        Restricted cash...........................................................                      (1,978,000)
        Accounts receivable.......................................................       2,474,000       1,619,000
        Prepaid expenses and other................................................        (423,000)        644,000
        Other assets..............................................................        (890,000)
        Accounts payable..........................................................        (323,000)     (1,472,000)
        Accued interest...........................................................         268,000      (1,354,000)
        Other accrued liabilities.................................................      (1,574,000)      3,565,000
        Deferred income taxes and other long-term liabilities.....................        (113,000)      9,660,000
                                                                                    --------------  --------------
Net cash used in operating activities.............................................      (1,590,000)     (2,903,000)
                                                                                    --------------  --------------
Cash flows from investing activities:
    Proceeds from disposition of assets...........................................      47,650,000      46,753,000
    Acquisition of fixed assets...................................................        (532,000)       (352,000)
                                                                                    --------------  --------------
    Net cash flows provided by investing activities...............................      47,118,000      46,401,000
                                                                                    --------------  --------------
Cash flows from financing activities:
    Payments on long-term debt....................................................     (47,662,000)    (89,924,000)
    Borrowings....................................................................                      40,000,000
    Payments of deferred financing costs..........................................                        (966,000)
    Redemption of Class A common stock............................................                      (2,347,000)
    Proceeds from issuance of stock purchase Warrant..............................                      52,775,000
    Redemption of stock purchase Warrant..........................................                     (43,353,000)
                                                                                    --------------  --------------
    Net cash used in financing activities.........................................     (47,662,000)    (96,128,000)
                                                                                    --------------  --------------
Net decrease in cash and cash equivalents.........................................      (2,134,000)        145,000
Cash and cash equivalents at beginning of period..................................       2,134,000         447,000
                                                                                    --------------  --------------
Cash and cash equivalents at end of period........................................  $     --        $      592,000
                                                                                    --------------  --------------
                                                                                    --------------  --------------



   The accompanying notes are an integral part of the condensed consolidated financial statements.

                  NOBLE BROADCAST GROUP, INC. AND SUBSIDIARIES
              NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
                                  (UNAUDITED)



1.  FINANCIAL STATEMENTS


    The December 31, 1995 condensed consolidated balance sheet data was derived from audited financial statements, but does not include all disclosures required by generally accepted accounting principles. The financial statements included herein have been prepared by the Company, without audit, pursuant to the rules and regulations of the Securities and Exchange Commission. Although certain information and footnote disclosures normally included in financial statements prepared in accordance with generally accepted accounting principles have been condensed or omitted pursuant to such rules and regulations, the Company believes that the disclosures are adequate to make the information presented not misleading and reflect all adjustments (consisting only of normal recurring adjustments) which are necessary for a fair presentation of results of operations for such periods. Results for interim periods may not be indicative of results for the full year. It is suggested that these financial statements be read in conjunction with the consolidated financial statements for the year ended December 31, 1995 and the notes thereto.



2.  SALE OF THE COMPANY


    In February 1996, the Company entered into a Stock Purchase and a Stock and Warrant Purchase Redemption Agreement (the Agreement) whereby Jacor Communications, Inc. (Jacor) agreed to purchase both the Company's outstanding Class B common stock and a newly-issued warrant allowing Jacor to purchase the Company's Class A common stock. This transaction is subject to Federal Communications Commission approval, which has been obtained; a Department of Justice review, which is ongoing and certain other conditions. Simultaneously, the Company entered into an Asset Purchase Agreement and sold the assets of certain subsidiaries of the Company to a wholly-owned subsidiary of Jacor and assigned to this subsidiary its rights and obligations under certain contracts. The aggregate value of the above transactions, when fully consummated, is $152,000,000 plus certain closing costs. At that time, Jacor will own 100% of the equity interests in the Company. The Company also entered into time brokerage agreements with Jacor for the stations in St. Louis and Toledo. The Company received approximately $99,000,000 in February 1996 in conjunction with the transactions.



    In connection with the transaction, the Company entered into a Credit Agreement with another wholly-owned subsidiary of Jacor providing for a $40,000,000 Term Loan Facility, which was borrowed in full in February 1996, and a $1,000,000 Revolving Loan Facility. The loans bear interest at the Prime rate, payable quarterly. Both facilities are to be repaid February 1, 2002 or upon occurrence of certain ownership changes, whichever occurs earlier.



    The Company used the total proceeds received in February 1996 to repay the outstanding indebtedness under the Senior Secured Term Loan, the Senior Revolving Credit Facility and the Subordinated Notes, to redeem and retire the warrant held by the subordinated debtholder, and to redeem and retire all of the Company's Class A shares outstanding. In the event that the transaction cannot be consummated, none of the proceeds previously paid to the Class A stockholders or the warrant holders shall be returned. If the transaction is terminated by the buyer, the Class B stockholders shall be entitled to the balance of the amounts due under the Agreement; if terminated by the Company, the buyer shall be entitled only to the amounts previously paid to the Class B stockholders as well as certain other amounts.

- ----------------------------------------------
                                  ----------------------------------------------
- ----------------------------------------------
                                  ----------------------------------------------

    NO DEALER, SALES REPRESENTATIVE OR OTHER PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS IN CONNECTION WITH THIS OFFERING OTHER THAN THOSE CONTAINED IN THIS PROSPECTUS, AND IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATION MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE COMPANY OR ANY UNDERWRITER. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY ANY OF THE SECURITIES OFFERED HEREBY BY ANYONE IN ANY JURISDICTION IN WHICH SUCH OFFER OR SOLICITATION IS NOT AUTHORIZED OR IN WHICH THE PERSON MAKING SUCH OFFER OR SOLICITATION IS NOT QUALIFIED TO DO SO OR TO ANY PERSON TO WHOM IT IS UNLAWFUL TO MAKE SUCH OFFER OR SOLICITATION. NEITHER THE DELIVERY OF THIS PROSPECTUS NOR ANY SALE MADE HEREUNDER SHALL, UNDER ANY CIRCUMSTANCES, CREATE ANY IMPLICATION THAT THERE HAS BEEN NO CHANGE IN THE AFFAIRS OF THE COMPANY SINCE THE DATE HEREOF OR THAT THE INFORMATION CONTAINED HEREIN IS CORRECT AS OF ANY TIME SUBSEQUENT TO THE DATE HEREOF.

                              -------------------

                               TABLE OF CONTENTS


                                                         PAGE
Prospectus Summary..................................           3
Risk Factors........................................          11
The Acquisitions....................................          14
Use of Proceeds.....................................          16
Capitalization......................................          17
Unaudited Pro Forma Financial Information...........          18
Selected Historical Financial Data..................          29
Management's Discussion and Analysis of Financial
 Condition and Results of Operations................          35
Business............................................          41
Management..........................................          59
Description of Notes................................          61
Description of Other Indebtedness...................          84
Underwriting........................................          87
Experts.............................................          87
Legal Matters.......................................          88
Index to Financial Statements.......................         F-1



                                  $100,000,000



                                   JCAC, INC.


                                 GUARANTEED BY


                                     [LOGO]
                                      % SENIOR
                               SUBORDINATED NOTES
                                    DUE 2006

                               -----------------

                                   PROSPECTUS

                               -----------------

                          DONALDSON, LUFKIN & JENRETTE
      SECURITIES CORPORATION


                              MERRILL LYNCH & CO.
                              BA SECURITIES, INC.
                             CHASE SECURITIES INC.


                                           , 1996

- ----------------------------------------------
                                  ----------------------------------------------
- ----------------------------------------------
                                  ----------------------------------------------

                                    PART II
                   INFORMATION NOT REQUIRED IN THE PROSPECTUS

ITEM 14.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

    The following is an itemized statement of the fees and expenses (all but the SEC and NASD fees are estimates) in connection with the issuance and distribution of the Notes being registered hereunder. All such fees and expenses shall be borne by the Company.


SEC Registration fees.............................................  $  34,483
NASD fee..........................................................     10,500
Blue Sky fees and expenses........................................     25,000
Printing and engraving expenses...................................    150,000
Transfer agent and registrar fee and expenses.....................     12,000
Attorneys' fees and expenses......................................    200,000
Accounting fees and expenses......................................    125,000
Miscellaneous.....................................................     43,016
                                                                    ---------
        Total.....................................................  $ 600,000
                                                                    ---------
                                                                    ---------


ITEM 15.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

    Section 1 of Article VI of the Registrant's Amended and Restated Code of Regulations (the "Code of Regulations") generally provides that each of the Registrant's directors, officers and employees is entitled to be indemnified from personal liability to the fullest extent permitted by Ohio law. Section 1701.13 of the Ohio Revised Code permits a corporation to indemnify its officers, directors and employees (other than in certain cases involving bad faith, negligence or misconduct) from and against any and all claims and liabilities to which he or she may become subject by reason of his or her position, or acts or commissions in such position, including reasonable costs of defense and settlements (except in connection with shareholder derivative suits, where indemnification is limited to the costs of defense). Ohio law also permits corporations to provide broader indemnification than that provided by statute. Pursuant to authority contained in its Code of Regulations, the Registrant maintains in force a standard directors' and officers' liability insurance policy providing coverage of $10,000,000 against liability incurred by any director or officer in his or her capacity as such.

ITEM 16.  EXHIBITS.

    See Index to Exhibits.

ITEM 17.  UNDERTAKINGS.

    Insofar as indemnification for liabilities arising under the Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions described under Item 15 above, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

The undersigned registrant hereby undertakes:


    (1) That, for purposes of determining any liability under the Act, the information omitted from the form of Prospectus filed as part of this Registration Statement in reliance upon Rule 430A and contained in a form of Prospectus filed by the Registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Act shall be deemed to be part of this Registration Statement as of the time it was declared effective; and



    (2) That, for the purpose of determining any liability under the Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                   SIGNATURES


    PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), THE REGISTRANT CERTIFIES THAT IT HAS REASONABLE GROUNDS TO BELIEVE THAT IT MEETS ALL OF THE REQUIREMENTS FOR FILING ON FORM S-3 AND HAS DULY CAUSED THIS AMENDMENT NO. 1 TO REGISTRATION STATEMENT NO. 333-02475 TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED, THEREUNTO DULY AUTHORIZED IN THE CITY OF CINCINNATI, STATE OF OHIO ON THIS 13TH DAY OF MAY 1996.


                                          JACOR COMMUNICATIONS, INC.


                                          BY: /s/ R. CHRISTOPHER WEBER


                                             -----------------------------------
                                              R. Christopher Weber
                                              SENIOR VICE PRESIDENT,

                                              CHIEF FINANCIAL OFFICER AND
                                              SECRETARY



    PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, AS AMENDED, THIS AMENDMENT NO. 1 TO REGISTRATION STATEMENT NO. 333-02475 HAS BEEN SIGNED ON MAY 13, 1996 BY THE FOLLOWING PERSONS IN THE CAPACITIES INDICATED.



Principal Executive Officer:         Principal Financial and Accounting
                                     Officer:

                   /s/ RANDY              /s/ R. CHRISTOPHER WEBER
             MICHAELS
- -----------------------------------  -----------------------------------
          Randy Michaels                    R. Christopher Weber
   PRESIDENT, CO-CHIEF OPERATING        SENIOR VICE PRESIDENT, CHIEF
       OFFICER AND DIRECTOR            FINANCIAL OFFICER AND SECRETARY

                /s/ ROBERT L.               /s/ ROD F. DAMMEYER*
             LAWRENCE
- -----------------------------------  -----------------------------------
        Robert L. Lawrence                     Rod F. Dammeyer
  CO-CHIEF OPERATING OFFICER AND                  DIRECTOR
             DIRECTOR

                 /s/ SHELI Z.               /s/ F. PHILIP HANDY*
            ROSENBERG*
- -----------------------------------  -----------------------------------
        Sheli Z. Rosenberg                     F. Philip Handy
     BOARD CHAIR AND DIRECTOR                     DIRECTOR

                 /s/ JOHN W.                   /s/ MARC LASRY*
            ALEXANDER*
- -----------------------------------  -----------------------------------
         John W. Alexander                       Marc Lasry
             DIRECTOR                             DIRECTOR




*By: Jon M. Berry as attorney-in-fact,
    pursuant to a power of attorney
    previously filed.

                                   SIGNATURES


    PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), THE REGISTRANT CERTIFIES THAT IT HAS REASONABLE GROUNDS TO BELIEVE THAT IT MEETS ALL OF THE REQUIREMENTS FOR FILING ON FORM S-3 AND HAS DULY CAUSED THIS REGISTRATION STATEMENT FILE NO. 333-02475, AND AMENDMENT NO. 1 THERETO, TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED, THEREUNTO DULY AUTHORIZED IN THE CITY OF CINCINNATI, STATE OF OHIO ON THIS 13TH DAY OF MAY 1996.



                                          JCAC, INC.



                                          By:         /s/ RANDY MICHAELS


                                             -----------------------------------

                                              Randy Michaels


                                              PRESIDENT


                               POWER OF ATTORNEY

    KNOW ALL PERSONS BY THESE PRESENTS, THAT EACH PERSON WHOSE SIGNATURE APPEARS BELOW HEREBY CONSTITUTES AND APPOINTS R. CHRISTOPHER WEBER AND JON M. BERRY, OR EITHER OF THEM, AS SUCH SIGNATORY'S TRUE AND LAWFUL ATTORNEYS-IN-FACT AND AGENTS, WITH FULL POWER OF SUBSTITUTION AND RESUBSTITUTION, FOR SUCH SIGNATORY AND IN SUCH SIGNATORY'S NAME, PLACE AND STEAD, IN ANY AND ALL CAPACITIES, TO SIGN ANY OR ALL AMENDMENTS (INCLUDING POST-EFFECTIVE AMENDMENTS) TO THIS REGISTRATION STATEMENT (AND TO ANY REGISTRATION STATEMENT FILED PURSUANT TO RULE 462 UNDER THE SECURITIES ACT), AND TO FILE THE SAME, WITH ALL EXHIBITS THERETO, AND ALL DOCUMENTS IN CONNECTION THEREWITH, WITH THE SECURITIES AND EXCHANGE COMMISSION, GRANTING UNTO SAID ATTORNEYS-IN-FACT AND AGENTS, FULL POWER AND AUTHORITY TO DO AND PERFORM EACH AND EVERY ACT AND THING REQUISITE AND NECESSARY TO BE DONE IN AND ABOUT THE FOREGOING, AS FULLY AS TO ALL INTENTS AND PURPOSES AS SUCH SIGNATORY MIGHT OR COULD DO IN PERSON, HEREBY RATIFYING AND CONFIRMING ALL THAT SAID ATTORNEYS-IN-FACT AND AGENTS, OR ANY OF THEM, OR THEIR OR HIS SUBSTITUTE OR SUBSTITUTES, MAY LAWFULLY DO OR CAUSE TO BE DONE BY VIRTUE HEREOF.


    PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, AS AMENDED, THIS REGISTRATION STATEMENT, AND AMENDMENT NO. 1 THERETO, HAS BEEN SIGNED ON MAY 13, 1996 BY THE FOLLOWING PERSONS IN THE CAPACITIES INDICATED.



Principal Executive Officer:         Principal Financial and Accounting
                                     Officer:

                   /s/ RANDY              /s/ R. CHRISTOPHER WEBER
             MICHAELS
- -----------------------------------  -----------------------------------
          Randy Michaels                    R. Christopher Weber
             PRESIDENT                SENIOR VICE PRESIDENT, ASSISTANT
                                           SECRETARY AND DIRECTOR

                   /s/ JON M.
               BERRY
- -----------------------------------
           Jon M. Berry
             DIRECTOR

                             INDEX TO EXHIBITS


                                                                                         SEQUENTIALLY
 EXHIBIT                                                                                 NUMBERED
  NUMBER                              DESCRIPTION OF EXHIBIT                               PAGE
- ----------  ---------------------------------------------------------------------------  ---------

    1.1     Form of Underwriting Agreement (to be filed by amendment).                      **

    2.1     Agreement  and  Plan  of  Merger  dated  February  12,  1996  (the  "Merger      *
              Agreement") among  Citicasters  Inc.,  Jacor  Communications,  Inc.  (the
              "Registrant")  and  JCAC,  Inc.  ("JCAC")  Incorporated  by  reference to
              Exhibit 2.1 to the Registrant's Current Report on Form 8-K dated February
              27, 1996.

    2.2     Stockholders Agreement dated February 12, 1996 among the Registrant,  JCAC,      *
              Inc.,  Great American Insurance  Company, American Financial Corporation,
              American Financial  Enterprises,  Inc.,  Carl H.  Lindner,  The  Carl  H.
              Lindner  Foundation and  S. Craig  Lindner. Incorporated  by reference to
              Exhibit 2.2 to the Registrant's Current Report on Form 8-K dated February
              27, 1996.

    2.3     Jacor Shareholders Agreement dated February 12, 1996 among Citicasters Inc.      *
              and Zell/ Chilmark Fund L.P. Incorporated by reference to Exhibit 2.3  to the Registrant's Current Report on Form 8-K dated February 27, 1996.

    2.4     Escrow  Agreement among the Registrant, Citicasters Inc. and PNC Bank dated     **
              March 13, 1996.

    2.5     Irrevocable Letter of  Credit, Banque Paribas,  Chicago Branch dated  March     **
              13, 1996.

    2.6     Letter  of Credit and Reimbursement Agreement by and between the Registrant     **
              and Banque Paribas dated March 13, 1996.

    2.7     Form of Employment Continuation Agreement (executive officer form)  between      *
              Citicasters   Inc.  and  [executive  officer]  (referred  to  as  exhibit
              6.6(c)(i) in Merger Agreement). Incorporated by reference to Exhibit  2.5 to the Registrant's Current Report on Form 8-K dated February 27, 1996.

    2.8     Form   of  Employment  Continuation  Agreement  (management  form)  between      *
              Citicasters Inc.  and [manager]  (referred to  as exhibit  6.6(c)(ii)  in
              Merger  Agreement).  Incorporated  by  reference to  Exhibit  2.6  to the
              Registrant's Current Report on Form 8-K dated February 27, 1996.

    2.9     Form of Warrant Agreement between  the Registrant, and KeyCorp  Shareholder      *
              Services,  Inc., as warrant  agent (referred to as  exhibit 3.1 in Merger
              Agreement). Incorporated by reference to Exhibit 2.7 to the  Registrant's
              Current Report on Form 8-K dated February 27, 1996.

    2.10    Stock  Purchase and Stock Warrant Redemption Agreement dated as of February      *
              20, 1996  among the  Registrant, Prudential  Venture Partners  II,  L.P.,
              Northeast  Ventures, II, John  T. Lynch, Frank  A. DeFrancesco, Thomas R.
              Jiminez, William  R. Arbenz,  CIHC,  Incorporated, Bankers  Life  Holding
              Corporation  and Noble Broadcast Group, Inc. ("Noble") (omitting exhibits not deemed material  or filed separately  in executed form).  [Prudential and  Northeast  are  sometimes  referred to  hereafter  as  the  "Class A
              Shareholders"; Lynch, DeFrancesco,  Jiminez and  Arbenz as  the "Class  B
              Shareholders";  and  CIHC  and  Bankers  Life  as  the  Warrant Sellers.]
              Incorporated by  reference to  Exhibit 2.1  to the  Registrant's  Current
              Report on Form 8-K dated March 6, 1996, as amended.

    2.11    Investment  Agreement dated as  of February 20,  1996 among the Registrant,      *
              Noble  and  the  Class  B  Shareholders  (omitting  exhibits  not  deemed material).  Incorporated by reference to  Exhibit 2.2 to the Registrant's
              Current Report on Form 8-K dated March 6, 1996, as amended.

                                                                                         SEQUENTIALLY
 EXHIBIT                                                                                 NUMBERED
  NUMBER                              DESCRIPTION OF EXHIBIT                               PAGE
- ----------  ---------------------------------------------------------------------------  ---------
    2.12    Warrant to Purchase Class A Common Stock of Noble issued to the Registrant.      *
              Incorporated by  reference to  Exhibit 2.3  to the  Registrant's  Current
              Report on Form 8-K dated March 6, 1996, as amended.

    2.13    Indemnification  and Escrow Agreement  dated as of  February 20, 1996 among      *
              the  Registrant,  Noble,   the  Class   A  Shareholders,   the  Class   B
              Shareholders, the Warrant Sellers, The Fifth Third Bank and Conseco, Inc.
              Incorporated  by  reference to  Exhibit 2.4  to the  Registrant's Current
              Report on Form 8-K dated March 6, 1996, as amended.

    2.14    Stock Escrow and Security Agreement dated as of February 20, 1996 among the      *
              Registrant, Noble, the Class B Shareholders, Philip H. Banks, as trustee, and The Fifth Third Bank, as  escrow agent (omitting exhibits not  deemed material or filed separately in executed form). Incorporated by reference to Exhibit 2.5 to the Registrant's Current Report on Form 8-K dated March
              6, 1996, as amended.

    2.15    Trust   Agreement  dated  as  of  February  20,  1996  among  the  Class  B      *
              Shareholders  and  their  spouses,  and  Philip  H.  Banks,  as  trustee.
              Incorporated  by  reference to  Exhibit 2.6  to the  Registrant's Current
              Report on Form 8-K dated March 6, 1996, as amended.

    2.16    Registration Rights Agreement  dated as  of February 20,  1996 between  the      *
              Registrant  and Noble.  Incorporated by reference  to Exhibit  2.7 to the
              Registrant's Current Report on Form 8-K dated March 6, 1996, as amended.

    2.17    Asset Purchase Agreement  dated as  of February 20,  1996 among  Chesapeake      *
              Securities, Inc. (a Registrant subsidiary), Noble Broadcast of San Diego,
              Inc., Sports Radio, Inc. and Noble Broadcast Center, Inc. Incorporated by
              reference  to Exhibit 2.7 to the  Registrant's Current Report on Form 8-K
              dated March 6, 1996, as amended.

    2.18    Jacor--CMM Limited  Partnership  Agreement  of  Limited  Partnership  dated      *
              January  1, 1994, by and between Jacor Cable, Inc., Up Your Ratings, Inc.
              and the  Registrant. Incorporated  by  reference to  Exhibit 2.2  of  the
              Registrant's Annual Report on Form 10-K dated March 30, 1995.

    2.19    Amendment  No.  1 to  Jacor--CMM Limited  Partnership Agreement  of Limited      *
              Partnership dated July  22, 1994, by  and between Jacor  Cable, Inc.,  Up
              Your  Ratings, Inc.  and the Registrant  to amend  the Jacor--CMM Limited
              Partnership Agreement  of  Limited  Partnership dated  January  1,  1994.
              Incorporated  by  reference to  Exhibit  2.3 of  the  Registrant's Annual
              Report on Form 10-K dated March 30, 1995.

    2.20    Amendment No.  2 to  Jacor--CMM Limited  Partnership Agreement  of  Limited      *
              Partnership  with an effective date as of January 1, 1994, by and between
              Jacor Cable, Inc., Up Your Ratings, Inc. and the Registrant to amend  the
              Jacor--CMM  Limited  Partnership Agreement  of Limited  Partnership dated
              January 1,  1994.  Incorporated  by  reference  to  Exhibit  2.4  of  the
              Registrant's Annual Report on Form 10-K dated March 30, 1995.

    3.1     Articles of Incorporation of JCAC, Inc.

    3.2     By-Laws of JCAC, Inc.

    4.1     Specimen Common Stock Certificate. Incorporated by reference to Exhibit 2.1      *
              to the Registrant's Form 8-A, dated January 12, 1993.

    4.2     Credit  Agreement dated as of February  20, 1996, among the Registrant, the      *
              Banks named therein,  Banque Paribas,  as Agent, and  The First  National
              Bank  of  Boston and  Bank of  America  Illinois, as  Co-Agents (omitting exhibits not  deemed  material or  filed  separately in  executed  form).
              Incorporated  by  reference to  Exhibit 4.1  to the  Registrant's Current
              Report on Form 8-K dated March 6, 1996, as amended.

                                                                                         SEQUENTIALLY
 EXHIBIT                                                                                 NUMBERED
  NUMBER                              DESCRIPTION OF EXHIBIT                               PAGE
- ----------  ---------------------------------------------------------------------------  ---------
    4.3     Revolving A Note in favor of Banque  Paribas by the Registrant dated as  of      *
              February  20, 1996. (1)  Incorporated by reference to  Exhibit 4.2 to the
              Registrant's Current Report on Form 8-K dated March 6, 1996, as amended.

    4.4     Revolving B Note in favor of Banque  Paribas by the Registrant dated as  of      *
              February  20, 1996. (1)  Incorporated by reference to  Exhibit 4.3 to the
              Registrant's Current Report on Form 8-K dated March 6, 1996, as amended.

    4.5     Security Agreement  dated as  of February  20, 1996  among the  Registrant,      *
              Banque  Paribas,  as  Agent, for  itself,  the Co-Agents  and  the Banks.
              Incorporated by  reference to  Exhibit 4.4  to the  Registrant's  Current
              Report on Form 8-K dated March 6, 1996, as amended.

    4.6     Pledge Agreement dated as of February 20, 1996 among the Registrant, Banque      *
              Paribas,  as Agent, for itself, the Co-Agents and the Banks. Incorporated by reference to Exhibit  4.5 to the Registrant's  Current Report on  Form
              8-K dated March 6, 1996, as amended.

    4.7     Trademark  Security  Agreement  dated as  of  February 20,  1996  among the      *
              Registrant, Banque Paribas, as Agent,  for itself, the Co-Agents and  the
              Banks.  Incorporated  by reference  to  Exhibit 4.6  to  the Registrant's
              Current Report on Form 8-K dated March 6, 1996, as amended.

    4.8     Subsidiary Guaranty dated as of February 20, 1996, by various  subsidiaries      *
              of  the Registrant in favor of Banque  Paribas, as Agent, for itself, the
              Co-Agents and the Banks. (2) Incorporated by reference to Exhibit 4.7  to the  Registrant's  Current Report  on Form  8-K dated  March 6,  1996, as amended.

    4.9     Subsidiary Security Agreement  dated as  of February 20,  1996, by  various      *
              Company  subsidiaries in favor  of Banque Paribas,  as Agent, for itself, the Co-Agents and the Banks (omitting exhibits not deemed material).  (2)
              Incorporated  by  reference to  Exhibit 4.8  to the  Registrant's Current
              Report on Form 8-K dated March 6, 1996, as amended.

    4.10    Primary Pledge Agreement  dated as  of February 20,  1996 among  Chesapeake      *
              Securities,  Inc.  (a subsidiary  of the  Registrant), Banque  Paribas as
              Agent, for  itself, the  Co-Agents  and the  Banks. (3)  Incorporated  by
              reference  to Exhibit 4.9 to the  Registrant's Current Report on Form 8-K
              dated March 6, 1996, as amended.

    4.11    Secondary Pledge  Agreement  dated as  of  February 20,  1996  between  the      *
              Registrant   and  Chesapeake  Securities,  Inc.   (a  subsidiary  of  the
              Registrant). (4)  Incorporated  by  reference  to  Exhibit  4.10  to  the
              Registrant's Current Report on Form 8-K dated March 6, 1996, as amended.

    4.12    Subsidiary  Trademark Agreement dated  as of February  20, 1996 among Jacor      *
              Broadcasting of Tampa  Bay, Inc.,  Jacor Broadcasting  of Atlanta,  Inc.,
              Jacor Broadcasting Corporation and Jacor Broadcasting of Florida, Inc. in
              favor  of  Banque Paribas  as Agent,  for itself,  the Co-Agents  and the
              Banks. Incorporated  by reference  to Exhibit  4.11 to  the  Registrant's
              Current Report on Form 8-K dated March 6, 1996, as amended.

    4.13    Deed  to Secure Debt and Security Agreement, dated as of February 20, 1996,      *
              by and between Jacor Broadcasting of Atlanta, Inc. and Banque Paribas, as
              Agent. Incorporated  by reference  to Exhibit  4.12 to  the  Registrant's
              Current Report on Form 8-K dated March 6, 1996, as amended.
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                                                                                         SEQUENTIALLY
 EXHIBIT                                                                                 NUMBERED
  NUMBER                              DESCRIPTION OF EXHIBIT                               PAGE
- ----------  ---------------------------------------------------------------------------  ---------
    4.14    Deed  of  Trust and  Security  Agreement, dated  as  of February  20, 1996,      *
              between Jacor Broadcasting of  Colorado, Inc. and  the Public Trustee  in
              the  County  of  Weld and  the  State  of Colorado.  (6)  Incorporated by
              reference to Exhibit 4.13 to the Registrant's Current Report on Form  8-K
              dated March 6, 1996, as amended.

    4.15    Open-End  Mortgage, Assignment of Rents  and Leases and Security Agreement,      *
              dated February 20,  1996, by and  between Jacor Broadcasting  Corporation and  Banque Paribas, as  Agent. (7) Incorporated  by reference to Exhibit
              4.14 to the Registrant's Current Report on Form 8-K dated March 6,  1996, as amended.

    4.16    Open-End  Mortgage, Assignment of  Rents and Leases  and Security Agreement      *
              dated as of February 20, 1996,  by Jacor Broadcasting of Tampa Bay,  Inc.
              in  favor of Banque  Paribas, as Agent. (8)  Incorporated by reference to
              Exhibit 4.15 to the Registrant's Current  Report on Form 8-K dated  March
              6, 1996, as amended.

    4.17    Deed  of  Trust and  Security Agreement,  Assignment  of Leases,  Rents and      *
              Profits, Financing  Statement  and  Fixture  Filing  made  by  Chesapeake
              Securities,  Inc. for the Benefit of Banque  Paribas as Agent dated as of
              February 20,  1996. Incorporated  by  reference to  Exhibit 4.16  to  the
              Registrant's Current Report on Form 8-K dated March 6, 1996, as amended.

    4.18    Second Consolidated Amended and Restated Intercompany Demand Note issued to      *
              the  Company  by  various  subsidiaries of  the  Registrant  dated  as of
              February 20, 1996. (5) Incorporated by  reference to Exhibit 4.17 to  the
              Registrant's Current Report on Form 8-K dated March 6, 1996, as amended.

    4.19    Second  Amended and Restated Intercompany  Security Agreement and Financing      *
              Statement dated as of  February 20, 1996 by  various subsidiaries of  the
              Registrant  in  favor  of  the  Company  (omitting  exhibits  not  deemed
              material).  (2)  Incorporated  by  reference  to  Exhibit  4.18  to   the
              Registrant's Current Report on Form 8-K dated March 6, 1996, as amended.

    4.20(+) Restricted  Stock Agreement dated  as of June  23, 1993 by  and between the      *
              Registrant and Rod F. Dammeyer. (9) Incorporated by reference to  Exhibit
              4.2  to the Registrant's  Quarterly Report on Form  10-Q dated August 13,
              1993.

    4.21(+) Stock Option Agreement dated as of June 23, 1993 between the Registrant and      *
              Rod F. Dammeyer covering 10,000 shares of the Registrant's common  stock.
              (10)  Incorporated  by  reference  to  Exhibit  4.3  to  the Registrant's
              Quarterly Report on Form 10-Q dated August 13, 1993.

    4.22(+) Stock Option Agreement dated as of December 15, 1994 between the Registrant      *
              and Rod  F. Dammeyer  covering 5,000  shares of  the Registrant's  common stock. (11) Incorporated by reference to Exhibit 4.23 to the Registrant's
              Quarterly Report on Form 10-Q dated August 13, 1993.

    4.23    Form of Indenture for Notes (to be filed by amendment)                          **

    5.1     Form of Opinion of Graydon, Head & Ritchey (to be filed by amendment).          **

   10.1     Credit  Agreement dated  as of February  20, 1996  among Broadcast Finance,
              Inc. (a Regis-trant  subsidiary), Noble Broadcast  Group, Inc. and  Noble
              Broadcast  Holdings, Inc. (omitting exhibits not deemed material or filed separately in executed form). Incorporated  by reference to Exhibit  10.1 to  the Registrant's Current Report  on Form 8-K dated  March 6, 1996, as amended.
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                                                                                         SEQUENTIALLY
 EXHIBIT                                                                                 NUMBERED
  NUMBER                              DESCRIPTION OF EXHIBIT                               PAGE
- ----------  ---------------------------------------------------------------------------  ---------
   10.2     Subsidiary Guaranty dated  as of February  20, 1996 in  favor of  Broadcast      *
              Finance,  Inc.  by  Noble  Broadcast  Center,  Inc.,  Noble  Broadcast of
              Colorado, Inc., Noble Broadcast  of St. Louis,  Inc., Noble Broadcast  of
              Toledo, Inc., Nova Marketing Group, Inc., Noble Broadcast Licenses, Inc.,
              Noble  Broadcast of San Diego, Inc.,  Sports Radio, Inc. and Sports Radio
              Broadcasting, Inc.  Incorporated  by reference  to  Exhibit 10.2  to  the
              Registrant's Current Report on Form 8-K dated March 6, 1996, as amended.
   10.3     Term Note in the amount of $40,000,000 by Noble Broadcast Holdings, Inc. in      *
              favor  of  Broadcast  Finance,  Inc.  dated  as  of  February  20,  1996.
              Incorporated by reference  to Exhibit  10.3 to  the Registrant's  Current
              Report on Form 8-K dated March 6, 1996, as amended.
   10.4     Revolving  Note in  the amount of  $1,000,000 by  Noble Broadcast Holdings,      *
              Inc. in favor of Broadcast Finance,  Inc. dated as of February 20,  1996.
              Incorporated  by reference  to Exhibit  10.4 to  the Registrant's Current
              Report on Form 8-K dated March 6, 1996, as amended.
   10.5(+)  Jacor  Communications,  Inc.  1993  Stock  Option  Plan.  Incorporated   by      *
              reference to Exhibit 99 to the Quarterly Report on Form 10-Q dated August
              13, 1993.
   10.6(+)  Jacor  Communications, Inc. 1995 Employee Stock Purchase Plan. Incorporated      *
              by reference to Exhibit 4.01 to  the Registration Statement on Form  S-8,
              filed on November 9, 1994.
      (12)  Computation of Ratios of Earnings to Fixed Charges
   23.1     Consent of Coopers & Lybrand L.L.P.
   23.2     Consent of Ernst & Young LLP.
   23.3     Consent of Price Waterhouse LLP.
   23.4     Consent of Graydon, Head & Ritchey (included in opinion of counsel filed as
              Exhibit 5.1).
   24.1     Powers of Attorney of directors and officers of the Registrant signing this     ***
              Registration Statement.
   24.2     Powers  of  Attorney  of  directors  and  officers  of  JCAC  signing  this
              Registration Statement, included on the signature pages hereto.
   25       Statement of Eligiblity of First  Trust of Illinois, National  Association,     **
              as Trustee
   27.1     Financial Data Schedule of the Registrant. Incorporated by reference to the      *
              Registrants  Annual Report on  Form 10-K for the  year ended December 31,
              1995, as amended.
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(*)        Incorporated by reference.
(**)       To be filed by Amendment.
(***)      Previously filed.
(+)        Management Contracts and Compensatory Arrangements.
 (1)       Identical Notes were issued by the Company in favor of the following Banks:
           The First National Bank of Boston
           Bank of America Illinois
           Bank of Montreal
           The Bank of New York
           The Bank of Nova Scotia
           CIBC, Inc.
           First Bank
           Society National Bank
           Union Bank
           The aggregate principal amount of Revolving A Notes is $190 million. The aggregate principal amount of the Revolving B Notes is $110 million.
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
 (2)       Executed by the following subsidiaries of the Registrant:
           Jacor Broadcasting of Florida, Inc.
           Jacor Broadcasting of Atlanta, Inc.
           Jacor Broadcasting of Knoxville, Inc.
           Jacor Broadcasting of Colorado, Inc.
           Jacor Broadcasting of Tampa Bay, Inc.
           Jacor Broadcasting of St. Louis, Inc.
           Jacor Cable, Inc.
           Georgia Network Equipment, Inc.
           Jacor Broadcasting Corporation
           Broadcast Finance, Inc.
           Chesapeake Securities, Inc.
           OIA Broadcasting L.L.C.
 (3)       An identical Primary Pledge Agreement was executed by Jacor Broadcasting of Atlanta,
           Inc.
 (4)       An identical Secondary Pledge Agreement was executed by Jacor Broadcasting of Atlanta,
           Inc.
 (5)       Such notes were issued by the subsidiaries of the Registrant identified in (2) above.
 (6)       A substantially similar document was entered into by Jacor Broadcasting of Colorado,
           Inc. relating to real property located in Douglas County, Colorado.
 (7)       A substantially similar document was entered into by Jacor Broadcasting Corporation relating to real property located in Hamilton County, Ohio.
 (8)       Substantially similar documents were entered into by Jacor of Tampa Bay, Inc. relating to real property located in Manatee County, Florida and by Jacor Broadcasting of
           Florida relating to real property located in Duval County, Florida and St. Johns
           County, Florida.
 (9)       Substantially identical documents were entered into with John W. Alexander, F. Philip
           Handy and Marc Lasry covering 20,000, 30,000 and 10,000 shares of common stock, respectively.
(10)       Identical documents were entered into with John W. Alexander, F. Philip Handy and Marc
           Lasry.
(11)       Identical documents were entered into with John W. Alexander, F. Philip Handy, Marc
           Lasry and Sheli Z. Rosenberg.
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